                          $779,262,000 (APPROXIMATE)
                 GS MORTGAGE SECURITIES CORPORATION II (SELLER)
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1

                                                Filed Pursuant to Rule 424B(5)
                                                Registration File No: 333-65921


         Prospectus Supplement to Prospectus dated December 22, 1998.


                                 $779,262,000
                                 (Approximate)

                     GS MORTGAGE SECURITIES CORPORATION II
                                   AS SELLER


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-C1
                            ---------------------
     The Commercial Mortgage Pass-Through Certificates, Series 1999-C1 will include seven classes of certificates that we are offering pursuant to this prospectus supplement. The Series 1999-C1 certificates represent the beneficial ownership interests in a trust. The trust's main assets will be a pool of 304 fixed rate mortgage loans with original terms to maturity of not more than 360 months, secured by first liens on various types of commercial or multifamily properties.



                       Initial Certificate                                           Expected
                           Principal or         Pass-Through                         Ratings           Rated Final
                        Notional Amount(1)          Rate          Description     (S&P/Moody's)     Distribution Date
                      ---------------------   ----------------   -------------   ---------------   ------------------
Class A-1 .........      $  165,650,000             5.850%           Fixed           AAA/Aaa       November 18, 2030
Class A-2 .........      $  455,533,000             6.110%(2)       WAC CAP          AAA/Aaa       November 18, 2030
Class X ...........      $  890,585,728(3)          0.971%(4)        WAC/IO          AAAr/Aaa      November 18, 2030
Class B ...........      $   42,303,000             6.430%(2)       WAC CAP           AA/Aa2       November 18, 2030
Class C ...........      $   44,529,000             6.730%(2)       WAC CAP            A/A2        November 18, 2030
Class D ...........      $   57,888,000             7.121%(5)         WAC            BBB/Baa2      November 18, 2030
Class E ...........      $   13,359,000             7.121%(5)         WAC           BBB-/Baa3      November 18, 2030

                                               (Footnotes to table on page S-6)


     We will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

     The Series 1999-C1 certificates are not obligations of GS Mortgage Securities Corporation II, the trustee, the master servicer, the special servicer, any loan originator or loan seller, or any of their respective affiliates. The offered certificates and the underlying mortgage loans are not insured or guaranteed by any governmental agency or any of the persons specified above. THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES ARE SUBORDINATED TO THE CLASS A-1, CLASS A-2 AND CLASS X CERTIFICATES, AND EACH SUCH CLASS IS ALSO SUBORDINATED TO THOSE OTHER CLASSES WITH EARLIER ALPHABETIC DESIGNATIONS, AS FURTHER DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

     Investing in the offered certificates involves risk. See "Risk Factors" beginning on page S-18 in this prospectus supplement and page 3 in the prospectus.
                            ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ---------------------
     The underwriters, Goldman, Sachs & Co. and Norwest Investment Services, Inc., will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on January 20, 1999. We expect to receive from this offering approximately $839,326,315, plus accrued interest from January 1, 1999, before deducting expenses payable by us.


GOLDMAN, SACHS & CO.                                        NORWEST INVESTMENT
                                                               SERVICES, INC.
                             ---------------------
                  Prospectus Supplement dated January 8, 1999.

                     GS MORTGAGE SECURITIES CORPORATION II
--------------------------------------------------------------------------------
         Commercial Mortgage Pass-Through Certificates, Series 1999-C1

                      Geographic Overview of Mortgage Pool


ALASKA
1 property
$1,119,948
0.13% of total


WASHINGTON
10 properties
$44,268,684
4.97% of total


OREGON
4 properties
$6,634.457
0.74% of total


CALIFORNIA
32 properties
$93,268,451
10.47% of total


NEVADA
9 properties
$21,853,511
2.45% of total


UTAH
3 PROPERTIES
$4,051,863
0.45% OF TOTAL


IDAHO
2 properties
$6,428,307
0.72% of total


ARIZONA
13 properties
$57,325,324
6.44% of total


NEW MEXICO
1 property
$2,193,040
0.25% of total


COLORADO
7 properties
$19,128,161
2.15% of total

TEXAS
56 properties
$115,832,720
13.01% of total


MISSOURI
6 properties
$6,662,940
0.75% of total


KANSAS
1 property
$1,307,700
0.15% of total


OKLAHOMA
5 properties
$15,096,519
1.70% of total


ILLINOIS
6 properties
$34,015,000
3.82% of total


LOUISIANA
2 properties
$2,345,985
0.26% of total


WISCONSIN
4 properties
$18,014,985
2.02% of total


MICHIGAN
3 properties
$4,993,127
0.56% of total


MISSISSIPPI
4 properties
$8,926,327
1.00% of total


INDIANA
4 properties
$2,795,597
0.31% of total


OHIO
7 properties
$13,071,839
1.47% of total

ALABAMA
1 property
$1,356,840
0.15% of total


PENNSYLVANIA
14 properties
$31,893,366
3.58% of total


TENNESSEE
6 properties
$30,991,018
3.48% of total


GEORGIA
12 properties
$46,625,164
5.24% of total


FLORIDA
21 properties
$70,099,984
7.87% of total


VIRGINIA
4 properties
$24,458,888
2.75% of total


NEW JERSEY
14 properties
$30,435,473
3.42% of total


KENTUCKY
7 properties
$13,729,821
1.54% of total


NORTH CAROLINA
4 properties
$10,921,114
1.23% of total


SOUTH CAROLINA
1 PROPERTY
$2,694,387
0.30% OF TOTAL


MARYLAND
10 properties
$33,607,473
3.77% of total

MAINE
1 property
$3,477,937
0.39% of total


MASSACHUSETTS
14 properties
$36,701,118
4.12% of total

CONNECTICUT
3 properties
$6,291,702
0.71% of total


NEW YORK
23 properties
$64,964,839
7.29% of total


WEST VIRGINIA
1 property
$1,637,348
0.18% of total


RHODE ISLAND
1 property
$1,364,770
0.15% of total


                         DISTRIBUTION OF PROPERTY TYPES


                                  Multifamily
                                     32.47%


                                     Retail
                                     24.00%


                                     Office
                                     16.73%


                                    Lodging
                                     14.46%


                                   Industrial
                                     8.42%


                                   Healthcare
                                     3.33%


                                  Self-Storage
                                     0.60%

 [ ] less than or equal to 1.00%
     of Initial Pool Balance

 [ ] 1.01 - 5.00%
     of Initial Pool Balance


 [ ] 5.01 - 10.00%
     of Initial Pool Balance


 [ ] more than 10.00%
     of Initial Pool Balance

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 1999-C1 certificates and the trust in abbreviated form:

     Certificate Summary, commencing on page S-5 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Prospectus Supplement, commencing on page S-7, which gives a brief introduction to the key features of the Series 1999-C1 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-18 of this prospectus supplement, which describes risks that apply to the Series 1999-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Significant Definitions" beginning on page S-100 in this prospectus supplement.

     In this prospectus supplement, the terms "Seller," "we," "us" and "our" refer to GS Mortgage Securities Corporation II.


                          FORWARD-LOOKING STATEMENTS

     In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. Such forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. Such statements are intended to convey our projections or expectations as of the date of this prospectus supplement. Such statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

          o  economic conditions and industry competition,

          o  political and/or social conditions, and

          o  the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.

                               TABLE OF CONTENTS




                                                      PAGE
                                                     -----
SUMMARY OF PROSPECTUS
   SUPPLEMENT ....................................   S-7
RISK FACTORS .....................................   S-18
   Special Prepayment Considerations .............   S-18
   Special Yield Considerations ..................   S-19
   Risks Relating to Enforceability of
      Prepayment Premiums ........................   S-19
   Risks Associated with Certain of the
      Mortgage Loans and Mortgaged
      Properties .................................   S-20
   Limitations of Appraisals .....................   S-21
   Tenant Concentration Entails Risk .............   S-21
   Mortgaged Properties Leased to Multiple
      Tenants Also Have Risks ....................   S-22
   Tenant Bankruptcy Entails Risks ...............   S-22
   Concentration of Mortgage Loans ...............   S-22
   Risks Relating to Enforceability of
      Cross-Collateralization ....................   S-23
   Risks Particular to Multifamily Rental
      Properties .................................   S-24
   Risks Particular to Retail Properties .........   S-24
   Risks Particular to Office Properties .........   S-25
   Risks Particular to Lodging Properties ........   S-25
   Risks Particular to Industrial Properties .....   S-26
   Nonrecourse Mortgage Loans ....................   S-26
   Risks of Different Timing of Mortgage Loan
      Amortization ...............................   S-26
   Bankruptcy Proceedings Entail Certain
      Risks ......................................   S-27
   Geographic Concentration ......................   S-27
   Environmental Risks ...........................   S-27
   Costs of Compliance with Americans with
      Disabilities Act ...........................   S-28
   Litigation and Other Matters Affecting the
      Mortgaged Properties or Borrowers ..........   S-29
   Other Financings ..............................   S-29
   Effect of Borrower Delinquencies and
      Defaults ...................................   S-30
   Balloon Payments ..............................   S-31
   Ground Leases and Other Leasehold
      Interests ..................................   S-31
   Attornment Considerations .....................   S-32



                                                      PAGE
                                                     -----
   State Law Limitations on Remedies .............   S-32
   Tax Considerations Relating to Foreclosure        S-32
   Zoning Compliance and Use Restrictions ........   S-33
   Earthquake Insurance, Flood and Other
      Insurance ..................................   S-33
   Special Servicer May Have a Conflict of
      Interest ...................................   S-33
   Limitations with Respect to
      Representations and Warranties .............   S-33
   Risks of Limited Liquidity and Market Value       S-34
   Book-Entry Registration .......................   S-34
   Risks Associated with Year 2000
      Compliance .................................   S-34
   Other Risks ...................................   S-34
DESCRIPTION OF THE MORTGAGE POOL                     S-35
   General .......................................   S-35
   Additional Mortgage Loan Information ..........   S-36
   Representations and Warranties ................   S-37
   Certain Characteristics of the Mortgage
      Loans ......................................   S-37
   Escrows .......................................   S-39
   Underwriting Guidelines .......................   S-39
   Additional Information ........................   S-41
DESCRIPTION OF THE OFFERED
CERTIFICATES .....................................   S-42
   General .......................................   S-42
   Distributions .................................   S-43
   Subordination .................................   S-52
   Appraisal Reductions ..........................   S-53
   Delivery, Form and Denomination ...............   S-54
   Book-Entry Registration .......................   S-55
   Definitive Certificates .......................   S-56
   Transfer Restrictions .........................   S-57
YIELD, PREPAYMENT AND MATURITY
CONSIDERATIONS ...................................   S-58
   Yield .........................................   S-58
   Weighted Average Life of the Offered
      Certificates ...............................   S-60
   Price/Yield Tables ............................   S-65
   Yield Sensitivity of the Class X Certificates     S-69
THE POOLING AGREEMENT ............................   S-71

                                                        PAGE
                                                       ------
   General .........................................   S-71
   Assignment of the Mortgage Loans ................   S-71
   Servicing of the Mortgage Loans;
      Collection of Payments .......................   S-71
   Advances ........................................   S-73
   Accounts ........................................   S-75
   Withdrawals from the Collection Account .........   S-76
   Enforcement of "Due-on-Sale" and
      "Due-on-Encumbrance" Clauses .................   S-76
   Inspections .....................................   S-77
   Evidence as to Compliance .......................   S-77
   Certain Matters Regarding the Seller, the
      Master Servicer and the Special Servicer         S-78
   Events of Default ...............................   S-79
   Rights Upon Event of Default ....................   S-80
   Amendment .......................................   S-81
   Realization Upon Mortgage Loans .................   S-81
   The Controlling Class Representative ............   S-85
   Optional Termination; Optional Mortgage
      Loan Purchase ................................   S-85
   The Trustee .....................................   S-86
   Duties of the Trustee ...........................   S-87
   The Fiscal Agent ................................   S-88
   Duties of the Fiscal Agent ......................   S-88
   The Master Servicer .............................   S-89



                                                        PAGE
                                                       ------
   Servicing Compensation and Payment of
      Expenses .....................................   S-89
   The Special Servicer ............................   S-90
   Master Servicer and Special Servicer
      Permitted to Buy Certificates ................   S-90
   Reports to Certificateholders ...................   S-91
USE OF PROCEEDS ....................................   S-92
CERTAIN LEGAL ASPECTS OF THE
MORTGAGE LOANS .....................................   S-92
FEDERAL INCOME TAX CONSEQUENCES                        S-94
STATE TAX CONSIDERATIONS ...........................   S-96
ERISA CONSIDERATIONS ...............................   S-96
LEGAL INVESTMENT ...................................   S-97
UNDERWRITING .......................................   S-98
LEGAL MATTERS ......................................   S-98
RATINGS ............................................   S-99
INDEX OF SIGNIFICANT DEFINITIONS ...................   S-100
ANNEX A--CERTAIN CHARACTERISTICS
OF THE MORTGAGE LOANS ..............................   A-1
ANNEX B--REPRESENTATIONS AND
WARRANTIES .........................................   B-1
ANNEX C--FORM OF STATEMENT TO
CERTIFICATEHOLDERS .................................   C-1
ANNEX D--STRUCTURAL AND
COLLATERAL TERM SHEET ..............................   D-1

                              CERTIFICATE SUMMARY

                                                             INITIAL                          APPROXIMATE
                                                           CERTIFICATE                         PERCENT OF
   APPROXIMATE                                              PRINCIPAL          RATINGS           TOTAL
 CREDIT SUPPORT                               CLASS           AMOUNT        (S&P/MOODY'S)     CERTIFICATES
                   CLASS X
                   $890,585,728            CLASS A-1      $165,650,000         AAA/Aaa           18.60%
        30.25%*    (NOTIONAL AMOUNT)       CLASS A-2      $455,533,000         AAA/Aaa           51.15%
        25.50%       (AAAR/AAA)            CLASS B        $ 42,303,000          AA/Aa2            4.75%
        20.50%                             CLASS C        $ 44,529,000           A/A2             5.00%
        14.00%                             CLASS D        $ 57,888,000         BBB/Baa2           6.50%
        12.50%                             CLASS E        $ 13,359,000        BBB-/Baa3           1.50%
         7.25%                             CLASS F**      $ 46,756,000           N/A              5.25%
         4.00%                             CLASS G**      $ 28,944,000           N/A              3.25%
         3.25%                             CLASS H**      $  6,679,000           N/A              0.75%
      N/A                                  CLASS J**      $ 28,944,728           N/A              3.25%

        * Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

        **    Not offered hereby.

           The Class Q, Class R and Class LR Certificates are not offered hereby or represented in this table.

                           INITIAL                                      PASS-THROUGH
          RATINGS        CERTIFICATE       APPROXIMATE                   RATE AS OF       WEIGHTED
            S&P/        PRINCIPAL OR          CREDIT                       CLOSING      AVG. LIFE(6)     PRINCIPAL
 CLASS    MOODY'S    NOTIONAL AMOUNT(1)      SUPPORT     DESCRIPTION        DATE           (YRS.)        WINDOW(6)
  Offered
Certificates
   A-1    AAA/Aaa     $  165,650,000          30.25%        Fixed           5.850%        5.01        02/99-06/07
   A-2    AAA/Aaa     $  455,533,000          30.25%       WAC CAP          6.110%(2)     9.47        06/07-10/08
    X     AAAr/Aaa    $  890,585,728(3)        N/A          WAC/IO          0.971%(4)     9.20        02/99-06/28
    B      AA/Aa2     $   42,303,000          25.50%       WAC CAP          6.430%(2)     9.74        10/08-10/08
    C       A/A2      $   44,529,000          20.50%       WAC CAP          6.730%(2)     9.74        10/08-10/08
    D     BBB/Baa2    $   57,888,000          14.00%         WAC            7.121%(5)     9.82        10/08-11/08
    E    BBB-/Baa3    $   13,359,000          12.50%         WAC            7.121%(5)     9.83        11/08-11/08
  Certificates Not
Offered Hereby
    F       N/A       $   46,756,000           7.25%        Fixed           5.800%          N/A           N/A
    G       N/A       $   28,944,000           4.00%        Fixed           5.800%          N/A           N/A
    H       N/A       $    6,679,000           3.25%        Fixed           5.800%          N/A           N/A
    J       N/A       $   28,944,728           N/A         WAC CAP          5.800%(2)       N/A           N/A

(1)   Approximate, subject to a variance of 5%.

(2) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related Collection Period is less than the rate specified for the Class A-2, Class B, Class C or Class J Certificates with respect to such distribution date, then the Pass-Through Rate for such classes of certificates on that distribution date will equal the weighted average net mortgage rate.

(3) The Class X Certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X Certificates at their Pass-Through Rate based upon their notional amounts. The notional amount of the Class X Certificates will be initially $890,585,728, which will be equal to the aggregate initial principal amounts of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates.

(4) The Pass-Through Rate on the Class X Certificates will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the Pass-Through Rates of the certificates (other than the Class R, Class LR and Class Q Certificates) as described in this prospectus supplement.

(5) For any distribution date, the Pass-Through Rate for the Class D and Class E Certificates will equal the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months). The rate set forth in the table is the Pass-Through Rate for the first distribution date.

(6) Assuming a 0% prepayment rate, no balloon payment extensions, and repayment of each hyperamortizing loan on its anticipated repayment date.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See "Index of Significant Definitions" in this prospectus supplement and in the prospectus for definitions of capitalized terms.


             TITLE, REGISTRATION AND DENOMINATION OF CERTIFICATES


     The certificates to be issued are known as the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are sometimes referred to in this prospectus supplement as the "Certificates". The offered certificates will be issued in book-entry form through The Depository Trust Company ("DTC") and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Cedel Bank, S.A. ("Cedel") or The Euroclear System ("Euroclear") in Europe. Transfers within DTC, Cedel or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Certificates--General" in the prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1 above $10,000 and will issue the Class X Certificates in denominations of $5,000,000 and integral multiples of $1 above $5,000,000.


                               PARTIES AND DATES


Seller......................   GS Mortgage Securities Corporation II, a
                                 Delaware corporation. The Seller's address is 85 Broad Street, New York, New York 10004 and its telephone number is (212) 902-1000. See "The Seller" in the prospectus.


Loan Sellers................   The mortgage loans will be sold to the Seller
                                 by:

                               o Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC") or an affiliate thereof;

                               o Daiwa Finance Corp., a New York corporation ("DFC");

                               o Daiwa Real Estate Finance Corp., a Delaware corporation ("DREFC"); and

                               o AMRESCO Capital Limited, Inc., a Delaware corporation.


Originators.................   The mortgage loans were originated by:

                               o AMRESCO Capital, L.P., a Delaware limited partnership;

                               o Archon Financial, L.P., a Delaware limited partnership;

                               o  Central Park Capital, L.P., a Delaware
                                  limited partnership;

                               o  DFC;

                               o  DREFC;

                               o  Aries Capital Incorporated, an Illinois
                                  corporation ("Aries");

                               o  Imperial Thrift and Loan Association, a
                                  California thrift & loan association ("ITLA");

                               o  Parmann Mortgage Associates, a New York
                                  limited partnership ("Parmann");

                               o Progress Realty Advisors, Inc., a Pennsylvania corporation ("Progress");

                               o Secore Financial Corporation, a Pennsylvania corporation ("Secore");

                               o  Sutter Commercial Capital, a California
                                  corporation ("Sutter"); and

                               o  Wingate Realty Finance Corporation, a
                                  Massachusetts corporation ("Wingate").


Master Servicer.............   GMAC Commercial Mortgage Corporation, a
                                 California corporation. The Master Servicer will initially service all of the mortgage loans. See "The Pooling Agreement--The Master Servicer" and "--Servicing of the Mortgage Loans; Collection of Payments" in this prospectus supplement.

Special Servicer............   Lennar Partners, Inc., a Florida corporation.
                                 See "The Pooling Agreement--The Special
                                 Servicer" in this prospectus supplement.


Trustee.....................   LaSalle National Bank, a national banking
                                 association. See "The Pooling Agreement--The
                                 Trustee" in this prospectus supplement.


Fiscal Agent................   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and the indirect corporate parent of the Trustee.


Cut-Off Date................   January 10, 1999.


Closing Date................   On or about January 20, 1999.


Distribution Date...........   The Trustee will make distributions on the
                                 certificates, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, on the next business day, beginning on February 18, 1999, to the holders of record at the end of the previous month.


Determination Date..........   The fifth business day prior to the related
                                 Distribution Date.


                              THE MORTGAGE LOANS


The Mortgage Pool...........   The trust's primary assets will be 304 fixed
                                 rate mortgage loans (the "Mortgage Pool") secured by 317 commercial and multifamily properties located in 38 states. See "Risk Factors--Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties" in this prospectus supplement.

                               Monthly payments of principal and/or interest on
                                 each mortgage loan are due on the first day of each month, or in the case of 17 mortgage loans, representing approximately 1.8% of the Initial Pool Balance, the fifth day of each month, or in the case of 1 mortgage loan, representing approximately 0.1% of the Initial Pool Balance, the tenth day of each month. Some of the mortgage loans provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of such mortgage loan. These mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier.

                               General characteristics of the mortgage loans as
                                 of the Cut-Off Date:



  Initial Pool Balance (1) ..................... $   890,585,728
  Number of Mortgage Loans .....................             304
  Number of Mortgaged Properties ...............             317
  Average Mortgage Loan Balance ................ $     2,929,558
  Number of Multifamily Properties .............             144
  Percentage of Multifamily Properties .........           32.5%
  Weighted Average Mortgage Rate ...............          7.203%
  Range of Mortgage Rates ...................... 5.750% - 9.250%
  Weighted Average Loan-to-Value Ratio .........          71.46%
  Weighted Average Remaining Term to
  Maturity (months)(2) .........................           124.3
  Weighted Average DSCR (3) ....................           1.44x
  Balloon Mortgage Loans .......................     270 (92.9%)
  Hyperamortizing Mortgage Loans ...............        2 (0.5%)
  Fully Amortizing Mortgage Loans ..............       32 (6.6%)

                               ------------

                              (1) Subject to a permitted variance of plus or
                                  minus 5%.

                              (2) In the case of 2 mortgage loans, representing
                                  approximately 0.5% of the Initial Pool
                                  Balance, which are hyperamortizing mortgage loans, this calculation assumes that such mortgage loans pay in full on their anticipated repayment dates.

                              (3) See "Description of the Mortgage
                                  Pool--Additional Mortgage Loan Information" for a description of the calculation of the Debt Service Coverage Ratio.


                               Except in certain limited circumstances, each
                                 mortgage loan either prohibits voluntary prepayments during a certain number of years following origination or allows the borrower to prepay the principal balance in whole or in part during a certain number of years following origination if the borrower pays a prepayment premium or a yield maintenance charge. 294 mortgage loans, representing approximately 94.6% of the Initial Pool Balance are freely prepayable by the borrower during a one-to six-month period prior to maturity and

                                 1 other mortgage loan, representing
                                 approximately 0.1% of the Initial Pool
                                 Balance, is freely prepayable by the borrower during an 84-month period prior to maturity. In addition, certain mortgage loans permit the related borrower to substitute U.S. government securities as collateral and obtain a release of the mortgaged property instead of prepaying the mortgage loan. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans--Defeasance; Collateral
                                 Substitution" and Annex A in this prospectus supplement.

                               The descriptions in this prospectus supplement
                                 of the mortgage loans and the mortgaged
                                 properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date.


                                THE SECURITIES


The Certificates............   We are offering the following seven classes of
                                 Commercial Mortgage Pass-Through Certificates from the Series 1999-C1:

                                  o  Class A-1
                                  o  Class A-2
                                  o  Class X
                                  o  Class B
                                  o  Class C
                                  o  Class D
                                  o  Class E

                               Series 1999-C1 will consist of a total of 14
                                 classes, the following seven of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class F, Class G, Class H, Class J, Class Q,
                                 Class R and Class LR.

Certificate Principal Amounts and
 Notional Amount............   Your certificates will have the approximate
                                 aggregate initial principal amount or
                                 notional amount set forth below, subject to a variance of plus or minus 5%:

                               o  Class A-1 ..... $165,650,000 principal amount
                               o  Class A-2 ..... $455,533,000 principal amount
                               o  Class X ....... $890,585,728 notional amount
                               o  Class B ....... $ 42,303,000 principal amount
                               o  Class C ....... $ 44,529,000 principal amount
                               o  Class D ....... $ 57,888,000 principal amount
                               o  Class E ....... $ 13,359,000 principal amount

                               The notional amount of the Class X Certificates
                                 will generally be equal to the aggregate principal amounts of the other certificates that have principal amounts (the Class Q, Class R and Class LR Certificates do not have principal amounts), determined as of the preceding distribution date (after giving effect to the distribution of principal on such distribution date) or, in the case of the first distribution date, the Closing Date.

                               See "Description of the Offered
                                 Certificates--General" in this prospectus supplement.


Pass-Through Rates
  A.  Offered Certificates
     (Other Than Class X)...   Your certificates will accrue interest at an
                                 annual rate called a "Pass-Through Rate" which is set forth below (other than for the Class X Certificates) for each class.

                               o  Class A-1 .........                  5.850%
                               o  Class A-2 .........                  6.110%*
                               o  Class B ...........                  6.430%*
                               o  Class C ...........                  6.730%*
                               o  Class D ...........                  7.121%**
                               o  Class E ...........                  7.121%**

                               ------------
                               *  The lesser of such rate or the weighted
                                  average of the net interest rates (adjusted if necessary to accrue on the basis of 360-day year consisting of twelve 30-day months) on the mortgage loans.
                               ** On any distribution date, the weighted
                                  average of the net interest rates (adjusted if necessary to accrue on the basis of 360-day year consisting of twelve 30-day months) on the mortgage loans. The rate set forth above is the Pass-Through Rate for the first distribution date.


                               Interest on such classes of certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360 basis".


  B. Class X Certificates...   If you invest in the Class X Certificates, your
                                 Pass-Through Rate will be equal to the
                                 difference between the weighted average
                                 interest rate of the mortgage loans (after giving effect to the Master Servicer's and the Trustee's fees) and the weighted average of the Pass-Through Rates of the other certificates (other than the Class Q, Class R and Class LR Certificates), as described in this prospectus supplement. The weighting will be based upon the respective principal amounts of those classes.

                               For purposes of calculating the Class X
                                 Pass-Through Rate, the mortgage loan interest rates will not reflect any default interest rate or any rate increase occurring after an Anticipated Repayment Date. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the Special Servicer or resulting from the borrower's bankruptcy or insolvency. In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month, adjusted for any withheld amounts as described under "The Pooling Agreement--Accounts" in this prospectus supplement.

                               See "Description of the Offered
                                 Certificates--Distributions--Payment
                                 Priorities" in this prospectus supplement.
Distributions
  A.  Amount and Order
   of Distributions .........  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                               Step 1/Class A and Class X: To interest on Class
                                 A (which includes Classes A-1 and A-2) and
                                 Class X, in accordance with their interest entitlements.

                               Step 2/Class A: Concurrently:

                                To the extent of funds allocated to principal,
                                 to principal on Class A-1 and Class A-2, in that order, until reduced to zero. If all classes of certificates with principal amounts other than Class A have been reduced to zero, funds available for principal will be distributed to Classes A-1 and A-2 on a pro rata basis, rather than sequentially.

                               Step 3/Class A: After each class of certificates
                                 other than Class A has been reduced to zero, to reimburse Classes A-1 and A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on such amount.

                               Step 4/Class B: To Class B as follows: (a) to
                                 interest on Class B in the amount of its interest entitlement; (b) to the extent of funds allocated to principal that are remaining after distributions in respect of principal to each class with a higher priority, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest on such amount.

                               Step 5/Class C: To Class C in a manner analogous
                                 to the Class B allocations of Step 4.

                               Step 6/Class D: To Class D in a manner analogous
                                 to the Class B allocations of Step 4.

                               Step 7/Class E: To Class E in a manner analogous
                                 to the Class B allocations of Step 4.

                               See "Description of the Offered
                                 Certificates--Distributions--
                                 Payment Priorities" in this prospectus
                                 supplement.
 B. Interest and Principal
      Entitlements..........   A description of each class's interest
                                 entitlement can be found in "Description of the Offered Certificates--Distributions--Method,
                                 Timing and Amount" and
                                 "--Distributions--Payment Priorities" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount or notional amount.

                               A description of the amount of principal
                                 required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Offered
                                 Certificates--Distributions--Method, Timing
                                 and Amount" and "--Distributions--Payment
                                 Priorities" in this prospectus supplement.


 C. Prepayment Premiums.....   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated to the Class X Certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions--Prepayment
                                 Premiums" in this prospectus supplement.
Advances
  A.  Principal and Interest
      Advances..............   Master Servicer is required to advance
                                 (each, a "P&I Advance") delinquent monthly mortgage loan payments, if it determines that the advance will be recoverable. The Master Servicer will not be required to advance balloon payments due at maturity or interest in excess of a mortgage loan's regular interest rate (without considering any default rate or any rate increase after an Anticipated Repayment Date). The Master Servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges. In the event that the Master Servicer fails to make any required P&I Advance, the Trustee or Fiscal Agent will be required to make such P&I Advance. See "The Pooling Agreement--Advances" in this prospectus supplement. If an advance is made, the Master Servicer will not advance its servicing fee, but will advance the Trustee's fee.


 B. Property Protection
      Advances..............   Master Servicer is also required to make
                                 advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents ("Property Advances," and collectively with P&I Advances, "Advances"). The Master Servicer is not required to advance amounts deemed non-recoverable. In the event that the Master Servicer fails to make any required Property Advance, the Trustee or the Fiscal Agent will be required to make such Property Advance. See "The Pooling Agreement--Advances" in this prospectus supplement.


 C.  Interest on Advances...   The Master Servicer, the Trustee and the Fiscal
                                 Agent, as applicable, will be entitled to interest as described in this prospectus supplement on any Advances made. Interest accruedon outstanding Advances may result in reductions in amounts otherwise payable on the certificates.

                               See "Description of the Offered
                                 Certificates--Realized Losses" and "The
                                 Pooling Agreement--Advances" in this
                                 prospectus supplement.


Subordination...............   The amount available for distribution will be
                               applied in the order described in
                               "Distributions--Amount and Order of
                               Distributions" above.

                               The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest on any Distribution Date in descending order (beginning with the Class A and Class X Certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the Class J Certificates). (However, no principal payments or loan losses will be allocated to the Class X Certificates, although loan losses will reduce the notional amount of the Class X Certificates and, therefore, the amount of interest they accrue.)

                            Class A-1 and Class A-2,
                                    Class X*

                                    Class B

                                    Class C

                                    Class D

                                    Class E

                                    Class F

                                    Class G

                                    Class H

                                    Class J



                               ------------
                               * Interest only

                               NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF
                                 THE OFFERED CERTIFICATES.

                               See "Description of the Offered
                                 Certificates--Subordination" in this
                                 prospectus supplement.

                               Any allocation of a loss to a class of
                                 certificates will reduce the related principal amount of such class.

                               In addition to losses caused by mortgage loan
                                 defaults, shortfalls in payments to holders of certificates may occur as a result of the Master Servicer's, Trustee's and Fiscal Agent's right to receive payments of interest on unreimbursed advances, the Special Servicer's right to compensation with respect to mortgage loans which are or have been serviced by the Special Servicer or as a result of other unanticipated trust expenses. Such shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any shortfall allocated to your certificates with interest at the Pass-Through Rate on your certificates.


Information Available to
  Certificateholders........   Please see "The Pooling Agreement--Reports to
                                 Certificateholders" in this prospectus
                                 supplement for a description of the periodic reports that you will receive.


Optional Termination........   On any distribution date on which the aggregate
                                 unpaid principal balance of the mortgage loans remaining in the trust is less than 1% of the Initial Pool Balance, certain specified persons will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then-outstanding certificates.


                        OTHER INVESTMENT CONSIDERATIONS


Federal Income
 Tax Consequences..............   REMIC elections will be made for parts of the
                                    trust. The certificates will represent
                                    ownership of "regular interests" in a
                                    REMIC. Pertinent federal income tax
                                    consequences of an investment in the offered certificates include:

                                 o  Each class of offered certificates will
                                    constitute REMIC "regular interests."

                                 o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                 o You will be required to report income on your certificates in accordance with the accrual method of accounting.

                                 o The Class X Certificates will, and one or more other classes of offered certificates may, be issued with original issue discount.

                                 For information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.


Yield Considerations........   You should carefully consider the matters
                                 described under "Risk Factors--Special
                                 Prepayment Considerations" and "--Special Yield Considerations" in this prospectus supplement, which may affect significantly the yields on your investment.


ERISA Considerations........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus supplement, if you are subject to ERISA, generally you can buy the Class A-1, Class A-2 and Class X Certificates, but not any other offered certificate. A fiduciary of any retirement plan or other employment benefit plan or arrangement should review carefully with its legal advisors whether the purchase or holding of any class of offered certificates could give rise to a transaction that is not permitted under applicable law or whether there exists any statutory or administrative exemption applicable to an investment. This prospectus supplement describes several exemptions that may be available. If you use insurance company general account funds to purchase certificates, you should consider the availability of Section III of Prohibited Transaction Class Exemption 95-60 (60 Fed.
                                 Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor. See "ERISA Considerations" in this prospectus supplement and in the prospectus.


Ratings.....................   On the Closing Date, the offered certificates
                                 must have the minimum ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") set forth below:

                                                        S&P     MOODY'S
                                                        ---     -------

                               Class A-1 ..........     AAA       Aaa
                               Class A-2 ..........     AAA       Aaa
                               Class X ............    AAAr       Aaa
                               Class B ............     AA        Aa2
                               Class C ............      A        A2
                               Class D ............     BBB      Baa2
                               Class E ............    BBB-      Baa3

                               A rating agency may downgrade, qualify or
                                 withdraw a rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above.

                               The security ratings do not address the
                                 frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of collection of excess interest, default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates. The ratings on the Class X Certificates do not address the possibility that you may suffer a lower yield than you anticipate and that you may fail to recover your full initial investment due to a rapid rate of prepayments, defaults or liquidations. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks.

                               The ratings do not address the fact that the
                                 Pass-Through Rates of the Class A-2, Class X, Class B, Class C, Class D and Class E Certificates, to the extent that they are based on the weighted average interest rate of the mortgage loans, will be affected by changes in such weighted average interest rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, "Risk Factors" and "Ratings" in this prospectus supplement and in the prospectus, and "Yield Considerations" in the prospectus.


Legal Investment............   The offered certificates will not constitute
                                 "mortgage related securities" within the meaning of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus your ability, if you are subject to these restrictions, to purchase the offered certificates, may be subject to significant interpretative uncertainties.

                               You should consult your own legal advisors to
                                 determine whether and to what extent the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus supplement and the prospectus.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks are realized, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


SPECIAL PREPAYMENT CONSIDERATIONS

     The yield to maturity on your certificates will depend significantly on the rate and timing of principal payments on the certificates. The rate and timing of principal payments on the mortgage loans will affect the rate and timing of principal payments on the offered certificates.

     In addition to scheduled payments of principal, principal payments on the offered certificates could result from prepayments, defaults, liquidations or purchases of mortgage loans due to a breach of a representation and warranty. The rate of principal payments and prepayments on the mortgage loans, in turn, will depend on a variety of factors, such as:

    o the terms of the mortgage loans, including amortization schedules, interest rates and prepayment restrictions and penalties;

    o the level of market interest rates;

    o the availability of mortgage credit;

    o the existence and extent of periods in which prepayments are prohibited (known as "lock-out periods") and defeasance, prepayment premium and yield maintenance provisions of the mortgage loans, and the enforceability of those provisions; and

    o economic, demographic, geographic, tax, legal and other factors.

     In general, if market interest rates fall significantly below the interest rates on the mortgage loans, the borrowers are likely to increase the number and amount of principal prepayments. At the same time, there should be smaller and less frequent principal prepayments on mortgage loans with prepayment restrictions and prepayment premiums and/or yield maintenance charges than on similar mortgage loans without such provisions, or with shorter restrictions or lower prepayment premiums and/or yield maintenance charges.

     In addition, certain mortgage loans permit the borrower to defease the borrower's mortgage loan by substituting U.S. government securities for the mortgaged property as collateral. This substitution will not result in a prepayment on your certificates, even though the borrower effectively gets a release of the mortgaged property.

     Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of prepayment premiums or yield maintenance charges. Also, we cannot assure you that involuntary prepayments will not occur. Generally, no prepayment premiums or yield maintenance charges will be required if the prepayment results from a casualty or condemnation. See "Description of the Mortgage Pool" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

SPECIAL YIELD CONSIDERATIONS

     The yield to maturity on each class of the offered certificates will depend in part on the following:

    o the purchase price for the certificates;

    o the rate and timing of principal payments on the mortgage loans;

    o the receipt and allocation of prepayment premiums and/or yield maintenance charges;

    o the allocation of principal payments to pay down classes of certificates; and

    o interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments.

     The yield on the Class A-2, Class X, Class B, Class C, Class D and Class E Certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The Pass-Through Rates on the Class A-2, Class B and Class C Certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     In general, if you buy a Class X Certificate, or if you buy a certificate at a premium, and principal distributions (or, for the Class X Certificates, reductions in their notional amount) occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of Class X Certificates (and other certificates purchased at a premium) might not fully recover their initial investment. Conversely, if you buy a certificate (other than a Class X Certificate) at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. Because losses on the mortgage loans will be allocated to reduce the certificate principal amounts of certain classes of certificates as described in this prospectus supplement, the allocation of any such losses will also reduce the notional amount of the Class X Certificates, and notwithstanding their parity with the Class A-1 and Class A-2 Certificates in the right to receive interest distributions, the amount and timing of such losses could have a significant adverse effect on the yield of the Class X Certificates. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in such certificates, while delays and extensions resulting in a lengthening of such weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     In addition, the rate and timing of delinquencies, defaults, losses and other shortfalls on mortgage loans will affect distributions on the certificates and their timing. See "--Effect of Borrower Delinquencies and Defaults" below.

     Yields on the Class X Certificates will be extremely sensitive to the prepayment and loss experience on the mortgage loans. If you are an investor in the Class X Certificates, you should fully consider the associated risks, including the risk that you, in circumstances of higher than anticipated rates of principal prepayments or losses, could fail to fully recoup your initial investment. We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.


RISKS RELATING TO ENFORCEABILITY OF PREPAYMENT PREMIUMS

     Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.


RISKS ASSOCIATED WITH CERTAIN OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES


     Security for the mortgage loans consists of fee simple and/or leasehold interests in multifamily, retail, office, lodging, industrial, healthcare-related and self-storage properties. Commercial and multifamily lending is generally riskier for the lender than one-to four-family residential lending because:


    o loans to a given borrower or groups of related borrowers are larger than residential one-to four-family mortgage loans;


    o the repayment of loans secured by income-producing properties typically depends upon the successful operation of the property;


    o if the property's cash flow declines (for example, if leases are not obtained or renewed), the borrower may have trouble repaying the loan;


    o commercial and multifamily real estate is sensitive to increases in market supply and decreases in market demand for the type of property securing the loan; and


    o market values may vary because of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws in the case of multifamily mortgage loans, which impact the future cash flow of the property. See "--Nonrecourse Mortgage Loans" below.


     The successful operation of a real estate project also depends on the performance and viability of the property manager. The property manager must, among other things:


    o  respond to changes in the local market;


    o  plan and implement appropriate rental rates; and


    o  advise the borrower about maintenance and capital improvements.


Property managers may change when leases or management agreements expire or following a default or foreclosure of a mortgage loan. The poor performance or financial condition of current or future property managers could have a negative impact on payments on the mortgage loans.


     Commercial and multifamily property values and net operating income are volatile. The net operating income and value of the mortgaged properties may decline for a number of reasons related to the general business environment or to a specific property. Reasons related to the general business environment include:


    o economic conditions such as plant closings, industry slowdowns and other factors;


    o local real estate conditions (such as an oversupply of multifamily housing, retail space, office space, lodging rooms, industrial space, healthcare facilities or self-storage space);


    o  weakness in specific industry segments; and


    o  demographic factors.

   The following are some of the property-specific reasons:

    o  the construction quality, age and design of the property;

    o perceptions regarding the safety, convenience, services and attractiveness of the property;

    o the ability of the property manager and the extent to which the property is adequately maintained;

    o  retroactive changes to building or similar codes; and

    o  increases in operating expenses (such as energy costs).


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties prior to the origination of the applicable mortgage loan, and in some cases updates were performed in anticipation of this transaction. See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

     In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

    o  changes in governmental regulations, zoning or tax laws;

    o  potential environmental or other legal liabilities;

    o  the availability of refinancing; and

    o  changes in interest rate levels.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. In the event of a default by the tenant, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because:

    o  the financial effect of the absence of rental income may be severe;

    o  more time may be required to re-lease the space; and

    o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     49 mortgage loans, representing approximately 12.4% of the Initial Pool Balance, are secured by mortgaged properties leased to single tenants. With respect to 30 of such mortgaged properties, securing mortgage loans representing approximately 7.1% of the Initial Pool Balance, the term of the related lease expires prior to the maturity date of the related mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans.


     30 groups of 60 mortgaged properties, securing mortgage loans representing approximately 20.3% of the Initial Pool Balance, are leased in whole or in part to affiliated tenants. 16 mortgage loans, representing approximately 1.6% of the Initial Pool Balance, are made to related borrowers and are secured by mortgaged properties leased only to Blockbuster Video, Inc. Each Blockbuster Video, Inc., lease expires prior to the maturity date of the related mortgage loan. In addition, 1 mortgage loan, representing approximately 0.3% of the Initial Pool Balance, is secured by a mortgaged property leased only to KMART Corporation and 4 mortgage loans, representing approximately 3.1% of the Initial Pool Balance, are secured by mortgaged properties which are partially leased to the KMART Corporation. Concentrations of particular tenants among the mortgaged properties or within a particular business or industry increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. See "Tenant Bankruptcy Entails Risk" below.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS


     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at a multi-tenanted mortgaged property expires prior to the maturity date of the related mortgage loan.


     In addition, 3 of the mortgage loans, representing approximately 1.4% of the Initial Pool Balance, grant the tenants under certain of the leases the right to purchase a portion of the related mortgaged property at amounts which may be less than the portion of the principal balance of the applicable loan that one might allocate to such mortgaged property. This could make such mortgaged properties more difficult to sell after foreclosure and could result in a larger loss than would otherwise be incurred.


TENANT BANKRUPTCY ENTAILS RISKS


     The bankruptcy or insolvency of a major tenant (such as an anchor tenant or a credit lease tenant), or a number of smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code (11 U.S.C.) (the "Bankruptcy Code"), a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). Notwithstanding provisions in the lease prohibiting assignment, if the tenant assigns the lease, it may assign such lease to another entity which could be less creditworthy than such tenant may have been at the time of origination of the related loan.


CONCENTRATION OF MORTGAGE LOANS


     The impact of losses on individual mortgage loans will be more severe in mortgage pools consisting of relatively few mortgage loans with large outstanding principal balance.

                                                              AGGREGATE          % OF
                                                            CUT-OFF DATE     INITIAL POOL
                                                               BALANCE         BALANCE
                                                           --------------   -------------
Largest Single Mortgage Loan ...........................   $ 20,007,359           2.2%
Largest 5 Mortgage Loans ...............................   $ 86,794,240           9.7%
Largest 10 Mortgage Loans ..............................   $142,696,249          16.0%
Largest Related-Borrower Concentration(1) ..............   $ 16,849,268           1.9%
Next Largest Related-Borrower Concentration(1) .........   $ 16,142,221           1.8%

----------
(1)   Excluding single mortgage loans.

     A concentration of mortgaged property types or of mortgage loans with the same borrower or related borrowers also can pose increased risks. For example, if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property. The borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool (subject to the Master Servicer's obligation to make P&I Advances) for an indefinite period. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans.

     With respect to concentrations of borrowers of the total mortgage pool:

    o 32 groups of mortgage loans have borrowers related to each other and such mortgage loans represent, in the aggregate, approximately 25.3% of the Initial Pool Balance.

    o 6 mortgage loans, representing, in the aggregate, approximately 3.0% of the Initial Pool Balance, are secured by more than one mortgaged property.

    o 6 groups of 14 mortgage loans, representing, in the aggregate, approximately 3.4% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

     The terms of many of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above, 6 groups of mortgage loans, representing approximately 3.4% of the Initial Pool Balance, are cross-collateralized with other mortgage loans in the mortgage pool. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by such a borrower entity could be avoided if a court were to determine that:

     (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital after the lien was granted; and

     (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     (ii) recover payments made under that mortgage loan; or

     (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.


RISKS PARTICULAR TO MULTIFAMILY RENTAL PROPERTIES

     144 mortgaged properties, representing approximately 32.5% of the Initial Pool Balance, are multifamily rental properties. The following conditions and events may reduce rent payments and occupancy levels:

    o adverse economic conditions, such as unemployment;

    o construction of additional housing units;

    o local military base closings;

    o national and local politics, including current or future rent stabilization and rent control laws and agreements; and

    o changes in the characteristics of a neighborhood over time or in relation to newer developments.

     Other circumstances also may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan, such as:

    o the level of mortgage interest rates may encourage tenants in multifamily rental properties to move out and purchase single-family housing; and

    o the cost of operating a multifamily property may increase, including the cost of utilities and the costs of required capital expenditures.


RISKS PARTICULAR TO RETAIL PROPERTIES

     67 mortgaged properties, representing approximately 24.0% of the Initial Pool Balance, are retail properties. In addition to risks generally associated with commercial real estate, retail properties face the following risks:

    o adverse changes in consumer spending patterns;

    o local competitive conditions (such as an increased supply of retail space or the construction of other shopping centers);

    o other forms of retailing (such as direct mail, video shopping networks and Internet-based selling efforts) reduce merchants' need for store space;

    o the quality and philosophy of management;

    o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

    o the public perception of the safety of the neighborhood; and

    o the need to make major repairs or improvements to satisfy major tenants.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. While there is no strict definition of an "anchor tenant," it is generally understood that a retail anchor tenant is larger in size and is vital in attracting customers to a retail property, whether or not it is located on the related mortgaged property. An anchor tenant may cease operations at a retail property because it decides not to renew a lease, becomes insolvent or simply goes out of business. Other tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations.

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. It is impossible to predict whether any particular anchor tenants will continue to occupy their current space.

     All of these circumstances and events may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan.


RISKS PARTICULAR TO OFFICE PROPERTIES

     38 mortgaged properties, representing approximately 16.7% of the Initial Pool Balance, are office properties. In addition to risks generally associated with commercial real estate, the following factors may affect operations of office buildings:

    o adverse changes in population, patterns of telecommuting and sharing of office space, and employment growth (all of which affect demand for office space);

    o local competitive conditions (such as increased supply of office space or the construction of new, competitive office buildings);

    o the quality of the building's tenants and the philosophy of management;

    o the attractiveness of the properties and the surrounding area to tenants and their customers or clients;

    o the public perception of safety in the neighborhood; and

    o the need to make major repairs or improvements to satisfy major tenants.


     In addition, an economic decline in the business operated by tenants can affect a building and cause one or more significant tenants to cease operations. A tenant may decide not to renew a lease, may become insolvent and unable to meet its lease obligations or may simply go out of business. The risk of an economic decline is particularly severe for office properties with a single tenant or several tenants in the same industry.


     All of these conditions and events may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan.



RISKS PARTICULAR TO LODGING PROPERTIES

     31 of the mortgaged properties, representing approximately 14.5% of the Initial Pool Balance, are lodging properties. In addition to risks generally associated with commercial real estate, the following specific risks are relevant to lodging properties:

    o income from a lodging property may decline relatively quickly if economic or competitive conditions worsen, because such income is primarily generated by room occupancy, and room occupancy is usually for a short period of time;

    o daily exposure to market conditions increases the sensitivity of a hotel/motel's performance to economic cycles;

    o relatively small decreases in revenue can cause significant declines in net cash flow because of the relatively high operating costs associated with lodging properties;

    o sensitivity to competition may require more frequent improvements and renovations than are required for other properties;

    o if a lodging property is affiliated with a regional, national or international chain, changes in the public perception of the chain and/or a deterioration in the financial health of the franchisor may affect the income generated by the property; and

    o operation of certain lodging properties is seasonal and, accordingly, the property's income will fluctuate during the year.

     The liquor licenses for some of these properties may be held by the property manager rather than by the related borrower. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a lodging property, the Trustee, the Special Servicer or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted.

     All of these conditions and events may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan.


RISKS PARTICULAR TO INDUSTRIAL PROPERTIES

     28 mortgaged properties, representing approximately 8.4% of the Initial Pool Balance, are industrial properties. In addition to risks generally associated with commercial real estate, the following specific risks are relevant to industrial properties:

    o reduced demand for industrial space because of a decline in a particular industry segment may hurt operations of such properties;

    o an industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete compared to newer properties;

    o the availability of labor sources or a change in the proximity of supply sources may impair such properties' operations; and

    o industrial properties may be more likely to suffer damage from environmental hazards.

     All of these conditions and events may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan.


NONRECOURSE MORTGAGE LOANS

     Subject to certain exceptions for liability in connection with breaches of mortgage loan terms, substantially all of the mortgage loans are nonrecourse loans. In the event of a default, only the mortgaged property, and not other assets of the borrower, would be available to satisfy the debt. Consequently, payment of each mortgage loan prior to maturity depends primarily on the net operating income of the mortgaged property. For mortgage loans that do not fully amortize by their maturity dates, payment on the mortgage loan at maturity (whether as scheduled or upon the acceleration of maturity after default) depends on the market value of the mortgaged property at that time, or the ability of the borrower to refinance the mortgage loan. No mortgage loan is insured or guaranteed by any governmental agency or by the Seller, the Trustee, the Master Servicer, the Special Servicer or any loan originator or loan seller, or any of their respective affiliates.


RISKS OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

     As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers. See the tables entitled "Distribution of Years of Maturity" in Annex A to this prospectus supplement for a description of the maturity dates of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face the risk of concentration discussed under "--Concentration of Mortgage Loans" above than classes with a higher sequential priority.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (i) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (ii) reduce monthly payments due under a mortgage loan; (iii) change the rate of interest due on a mortgage loan; or (iv) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. Certain of the borrowers or their affiliates have subordinate debt secured by the related mortgaged properties. See "--Other Financings" below. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

GEOGRAPHIC CONCENTRATION

     This table shows the states with the largest concentrations of mortgaged properties:




                             AGGREGATE
                           CUT-OFF DATE     % OF INITIAL
         STATE                BALANCE       POOL BALANCE
-----------------------   --------------   -------------
   Texas ..............   $115,832,720          13.0%
   California .........   $ 93,268,451          10.5%
   Florida ............   $ 70,099,984           7.9%
   New York ...........   $ 64,964,839           7.3%
   Arizona ............   $ 57,325,324           6.4%
   Georgia ............   $ 46,625,164           5.2%

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. The following geographic factors could impair the borrowers' ability to repay the mortgage loans:

    o economic conditions in regions where the borrowers and the mortgaged properties are located;

    o conditions in the real estate market where the mortgaged properties are located;

    o  changes in local governmental rules and fiscal policies; and

    o acts of nature (including earthquakes and floods, which may result in uninsured losses).

ENVIRONMENTAL RISKS

     Under federal and state environmental laws, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous substances affecting its property.

These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous substances. The cost of any required remediation and the owner's liability are generally unlimited and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of unremediated hazardous substances may impair the value of a property. Certain laws impose liability specifically for release of asbestos into the air. Third parties may seek recovery from property owners or operators for injuries associated with exposure to asbestos, radon gas, lead in paint, and lead in drinking water.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

     An environmental report ("Environmental Report") was prepared for each mortgaged property securing a mortgage loan no more than 17 months prior to the Cut-Off Date. The Environmental Reports were prepared pursuant to two alternative procedures developed by the American Society for Testing and Materials ("ASTM"). With respect to 91 of the mortgage loans, representing approximately 11.7% of the Initial Pool Balance, the Environmental Reports were prepared pursuant to the ASTM standard for an environmental transaction screen ("ETS"). With respect to 213 of the mortgage loans, representing approximately 88.3% of the Initial Pool Balance, the Environmental Reports were prepared pursuant to the ASTM standard for a Phase I environmental assessment ("Phase I"). An ETS is similar to a Phase I, but is not necessarily as comprehensive in its analysis and generally examines less information. In addition to following the ASTM standards, many of the Environmental Reports included additional research, such as limited sampling for asbestos-containing material ("ACM"), lead-based paint ("LBP"), and radon, depending upon the property use and/or age. Additionally, as needed pursuant to ASTM standards, supplemental Phase II site investigations ("Phase II") were completed for some mortgaged properties to resolve certain environmental issues. Phase II investigation consists of sampling and/or testing.

     With respect to a number of the mortgaged properties, the Environmental Reports revealed the existence of ACM, LBP, possible radon gas, and other environmental matters. Some mortgaged properties contain or previously contained underground storage tanks ("USTs") for gasoline, oil, or other products. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the prospectus. With respect to some mortgaged properties, Environmental Reports recommended upgrading or other management actions for USTs or other environmental matters, but such recommendations in some cases have not yet been implemented. For certain of the properties for which estimates have been provided for the cost of implementing recommendations, funds have been escrowed. Moreover, with respect to each mortgage loan that was the subject of an ETS, the related Responsible Party will purchase an insurance policy described under "Description of the Mortgage Pool--Underwriting Guidelines--Environmental Reports." However, we cannot assure you that escrowed funds or insurance will in every case cover the entire costs eventually incurred.

     It is possible that the Environmental Reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the prospectus.


COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the ADA, the borrowers are likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. In connection with the origination of the related mortgage loan, property inspection reports were generally obtained which included limited information regarding compliance with the ADA. A portion of funds in the capital reserve escrow accounts established by certain borrowers are required to be used for costs associated with complying with the ADA. However, escrows were not required with respect to all mortgage loans and we cannot assure you that the related mortgaged properties will comply with the ADA in all respects once the related conditions are remedied, that such property-inspection reports identified all risks or conditions relating to the ADA or that amounts reserved (if any) are sufficient to pay such costs.


LITIGATION AND OTHER MATTERS AFFECTING THE MORTGAGED PROPERTIES OR BORROWERS

     There may be legal proceedings pending or threatened from time to time against the borrowers and the managers of the mortgaged properties and their affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.

     In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.


OTHER FINANCINGS

     The mortgage loans generally prohibit incurring any additional debt secured by the mortgaged property without the consent of the lender. With respect to 4 mortgage loans, representing approximately 4.0% of the Initial Pool Balance, each borrower has debt secured by the related mortgaged property or affiliates of the borrowers have obtained a loan secured by the equity interests in such borrowers (in each case, "Subordinate Debt"), in addition to the debt owed under the mortgage loan. The borrower under the largest mortgage loan in the mortgage pool (identified on Annex A to this prospectus supplement as "The Torpedo Factory"), representing approximately 2.2% of the Initial Pool Balance, has Subordinate Debt with an original principal balance of $2,853,950. Generally, each holder of Subordinate Debt has executed an agreement pursuant to which such holder of Subordinate Debt has agreed to subordinate such Subordinate Debt to the applicable mortgage loan. In addition, under certain circumstances, the terms of certain of the mortgage loans would allow the related borrowers to incur additional Subordinate Debt or debt that is not secured by the related mortgaged property or the equity interests in the borrower.

     When a mortgage loan borrower (or its constituting members) also has one or more other outstanding loans (even if subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a subordinate lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.


     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

EFFECT OF BORROWER DELINQUENCIES AND DEFAULTS

     The rate and timing of mortgage loan delinquencies and defaults will affect:

    o the aggregate amount of distributions on the offered certificates;

    o the yield to maturity of the offered certificates;

    o the rate of principal payments on the offered certificates; and

    o the weighted average lives of the offered certificates.

     When defaults occur, a borrower bankruptcy filing, lengthy foreclosure proceedings or adverse local market conditions may reduce or delay recoveries. Defaults can also have the effect of accelerating repayment of principal, if a servicer declares the mortgage loan payable in full after the default (assuming the amounts owed are actually collected).

     Generally, the mortgage loans were originated within twelve months of the Cut-Off Date. Therefore, the mortgage loans do not have a long standing payment history.

     If you assume a rate of default and an amount of losses on the mortgage loans to calculate your expected yield to maturity and the actual default rate or amount of losses allocable to your class of certificates is higher, your actual yield to maturity will be lower than expected. Under certain extreme scenarios, the yield could be negative. The timing of any loss on a liquidated mortgage loan will also affect the actual yield to maturity of any class of offered certificates to which such loss is allocable, even if the overall rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater is the effect on your yield to maturity. Losses will also reduce the notional amount of the Class X Certificates, and notwithstanding their senior priority in interest distributions with the Class A Certificates, the amount and timing of losses could have a significant adverse effect on the yield of the Class X Certificates.

     Also, if:

    o a servicer agrees to extend the maturity of a mortgage loan due to the borrower's inability to pay in full when due, or

    o the related borrower does not repay a mortgage loan with a hyperamortization feature by its Anticipated Repayment Date,

the extension of maturity will increase the weighted average life of your certificates and may reduce your yield to maturity.

     As described in more detail under "The Pooling Agreement--Advances," the Master Servicer (or the Trustee or Fiscal Agent, as the case may be) will receive interest on unreimbursed advances of principal, interest and servicing expenses. It must recover advances either from amounts received on the mortgage loan for which it made such advances (in the form of late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such mortgage loan) or, if the advance is nonrecoverable, from the trust. Interest on the advance accrues until the Master Servicer (or the Trustee or Fiscal Agent, as the case may be) recovers the advance. The right to receive interest on advances is prior to the rights of certificateholders to receive distributions on the certificates. Therefore, because of the accrual of such interest, losses may be allocated to the offered certificates.

     Also, with respect to each mortgage loan serviced by the Special Servicer, the Special Servicer will receive certain compensation to which the Special Servicer is entitled prior to the right of certificateholders to receive distributions on the certificates. Consequently, it is possible that shortfalls resulting from such compensation will be allocated to the offered certificates with respect to any mortgage loan which is a specially serviced mortgage loan. See "The Pooling Agreement--The Special Servicer" in this prospectus supplement.

     Even if losses do not occur, delinquencies and defaults on the mortgage loans may significantly delay the receipt of payments by an investor, if advances of principal and interest or the subordination of another class of certificates does not fully offset the delinquency or default. The Special Servicer can extend and modify mortgage loans that are in default or nearly in default, including extending the date on which a Balloon Payment is due. The Special Servicer must comply with the Pooling Agreement's requirements for those modifications. The obligation to make advances of principal and interest on a mortgage loan with a delinquent Balloon Payment is limited as described under "The Pooling Agreement--Advances" in this prospectus supplement. Until liquidation of a mortgage loan with a delinquent Balloon Payment, investors entitled to principal will receive, in connection with that mortgage loan, only payments made by the borrower, if any, and any advance of principal and interest made by the Master Servicer (or the Trustee or Fiscal Agent, as the case may be). Consequently, any delay in the receipt of a Balloon Payment will extend the weighted average life of the offered Certificates.

     In addition, 2 mortgage loans, representing approximately 0.5% of the Initial Pool Balance, require the borrower to pay interest (which may be capitalized) at an increased rate after a date (each, an "Anticipated Repayment Date") specified in the mortgage loan documents, and to use excess property cash flow to pay mortgage loan principal after that date. Though the borrower can avoid these additional payments by prepaying the mortgage loan, if it fails to do so it may be unable to pay the remaining principal at maturity resulting from the capitalization of the increased interest.


BALLOON PAYMENTS

     272 of the mortgage loans, representing approximately 93.4% of the Initial Pool Balance, are expected to have substantial remaining principal balances as of their respective Anticipated Repayment Dates or stated maturity dates. 270 of such mortgage loans, representing approximately 92.9% of the Initial Pool Balance, require that all outstanding amounts of principal are due and payable on their maturity dates (each such amount, after application of monthly payments due on or prior to their maturity dates, a "Balloon Payment"). 2 of such mortgage loans, representing approximately 0.5% of the Initial Pool Balance, have Anticipated Repayment Dates, on which dates the interest rate on the mortgage loan increases by at least 2% per annum, but the borrower is permitted to prepay the loan on or after such date without payment of a prepayment premium or yield maintenance charge. Mortgage loans with substantial remaining principal balances at their stated maturity dates or Anticipated Repayment Dates (i.e., "balloon loans") involve greater risk than fully amortizing loans.

     A borrower's ability to repay a loan on its stated maturity date or Anticipated Repayment Date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

    o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

    o the prevailing interest rates;

    o the fair market value of the related properties;

    o the borrower's equity in the related properties;

    o the borrower's financial condition;

    o the operating history and occupancy level of the property;

    o the tax laws; and

    o prevailing general and regional economic conditions.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.


GROUND LEASES AND OTHER LEASEHOLD INTERESTS

     3 mortgage loans, representing approximately 2.5% of the Initial Pool Balance, are secured in whole or in part by leasehold interests. Under Section 365(h) of the Bankruptcy Code, ground lessees may remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the ground lessor or its bankruptcy trustee. The leasehold mortgages generally provide that the borrower needs the prior approval of the lender in order to elect to treat the ground lease as terminated after any such bankruptcy of, and rejection by, the ground lessor. In the event of a bankruptcy of a ground lessee/borrower, the Bankruptcy Code permits the ground lessee/borrower to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to keep the bankrupt ground lessee/borrower from choosing to terminate a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the lease or in the mortgage.


ATTORNMENT CONSIDERATIONS

     Some of the tenant leases, including the anchor tenant leases, contain attornment provisions that require the tenant to recognize as landlord under the lease a successor owner of the property following foreclosure. Some of the leases, including the anchor tenant leases, may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain the attornment provisions described above, such leases may terminate upon the transfer of the property in a foreclosure. Accordingly, after foreclosure of a mortgaged property located in such a state, the termination of leases without attornment provisions could cause a further decline in value of the mortgaged property, particularly if the tenants were paying above-market rents. If a mortgage is subordinate to a lease, the lender will not be able to evict a tenant after foreclosure, unless the lender and the tenant agree otherwise, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will control.


STATE LAW LIMITATIONS ON REMEDIES

     Certain jurisdictions (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage, and some courts have viewed the term "judicial action" broadly. The Pooling Agreement will require the Master Servicer or Special Servicer to obtain legal advice prior to enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In addition, the Master Servicer or Special Servicer may be required to foreclose on properties in states where the "one action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of the Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     Because of these considerations, the ability of the Master Servicer and Special Servicer to foreclose on the mortgage loans may be limited by the application of state laws. Such actions could also subject the Trust Fund to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the Trustee to the claims of other creditors of the borrower. The servicers will be required to consider these factors in deciding what alternative to pursue after a default.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer must retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Due to changes in zoning requirements after certain of the mortgaged properties were constructed, some mortgaged properties may not comply with current zoning laws, including density, use, parking and set-back requirements. The operation of each such property is considered to be a "permitted non-conforming use." This means that the borrower is not required to alter its structure to comply with the new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following such a loss. If a substantial casualty were to occur, it is expected that insurance proceeds would be available to pay the mortgage loan in full. Such proceeds, however, may not be sufficient to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that of the property before the casualty.

     In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements thereon, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


EARTHQUAKE INSURANCE, FLOOD AND OTHER INSURANCE

     The mortgaged properties may suffer casualty losses due to risks which are not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 31.4% of the mortgaged properties (by Initial Pool Balance) are located in California, Florida and Texas, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance covering such risks. Moreover, if construction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     Recently, certain areas of the United States experienced hurricanes and/or floods. We have been informed that the properties securing 4 mortgage loans (representing approximately 1.0% of the Initial Pool Balance) have recently sustained damage and the related borrowers have contacted their insurance companies. An installment on one claim has been escrowed and another claim was below the applicable deductible. In addition, insurance proceeds have been escrowed with respect to, and repairs have begun on, the mortgaged properties securing the other 2 Mortgage Loans. However, we cannot assure you that the related borrowers will be able to completely restore the properties. In addition, we cannot assure you that other properties securing the mortgage loans have not sustained similar damage.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


SPECIAL SERVICER MAY HAVE A CONFLICT OF INTEREST

     We anticipate that Special Servicer or one of its affiliates will purchase all or a portion of certain classes of the certificates. This could cause a conflict between the Special Servicer's duties as Special Servicer and its interest as an investor. However, the Special Servicer is required to administer the mortgage loans in accordance with the servicing standard included in the Pooling Agreement, without regard to ownership of any certificate by the Special Servicer or any of its affiliates.


LIMITATIONS WITH RESPECT TO REPRESENTATIONS AND WARRANTIES

     Certain persons will make certain limited representations and warranties regarding the mortgage loans for which it is acting as a responsible party in the Pooling Agreement. See "Description of the

Mortgage Pool--Representations and Warranties" in this prospectus supplement and Annex B to this prospectus supplement for a summary of such representations and warranties. A material breach of such representations and warranties could obligate such person to repurchase the mortgage loan, in which case, the proceeds of such repurchase would be passed through to certificateholders in the same manner as a principal prepayment, except that no prepayment premium or yield maintenance charge will be payable in connection with such repurchase.

     If a responsible party is required to but does not cure or remedy a breach of a representation or warranty, payments on the offered certificates may be substantially less than such payments would have been if such person had cured or remedied the breach.

     The obligation of a responsible party to cure a breach or repurchase a mortgage loan will constitute the only remedy available to holders of certificates for a breach of a representation or warranty. We cannot assure you that a responsible party will have the resources to repurchase any mortgage loan. No other party will be obligated to cure or repurchase a mortgage loan in the event of a breach if the related responsible party does not fulfill its obligations.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing level of interest rates.


BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a "certificateholder" or holder of record of your certificates.


RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

     We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

     We have been advised by each of the Master Servicer, the Special Servicer and the Trustee that they are committed either to (i) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 ready or (ii) acquire computer systems that are year 2000 ready in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully year 2000 ready, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially and adversely affect your investment.


OTHER RISKS

     See "Risk Factors" in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The assets of the trust created pursuant to the Pooling Agreement (the "Trust Fund") will consist of a pool of fixed rate mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-Off Date, after deducting payments of principal due on such date, of approximately $890,585,728 (with respect to each Mortgage Loan, the "Cut-Off Date Balance", and in the aggregate, the "Initial Pool Balance"). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple or leasehold interest in a multifamily, retail, office, lodging, industrial, healthcare-related or self-storage property (each, a "Mortgaged Property"). Except with respect to 2 Mortgage Loans, representing approximately 1.4% of the Initial Pool Balance, the Mortgage Loans are non-recourse loans. In the event of a borrower default on a non-recourse mortgage loan, recourse may be had only against the specific mortgaged property and such other limited assets securing the mortgage loan, and not against the borrower's other assets. Except as otherwise indicated, all percentages of the Mortgage Loans described herein are approximate percentages of the Initial Pool Balance. Furthermore, the descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date are made, and (ii) there are no principal prepayments on or before the Cut-Off Date.

     Of the Mortgage Loans to be included in the Trust Fund:

      o 97 Mortgage Loans, representing approximately 40.8% of the Initial Pool Balance, were originated by AMRESCO Capital, L.P. ("ACLP") or a predecessor entity (the "AMRESCO Loans");

      o 55 Mortgage Loans, representing approximately 18.8% of the Initial Pool Balance, were originated by Archon Financial, L.P. (the "Archon Loans");

      o 78 Mortgage Loans, representing approximately 15.6% of the Initial Pool Balance, were originated by DREFC;

      o 16 Mortgage Loans, representing approximately 9.1% of the Initial Pool Balance, were originated by Aries (the "Aries Loans");

      o 19 Mortgage Loans, representing approximately 6.3% of the Initial Pool Balance, were originated by Central Park Capital, L.P. (the "CPC Loans");

      o 4 Mortgage Loans, representing approximately 2.8% of the Initial Pool Balance, were originated by Secore (the "Secore Loans");

      o 12 Mortgage Loans, representing approximately 2.7% of the Initial Pool Balance, were originated by Sutter (the "Sutter Loans");

      o 3 Mortgage Loans, representing approximately 1.7% of the Initial Pool Balance, were originated by DFC;

      o 12 Mortgage Loans, representing approximately 1.2% of the Initial Pool Balance, were originated by ITLA (the "ITLA Loans");

      o 5 Mortgage Loans, representing approximately 0.6% of the Initial Pool Balance, were originated by Wingate (the "Wingate Loans");

      o 2 Mortgage Loans, representing approximately 0.2% of the Initial Pool Balance, were originated by Parmann (the "Parmann Loans"); and

      o 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, was originated by Progress (the "Progress Loans").

     The originators of the Mortgage Loans are referred to herein as the "Originators". The CPC Loans and Archon Loans were originated for sale to GSMC. All the AMRESCO Loans were originated for sale to AMRESCO Capital Limited, Inc. ("ACLI"). GSMC acquired the AMRESCO Loans (other than 5 AMRESCO Loans, representing approximately 2.3% of the Initial Pool Balance), the CPC Loans and the Archon Loans. DFC and DREFC, as the case may be, acquired the Aries Loans, the Secore Loans, the Sutter Loans, the ITLA Loans, the Wingate Loans, the Parmann Loans and the Progress Loans. The Seller will acquire the Mortgage Loans from GSMC (or an affiliate thereof), DFC, DREFC and ACLI (collectively, the "Loan Sellers") on or before the Closing Date. The Seller will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling Agreement.


ADDITIONAL MORTGAGE LOAN INFORMATION


                     GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)



Initial Cut-Off Date Balance(1) ................................. $    890,585,728
Number of Mortgage Loans ........................................              304
Number of Mortgaged Properties ..................................              317
Average Mortgage Loan Balance ................................... $      2,929,558
Weighted Average Mortgage Rate ..................................           7.203%
Range of Mortgage Rates ......................................... 5.750% -- 9.250%
Weighted Average Remaining Term to Maturity (months)(2) .........            124.3
Range of Remaining Terms to Maturity (months)(2) ................        49 -- 353
Weighted Average Original Amortization Term (months)(3) .........              324
Range of Original Amortization Terms (months) ...................        172 - 360
Weighted Average DSCR(4) ........................................            1.44x
Range of DSCRs(4) ...............................................   1.01x -- 5.41x
Weighted Average LTV(5) .........................................           71.46%
Range of LTVs(5) ................................................ 17.62% -- 96.32%
Weighted Average LTV at Maturity(6) .............................           56.04%
Percentage of Initial Pool Balance made up of:
 Fully Amortizing Loans .........................................             6.6%
 Balloon Mortgage Loans .........................................            92.9%
 ARD Loans ......................................................             0.5%
 Defeasance Loans ...............................................            56.3%

----------
(1)   Subject to a permitted variance of plus or minus 5%.

(2) In the case of the ARD Loans, this calculation assumes that the Mortgage Loans pay off on their Anticipated Repayment Dates.

(3) "Weighted Average Original Amortization Term" reflects the fact that certain Mortgage Loans provide for Monthly Payments based on amortization schedules longer than the original stated terms to maturity of such Mortgage Loans.

(4) "DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the annual debt service for such Mortgage Loan.

(5) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction).

(6) "LTV at Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-Off Date, except that the Cut-Off Date Balance used to calculate the LTV as of the Cut-Off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan up to its maturity date or, with respect to ARD Loans, its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or, with respect to ARD Loans, Anticipated Repayment Date, is the same as the appraised value as of the date of the original appraisal. There can be no assurance that the value of any particular Mortgaged Property is now, will be at maturity or, if applicable, on the Anticipated Repayment Date, equal to or greater than its original appraised value.


     Where a Mortgage Loan is secured by multiple properties, statistical information in this Prospectus Supplement relating to geographical locations and property types of the Mortgaged Properties is based on the principal balance allocated to such property (each, an "Allocated Loan Amount"). The Allocated Loan Amount, where not stated in the Mortgage Loan documents, is generally based on the relative appraised values of such properties; provided, however, with respect to 2 Mortgage Loans, representing approximately 0.6% of the Initial Pool Balance, the related Allocated Loan Amounts were calculated by dividing the aggregate Cut-Off Date Balance of the related Mortgage Loan by the number of Mortgaged Properties. In addition, wherever information is presented in this Prospectus Supplement with respect to LTVs or DSCRs, the LTV or DSCR of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the LTV or DSCR of such Mortgage Loan in the aggregate.


REPRESENTATIONS AND WARRANTIES

     Pursuant to the Pooling Agreement, the Loan Sellers will make certain representations and warranties concerning the Mortgage Loans sold by them to the Seller, except that ACLI will make such representations and warranties with respect to all of the AMRESCO Loans, including those to be sold to the Seller by GSMC. Each of ACLI, GSMC, DFC and DREFC are referred to herein as a "Responsible Party". Each Responsible Party will be obligated to cure any breach of such representations and warranties or to repurchase any Mortgage Loan as to which there exists a breach of any such representation or warranty or a document defect that in either case materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan. Each Responsible Party will be required to repurchase any Mortgage Loan or cure any such breach or defect in all material respects within 90 days of receiving notice thereof, subject to extension for an additional 90 days if the Responsible Party is diligently pursuing a cure. The sole remedy available to the Trustee or the Certificateholders is the obligation of the Responsible Party to cure or repurchase any Mortgage Loan in the event of such a breach. The Responsible Parties will make the representations and warranties set forth in Annex B to this prospectus supplement.


CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     286 of the Mortgage Loans, representing approximately 98.1% of the Initial Pool Balance, have payment dates upon which interest and principal payments are due under the related Mortgage Note (each such date, a "Due Date") that occur on the first day of each month. 17 of the Mortgage Loans, representing approximately 1.8% of the Initial Pool Balance, have Due Dates that occur on the fifth day of each month. 1 of the Mortgage Loans, representing approximately 0.1% of the Initial Pool Balance, has a Due Date that occurs on the tenth day of each month. All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates. 1 of the Mortgage Loans, representing approximately 0.9% of the Initial Pool Balance, provides for monthly payments of interest only over a fixed period of time after origination. Approximately 92.9% of the Mortgage Loans (by Initial Pool Balance) provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (each, a "Balloon Mortgage Loan"). Thus, such Mortgage Loans will have Balloon Payments due at their stated maturity dates, unless prepaid prior thereto.

     "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain limited exceptions) the related Mortgaged Property without the consent of the mortgagee; provided that certain of the Mortgage Loans provide that such consent may not be unreasonably withheld so long as (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Special Servicer, as described herein and as provided in the Pooling Agreement, and will not be paid to the Certificateholders). Certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee. Certain of the Mortgage Loans also permit transfers for estate planning purposes and transfers of interests in the borrower, so long as no change of control results. The Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus. The Seller makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     ARD LOANS. 2 of the Mortgage Loans (the "ARD Loans"), representing approximately 0.5% of the Initial Pool Balance, contain a hyper-amortization feature, which provides that if after an Anticipated Repayment Date the related borrower has not prepaid the ARD Loan in full, any principal outstanding on such date will accrue at an increased rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date is not more than 120 months after the first Due Date for the related ARD Loan. The Revised Rate for 1 of the ARD Loans is equal to the sum of (x) the Initial Rate plus (y) 2% per annum, and in the case of the other ARD Loan, the Revised Rate will be equal to the greater of (x) the sum of (i) the Initial Rate plus (ii) 2% per annum and (y) 2% above the yield (the "Treasury Rate"), calculated by linear interpolation of the yields, of non-callable U.S. Treasury obligations with terms (one longer and one shorter) and maturities most nearly approximating that of the applicable Mortgage Loan.

     Following the Anticipated Repayment Date, each ARD Loan generally requires that all cash flow available from the related Mortgaged Property after payment of the constant monthly payment required under the terms of the related loan documents and all escrows, reserves and expenses required under the related loan documents will be used to accelerate amortization of principal on such ARD Loan (such available cashflow, "Excess Cashflow"). With respect to each ARD Loan interest will generally continue to accrue at the Initial Rate and be payable on a current basis after the Anticipated Repayment Date, and the payment of interest at the excess of the Revised Rate over the Initial Rate for such ARD Loan will be deferred and will be paid, together with any interest thereon, only after the outstanding principal balance of the ARD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the borrower on the applicable Anticipated Repayment Date.

     DEFEASANCE; COLLATERAL SUBSTITUTION. The terms of 131 of the Mortgage Loans (the "Defeasance Loans"), representing approximately 56.3% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the "Defeasance Lock-Out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). In each case, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

     The Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith,
(iii) an amount (the "Defeasance Deposit") that will be sufficient to (x) purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, or in the case of an ARD Loan, the related Anticipated Repayment Date, and (2) in amounts equal to the scheduled payments due (or assumed balloon payment on ARD Loans) on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (B) delivering a security agreement granting the Trust Fund a first priority lien on the Defeasance Deposit and, in certain cases, the U.S. government obligations purchased with the Defeasance Deposit and an opinion of counsel to such effect.

     Some of the Defeasance Loans secured by more than one Mortgaged Property require that prior to the release of a related Mortgaged Property (i) a specified percentage (generally 125%, with a minimum of 110% and a maximum of 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased, provided that in no event will the specified percentage be greater than the outstanding principal balance of the Mortgage Loan or (ii) a minimum debt service coverage ratio test (not less than the underwritten debt service coverage ratio) be satisfied for the remaining Mortgaged Properties.

     Pursuant to the terms of the Pooling Agreement, the Master Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense to the extent consistent with the related loan documents. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

     In general, a successor borrower established or designated by the Master Servicer will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related promissory note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     See "Risk Factors--Risks Relating to Enforceability of Prepayment Premiums" in this Prospectus Supplement.


ESCROWS

     278 of the Mortgage Loans, representing approximately 90.6% of the Initial Pool Balance, provide for monthly escrows to cover property taxes on the Mortgaged Properties.

     256 of the Mortgage Loans, representing approximately 85.3% of the Initial Pool Balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties.

     249 of the Mortgage Loans, representing approximately 74.0% of the Initial Pool Balance, provide for monthly escrows to cover ongoing replacements and capital repairs.

     69 of the Mortgage Loans, representing approximately 22.9% of the Initial Pool Balance, that are secured by office, retail and industrial properties, provide for up-front or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Such escrows are typically considered for office, retail and industrial properties only.


UNDERWRITING GUIDELINES

     The Originators have implemented guidelines establishing certain procedures with respect to underwriting mortgage loans originated by the Originators, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans.

     PROPERTY ANALYSIS. The Originators perform, or cause to be performed, site inspections to evaluate the location and quality of each mortgaged property. Such inspections generally include an evaluation of functionality, design, attractiveness, visibility, and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The Originators also assess the submarket in which the property is located, which includes evaluating competitive or comparable properties as well as market trends. In addition, the Originators evaluate the property's age, physical condition, operating history, leases and tenant mix, and management.

     CASH FLOW ANALYSIS. The Originators review operating statements provided by the borrower and make adjustments in order to determine the Debt Service Coverage Ratio. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" above.

     APPRAISAL AND LOAN-TO-VALUE RATIO. For each mortgaged property, the Originators obtain a current narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"). The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the property in its current condition. The Originators determine the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal. With respect to certain of the Mortgage Loans, an updated appraisal was obtained in connection with this transaction.

     EVALUATION OF BORROWER. The Originators evaluate the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. In addition, in general, each borrower for loans above a minimum loan amount is required to be organized as a single-purpose, bankruptcy-remote entity, and the Originators review the organizational documents of the borrower to verify compliance with this requirement. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The Originators evaluate the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     ENVIRONMENTAL REPORT. The Originators obtain a current or updated Phase I or ETS for each mortgaged property prepared by a qualified environmental firm approved by the Originators. The Originators or their designated agents review the Phase I or ETS, as the case may be, to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I or ETS identifies such violations, the Originator requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, or to establish an operations and maintenance plan and to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation generally within twelve months (except with respect to de minimis amounts).

     The mortgaged properties that were reviewed using an ETS are expected to be covered by a Secured Creditor Impaired Property Environmental Policy with limits of $10 million per claim and $30 million total for all losses, and will be issued by an insurer rated "AAA" by S&P, "Aaa" by Moody's and "A++" by A.M. Best. If a mortgaged property is impaired by an environmental condition, the policy either covers the outstanding balance if a borrower defaults or indemnifies the lender for monetary awards or settlements for bodily injury, property damage, or cleanup costs that the lender becomes legally obligated to pay as a result of claims first made, and reported to the insurer, during the policy period. The coverages have certain important limitations, exclusions, qualifications, and conditions including, without limitation, excluding coverage with respect to any known environmental conditions that the insured failed to disclose to the insurer.

     PHYSICAL ASSESSMENT REPORT. The Originators obtain a current physical assessment report ("PAR") for each mortgaged property prepared by a qualified structural engineering firm approved by the Originators. The Originators review the PAR to verify that the mortgaged property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the Originators require the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months of origination.


     TITLE INSURANCE POLICY. The borrower is required to provide, and the Originators or its counsel review, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on the most current standard policy form of the American Land Title Association ("ALTA") or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.


     PROPERTY INSURANCE. The borrower is required to provide, and the Originators review, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance; and (5) such other coverage as the Originators may require based on the specific characteristics of the mortgaged property.


     ESCROW REQUIREMENTS. The Originators require substantially all borrowers to fund various escrows for taxes and insurance, replacement reserves, environmental remediation and capital expenditures in excess of available cash flow.


     UNDERWRITING OF THE MORTGAGE LOANS. In underwriting each Mortgage Loan in connection with the origination or acquisition thereof, income information provided by the borrower was examined by the Responsible Party. In addition, the operating history of the Mortgaged Property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by the Responsible Party's underwriting guidelines. In accordance with the underwriting guidelines, net operating income of any Mortgaged Property may have been adjusted by, among other things, adjustments in the calculation of the components of "Net Cash Flow". In connection with the underwriting, net operating income was based upon information provided by the borrower. In certain cases, the applicable Responsible Party or the borrower engaged independent accountants to review or perform certain procedures to verify such information, however, neither the Responsible Parties nor the Seller makes any representation as to the accuracy of such information.


ADDITIONAL INFORMATION


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered Certificates and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                    DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the Pooling Agreement and will consist of 14 classes (each, a "Class") to be designated as the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class Q Certificates, the Class R Certificates and the Class LR Certificates. Only the Class A-1, Class A-2, Class X, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class Q, Class R and Class LR Certificates are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date; (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) all of the Trustee's rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Class Q Distribution Account, and any account established in connection with REO Properties (an "REO Account"); (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Class Q Certificates are not entitled to any distributions on or with respect to any other assets in the Trust Fund other than distributions of Net Default Interest. The Certificates do not represent an interest in or obligation of the Seller, the Loan Sellers, the Originators, the Master Servicer, the Trustee, the Fiscal Agent, the Underwriters, the borrowers, the property managers or any of their respective affiliates.

     Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates (collectively, the "Sequential Pay Certificates") will have the following Certificate Principal Amounts and the Class X Certificates will have the Notional Amount shown below (in each case, subject to a variance of plus or minus 5%):




                              INITIAL CERTIFICATE PRINCIPAL
           CLASS                AMOUNT OR NOTIONAL AMOUNT
--------------------------   ------------------------------
  Class A-1 ..............            $165,650,000
  Class A-2 ..............            $455,533,000
  Class X ................            $890,585,728
  Class B ................            $ 42,303,000
  Class C ................            $ 44,529,000
  Class D ................            $ 57,888,000
  Class E ................            $ 13,359,000
  Class F ................            $ 46,756,000
  Class G ................            $ 28,944,000
  Class H ................            $  6,679,000
  Class J ................            $ 28,944,728

     The "Certificate Principal Amount" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which the Holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund, all as described herein; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under

"--Distributions--Payment Priorities" herein. The respective Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

     The Class X Certificates will not have a Certificate Principal Amount. Such Class will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates. The Notional Amount of the Class X Certificates will for purposes of distributions on each Distribution Date equal the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates as of the first day of the related Interest Accrual Period.


DISTRIBUTIONS

     METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made on the 18th day of each month, or if such day is not a day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the Special Servicer are located, or city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed (each such day a "Business Day"), on the next succeeding Business Day, commencing on February 18, 1999 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day (such date, the "Record Date"). Such distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates is required to be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the Certificateholder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

     The aggregate distribution to be made on the Certificates (other than the Class Q Certificates) on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of (i) all Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer in the related Prepayment Period, (ii) all other amounts deposited in the Collection Account by the Master Servicer pursuant to the Pooling Agreement in respect of such Distribution Date that are allocable to the Mortgage Loans, including all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, and any interest or other income earned on funds in the Interest Reserve Account, (iii) for the Distribution Date occurring in each March, the related Withheld Amounts as described herein under "The Pooling Agreement--Accounts", and required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement, and (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Determination Date, but excluding the following:

     (a) amounts permitted to be used to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest on such Advances as described herein under "The Pooling Agreement--Advances";

     (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Master Servicer) payable to the Master Servicer (net of any amounts used to offset

   Prepayment Interest Shortfalls as described herein) and the amounts payable to the Special Servicer described herein under "The Pooling Agreement--Certain Matters Regarding the Seller, the Master Servicer and the Special Servicer" in each case in respect of such Distribution Date, and all amounts in the nature of late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees, modification fees and similar fees, and reinvestment earnings on payments received with respect to the Mortgage Loans which the Master Servicer or Special Servicer is entitled to receive as additional servicing compensation pursuant to the terms of the Pooling Agreement (together with the Servicing Fee, "Servicing Compensation");

       (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds or the Repurchase Price received with respect to a Mortgage Loan which represents any unpaid Servicing Compensation as described herein, to which the Master Servicer, the Special Servicer or the Trustee is entitled;

     (e) all amounts representing certain unanticipated or default related expenses reimbursable or payable to the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling Agreement in respect of various items, including indemnities and the excess of Prepayment Interest Excesses over Prepayment Interest Shortfalls;

       (f) prepayment premiums and yield maintenance charges;

       (g) Default Interest;

       (h) Excess Interest;

     (i) with respect to all Mortgage Loans which accrue interest on the basis of a 360-day year and the actual number of days in the related month and any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the related Withheld Amount as described under "The Pooling Agreement--Accounts" herein;

     (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling Agreement during the related Prepayment Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; and

     (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling Agreement.

     "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling Agreement.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, Principal Prepayments, the purchase price received with respect to all purchases or repurchases of any Mortgage Loan and any other payments under or with respect to the Mortgage Loans not scheduled to be made, but excluding prepayment premiums, yield maintenance charges, Excess Interest and Default Interest and excluding any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling Agreement.


     "Principal Prepayments" are unscheduled payments of principal permitted to be made by a borrower under the terms of a Mortgage Loan and received from the borrower.


     "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring on February 18, 1999, beginning on the day after the Cut-Off Date) and ending on the Due Date in the month in which such Distribution Date occurs.


     "Repurchase Price" with respect to a Mortgage Loan shall be equal to the sum of (i) the outstanding principal balance of such Mortgage Loan (or relevant portion thereof) as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan (or relevant portion thereof) at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Collection Period of purchase, (iii) all related Property Advances (to the extent not reimbursed by or on behalf of the related borrower) plus accrued and unpaid interest on related Advances at the Advance Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan (or relevant portion thereof) and (iv) all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Seller and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, which are reimbursable to such parties under the terms of the Pooling Agreement.


     "Prepayment Period" with respect to any Distribution Date is the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the day immediately after the Cut-Off
Date) through and including the Determination Date immediately preceding such Distribution Date.


     "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Master Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.


     "Determination Date" with respect to any Distribution Date is the fifth Business Day prior to such Distribution Date.


     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate plus, if applicable, the related Excess Rate.


     "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment.


     "Excess Rate" with respect to each of the ARD Loans is the excess of the related Revised Rate over the related Initial Rate.


     "Excess Interest" with respect to each of the ARD Loans is the interest accrued at the related Excess Rate in respect of such Mortgage Loan, plus interest thereon, to the extent permitted by applicable law, at the related Revised Rate.

     PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.


     The "Interest Accrual Amount," with respect to any Distribution Date and any Class of Sequential Pay Certificates, is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount (provided, that for interest accrual purposes any distributions of principal or reductions in Certificate Principal Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period); and "Interest Accrual Amount" with respect to any Distribution Date and the Class X Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the applicable Notional Amount of such Class (provided, that for interest accrual purposes any reductions in Notional Amount as a result of reductions in the corresponding Certificate Principal Amounts used to determine the Notional Amount due to principal distributions or allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period). Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.


     The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than Excess Interest) made with respect to such Class of Certificates on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law,
(i) other than in the case of the Class X Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of the Class X Certificates, one month's interest on any such excess at the WAC Rate for such Distribution Date.

     The "Pass-Through Rate" for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period, as follows:

       The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 5.850%.

       The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 6.110%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 6.430%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 6.730%, subject to a cap equal to the WAC Rate.

       The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 7.120% for the first Distribution Date and the WAC Rate thereafter.

       The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 7.120% for the first Distribution Date and the WAC Rate thereafter.

       The Pass-Through Rate on the Class F Certificates is a per annum rate equal to 5.800%.

       The Pass-Through Rate on the Class G Certificates is a per annum rate equal to 5.800%.

       The Pass-Through Rate on the Class H Certificates is a per annum rate equal to 5.800%.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.800%, subject to a cap equal to the WAC Rate.

     The Pass-Through Rate on the Class X Certificates is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Sequential Pay Certificates, weighted on the basis of their respective Certificate Principal Amounts.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

     The "Regular Certificates" are the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class X Certificates.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note in each case without giving effect to the Excess Rate or the Default Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to all such Mortgage Loans which accrue on the basis of a 360-day year and the actual number of days, (i) the Mortgage Rate for the one month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.

     The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-Off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-Off Date and prior to such date of determination, if received from the borrower or advanced by the Master Servicer, Trustee or Fiscal Agent, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling Agreement before such date of determination and (iii) any adjustment to such balance as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance of such Mortgage Loan outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a defaulted Mortgage Loan with respect to which the Master Servicer or the Special Servicer has determined that it has received all payments and recoveries which it expects to be finally recoverable on such Mortgage Loan is zero.

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum, without duplication, of:

     (i) the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date);

     (ii) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due in the related Prepayment Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

     (iii) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan received or applied during the related Prepayment Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan; and

     (iv) the Principal Shortfall, if any, for such Distribution Date.

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date, exceeds (ii) the aggregate amount actually distributed with respect to principal on such preceding Distribution Date in respect of such Principal Distribution Amount.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     On each Distribution Date prior to the Cross-over Date, the Available Funds for such Distribution Date are required to be distributed in the following amounts and order of priority:

     (i) First, pro rata, in respect of interest, to the Class A-1, Class A-2 and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amounts of such Classes;

     (ii) Second, to the Class A Certificates, in reduction of their respective Certificate Principal Amounts: first, to the Class A-1 Certificates and second, to the Class A-2 Certificates, in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount of such Certificates and (ii) the Principal Distribution Amount for such Distribution Date (less, in the case of the Class A-2 Certificates, the portion of such Principal Distribution Amount distributed on the Class A-1 Certificates);

     (iii) Third, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (iv) Fourth, to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     (v) Fifth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (vi) Sixth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (vii) Seventh, to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;


     (viii) Eighth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (ix) Ninth, to the Class D Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (x) Tenth, to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     (xi) Eleventh, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (xii) Twelfth, to the Class E Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xiii) Thirteenth, to the Class E Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;


     (xiv) Fourteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (xv) Fifteenth, to the Class F Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xvi) Sixteenth, to the Class F Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;


     (xvii) Seventeenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (xviii) Eighteenth, to the Class G Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xix) Nineteenth, to the Class G Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;


     (xx) Twentieth, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (xxi) Twenty-first, to the Class H Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xxii) Twenty-second, to the Class H Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;


     (xxiii) Twenty-third, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the Realized Loss was allocated to such Class;

     (xxiv) Twenty-fourth, to the Class J Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

     (xxv) Twenty-fifth, to the Class J Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;


     (xxvi) Twenty-sixth, to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the Realized Loss was allocated to such Class; and

     (xxvii) Twenty-seventh, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account; and to the Class LR Certificates, any amounts remaining in the Lower-Tier Distribution Account.


     On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priority Second above, an amount equal to the Principal Distribution Amount for such Distribution Date is required to be distributed, first, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts, until the Certificate Principal Amount of each such Class is reduced to zero, and, second, to the Class A-1 and Class A-2 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Classes, pro rata, in accordance with the amount of such unreimbursed Realized Losses so allocated, plus interest thereon at their respective Pass-Through Rates compounded monthly from the date the related Realized Loss was allocated to such Classes. The "Cross-over Date" is the Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the Class A-1 and Class A-2 Certificates) has been reduced to zero due to the application of Realized Losses.

     All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

     PREPAYMENT PREMIUMS. On any Distribution Date, prepayment premiums and yield maintenance charges collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates as described below.

     On each Distribution Date, yield maintenance charges collected on the Mortgage Loans during the related Prepayment Period will be distributed by the Trustee to the following Classes of Offered Certificates: to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of yield maintenance charges relating to the Mortgage Loans collected on such principal prepayments during the related Prepayment Period. Any yield maintenance charges relating to the Mortgage Loans collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

     A substantial number of the Mortgage Loans require the payment of a prepayment premium equal to a fixed percentage of the principal balance of the related Mortgage Loan or have a yield maintenance charge and also have a fixed prepayment premium for a specified period of time. If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan and the latter is the greater amount, or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

     No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F, Class G, Class H, Class J, Class Q or Residual Certificates. Instead, after the Certificate Principal Amount of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X Certificates. For a description of prepayment premiums and yield maintenance charges, see Annex A to this Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the Prospectus.

     Notwithstanding the foregoing, prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.


     EXCESS INTEREST. On each Distribution Date, the Trustee is required to distribute any Excess Interest received during the related Collection Period, to the holders of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates, pro rata, based on their initial Certificate Principal Amounts.

     CLASS Q DISTRIBUTIONS. On each Distribution Date, Net Default Interest received in the related Collection Period with respect to a default on a Mortgage Loan, to the extent set forth in the Pooling Agreement, will be available for distribution solely to the Class Q Certificates, as set forth in the Pooling Agreement. The Class Q Certificates are not entitled to any other distributions.

     REALIZED LOSSES. The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date. Any such write-offs will be applied to such Classes of Certificates in the following order, until each is reduced to zero: first, to the Class J Certificates; second, to the Class H Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates and, finally, pro rata, to the Class A-1 and Class A-2 Certificates, based on their respective Certificate Principal Amounts. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Sequential Pay Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates described above in reverse order of allocation of Realized Losses thereto.

     Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the Classes of Regular Certificates in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes.

     PREPAYMENT INTEREST SHORTFALLS. To the extent any Mortgage Loan is prepaid in full or in part between a Determination Date and the related Due Date immediately following such Determination Date, an interest shortfall may result on the second Distribution Date following such Determination Date because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent any Mortgage Loan is prepaid in full or in part between the related Due Date and the Determination Date immediately following such Due Date, the interest on such prepayment will be included in the Available Funds for the immediately succeeding Distribution Date (the "Prepayment Interest Excess"), but only to the extent necessary to offset Prepayment Interest Shortfalls for such Prepayment Period. If a Mortgage Loan is prepaid in full or in part during any Prepayment Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest Excess collected during such Prepayment Period. If the Prepayment Interest Shortfall for any Prepayment Period exceeds any Prepayment Interest Excess collected during such period, the remaining shortfall shall be offset only by an amount up to the product of (x) 1/12th of 0.04%, and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the related Interest Accrual Period, which amount represents a reduction in the Servicing Fee (net of the Trustee Fee) payable to the Master Servicer on the related Distribution Date. Any remaining Prepayment Interest Shortfall not so offset (an "Excess Prepayment Interest Shortfall") will be allocated to each Class of Regular Certificates, pro rata, based upon the amount of interest which would otherwise have been distributable to each Class. The Master Servicer shall be entitled to any excess of the Prepayment Interest Excess over the Prepayment Interest Shortfall.

     APPRAISAL REDUCTION AMOUNTS. In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, (i) the amount advanced by the Master Servicer with respect to delinquent payments of interest with respect to the related Mortgage Loan will be reduced as described under "The Pooling Agreement--Advances" herein, and (ii) the Voting Rights of certain Classes will be reduced as described under "The Pooling Agreement--Amendment" herein. The reduction of interest advanced by the Master Servicer will have the effect of reducing the amount available to be distributed as interest on the then most subordinate Class or Classes of Certificates.

     The Certificate Principal Amount of each of the Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be notionally reduced (solely for purposes of determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such Class on such Distribution Date. To the extent that the aggregate of the Appraisal Reduction Amounts for any Distribution Date exceeds such Certificate Principal Amount, such excess will be applied, subject to any reversal described below, to notionally reduce the Certificate Principal Amount of the next most subordinate Class of Certificates on the next Distribution Date. Any such reductions will be applied in the following order of priority: first, to the Class J Certificates; second, to the Class H Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates and finally, to the Class B Certificates (provided in each case that no Certificate Principal Amount in respect of any such Class may be notionally reduced below zero). See "--Payment Priorities" above and "--Appraisal Reductions" below.


SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2 and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to receive distributions of interest (other than Excess Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class X Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E,

Class F, Class G, Class H and Class J Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H and Class J Certificates. The Class D Certificates will likewise be protected by the subordination of the Class E, Class F, Class G, Class H and Class J Certificates. The Class E Certificates will likewise be protected by the subordination of the Class F, Class G, Class H and Class J Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses: first, to the Class J Certificates; second, to the Class H Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; and, finally, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available with respect to any Class of Offered Certificates.


APPRAISAL REDUCTIONS

     With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 90 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) 60 days after an involuntary petition of bankruptcy is filed with respect to the borrower, if such petition is not dismissed prior to the expiration of such period; and (vii) immediately after a Mortgage Loan becomes an REO Mortgage Loan (each, an "Appraisal Reduction Event"), an Appraisal Reduction Amount is required to be calculated by the Special Servicer. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined (A) by one or more appraisals by independent members of the Appraisal Institute ("MAI") with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $1,000,000 (the cost of which is required to be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance of less than $1,000,000, over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance and/or for which funds have not been escrowed). If an independent MAI appraisal or an internal valuation, as applicable, has not been obtained within twelve months prior to the first Distribution Date on or after which an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction Amount. If an independent MAI appraisal or internal valuation, as applicable, has not been obtained within the preceding 12 months, then within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event the Special Servicer will be required to either (i) with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $1,000,000,obtain an independent MAI appraisal, the cost of which will be paid by the Master Servicer as a Property Advance or (ii) with respect to any Mortgage Loan with an outstanding principal balance of less than $1,000,000, perform an internal valuation. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal or internal valuation, as the case may be, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such new appraisal or valuation (regardless of whether the new independent MAI appraisal or internal valuation is higher or lower than the Special Servicer's Appraisal Reduction Estimate). Annual updates of any such independent MAI appraisal or internal valuation, as the case may be, will be required during the continuance of an Appraisal Reduction Event and the Appraisal Reduction Amount will be adjusted accordingly.

     Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.


DELIVERY, FORM AND DENOMINATION

     The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess thereof, and the Class X Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $5,000,000 initial Notional Amount, and in multiples of $1 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Cedel and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling Agreement responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" or "holder" under the Pooling Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling Agreement, any Certificate registered in the name of the Seller, the Trustee, the Master Servicer, the Special Servicer, a manager of a Mortgaged Property, a borrower or any person affiliated with the Seller, the Trustee, the Master Servicer, or the Special Servicer, will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling Agreement, any Certificates beneficially owned by the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer will be deemed to be outstanding so long as such amendment does not relate to compensation of the Master Servicer or the Special Servicer, or otherwise benefit the Master Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer or an affiliate thereof will be deemed to be outstanding, provided that the Special Servicer is not the Master Servicer. The Percentage Interest of any Offered

Certificate of any Class will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Principal Amount of such Class of Certificates. See "Description of the Certificates--General" in the Prospectus.


BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Cedel, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Seller that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Cedel have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Seller, the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, Cedel and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness thereof.


DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to beneficial owners of Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Seller is unable to locate a qualified successor, (ii) the Seller or the Trustee, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an event of default under the Pooling Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling Agreement ("Holders"). Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling Agreement.


     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.


TRANSFER RESTRICTIONS


     Each Class B, Class C, Class D and Class E Certificate will bear a legend substantially to the effect that such Certificate may not be purchased by a transferee that is (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA, or Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA of the Code (each, a "Plan"), or (B) a collective investment fund in which Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.


     Holders of Class B, Class C, Class D and Class E Certificates that are in book-entry form will be deemed to have represented that they are not persons or entities referred to in clause (A) or (B) of the legend described in the preceding paragraph. In the event that holders of the Class B, Class C, Class D and Class E Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates," each prospective transferee of a Class B, Class C, Class D and Class E Certificate that is a Definitive Certificate will be required to either deliver to the Seller, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling Agreement stating that such transferee is not a person or entity referred to in clause
(A) or (B) of the legend or provide an opinion to the Seller, the Certificate Registrar and the Trustee as described in the Pooling Agreement. Any transfer of a Class B, Class C, Class D or Class E Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law will be deemed absolutely null and void ab initio.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts or Notional Amount, as applicable, of the related Classes of Certificates, the extent to which prepayment premiums, yield maintenance charges and Excess Interest allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts or Notional Amounts, as applicable, of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

     The rate of distributions in reduction of the Certificate Principal Amount or Notional Amount, as applicable, of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Principal Amount or Notional Amount, as applicable, may result from repurchases of Mortgage Loans made by the Responsible Parties due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "Description of the Mortgage Pool--Representations and Warranties" or purchases of the Mortgage Loans in the manner described under "The Pooling Agreement--Optional Termination; Optional Mortgage Loan Purchase." To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment lockout periods or otherwise) on the Mortgage Loans will affect the Pass-Through Rate of the Class X, Class D and Class E Certificates and, to the extent the WAC Rate would be reduced below the fixed Pass-Through Rate on such Classes, the Class A-2, Class B and Class C Certificates, for one or more future periods and therefore the yield on such Classes.

     The Certificate Principal Amount or Notional Amount, as applicable, of any Class of Offered Certificates may be reduced without distributions thereon as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court. Realized Losses will be allocated to the Certificates (other than the Class Q, Class X, Class R and Class LR Certificates) in reverse alphabetical order.

     Because the Notional Amount of the Class X Certificates is based upon the Certificate Principal Amounts of the Sequential Pay Certificates, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and any repurchases due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans to the extent such payments of principal are allocated to the Sequential Pay Certificates in reduction of the Certificate Principal Amounts thereof.

     Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan, and any increase in the interest rate and the application of Excess Cash Flow, if applicable, to prepay the related Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See Annex A hereto for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce principal of the respective ARD Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such ARD Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, with respect to the Class X Certificates and any other Class of Offered Certificates that is purchased at a premium, if principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. In particular, the yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) with respect to the Mortgage Loans. Investors in the Class X Certificates should fully consider the risks of significant variability in the rate and timing of such payments, including the risk that an extremely rapid rate of principal collections on the Mortgage Loans could result in the failure of such investors to recover fully their initial investments. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amount of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

     The "Rated Final Distribution Date" for the Certificates will be November 18, 2030, which is the Distribution Date following the second anniversary after the date at which all the Mortgage Loans have zero balances, assuming no Balloon Payments or prepayments on the Mortgage Loans are made, and Mortgage Loans which are Balloon Mortgage Loans or ARD Loans fully amortize according to their stated amortization schedules.


WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this Prospectus Supplement, and are based on the following additional assumptions ("Modeling Assumptions"):
(i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate ("CPR"), or in accordance with a prepayment scenario in which prepayments in full occur, after expiration of any applicable lock-out period, defeasance option and requirement for prepayment premiums or yield maintenance charges in connection with prepayments, with each ARD Loan paying in full on its Anticipated Repayment Date, (ii) there are no delinquencies, (iii) scheduled interest and principal payments on the Mortgage Loans are timely received on their respective Due Dates, commencing in February 1999 (assumed in all cases to be the first day of each month) at the indicated levels of CPR or in accordance with the prepayment scenario set forth in the tables, (iv) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (v) no prepayment premiums or yield maintenance charges are collected, (vi) no party exercises its right of optional termination of the Trust Fund described herein, (vii) no Mortgage Loan is required to be purchased from the Trust Fund, (viii) the Servicing Fee Rate for each Mortgage Loan is 0.0838% per annum (or 0.1838% per annum in the case of the Mortgage Loan identified on Annex A hereto as loan number I0066), (ix) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any class of Offered Certificates, (x) distributions on the Certificates are made on the 18th day (each assumed to be a Business Day) of each month, commencing in February 1999,
(xi) the Certificates will be issued on January 20, 1999, (xii) no Balloon Payment is extended beyond its maturity date, and (xiii) the Pass-Through Rate with respect to each Class of Certificates is as described on page S-6 herein (including any applicable footnotes).

     The weighted average life of any Class A-1, Class A-2, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in "Description of the Offered Certificates--Distributions--Payment Priorities" herein.


     The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described herein. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
               THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                          OTHERWISE AT INDICATED CPR




                                                                       PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR           25% CPR          50% CPR          75% CPR        100% PP*
------------------------------------------   --------------   --------------   --------------   --------------   -----------
Initial ..................................   100%             100%             100%             100%             100%
January 18, 2000 .........................   93%              93%              93%              93%              93%
January 18, 2001 .........................   86%              86%              86%              86%              86%
January 18, 2002 .........................   78%              78%              78%              78%              77%
January 18, 2003 .........................   69%              69%              68%              67%              66%
January 18, 2004 .........................   57%              57%              56%              56%              56%
January 18, 2005 .........................   47%              47%              46%              45%              38%
January 18, 2006 .........................   15%              15%              15%              15%              15%
January 18, 2007 .........................    4%               4%               4%               4%               4%
January 18, 2008 and
 thereafter ..............................    0%               0%               0%               0%               0%
Weighted Average Life (in years) .........       5.01             4.99             4.97             4.95            4.88
First Principal Payment Date .............     Feb-1999         Feb-1999         Feb-1999         Feb-1999        Feb-1999
Last Principal Payment Date ..............     Jun-2007         May-2007         May-2007         May-2007        Apr-2007

* "PP" means 100% of each loan prepays when it becomes freely prepayable.


          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
               THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                          OTHERWISE AT INDICATED CPR




                                                                       PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR           25% CPR          50% CPR          75% CPR        100% PP*
------------------------------------------   --------------   --------------   --------------   --------------   ------------
Initial ..................................   100%             100%             100%             100%             100%
January 18, 2000 .........................   100%             100%             100%             100%             100%
January 18, 2001 .........................   100%             100%             100%             100%             100%
January 18, 2002 .........................   100%             100%             100%             100%             100%
January 18, 2003 .........................   100%             100%             100%             100%             100%
January 18, 2004 .........................   100%             100%             100%             100%             100%
January 18, 2005 .........................   100%             100%             100%             100%             100%
January 18, 2006 .........................   100%             100%             100%             100%             100%
January 18, 2007 .........................   100%             100%             100%             100%             100%
January 18, 2008 .........................   93%              91%              88%              83%              57%
January 18, 2009 and
 thereafter ..............................    0%               0%               0%               0%               0%
Weighted Average Life (in years) .........       9.47             9.42             9.37             9.30             9.02
First Principal Payment Date .............     Jun-2007         May-2007         May-2007         May-2007        Apr-2007
Last Principal Payment Date ..............     Oct-2008         Oct-2008         Oct-2008         Oct-2008        May-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                          OTHERWISE AT INDICATED CPR




                                                                       PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR           25% CPR          50% CPR          75% CPR        100% PP*
------------------------------------------   --------------   --------------   --------------   --------------   ------------
Initial ..................................   100%             100%             100%             100%             100%
January 18, 2000 .........................   100%             100%             100%             100%             100%
January 18, 2001 .........................   100%             100%             100%             100%             100%
January 18, 2002 .........................   100%             100%             100%             100%             100%
January 18, 2003 .........................   100%             100%             100%             100%             100%
January 18, 2004 .........................   100%             100%             100%             100%             100%
January 18, 2005 .........................   100%             100%             100%             100%             100%
January 18, 2006 .........................   100%             100%             100%             100%             100%
January 18, 2007 .........................   100%             100%             100%             100%             100%
January 18, 2008 .........................   100%             100%             100%             100%             100%
January 18, 2009 and
 thereafter ..............................   0%               0%               0%               0%               0%
Weighted Average Life (in years) .........       9.74             9.74             9.74             9.74             9.37
First Principal Payment Date .............     Oct-2008         Oct-2008         Oct-2008         Oct-2008        May-2008
Last Principal Payment Date ..............     Oct-2008         Oct-2008         Oct-2008         Oct-2008        Jun-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.


          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                          OTHERWISE AT INDICATED CPR




                                                                       PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR           25% CPR          50% CPR          75% CPR        100% PP*
------------------------------------------   --------------   --------------   --------------   --------------   ------------
Initial ..................................   100%             100%             100%             100%             100%
January 18, 2000 .........................   100%             100%             100%             100%             100%
January 18, 2001 .........................   100%             100%             100%             100%             100%
January 18, 2002 .........................   100%             100%             100%             100%             100%
January 18, 2003 .........................   100%             100%             100%             100%             100%
January 18, 2004 .........................   100%             100%             100%             100%             100%
January 18, 2005 .........................   100%             100%             100%             100%             100%
January 18, 2006 .........................   100%             100%             100%             100%             100%
January 18, 2007 .........................   100%             100%             100%             100%             100%
January 18, 2008 .........................   100%             100%             100%             100%             100%
January 18, 2009 and
 thereafter ..............................   0%               0%               0%               0%               0%
Weighted Average Life (in years) .........       9.74             9.74             9.74             9.74             9.49
First Principal Payment Date .............     Oct-2008         Oct-2008         Oct-2008         Oct-2008        Jun-2008
Last Principal Payment Date ..............     Oct-2008         Oct-2008         Oct-2008         Oct-2008        Jul-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                          OTHERWISE AT INDICATED CPR




                                                                       PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR           25% CPR          50% CPR          75% CPR        100% PP*
------------------------------------------   --------------   --------------   --------------   --------------   ------------
Initial ..................................   100%             100%             100%             100%             100%
January 18, 2000 .........................   100%             100%             100%             100%             100%
January 18, 2001 .........................   100%             100%             100%             100%             100%
January 18, 2002 .........................   100%             100%             100%             100%             100%
January 18, 2003 .........................   100%             100%             100%             100%             100%
January 18, 2004 .........................   100%             100%             100%             100%             100%
January 18, 2005 .........................   100%             100%             100%             100%             100%
January 18, 2006 .........................   100%             100%             100%             100%             100%
January 18, 2007 .........................   100%             100%             100%             100%             100%
January 18, 2008 .........................   100%             100%             100%             100%             100%
January 18, 2009 and
 thereafter ..............................   0%               0%               0%               0%               0%
Weighted Average Life (in years) .........       9.82             9.81             9.79             9.77             9.54
First Principal Payment Date .............     Oct-2008         Oct-2008         Oct-2008         Oct-2008        Jul-2008
Last Principal Payment Date ..............     Nov-2008         Nov-2008         Nov-2008         Nov-2008        Aug-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.





          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT PREMIUMS--
                          OTHERWISE AT INDICATED CPR




                                                                       PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR           25% CPR          50% CPR          75% CPR        100% PP*
------------------------------------------   --------------   --------------   --------------   --------------   ------------
Initial ..................................   100%             100%             100%             100%             100%
January 18, 2000 .........................   100%             100%             100%             100%             100%
January 18, 2001 .........................   100%             100%             100%             100%             100%
January 18, 2002 .........................   100%             100%             100%             100%             100%
January 18, 2003 .........................   100%             100%             100%             100%             100%
January 18, 2004 .........................   100%             100%             100%             100%             100%
January 18, 2005 .........................   100%             100%             100%             100%             100%
January 18, 2006 .........................   100%             100%             100%             100%             100%
January 18, 2007 .........................   100%             100%             100%             100%             100%
January 18, 2008 .........................   100%             100%             100%             100%             100%
January 18, 2009 and
 thereafter ..............................   0%               0%               0%               0%               0%
Weighted Average Life (in years) .........       9.83             9.83             9.83             9.83             9.58
First Principal Payment Date .............     Nov-2008         Nov-2008         Nov-2008         Nov-2008        Aug-2008
Last Principal Payment Date ..............     Nov-2008         Nov-2008         Nov-2008         Nov-2008        Aug-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRICE/YIELD TABLES


     The tables set forth below show the corporate bond equivalent ("CBE") yield, weighted average life (as described under "--Weighted Average Life of the Offered Certificates" above) and the period during which principal payments would be received with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Modeling Assumptions. Purchase prices set forth below for each such Class of Offered Certificates are expressed in 32nds (i.e., 99.16 means 9916/32%) as a percentage of the initial Certificate Principal Amount of such Class of Certificates, before adding accrued interest.



     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including January 1, 1999 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED
                                     CPRS



                               0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE,
                                               PREPAYMENT PREMIUMS--
                                            OTHERWISE AT INDICATED CPR
                               -----------------------------------------------------
            ASSUMED
         PRICE (32NDS)           0% CPR     25% CPR    50% CPR    75% CPR   100% PP*
------------------------------ ---------- ---------- ---------- ---------- ---------
             98.16             6.221%     6.222%     6.223%     6.224%     6.228%
             98.24             6.160%     6.161%     6.161%     6.162%     6.165%
             99.00             6.098%     6.099%     6.099%     6.100%     6.102%
             99.08             6.037%     6.037%     6.038%     6.038%     6.040%
             99.16             5.976%     5.976%     5.976%     5.977%     5.977%
             99.24             5.915%     5.915%     5.915%     5.915%     5.915%
            100.00             5.855%     5.855%     5.854%     5.854%     5.853%
            100.08             5.795%     5.794%     5.794%     5.793%     5.792%
            100.16             5.735%     5.734%     5.733%     5.733%     5.730%
            100.24             5.675%     5.674%     5.673%     5.672%     5.669%
            101.00             5.615%     5.614%     5.613%     5.612%     5.608%
            101.08             5.556%     5.554%     5.553%     5.552%     5.547%
            101.16             5.496%     5.495%     5.493%     5.492%     5.487%
            101.24             5.437%     5.435%     5.434%     5.432%     5.426%
            102.00             5.379%     5.376%     5.375%     5.373%     5.366%
            102.08             5.320%     5.317%     5.316%     5.314%     5.306%
            102.16             5.262%     5.259%     5.257%     5.255%     5.246%
Weighted Average Life (yrs.)     5.014      4.989      4.972      4.955      4.881
First Principal Payment Date   Feb-1999   Feb-1999   Feb-1999   Feb-1999   Feb-1999
 Last Principal Payment Date   Jun-2007   May-2007   May-2007   May-2007   Apr-2007

* "PP" means 100% of each loan prepays when it becomes freely prepayable.


PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED
                                     CPRS



                               0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE,
                                               PREPAYMENT PREMIUMS--
                                            OTHERWISE AT INDICATED CPR
                               -----------------------------------------------------
            ASSUMED
         PRICE (32NDS)           0% CPR     25% CPR    50% CPR    75% CPR   100% PP*
------------------------------ ---------- ---------- ---------- ---------- ---------
             99.16             6.219%     6.219%     6.219%     6.219%     6.220%
             99.24             6.183%     6.183%     6.183%     6.183%     6.183%
            100.00             6.147%     6.147%     6.147%     6.147%     6.146%
            100.08             6.112%     6.111%     6.111%     6.111%     6.109%
            100.16             6.076%     6.076%     6.075%     6.075%     6.072%
            100.24             6.041%     6.040%     6.040%     6.039%     6.035%
            101.00             6.006%     6.005%     6.004%     6.003%     5.999%
            101.08             5.970%     5.970%     5.969%     5.968%     5.962%
            101.16             5.935%     5.935%     5.934%     5.932%     5.926%
            101.24             5.900%     5.900%     5.898%     5.897%     5.890%
            102.00             5.866%     5.865%     5.863%     5.861%     5.854%
            102.08             5.831%     5.830%     5.828%     5.826%     5.818%
            102.16             5.796%     5.795%     5.794%     5.791%     5.782%
            102.24             5.762%     5.761%     5.759%     5.756%     5.746%
            103.00             5.728%     5.726%     5.724%     5.721%     5.711%
            103.08             5.693%     5.692%     5.690%     5.687%     5.675%
            103.16             5.659%     5.657%     5.655%     5.652%     5.640%
Weighted Average Life (yrs.)     9.466      9.425      9.374      9.301      9.018
First Principal Payment Date   Jun-2007   May-2007   May-2007   May-2007   Apr-2007
 Last Principal Payment Date   Oct-2008   Oct-2008   Oct-2008   Oct-2008   May-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS



                               0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE,
                                               PREPAYMENT PREMIUMS--
                                            OTHERWISE AT INDICATED CPR
                               -----------------------------------------------------
            ASSUMED
         PRICE (32NDS)           0% CPR     25% CPR    50% CPR    75% CPR   100% PP*
------------------------------ ---------- ---------- ---------- ---------- ---------
             99.16             6.545%     6.545%     6.545%     6.545%     6.545%
             99.24             6.509%     6.509%     6.509%     6.509%     6.509%
            100.00             6.474%     6.474%     6.474%     6.474%     6.472%
            100.08             6.438%     6.438%     6.438%     6.438%     6.436%
            100.16             6.403%     6.403%     6.403%     6.403%     6.400%
            100.24             6.368%     6.368%     6.368%     6.368%     6.364%
            101.00             6.333%     6.333%     6.333%     6.333%     6.328%
            101.08             6.298%     6.298%     6.298%     6.298%     6.292%
            101.16             6.263%     6.263%     6.263%     6.263%     6.256%
            101.24             6.229%     6.229%     6.229%     6.229%     6.220%
            102.00             6.194%     6.194%     6.194%     6.194%     6.185%
            102.08             6.160%     6.160%     6.160%     6.160%     6.149%
            102.16             6.125%     6.125%     6.125%     6.125%     6.114%
            102.24             6.091%     6.091%     6.091%     6.091%     6.079%
            103.00             6.057%     6.057%     6.057%     6.057%     6.044%
            103.08             6.023%     6.023%     6.023%     6.023%     6.009%
            103.16             5.989%     5.989%     5.989%     5.989%     5.974%
Weighted Average Life (yrs.)    9.744      9.744      9.744      9.744      9.371
First Principal Payment Date   Oct-2008   Oct-2008   Oct-2008   Oct-2008   May-2008
 Last Principal Payment Date   Oct-2008   Oct-2008   Oct-2008   Oct-2008   Jun-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS




                               0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE,
                                               PREPAYMENT PREMIUMS--
                                            OTHERWISE AT INDICATED CPR
                               -----------------------------------------------------
            ASSUMED
         PRICE (32NDS)           0% CPR     25% CPR    50% CPR    75% CPR   100% PP*
------------------------------ ---------- ---------- ---------- ---------- ---------
             99.16             6.851%     6.851%     6.851%     6.851%     6.852%
             99.24             6.815%     6.815%     6.815%     6.815%     6.815%
            100.00             6.779%     6.779%     6.779%     6.779%     6.778%
            100.08             6.743%     6.743%     6.743%     6.743%     6.742%
            100.16             6.708%     6.708%     6.708%     6.708%     6.706%
            100.24             6.672%     6.672%     6.672%     6.672%     6.669%
            101.00             6.637%     6.637%     6.637%     6.637%     6.633%
            101.08             6.601%     6.601%     6.601%     6.601%     6.597%
            101.16             6.566%     6.566%     6.566%     6.566%     6.561%
            101.24             6.531%     6.531%     6.531%     6.531%     6.525%
            102.00             6.496%     6.496%     6.496%     6.496%     6.489%
            102.08             6.461%     6.461%     6.461%     6.461%     6.454%
            102.16             6.426%     6.426%     6.426%     6.426%     6.418%
            102.24             6.391%     6.391%     6.391%     6.391%     6.383%
            103.00             6.357%     6.357%     6.357%     6.357%     6.348%
            103.08             6.322%     6.322%     6.322%     6.322%     6.313%
            103.16             6.288%     6.288%     6.288%     6.288%     6.277%
Weighted Average Life (yrs.)    9.744      9.744      9.744      9.744      9.491
First Principal Payment Date   Oct-2008   Oct-2008   Oct-2008   Oct-2008   Jun-2008
 Last Principal Payment Date   Oct-2008   Oct-2008   Oct-2008   Oct-2008   Jul-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS




                               0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE,
                                               PREPAYMENT PREMIUMS--
                                            OTHERWISE AT INDICATED CPR
                               -----------------------------------------------------
            ASSUMED
         PRICE (32NDS)           0% CPR     25% CPR    50% CPR    75% CPR   100% PP*
------------------------------ ---------- ---------- ---------- ---------- ---------
             96.16             7.796%     7.796%     7.796%     7.796%     7.804%
             96.24             7.758%     7.757%     7.757%     7.757%     7.765%
             97.00             7.720%     7.719%     7.719%     7.719%     7.726%
             97.08             7.682%     7.681%     7.681%     7.681%     7.687%
             97.16             7.644%     7.643%     7.643%     7.643%     7.649%
             97.24             7.606%     7.606%     7.605%     7.605%     7.610%
             98.00             7.569%     7.568%     7.568%     7.568%     7.572%
             98.08             7.531%     7.531%     7.530%     7.530%     7.534%
             98.16             7.494%     7.493%     7.493%     7.493%     7.496%
             98.24             7.457%     7.456%     7.456%     7.455%     7.458%
             99.00             7.420%     7.419%     7.419%     7.418%     7.420%
             99.08             7.383%     7.382%     7.382%     7.381%     7.382%
             99.16             7.346%     7.345%     7.345%     7.344%     7.345%
             99.24             7.309%     7.308%     7.308%     7.307%     7.307%
            100.00             7.273%     7.272%     7.271%     7.271%     7.270%
            100.08             7.236%     7.235%     7.235%     7.234%     7.233%
            100.16             7.200%     7.199%     7.198%     7.198%     7.196%
Weighted Average Life (yrs.)    9.819      9.806      9.790      9.768      9.537
First Principal Payment Date   Oct-2008   Oct-2008   Oct-2008   Oct-2008   Jul-2008
 Last Principal Payment Date   Nov-2008   Nov-2008   Nov-2008   Nov-2008   Aug-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS




                                0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE,
                                                PREPAYMENT PREMIUMS--
                                             OTHERWISE AT INDICATED CPR
                                -----------------------------------------------------
            ASSUMED
         PRICE (32NDS)            0% CPR     25% CPR    50% CPR    75% CPR   100% PP*
------------------------------- ---------- ---------- ---------- ---------- ---------
             92.16              8.424%     8.424%     8.424%     8.424%     8.443%
             92.24              8.384%     8.384%     8.384%     8.383%     8.402%
             93.00              8.344%     8.344%     8.343%     8.343%     8.361%
             93.08              8.304%     8.303%     8.303%     8.303%     8.320%
             93.16              8.264%     8.264%     8.263%     8.263%     8.280%
             93.24              8.224%     8.224%     8.224%     8.224%     8.239%
             94.00              8.185%     8.184%     8.184%     8.184%     8.199%
             94.08              8.145%     8.145%     8.145%     8.144%     8.159%
             94.16              8.106%     8.105%     8.105%     8.105%     8.119%
             94.24              8.067%     8.066%     8.066%     8.066%     8.079%
             95.00              8.027%     8.027%     8.027%     8.027%     8.039%
             95.08              7.989%     7.988%     7.988%     7.988%     7.999%
             95.16              7.950%     7.949%     7.949%     7.949%     7.960%
             95.24              7.911%     7.911%     7.910%     7.910%     7.921%
             96.00              7.872%     7.872%     7.872%     7.872%     7.881%
             96.08              7.834%     7.834%     7.833%     7.833%     7.842%
             96.16              7.796%     7.795%     7.795%     7.795%     7.803%
 Weighted Average Life (yrs.)    9.828      9.828      9.828      9.828      9.578
 First Principal Payment Date   Nov-2008   Nov-2008   Nov-2008   Nov-2008   Aug-2008
 Last Principal Payment Date    Nov-2008   Nov-2008   Nov-2008   Nov-2008   Aug-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES


     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortizations, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.


     The following tables indicate the approximate pre-tax yield to maturity on a CBE basis, weighted average lives, and first and last payment dates on the Class X Certificates for the specified CPRs based on the Modeling Assumptions. It was also assumed that the purchase price of the Class X Certificates is as specified below, expressed in 32nds (i.e., 6.08 means 68/32%) as a percentage of the initial Notional Amount of such Certificates, plus accrued interest.


     The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including January 1, 1999 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).


     The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PAYMENT DATE AND
     LAST PAYMENT DATE FOR THE CLASS X CERTIFICATES AT THE SPECIFIED CPRS




                                  0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE, PREPAYMENT
                                                             PREMIUMS--
                                                     OTHERWISE AT INDICATED CPR
                                  ----------------------------------------------------------------
             ASSUMED
          PRICE (32NDS)              0% CPR       25% CPR      50% CPR      75% CPR     100% PP*
--------------------------------- ------------ ------------ ------------ ------------ ------------
5.08 ............................ 13.746%      13.686%      13.625%      13.545%      13.166%
5.12 ............................ 13.100%      13.039%      12.977%      12.896%      12.511%
5.16 ............................ 12.479%      12.417%      12.355%      12.272%      11.882%
5.20 ............................ 11.881%      11.819%      11.755%      11.672%      11.276%
5.24 ............................ 11.305%      11.242%      11.178%      11.093%      10.693%
5.28 ............................ 10.749%      10.686%      10.621%      10.536%      10.130%
6.00 ............................ 10.213%      10.149%      10.084%       9.997%       9.587%
6.04 ............................  9.695%       9.631%       9.565%       9.478%       9.063%
6.08 ............................  9.194%       9.130%       9.063%       8.975%       8.556%
6.12 ............................  8.709%       8.645%       8.578%       8.489%       8.065%
6.16 ............................  8.240%       8.175%       8.108%       8.018%       7.590%
6.20 ............................  7.786%       7.720%       7.652%       7.562%       7.130%
6.24 ............................  7.345%       7.279%       7.211%       7.119%       6.684%
6.28 ............................  6.918%       6.851%       6.783%       6.691%       6.252%
7.00 ............................  6.503%       6.436%       6.367%       6.274%       5.832%
7.04 ............................  6.100%       6.033%       5.963%       5.870%       5.425%
7.08 ............................  5.708%       5.641%       5.571%       5.477%       5.029%
Weighted Average Life (yrs.)       9.205        9.176        9.144        9.099        8.870
First Payment Date ..............  Feb-1999     Feb-1999     Feb-1999     Feb-1999     Feb-1999
Last Payment Date ...............  Jun-2028     Jun-2028     Jun-2028     Jun-2028     Dec-2027

* "PP" means 100% of each loan prepays when it becomes freely prepayable.


     Notwithstanding the assumed prepayment rates reflected in the preceding tables in this "Yield, Prepayment and Maturity Considerations" section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.


     There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.


     For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the Prospectus.

                             THE POOLING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of January 10, 1999 (the "Pooling Agreement"), by and among the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Responsible Parties.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling Agreement and terms and conditions of the Offered Certificates. The Seller will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to GS Mortgage Securities Corporation II, 85 Broad Street, New York, New York 10004, Attention: Rolf Edwards.


ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Seller will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Seller will cause to be delivered to the Trustee with respect to each Mortgage Loan, (i) the original Mortgage Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original Mortgage(s) thereof;
(iii) the assignment(s) of the Mortgage(s) in recordable form in favor of the Trustee; (iv) to the extent not contained in the Mortgages, the original assignment of leases and rents; (v) if applicable, the original assignment of assignment of leases and rents to the Trustee; (vi) where applicable, a copy of the UCC-1 financing statements, if any, including UCC-3 assignments; (vii) the original lender's title insurance policy (or marked commitments to insure); and
(viii) collateral assignments of management agreements and such other loan documents as are in the possession of the Seller, including original assignments thereof to the Trustee, unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Trustee in writing of such delay and shall deliver such documents to the Trustee, with copies of them to the Master Servicer, promptly upon the Seller's receipt thereof.

     The Trustee, or any custodian for the Trustee, will be required to hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan (in certain cases only to the extent such documents are identified by the Seller as being part of the related mortgage file) within 45 days after the later of delivery or execution of the Pooling Agreement and report any missing documents or certain types of defects therein to the Seller and the applicable Responsible Party.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling Agreement requires each of the Master Servicer and the Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling Agreement and the Mortgage Loans, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to the Mortgaged Properties, and in each event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collection that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate). Such servicing is required to be undertaken without regard to (i) any known relationship that the Master Servicer or the Special Servicer, or an affiliate of the Master Servicer or the Special Servicer, as applicable, may have with the borrowers or any other parties to the Pooling Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable; (iii) the Master Servicer's obligation to make Advances; or (iv) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation for its services under the Pooling Agreement or with respect to any particular transaction (the "Servicing Standard").

     The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling Agreement. Notwithstanding any subservicing agreement, the Master Servicer or Special Servicer, as applicable, shall remain primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Any subservicing agreement entered into by the Master Servicer or Special Servicer, as applicable, will provide that it may be assumed or terminated by the Trustee, or any successor Master Servicer or Special Servicer, if the Trustee, or any successor Master Servicer or Special Servicer, has assumed the duties of the Master Servicer or Special Servicer, respectively. The Pooling Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

     The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan); (ii) the related borrower has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iii) the Master Servicer has received notice that the related borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan; (v) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; or (vi) in the opinion of the Master Servicer (consistent with the Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer; provided however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clause (i) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (b) with respect to the circumstances described in clause (ii), (iii),
(iv) and (vi) above,
when such circumstances cease to exist in the good faith judgment of the Master Servicer, or (c) with respect to the circumstances described in clause (v) above, when such default is cured; provided, in any case, that no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan. With respect to any Specially Serviced Mortgage Loan, the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan. Upon the curing of such events, the servicing of such Mortgage Loan will be returned to the Master Servicer.

     The Pooling Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans consistent with the Servicing Standard. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. For any Mortgage Loan with respect to which, under the terms of the related loan documents, the mortgagee may, in its discretion, apply insurance proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related prepayment lockout period, the Master Servicer or Special Servicer, as applicable, may only require such a prepayment if the Master Servicer or Special Servicer, as applicable, has determined in accordance with the Servicing Standard that such prepayment is in the best interest of all Certificateholders. The Master Servicer and the Special Servicer will be directed in the Pooling Agreement not to take any enforcement action other than requests for payment with respect to payment of Excess Interest or principal in excess of the principal component of the Monthly Payment prior to the final maturity date. The Master Servicer will also be permitted to forgive the payment of Excess Interest under the circumstances described under "--Realization Upon Mortgage Loans-- Modifications, Waivers and Amendments" below. With respect to any defaulted Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans--Modifications, Waivers and Amendments," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Specially Serviced Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.


ADVANCES

     The Master Servicer will be obligated to advance, on the Business Day immediately preceding a Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Master Servicer Remittance
Date), or, with respect to a Mortgage Loan for which the Special Servicer has elected to extend the payments as described in "--Realization Upon Mortgage Loans-- Modifications, Waivers and Amendments" below, the amount equal to the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make a P&I Advance to the extent it determines that such Advance (including accrued and unpaid interest thereon) would not ultimately be recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to such Mortgage Loan as to which such Advances were made. The Master Servicer will not be required or permitted to make an advance for Balloon Payments, Excess Interest, Default Interest or prepayment premiums or yield maintenance charges. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

     The Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances" and, together with P&I Advances, "Advances") to pay delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property.

     The obligation of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Master Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be ultimately recoverable (including interest accrued thereon) by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance (together with accrued interest thereon) previously made will not be ultimately recoverable from the foregoing sources, then the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to be reimbursed for such Advance, plus interest thereon at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee (or in the case of the Trustee or Fiscal Agent, the Seller) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the Master Servicer in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with MAI standards and methodologies on the applicable Mortgaged Properties).

     To the extent the Master Servicer fails to make an Advance it is required to make under the Pooling Agreement, the Trustee, subject to a determination of recoverability, will be required to make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling Agreement. The Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. See "--Duties of the Trustee" and "--Duties of the Fiscal Agent" below.

     The Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued thereon at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower, (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded monthly, as of each Master Servicer Remittance Date and the Master Servicer will be authorized to pay itself, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

ACCOUNTS

     The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the "Collection Account") established pursuant to the Pooling Agreement.

     The Trustee will be required to establish and maintain two segregated accounts, one of which may be a sub-account of the other, (the "Lower-Tier Distribution Account" and the "Upper-Tier Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates entitled to distributions from them. With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds, and (ii) the portion of the Servicing Compensation representing the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Lower-Tier Distribution Account as described herein. On each Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class R Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. See "Description of the Offered Certificates--Distributions" herein.

     The Trustee will be required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to deposit, in respect of each Mortgage Loan which accrues interest on the basis of a 360-day year and the actual number of days in the related month, an amount equal to one day's interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

     The Trustee will be required to also establish and maintain one or more segregated accounts for the "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Certificateholders entitled to distributions from it, and the "Class Q Distribution Account" in the name of the Trustee for the benefit of the holders of the Class Q Certificates.

     The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Class Q Distribution Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Master Servicer will be authorized to make withdrawals from the Collection Account and the Interest Reserve Account. Each of the Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, any escrow account, the Excess Interest Distribution Account, and the Class Q Distribution Account will be either (i) (A) an account maintained with either a federal or state chartered depository institution or trust company the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or in the case of the REO Account, Collection Account, Interest Reserve Account and Escrow Account, the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "AA-" by S&P and "Aa3" by Moody's or, if applicable, the short term rating equivalent thereof) or (B) as to which the Master Servicer or the Trustee, as applicable, has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity (an "Eligible Bank").

     Amounts on deposit in the Collection Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be deposited into the Collection Account.


WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling Agreement: (i) to remit on or before each Master Servicer Remittance Date (A) to the Lower-Tier Distribution Account an amount equal to the sum of (I) Available Funds and any prepayment premiums or yield maintenance charges and (II) the Trustee Fee for the related Distribution Date, (B) to the Class Q Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, if any, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and (D) to the Interest Reserve Account an amount required to be withheld as described above under "--Accounts"; (ii) to pay or reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to the terms of the Pooling Agreement for Advances made by any of them and interest on Advances (the Master Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"); (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Compensation representing the Trustee Fee) in respect of the immediately preceding Interest Accrual Period; (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Seller for unpaid Servicing Compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling Agreement; (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     Subject to certain exceptions contained in the related loan documents, the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Special Servicer will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Net Mortgage Rate), than would enforcement of such clause. If the Special Servicer determines that granting such consent would be likely to result in a greater recovery, the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the proposed transfer is in compliance with the terms of the related Mortgage and (b) with respect to certain of the Mortgage Loans, the Special Servicer has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     Subject to certain exceptions contained in the related loan documents, the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Special Servicer will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if (x) the Special Servicer determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) with respect to certain Mortgage Loans, the Special Servicer receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the Prospectus.


INSPECTIONS

     The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event (i) the Master Servicer is required to inspect each Mortgaged Property with an Allocated Loan Amount of (a) $1,000,000 or more at least once every 12 months and (b) less than $1,000,000 at least once every 24 months, in each case commencing in December 1999 (or at such other times, provided each Rating Agency has confirmed in writing to the Master Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a Specially Serviced Mortgage Loan, (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0x, the Master Servicer (or with respect to Specially Serviced Mortgage Loans, the Special Servicer) is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.


EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement requires that each of the Master Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before April 30th of each year, beginning April 30, 2000, a report which expresses an opinion to the effect that the assertion of management of the Master Servicer or the Special Servicer that it has maintained an effective internal control system over the servicing of the mortgage loans including the Mortgage Loans for the preceding calendar year is fairly stated, based on an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, except for such exceptions stated in such report.

     The Pooling Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee, on or before April 30th of each year, beginning April 30, 2000, an officers' certificate of the Master Servicer or the Special Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer, the Special Servicer or any subservicer, as the case may be, has fulfilled its obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer and the nature and status thereof, that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans and the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of either Trust REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof.


CERTAIN MATTERS REGARDING THE SELLER, THE MASTER SERVICER AND THE SPECIAL
SERVICER

     Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling Agreement, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

     The Pooling Agreement also provides that none of the Seller, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Seller, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Seller, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation, or other representation or specific liability provided in the Pooling Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations or duties thereunder. The Pooling Agreement further provides that the Seller, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Seller, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with or relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, in each case by the person being indemnified; (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling Agreement, or (iii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling Agreement.

     In addition, the Pooling Agreement provides that none of the Seller, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling Agreement and which in its opinion does not expose it to any expense or liability. The Seller, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the holders of

Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Seller, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor from the Collection Account.

     The Seller is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement. The Seller may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling Agreement. In the event the Seller undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth in the paragraph above. Any such action by the Seller will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling Agreement.

     Any person into which the Seller, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Seller, the Master Servicer or the Special Servicer is a party, or any person succeeding to the business of the Seller, the Master Servicer or the Special Servicer, will be the successor of the Seller, the Master Servicer or the Special Servicer, as the case may be, under the Pooling Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Seller, the Master Servicer or the Special Servicer under the Pooling Agreement.


EVENTS OF DEFAULT

     Events of default of the Master Servicer under the Pooling Agreement consist, among other things, of (i) any failure by the Master Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account or Class Q Distribution Account any amount required to be so remitted at the time required to be remitted pursuant to the Pooling Agreement (which failure, with respect to the Lower-Tier Distribution Account, is not remedied by 11:00 A.M. on the related Distribution Date); or (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Seller or the Trustee, or to the Master Servicer, the Seller and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; provided, that if such default is not capable of being cured within such 30 day period and the Master Servicer is diligently pursuing such cure, the Master Servicer shall be entitled to an additional 30 day period; provided, further, that the failure of the Master Servicer to perform any covenant or agreement contained in the Pooling Agreement (other than as provided in clause (i) above) as a result of an inconsistency between the Pooling Agreement and any Mortgage Loan document will not be an event of default; or (iii) any failure by the Master Servicer to make any Property Advances, which failure continues unremedied for a period of 15 days after the date on which such Advance is due, as required pursuant to the Pooling Agreement; or (iv) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer indicating its insolvency or inability to pay its obligations; or (v) the Seller or Trustee receives notice that the continuation of the Master Servicer in such role would, in and of itself, result in the downgrade, qualification or withdrawal of the ratings then assigned by Moody's to any Class of Certificates; or (vi) the Master Servicer is removed from S&P's approved master servicer list and such removal coincides with the downgrade, qualification (including, without limitation, "negative credit watch") or withdrawal of the ratings of any of the Certificates by S&P.

     Events of default of the Special Servicer under the Pooling Agreement consist, among other things, of (i) any failure by the Special Servicer to remit to the Collection Account or REO Account any amount so required under the Pooling Agreement; or (ii) any failure by the Special Servicer duly to observe or perform in any material respect any of its other covenants or agreements, or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for a period of 30 days after the giving of written notice of such failure to the Special Servicer by the Master Servicer, the Seller or the Trustee, or to the Special Servicer, the Master Servicer, the Seller and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Special Servicer indicating its insolvency or inability to pay its obligations; or (iv) the Seller or Trustee receives notice that the continuation of the Special Servicer in such role would, in and of itself, result in the downgrade, qualification or withdrawal of the ratings then assigned by Moody's to any Class of Certificates; or (v) the Special Servicer is removed from S&P's approved special servicer list and such removal coincides with the downgrade, qualification (including, without limitation, "negative credit watch") or withdrawal of the ratings of any of the Certificates by S&P.


RIGHTS UPON EVENT OF DEFAULT

     If an event of default with respect to the Master Servicer occurs, then the Trustee may and, at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, will be required to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Master Servicer under the Pooling Agreement, the Master Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, the Master Servicer will also be terminated as Special Servicer. If the Special Servicer is not the Master Servicer and an event of default with respect to the Special Servicer occurs, the Trustee may and, at the direction of the holders of at least 25% of the aggregate Voting Rights of all Certificateholders, will be required to terminate the Special Servicer, and the Trustee will succeed to all the power and authority of the Special Servicer under the Pooling Agreement.

     On and after the date of termination following an event of default by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) or the Special Servicer, as the case may be, under the Pooling Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Master Servicer or Special Servicer, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid. If the compensation payable to such successor exceeds that to which the predecessor Master Servicer or the Special Servicer, as the case may be, was entitled, the additional servicing compensation will be allocated to the Certificates in the same manner as Realized Losses.

     No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement or the Mortgage Loans, unless, with respect to the Pooling Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling Agreement, and of the continuance thereof, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     The Pooling Agreement may be amended at any time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; (v) to amend or supplement any provisions therein to the extent necessary or desirable to maintain the rating assigned to each of the Classes of Certificates by each Rating Agency; and (vi) to make any other provisions with respect to matters which are not inconsistent with any other provisions therein and will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that no such amendment may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

     The Pooling Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate; (ii) alter the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement; or (iv) amend the section in the Pooling Agreement relating to the amendment of the Pooling Agreement, in each case without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

     The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class Q, Class R and Class LR Certificates; (b) 4% in the case of the Class X Certificates, provided that the Voting Rights of the Class X Certificates will be reduced to zero upon reduction of the Notional Amount thereof to zero (the applicable percentage, from time to time is the "Fixed Voting Rights Percentage") and (c) in the case of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.


REALIZATION UPON MORTGAGE LOANS

     SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required (i) with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $1,000,000, to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"), or (ii) with respect to any Mortgage Loan with an outstanding principal balance less than $1,000,000, to perform an internal valuation of the Mortgaged Property; provided, that, the Special Servicer will not be required to obtain an Updated Appraisal or perform an internal valuation of any Mortgaged Property with respect to which there exists an appraisal or internal valuation, as applicable, which is less than twelve months old. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

     STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding shall be paid by the Master Servicer as a Property Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding anything herein to the contrary, the Pooling Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.

"Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Lower-Tier REMIC, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, such as a lodging property or a healthcare property, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates--Prohibited Transactions; Special Taxes" in the Prospectus.

     The Pooling Agreement will provide that the Special Servicer may offer to sell to any person any defaulted Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling Agreement, including extensions thereof. The Special Servicer is required to give the Trustee not less than five days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer is required to accept the highest offer (of at least three offers) received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

     In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, or is determined to be a fair price by the Trustee (based solely upon updated independent appraisals received by the Trustee) if the highest offeror is affiliated with the Special Servicer. Neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

     The Pooling Agreement will not obligate the Special Servicer to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that such offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

     Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer, after consultation with, and agreement by, the Master Servicer, may elect not to foreclose or institute similar proceedings or modify such Mortgage Loan (as described below) and instead the Master Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment, after consultation with, and agreement by, the Master Servicer, concludes (a) that the election not to foreclose or modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and
(b) such P&I Advances will not be nonrecoverable. With respect to such conclusions, the Master Servicer may conclusively rely (absent manifest error) on the Special Servicer's computations and analysis.

     MODIFICATIONS, WAIVERS AND AMENDMENTS. The Pooling Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if
(a) it determines, in accordance with the servicing standard described above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including prepayment premiums and yield maintenance charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan,
(v) permit the substitution of collateral for any Specially Serviced Mortgage Loan, and/or (vi) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee. In no event, however, will the Special Servicer be permitted to
(i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Controlling Class Representative. The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that not taking such action would result in a violation of the Servicing Standard. If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders. In connection with making such determination, the Special Servicer will request a vote by the Certificateholders.

     Each of the Master Servicer and the Special Servicer will be required to notify the Trustee, the Rating Agencies and the other servicer of any modification, waiver or amendment of any term of any

Mortgage Loan, and to deliver to the Trustee or the related custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee.

     In addition to the other provisions described herein, the Special Servicer will be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b), which, in the judgment of the Special Servicer, may be evidenced by an opinion of counsel and (b) would be in accordance with the Servicing Standard. The consent of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates will not be required but will be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interests of any Certificateholder not consenting thereto. The Master Servicer or the Special Servicer, as applicable, is required to provide copies of any modifications, waiver or amendment to each Rating Agency.

     The Master Servicer or Special Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer or Special Servicer, as applicable, determines that (i) in the absence of the waiver of such Excess Interest, there is a reasonable likelihood that the Mortgage Loan will not be paid in full on the related maturity date and (ii) waiver of the right to such accrued Excess Interest is reasonably likely to produce a greater payment in the aggregate to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered.

THE CONTROLLING CLASS REPRESENTATIVE

     The holders of the Class of Certificates representing the most subordinate interests in the Trust Fund that equals at least 25% of its initial Certificate Principal Amount (or if no Class of Certificates has a Certificate Principal Amount of at least 25% of its initial Certificate Principal Amount, the most subordinate class outstanding) (the "Controlling Class") will designate a representative pursuant to the Pooling Agreement (the "Controlling Class Representative"). The Controlling Class Representative may be a Certificateholder, an individual, a corporation or another entity, as determined by the Controlling Class. In addition to the matters set forth above, the Controlling Class Representative may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

     The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for error in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificate; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

     The holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Seller and, if the Seller does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer, the Seller or the Master Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;
(B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D) Property Advances (to the extent not previously reimbursed by or on behalf of the related borrower), and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest thereon at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--Termination" in the Prospectus.

     Any Mortgage Loan purchased under the circumstances described in the preceding paragraph will be purchased subject to a continuing right of (i) the holders of the Class Q Certificates to receive from the purchaser(s), from time to time, payments corresponding to Default Interest with respect to such Mortgage Loan, and (ii) the holders of the Classes of Certificates entitled to receive the Excess Interest with respect to such Mortgage Loan, to receive from the purchaser(s), from time to time, payments corresponding to Excess Interest with respect to such Mortgage Loan.


THE TRUSTEE

     LaSalle National Bank, a national banking association with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services Group--GSMSC II 1999-C1.

     The Trustee may resign at any time by giving written notice to the Seller, the Master Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Seller will appoint a successor trustee reasonably acceptable to the Master Servicer. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

     The Seller may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Seller, the Master Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by S&P and "Aa2" by Moody's, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and the Fiscal Agent under the Pooling Agreement, the Trustee and the Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest thereon as provided in the Pooling Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies (other than S&P).

     Pursuant to the Pooling Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") at a specified rate (the "Trustee Fee Rate"), payable by the Master Servicer out of the Servicing Fee.

     The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Master Servicer and the Special Servicer each indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of the Master Servicer's or the Special Servicer's duties as applicable, under the Pooling Agreement or by reason of reckless disregard of its respective obligations and duties under the Pooling Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Seller and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling Agreement.


DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of "--The Trustee") and the Master Servicer (except for the information under "--The Master Servicer") will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents.

     In the event that the Master Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Master Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to same extent as the Master Servicer.

     If no event of default has occurred, and after the curing of all events of default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling Agreement.

     In addition, pursuant to the Pooling Agreement, the Trustee, at the cost and expense of the Seller, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the Securities and Exchange Commission (the "Commission"), in respect of the Trust and the

Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling Agreement.


THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107.

     The Fiscal Agent may not resign except (i) in the event of the resignation or removal of the Trustee (in which event, the Fiscal Agent shall be deemed to have been removed), (ii) upon determination that it may no longer perform such obligations and duties under applicable law, or (iii) upon written confirmation from the Rating Agencies (other than S&P) that such resignation, without the appointment of a successor Fiscal Agent, will not in and of itself result in a downgrade qualification or withdrawal of the then current rating of any Class of Certificates. Any such determination in (ii) above is required to be evidenced by an opinion of counsel to such effect delivered to the Seller and the Trustee. Except as provided in (iii) above, no resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent acceptable to each Rating Agency, as evidenced in writing (which may be the Trustee) shall have assumed the Fiscal Agent's obligations and duties under the Pooling Agreement. The Fiscal Agent will not be accountable for the use or application by the Seller, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Seller, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from any borrower accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account, Class Q Distribution Account, or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Fiscal Agent be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.


DUTIES OF THE FISCAL AGENT

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates, any Mortgage Loan, this Prospectus Supplement (except for the information in the first sentence under the preceding section with the heading "--The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "--Advances" above; the Fiscal Agent will not be liable except for the performance of such duties and obligations. The Fiscal Agent will not be accountable for the use or application by the Seller, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Seller, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the borrower accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account, Class Q Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Fiscal Agent be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.

     In the event that the Master Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will be obligated to make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer or the Trustee that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer.

THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation ("GMACCM") will initially act as the master servicer (in such capacity, the "Master Servicer"). The following information has been provided by the Master Servicer. None of the Seller, the Trustee, the Underwriters, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

     GMACCM, a corporation organized under the laws of the State of California, is a wholly-owned indirect subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. As of June 30, 1998, GMACCM was the servicer of a portfolio of multifamily and commercial mortgage loans totaling approximately $46 billion in aggregate outstanding principal amounts. Neither the Master Servicer, its parent nor any of its affiliates will guarantee the Certificates or the assets included in the Trust Fund.

     Pursuant to the terms of the Pooling Agreement, the Master Servicer will be required to indemnify the Seller and the Trustee for any losses, fines, judgments, costs and expenses incurred by them as a result of the Master Servicer's willful misfeasance, bad faith or negligent failure to comply with its duties and obligations under the Pooling Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling Agreement, the Master Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the sum for each Mortgage Loan of the product of (i) 1/12th times a per annum rate equal to 0.0838% (or, with respect to the Mortgage Loan identified on Annex A hereto by loan number I0066, 0.1838%) (in each case, the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan; provided, that such amounts shall be computed on the basis of the same principal amount, and, in connection with any partial interest payment, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Servicing Fee includes the compensation payable to the Master Servicer and the Trustee Fee. With respect to any Distribution Date, to the extent that there are Prepayment Interest Shortfalls in excess of Prepayment Interest Excess with respect to Principal Prepayments received during the related Collection Period, the Servicing Fee payable to the Master Servicer with respect to all the Mortgage Loans (but not the fees payable to the Trustee or Rating Agencies) for the related Distribution Date shall be reduced up to the amount sufficient to fully offset such excess; provided, however, that in no event shall the amount exceed the product of (x) 1/12th and (y) 0.04% of the Stated Principal Balance of the Mortgage Loans for the related Collection Period. The Master Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained (to the extent not otherwise offset by Prepayment Interest Excesses) by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Collection Account (to the extent not payable to the related borrower under the related Mortgage Loan or applicable law). The Servicing Fee includes certain amounts which will be paid to the Rating Agencies for on-going monitoring and surveillance of the Certificates by the Rating Agencies.

     In addition, the Master Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, loan service transaction fees, beneficiary statement charges or similar items (but not including any yield maintenance charge or prepayment premiums), in each case to the extent received by the Master Servicer on Mortgage Loans which are not Specially Serviced Mortgage Loans and not required to be deposited or retained in the Collection Account pursuant to the Pooling Agreement.

     The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation, will initially be appointed as special servicer of the Mortgage Loans, (in such capacity, the "Special Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement will provide that although more than one Special Servicer may be appointed, only one Special Servicer may specially service any Mortgage Loan. The following information has been provided by the Special Servicer. None of the Seller, the Trustee, the Underwriters, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

     As of September 1, 1998, the Special Servicer and its affiliates were managing a portfolio including over 8,900 assets in most states with an original face value of over $30 billion, most of which are commercial real estate assets. Included in this managed portfolio are $23.6 billion of commercial real estate assets representing 44 securitization transactions, for which the Special Servicer is the master servicer or special servicer.

     The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement provides that the Controlling Class Representative may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

     Pursuant to the Pooling Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (and if the Special Servicer is the Master Servicer, such fees will be in addition to the Servicing Fee), payable with respect to each Interest Accrual Period, equal to the product of
(i) 1/12th times 0.25% and (ii) the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"); provided, that such amounts shall be computed on the basis of the same principal amount and, in connection with any partial interest payment, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Special Servicer will be entitled, in addition to the Special Servicing Fee, to receive a "Liquidation Fee" equal to the applicable Principal Recovery Percentage of the amount equal to (x) the proceeds of the sale of any Mortgage Loan or REO Property minus (y) any broker's commission and related brokerage referral fees and to receive a "Rehabilitation Fee" with respect to any Mortgage Loan which ceases to be specially serviced and has made three consecutive Monthly Payments on or prior to the related Due Dates after the Mortgage Loan has ceased to be a Specially Serviced Mortgage Loan in an amount equal to the applicable Principal Recovery Percentage of the highest Stated Principal Balance of such Mortgage Loan during the period in which it was specially serviced; provided, however, that such Rehabilitation Fee shall be due only once for each Mortgage Loan during the term of the Pooling Agreement. The "Principal Recovery Percentage" will be equal to 1.00%. However, no Liquidation Fee or Rehabilitation Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by any Responsible Party as described herein under "Description of the Mortgage Pool--Representations and Warranties," (ii) by the Master Servicer, the Special Servicer, the Seller or the Certificateholders as described herein under "--Optional Termination; Optional Mortgage Loan Purchase," or (iii) in certain other limited circumstances. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, shall be payable out of funds otherwise available to make payments on the Certificates.

     In addition, the Special Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Loans, all assumption fees, loan modification fees and extension fees on all Mortgage Loans and any late payment charges, loan service transaction fees, beneficiary statement charges or similar items (but not including any yield maintenance charge or prepayment premiums) to the extent received by the Special Servicer on Specially Serviced Mortgage Loans and, in each case, to the extent not required to be deposited or retained in the REO Account or Collection Account pursuant to the Pooling Agreement.

MASTER SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Master Servicer and the Special Servicer will be permitted to purchase any Class of Certificates and it is expected that the Special Servicer or an affiliate will purchase all or a portion of certain Classes of non-offered Certificates. Such a purchase by the Master Servicer or the Special Servicer could cause a conflict relating to the Master Servicer's or the Special Servicer's duties pursuant to the Pooling Agreement and the Master Servicer's or the Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling Agreement provides that the Master Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof. Additionally, the Pooling Agreement provides that (i) an affiliate of a borrower may not vote with respect to matters where there is a potential conflict of interest, (ii) any Certificateholder that is also the holder of any debt of any of the affiliates of any of the borrowers under the Mortgage Loans may not vote with respect to selecting, or directing the actions of the Special Servicer with respect to such Mortgage Loan, and
(iii) the Special Servicer may not be the holder of any debts of the affiliates of the borrowers under the Mortgage Loans.


REPORTS TO CERTIFICATEHOLDERS

     The Master Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Seller, each Rating Agency and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six reports:

     (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current date for each of the following periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original underwriting information used as of the Cut-Off Date).

     (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent one Collection Period, delinquent two Collection Periods, delinquent three or more Collection Periods, current but specially serviced, or in foreclosure but not REO Property.

     (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.


     (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     (f) A "Watch List" setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     Subject to the receipt of necessary information from any subservicer, such loan-by-loan reports will be made available electronically in the form of the standard CSSA loan file and CSSA property file; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the

Master Servicer at least one business day following the Determination Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     The Master Servicer is also required to deliver to the Trustee the following materials:

     (a) Annually, on or before June 30 of each year, commencing with June 30, 1999, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Master Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     (b) Within thirty days of receipt by the Master Servicer (or within twenty days of receipt from the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer in the other reports referenced above.

     The Trustee is to deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Master Servicer to the Seller and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder and any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be used by the Seller to pay the purchase price of the Mortgage Loans.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans in Texas (approximately 13.0% of the Mortgage Loans by Initial Pool Balance), California (approximately 10.5% of the Mortgage Loans by Initial Pool Balance), Florida (approximately 7.9% of the Mortgage Loans by Initial Pool Balance), New York (approximately, 7.3% of the Mortgage Loans by Initial Pool Balance), Arizona (approximately 6.4% of the Mortgage Loans by Initial Pool Balance), Georgia (approximately 5.2% of the Mortgage Loans by Initial Pool Balance) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

     Texas, California, Florida, New York, Arizona, Georgia and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. All of the Mortgage Loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where Mortgaged Properties are located may restrict the ability of the Master Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loans and may adversely affect the amount and timing of receipts on the Mortgage Loans.

     Under Texas law, a deed of trust customarily is foreclosed by non-judicial process; judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust, provided that the loan affidavit is timely and properly perfected.

     California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following the non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against the obligor in most cases equal to the difference between the amount due to the beneficiary and the fair market value of the collateral. No deficiency judgment is permitted under California law following a nonjudicial sale under the power of sale provision in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust.

     Under Florida law, Mortgage Loans involving real property are generally secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida, except as permitted by federal law. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 30 days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. The mortgagor or any junior lienor may redeem the property at any time before the sale by paying the amount of the judgment. There is no right of redemption after issuance of the certificate of title to the buyer of the property. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. In certain circumstances, the lender may have a receiver appointed.

     Under New York law, while a foreclosure may proceed either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Under New York law, upon default of a mortgage, a mortgagee is generally presented with the choice of either proceeding in equity to foreclose upon the mortgaged property or to proceed at law and sue on the note. New York law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied. In New York, liens for unpaid real estate taxes take priority over the lien of a previously recorded mortgage.

     Under Arizona law, a deed of trust may be foreclosed judicially by filing a foreclosure action in Superior Court, or non-judicially by exercise of the power of sale given under the deed of trust. Since judicial foreclosure is a long process and allows the property owner trustor six months to redeem the property after sale, judicial foreclosure is rarely used. A non-judicial foreclosure under the power of sale can be held ninety days after the recording of a notice of sale and there is no right of redemption in the property owner trustor. A separate action may be brought on the note secured by the deed of trust, but such action must be dismissed prior to the time the non-judicial foreclosure takes place. The property owner trustor or any junior lienholder may cure the default and stop the sale at any time prior to 5:00 p.m. the day before the sale is scheduled to take place by paying all costs of sale and the amount due excluding any portion of the debt which is due only as a result of acceleration. After a deed of trust sale, a deficiency can be obtained, unless prohibited by the documents, only by bringing a deficiency action within ninety days after the sale. If no deficiency action is brought, the debt is deemed satisfied. In a deficiency action, the property owner trustor must be given credit against the debt for the greater of the sales price or the fair market value of the property.

     Under Georgia law, Mortgage Loans are generally secured by deeds to secure debt on the related real estate. Foreclosure of a deed to secure debt is, in most cases, accomplished by power of sale granted in the deed to secure debt (although judicial foreclosure is available). Public notice of the sale is given for a statutory period of time after which the subject property may be sold by the grantee. A non-judicial foreclosure sale may, where appropriate, by enjoined or set aside. There is no statutory right of redemption with respect to either judicial or power of sale foreclosure.


                        FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat applicable portions of the Trust Fund and, in the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Seller, such portions of the Trust Fund will qualify, as two separate real estate mortgage investment conduits (each, a "REMIC") (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and the Default Interest), the Collection Account, the Lower-Tier Distribution Account, the Interest Reserve Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited and will issue (i) classes of regular interests represented by the Regular Certificates and (ii) the Class R Certificates, which will represent the sole class of residual interests in the Upper-Tier REMIC. In addition, the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates will represent pro rata undivided beneficial interests in designated portions of the Excess Interest and the related portions of the Excess Interest Distribution Account, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Although holders of these Classes of Certificates will be required to allocate their purchase price between their interests in the regular interests in the Upper-Tier REMIC and their beneficial interests in Excess Interest based on the relative fair market values of each, it is anticipated that the rights to Excess Interest will have negligible value as of the Closing Date. The Class Q Certificates will represent pro rata, undivided, beneficial interests in the portion of the Trust Fund consisting of the Default Interest (subject to the obligation to pay interest on Advances) and the Class Q Distribution Account, which portion will also be part of the grantor trust for federal income tax purposes.

     The Offered Certificates will be treated as "real estate assets" under Code Section 856(c)(4)(A), to the extent that the assets of the REMICs are so treated. The interest on the Offered Certificates will be "interest on obligations secured by mortgages on real property" described in Code Section 856(c)(3)(B) for a real estate investment trust, in the same proportion that the income of the REMICs is so treated.

     A beneficial owner's interest in an Offered Certificate will qualify for the foregoing treatments under Sections 856(c)(4)(A) and 856(c)(3)(B) in their entirety if at least 95% of the REMICs' assets qualify for such treatment, and otherwise will qualify to the extent of the REMICs' percentage of such assets. A Mortgage Loan that has been defeased with U.S. Treasury securities will not qualify for such treatment. A beneficial owner's interest in an Offered Certificate will constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) in the case of a domestic building and loan association only to the extent of the percentage of the REMICs' assets consisting of loans secured by multifamily properties and healthcare properties. The Lower-Tier REMIC and the Upper-Tier REMIC will be treated as one REMIC solely for the purpose of making the foregoing determinations.


     The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on the regular interests represented by the Offered Certificates in accordance with the accrual method of accounting and any income from Excess Interest as such amounts are accrued by the Trust Fund. See "Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates--General" in the Prospectus.


     It is anticipated that the regular interests represented by the Class A-1, Class A-2, Class B and Class C Certificates will be issued at a premium, that the regular interest represented by the Class D Certificates will be issued with de minimis original issue discount and that the regular interest represented by the Class E Certificates will be issued with original issue discount for federal income tax purposes.


     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). Any "negative" amounts of original issue discount ("OID") on the Class X Certificates attributable to rapid prepayment with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation. However, unless and until otherwise required under applicable regulations, the Seller does not intend to treat the payments of interest on the Class X Certificates as contingent interest.


     The prepayment assumption that will be used to accrue original issue discount, to amortize premium of an initial owner, or to determine whether original issue discount is de minimis will be 0% CPR, with each ARD Loan prepaying in full on its Anticipated Repayment Date. See "Yield, Prepayment and Maturity Considerations--Weighted Average Life of the Offered Certificates" above.


     Although not free from doubt, it is anticipated that any prepayment premiums and yield maintenance charges will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, and any entity whose underlying assets include assets of such a plan by reason of any such plan's investment in the entity that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of any class of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor issued individual exemptions to Goldman, Sachs & Co., Prohibited Transaction Exemption 89-88 (October 17, 1989), as amended, and to Norwest Investment Services, Inc., Prohibited Transaction Exemption 97-28 (May 23, 1997) (collectively, the "Exemptions"), which generally exempt from the application of certain prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and the civil penalties imposed on such prohibited transactions pursuant to
Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Goldman, Sachs & Co., (b) Norwest Investment Services, Inc., (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Goldman, Sachs & Co. or Norwest Investor Services, Inc. and (d) any member of the underwriting syndicate or selling group of which a person described in clauses (a), (b) or (c) is a manager or co-manager with respect to the Class A-1, Class A-2 and Class X Certificates.

     The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of such classes of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such classes of Offered Certificates by a Plan must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such classes of Offered Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, such classes of Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, the Seller, the Master Servicer, the Special Servicer, any entity that provides insurance or other credit support to the Trust Fund, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such classes of Offered Certificates and any affiliate of any of the foregoing entities. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting such classes of Offered Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Agreements and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.


     Because the Class A-1, Class A-2 and Class X Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of such Classes of Certificates that they be rated "AAA" by S&P and "Aaa" by Moody's. A fiduciary of a Plan contemplating purchasing any such class of Certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of Certificates continues to satisfy the third general condition set forth above. The Seller expects that the fourth general condition set forth above will be satisfied with respect to each of such classes of Certificates. A fiduciary of a Plan contemplating purchasing any such class of Certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to any such class of Certificate.


     The Class B, Class C, Class D and Class E Certificates do not satisfy the second condition described above because they are subordinated to the Class A and Class X Certificates, and furthermore the Class D and Class E Certificates are not expected to satisfy the third condition described above. Accordingly, the Class B, Class C, Class D and Class E Certificates may not be purchased with the assets of a Plan, unless such purchase is made pursuant to Prohibited Transaction Exemption 95-60, described below, or another prohibited transaction exemption.


     Before purchasing any class of Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.


     Purchasers using insurance company general account funds to effect such purchase should consider the availability of Section III of Prohibited Transaction Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor.


     Any Plan fiduciary considering whether to purchase any class of Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.


                               LEGAL INVESTMENT


     None of the Certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities.


     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.


     See "Legal Investment" in the Prospectus.

                                 UNDERWRITING


     The Seller, Goldman, Sachs & Co. ("Goldman, Sachs") and Norwest Investment Services, Inc. ("Norwest", and collectively with Goldman, Sachs, the "Underwriters") have entered into an underwriting agreement with respect to the Offered Certificates. Subject to certain conditions, the Underwriters have agreed to purchase all the Offered Certificates. Norwest has agreed to purchase $75,000,000 of Certificate Principal Amount of the Class A-1 Certificates and Goldman, Sachs has agreed to purchase the remainder of the Offered Certificates.


     The Seller estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $4,200,000.


     The Seller has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.


     The Offered Certificates are a new issue of securities with no established trading market. The Seller has been advised by the Underwriters that they intend to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.


     In connection with the offering, the Underwriters may purchase and sell the Offered Certificates in the open market. These transactions may include purchases to cover short sales, stabilizing transactions and purchases to cover portions created by short sales. Short sales involve the sale by the Underwriters of a greater number of Certificates than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Certificates while the offering is in progress.


     The Underwriters also may impose a penalty bid. This occurs when a particular broker-dealer repays to an Underwriter a portion of the underwriting discount received by it because the representatives have repurchased Certificates sold by or for the account of such Underwriter in stabilizing or short covering transactions.


     These activities by either Underwriter may stabilize, maintain or otherwise affect the market price of the Certificates. As a result, the price of the Certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.


     Goldman, Sachs is an affiliate of the Seller and GSMC, a Loan Seller.


     The Offered Certificates are offered by the Underwriters when, as and if issued by the Seller, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about January 20, 1999,
which is the   th business day following the date of pricing of the Offered
Certificates.


                                 LEGAL MATTERS


     The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Seller and the Underwriters by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for ACLI by Andrews & Kurth L.L.P., Dallas, Texas and for DFC and DREFC by Schulte Roth & Zabel LLP, New York, New York.

                                    RATINGS


     It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investor Service ("Moody's" and, together with S&P, the "Rating Agencies"), respectively:




         CLASS              RATING
-----------------------   ----------
   Class A-1 ..........     AAA/Aaa
   Class A-2 ..........     AAA/Aaa
   Class X ............    AAAr/Aaa
   Class B ............     AA/Aa2
   Class C ............      A/A2
   Class D ............     BBB/Baa
   Class E ............    BBB-/Baa3

     The ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled including the receipt of all principal payments by the Rated Final Distribution Date. Such ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates.


     Such ratings on the Offered Certificates do not, however, constitute a statement regarding frequency or likelihood of prepayments (whether voluntary or involuntary) of the Mortgage Loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of the collection of prepayment premiums, excess interest, default interest, yield maintenance charges, or the tax treatment of the Certificates, and do not address the possibility that Certificateholders might suffer a lower than anticipated yield. A rating on the Class X Certificates does not address the possibility that the Holders of such Certificates may fail to recover fully their initial investments due to a rapid rate of prepayments, defaults or liquidations. See "Risk Factors." S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks.


     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by S&P or Moody's pursuant to the Seller's request.


     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, qualification or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.


     The ratings do not address the fact that the Pass-Through Rates on the Class A-2, Class X, Class B, Class C, Class D and Class E Certificates, to the extent that they are based on the weighted average interest rate of the mortgage loans, may be affected by changes therein.

                        INDEX OF SIGNIFICANT DEFINITIONS




1997 NOI ................................           A-1
1998 NOI ................................           A-1
30/360 basis ............................          S-11
ACLI ....................................          S-36
ACLP ....................................          S-35
ACM .....................................          S-28
Actual/360 ..............................           A-2
ADA .....................................          S-28
Advance Rate ............................          S-74
Advances ................................    S-13, S-74
Allocated Loan Amount ...................          S-37
ALTA ....................................          S-41
AMRESCO Loans ...........................          S-35
Annual Debt Service .....................           A-1
Anticipated Repayment Date ..............          S-31
Appraisal Reduction Amount ..............          S-53
Appraisal Reduction Event ...............          S-53
Appraised Value .........................           A-2
Archon Loans ............................          S-35
ARD Loans ...............................          S-38
ARDLTV ..................................           A-2
Aries ...................................           S-8
Aries Loans .............................          S-35
Asset Status Report .....................          S-84
ASTM ....................................          S-28
Available Funds .........................          S-43
Balloon Mortgage Loan ...................          S-37
Balloon Payment .........................          S-31
Bankruptcy Code .........................          S-22
Base Interest Fraction ..................          S-50
Business Day ............................          S-43
CBE .....................................          S-65
Cedel ...................................           S-7
Cedel Participants ......................          S-56
CERCLA ..................................          S-28
Certificate Owners ......................          S-56
Certificate Principal Amount ............          S-42
Certificate Registrar ...................          S-54
Certificateholder .......................          S-54
Certificates ............................           S-7
Class ...................................          S-42
Class A Certificates ....................          S-42
Class Q Distribution Account ............          S-75



Closing Date ............................           S-8
Code ....................................          S-95
Collection Account ......................          S-75
Collection Period .......................          S-45
Commission ..............................          S-87
Comparative Financial Status Report                S-91
Controlling Class .......................          S-85
Controlling Class Representative ........          S-85
CPC Loans ...............................          S-35
CPR .....................................          S-60
Cross-Collateralized Group ..............           A-2
Cross-over Date .........................          S-50
Cut-Off Date ............................           S-8
Cut-Off Date Balance ....................          S-35
Cut-Off Date LTV Ratio ..................           A-1
Cut-Off Date Principal Balance/Unit .....           A-1
Debt Service Coverage Ratio .............           A-1
Default Interest ........................          S-45
Default Rate ............................          S-45
Defeasance Deposit ......................          S-38
Defeasance Loans ........................          S-38
Defeasance Lock-Out Period ..............          S-38
Defeasance Option .......................          S-38
Definitive Certificate ..................          S-54
Delinquent Loan Status Report ...........          S-91
Depositories ............................          S-55
Determination Date ......................     S-8, S-45
DFC .....................................           S-7
Distribution Date .......................     S-8, S-43
DREFC ...................................           S-7
DSCR ....................................     S-36, A-1
DTC .....................................           S-7
Due Date ................................          S-37
Eligible Bank ...........................          S-76
Environmental Report ....................          S-28
ERISA ...................................          S-96
ETS .....................................          S-28
Euroclear ...............................           S-7
Euroclear Participants ..................          S-56
Excess Cashflow .........................          S-38
Excess Interest .........................          S-45
Excess Interest Distribution Account               S-75

Excess Prepayment Interest
Shortfall ...............................          S-52
Excess Rate .............................          S-45
Exemptions ..............................          S-96
FIRREA ..................................          S-40
Fiscal Agent ............................           S-8
Fixed Voting Rights Percentage ..........          S-81
Form 8-K ................................          S-41
GMACCM ..................................          S-89
Goldman, Sachs ..........................          S-98
GSMC ....................................           S-7
Historical Loan Modification Report .....          S-91
Historical Loss Estimate Report .........          S-91
Holders .................................          S-57
Indirect Participants ...................          S-55
Initial Pool Balance ....................          S-35
Initial Rate ............................          S-38
Interest Accrual Amount .................          S-46
Interest Accrual Period .................          S-46
Interest Distribution Amount ............          S-46
Interest Reserve Account ................          S-75
Interest Shortfall ......................          S-46
ITLA ....................................           S-8
ITLA Loans ..............................          S-35
Largest Tenant ..........................           A-1
Largest Tenant % of Total Net
Square Feet .............................           A-1
Largest Tenant Lease Expiration
Date ....................................           A-1
LBP .....................................          S-28
Liquidation Fee .........................          S-90
Loan Sellers ............................     S-7, S-36
Loan-to-Value Ratio .....................          S-36
Lower-Tier Distribution Account .........          S-75
Lower-Tier Regular Interests ............          S-94
Lower-Tier REMIC ........................          S-94
LTV .....................................          S-36
LTV at Maturity .........................     S-36, A-2
MAI .....................................          S-53
Master Servicer .........................     S-8, S-89
Master Servicer Remittance Date .........          S-73
Maturity Date LTV .......................           A-2
Modeling Assumptions ....................          S-60
Monthly Payment .........................          S-44
Moody's .................................    S-16, S-99



Mortgage ................................          S-35
Mortgage Loans ..........................          S-35
Mortgage Note ...........................          S-35
Mortgage Pool ...........................           S-8
Mortgage Rate ...........................          S-47
Mortgaged Property ......................          S-35
Negative Adjustment .....................          S-95
Net Cash Flow ...........................           A-2
Net Default Interest ....................          S-45
Net Mortgage Rate .......................          S-47
Net REO Proceeds ........................          S-45
NOI Adjustment Worksheet ................          S-92
Norwest .................................          S-98
Notional Amount .........................          S-43
Occupancy ...............................           A-2
Offered Certificates ....................          S-42
OID .....................................          S-95
Operating Statement Analysis ............          S-92
Original Balance ........................           A-2
Originators .............................     S-7, S-35
PAR .....................................          S-40
Parmann .................................           S-8
Parmann Loans ...........................          S-35
Participants ............................          S-54
Pass-Through Rate .......................    S-11, S-46
Percentage Interest .....................          S-43
Permitted Investments ...................          S-76
Phase I .................................          S-28
Phase II ................................          S-28
P&I Advance .............................    S-13, S-73
Plan ....................................    S-57, S-96
Pooling Agreement .......................          S-71
Prepayment Interest Excess ..............          S-52
Prepayment Interest Shortfall ...........          S-52
Prepayment Penalty Description ..........           A-2
Prepayment Period .......................          S-45
Prime Rate ..............................          S-74
Principal Distribution Amount ...........          S-47
Principal Prepayments ...................          S-45
Principal Recovery Percentage ...........          S-90
Principal Shortfall .....................          S-48
Progress ................................           S-8
Progress Loans ..........................          S-35
Property Advances .......................    S-13, S-74

Rated Final Distribution Date ............          S-60
Rating Agencies ..........................          S-99
Realized Loss ............................          S-51
Record Date ..............................          S-43
Regular Certificates .....................          S-47
Rehabilitation Fee .......................          S-90
Related Group ............................           A-2
Release Date .............................          S-38
REMIC ....................................          S-94
REO Account ..............................          S-42
REO Mortgage Loan ........................          S-48
REO Property .............................          S-42
REO Status Report ........................          S-91
Repurchase Price .........................          S-45
Responsible Party ........................          S-37
Restricted Group .........................          S-96
Revised Rate .............................          S-38
Rules ....................................          S-55
Secore ...................................           S-8
Secore Loans .............................          S-35
Seller ...................................      S-2, S-7
Sequential Pay Certificates ..............          S-42
Servicing Compensation ...................          S-44
Servicing Fee ............................          S-89
Servicing Fee Rate .......................          S-89
Servicing Standard .......................          S-72
Similar Law ..............................          S-57
SMMEA ....................................          S-97
S&P ......................................    S-16, S-99
Special Servicer .........................     S-8, S-90
Special Servicer's Appraisal
Reduction Estimate .......................          S-53
Special Servicing Fee ....................          S-90



Specially Serviced Mortgage Loan .........          S-72
Stated Principal Balance .................          S-47
Subordinate Debt .........................          S-29
Sutter ...................................           S-8
Sutter Loans .............................          S-35
Terms and Conditions .....................          S-56
The Torpedo Factory ......................          S-29
Treasury Rate ............................          S-38
Trust Fund ...............................          S-35
Trustee Fee ..............................          S-87
Trustee Fee Rate .........................          S-87
Trustee ..................................           S-8
Underwriters .............................          S-98
Underwritten DSCR ........................           A-1
Underwritten Net Cash Flow ...............           A-2
Underwritten NOI .........................           A-2
Unscheduled Payments .....................          S-44
Updated Appraisal ........................          S-82
Upper-Tier Distribution Account ..........          S-75
Upper-Tier REMIC .........................          S-94
USTs .....................................          S-28
U/W NCF ..................................           A-2
U/W NOI ..................................           A-2
Voting Rights ............................          S-81
WAC Rate .................................          S-47
Watch List ...............................          S-91
Weighted Average Mortgage Rate ...........           A-2
Weighted Average Original
Amortization Term ........................          S-36
Wingate ..................................           S-8
Wingate Loans ............................          S-35
Withheld Amounts .........................          S-75

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     Annex A hereto sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in this Annex A may not equal the indicated total due to rounding. The information in this Annex A with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date. Where a Mortgage Loan is secured by multiple properties, statistical information in this Annex A relating to geographical locations and property types of the mortgaged properties is based on the loan amount allocated to such property. Such allocation, where not stated in the Mortgage Loan documents, is generally based on the relative appraised values of such properties. With respect to 2 of the Mortgage Loans, the allocated loan amount has been calculated by dividing the aggregate appraised value by the number of Mortgaged Properties. In addition, wherever information is presented in this Annex A with respect to LTVs or DSCRs, the LTV or DSCR of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the LTV or DSCR of such Mortgage Loan in the aggregate. The statistics in Annex A were primarily derived from information provided to the Seller by each Responsible Party, which information may have been obtained from the borrowers without independent verification except as noted.

     1. "1997 NOI" and "1998 NOI" (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1997 NOI and 1998 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Seller has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1997 NOI and 1998 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1997 NOI and 1998 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     2. "Annual Debt Service" means for any Mortgage Loan the current annual debt service payable during the twelve month period commencing on January 1, 1999 on the related Mortgage Loan.

     3. "Cut-Off Date LTV Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the Appraised Value of the Mortgaged Properties securing such Mortgage Loan.

     4. "Cut-Off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-Off Date.

     5. "DSCR", "Debt Service Coverage Ratio" or "Underwritten DSCR" means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service.

     6. "Largest Tenant" means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

     7. "Largest Tenant Lease Expiration Date" means the date at which the applicable Largest Tenant's lease is scheduled to expire.

     8. "Largest Tenant % of Total Net Square Feet" means the net rentable square feet leased to the Largest Tenant as a percentage of the total square feet of the Mortgaged Property.

     9. "LTV at Maturity", "Maturity Date LTV" or "ARDLTV" for any Mortgage Loan is calculated in the same manner as the Cut-Off Date LTV Ratio, except that the Mortgage Loan Cut-Off Date Principal Balance used to calculate the Cut-Off Date LTV Ratio has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or Anticipated Repayment Date, as applicable. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or the Anticipated Repayment Date, as applicable, is the same as the Appraised Value. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the Appraised Value.

     10. "Net Cash Flow," "U/W NCF" or "Underwritten Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the related Responsible Party based upon borrower supplied information for a recent period which is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted for other items and assumptions determined by the Responsible Party.

     11. "Occupancy" means the percentage of net rentable square feet, rooms, units, beds or sites of the Mortgaged Property that are leased. Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

     12. "Original Balance" means the principal balance of the Mortgage Loan as of the date of origination.

     13. "Underwritten NOI" or "U/W NOI" means Net Cash Flow before deducting for replacement reserves and capital expenditures, tenant improvements and leasing commissions.

     14. "Appraised Value" means for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof and in accordance with MAI standards made not more than 16 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan, as described under "Appraised Date".

     15. "Weighted Average Mortgage Rate" means the weighted average of the Mortgage Rates as of the Cut-Off Date.

     16. "Cross-Collateralized Group" identifies Mortgage Loans in the Mortgage Pool cross collateralized with other Mortgage Loans in Pool. Each
Cross-Collateralized Group is identified by a separate letter.

     17. "Related Group" identifies Mortgage Loans in the Mortgage Pool with borrowers affiliated with other borrowers in the Mortgage Pool. Each Related Group is identified by a separate number.

     18. "Prepayment Penalty Description" means the number of months from one month prior to the first payment date (or in the case of certain loans, from the first payment date) for which a Mortgage Loan is locked out from prepayment, charges a prepayment premium or yield maintenance charges, permits defeasance, or allows a prepayment without a prepayment premium or yield maintenance charge.

     19. "Actual/360" means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related month.



CERTAIN OTHER LOAN CHARACTERISTICS

     Loan Number 924 (Westminster Towers). The loan documents with respect to this Mortgage Loan permit the related borrower to choose between a yield maintenance charge or defeasance after the expiration of the related lockout period. For purpose of this Prospectus Supplement (including the tables presented herein), it has been assumed that the borrower chooses yield maintenance.

     Loan Number 09-0001148 (CVS Drugstore -- Carlisle, PA). The Monthly Payment on this Mortgage Loan increases overtime as follows: (A) 08/01/02 - increase to $12,193.98 and (B) 08/01/07 - increase to $13,389.37.


     Loan Number 09-0001149 (CVS Drugstore -- Gloucester, PA). The Monthly Payment on this Mortgage Loan increases overtime as follows: (A) 10/01/03 - increase to $13,629.76 and (B) 10/01/08 - increase to $14,738.70.


     Loan Number 09-0001150 (CVS Drugstore -- Paulsboro, NJ). The Monthly Payment on this Mortgage Loan increases overtime as follows: (A) 10/01/03 - increase to $11,331.55, (B) 10/01/08 - increase to $12,279.76 and (C) 10/01/13
- increase to $13,284.23.


     Loan Number 09-0001151 (CVS Drugstore -- Oaklyn, NJ). The Monthly Payment on this Mortgage Loan increases overtime as follows: (A) 05/01/02 - increase to $10,368.89 and (B) 05/01/07 - increase to $11,453.14.


     Loan Numbers 09-0001187 and 400031124 (Lufkin Apartment Portfolio and Sunshine Properties Portfolio). With respect to these Mortgage Loans, the Allocated Loan Amount was calculated by dividing the aggregate Cut-Off Date Balance for the applicable Mortgage Loan by the number of Mortgaged Properties.



     Loan Number 400029271 (Renton Village Cinemas). The Renton Village Cinemas Loan is secured by a single tenant property. In the event such tenant is unable to pay percentage rents for three consecutive lease years (the tenant has not paid percentage rents since 1990), such tenant has the option of terminating its lease by paying the borrower an amount equal to the unpaid principal balance of the loan plus any yield maintenance prepayment premium. Under such circumstances, the borrower has the right to prepay the mortgage loan.

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











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











                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGED LOAN

 CONTROL     LOAN        RESPONSIBLE
 NUMBER     NUMBER    PARTY (ORIGINATOR)             PROPERTY NAME
---------------------------------------------------------------------------------
    1      400029165     ACLI(ACLP)               The Torpedo Factory
    2         948        DFC (Aries)                Whitehall Hotel
    3      400029229     ACLI(ACLP)                Granada Apartments
    4         947       DFC (Secore)              Roswell Town Center
---------------------------------------------------------------------------------
    5         914            DFC              Salter Healthcare Portfolio
    5        914A            DFC                Aberjona Nursing Center
    5        914B            DFC               Winchester Nursing Center
    5        914C            DFC                 Woburn Nursing Center
    6         908        DFC (Aries)          Goodings International Plaza
---------------------------------------------------------------------------------
    7     09-0001186    GSMC(Archon)                The Atrium Hotel
    8     09-0001199    GSMC(Archon)             Bruckner Nursing Home
    9      400029179     ACLI(ACLP)              The Phillips Building
   10         943        DFC (Aries)               Holiday Inn Select
   11         924           DREFC                  Westminster Towers
---------------------------------------------------------------------------------
   12      400029303     ACLI(ACLP)            Arbour Village Apartments
   13      400031043     ACLI(ACLP)          Springs Plaza Shopping Center
   14         930           DREFC               Meridian East Apartments
   15      400029281     ACLI(ACLP)            North Valley Power Center
   16      400029270     ACLI(ACLP)          Renton Village Shopping Center
---------------------------------------------------------------------------------
   17     09-0001145    GSMC(Archon)           Tully/I-10 Shopping Center
   18      400030928     ACLI(ACLP)       Howard Johnson Riverwalk PlazaHotel
   19     09-0001201    GSMC(Archon)                 Stevens Center
   20      400029261     ACLI(ACLP)           Evans Mill Place Apartments
   21        R0492        GSMC(CPC)            Southlake Shopping Center
---------------------------------------------------------------------------------
   22         921        DFC (Aries)               Holiday Inn Select
   23      400030943     ACLI(ACLP)              Comfort Inn Gold Coast
   24      400031116     ACLI(ACLP)                175 Beacon Street
   25      400029289     ACLI(ACLP)             Old Times Union Building
   26      400029254     ACLI(ACLP)              Avondale Office Center
---------------------------------------------------------------------------------
   27      400031126     ACLI(ACLP)               Park Villa Townhomes
   28      400029283     ACLI(ACLP)              Sandhill Airport Park
   29      400030930     ACLI(ACLP)            Woolworth Office Building
   30     09-0001170    GSMC(Archon)         Oxford/Santa Fe Business Park
   31         931           DREFC             Fountain Springs Apartments
---------------------------------------------------------------------------------
   32      400030878     ACLI(ACLP)               North Medical Campus
   33         942        DFC (Aries)           International Town Center
   34      400030941     ACLI(ACLP)        21 East 66th Street Retail Condos
   35      400029230     ACLI(ACLP)              Humana Office Complex
   36         901       DFC (Secore)           Occidental Business Center
---------------------------------------------------------------------------------
   37         932           DREFC               Hayden Place Apartments
   38        R0869        GSMC(CPC)         Harwin Wholesale Shopping Center
   39     09-0001179    GSMC(Archon)             Kenwood Business Park
   40      400031127     ACLI(ACLP)                Hilgard Apartments
   41      400031122     ACLI(ACLP)          Falls of Point West Apartments
---------------------------------------------------------------------------------
   42         927           DREFC              Park Inn Club & Breakfast
   43     09-0001189    GSMC(Archon)            North Pointe Apartments
   44         917           DREFC              Irvington Arms Apartments
   45     09-0001188    GSMC(Archon)                 Parkway Plaza
   46        M0345        GSMC(CPC)            Lantern Square Apartments
---------------------------------------------------------------------------------
   47         944           DREFC              Fountain Ridge Apartments
   48     09-0001197    GSMC(Archon)        The Castro Convertible Buildings
   49      400030946     ACLI(ACLP)                  ADS Technology
   50      400030933     ACLI(ACLP)          Powder Hill Place Office Park
---------------------------------------------------------------------------------
   51        I0198        GSMC(CPC)          Lindbergh Industrial Portfolio
   51       I0198A        GSMC(CPC)               Lindbergh Industrial
   51       I0198B        GSMC(CPC)               Lindbergh Industrial
   51       I0198C        GSMC(CPC)      Lindbergh Industrial - Sunshine Acres
   52      400029117     ACLI(ACLP)     Albertson's Marketplace and Crossroads Center
---------------------------------------------------------------------------------
   53      400029280     ACLI(ACLP)                  Fairway Center
   54      400029203     ACLI(ACLP)     Quail Orient Medical Office Development
   55      400030988     ACLI(ACLP)               Boise - Marketplace
   56         903        DFC (Aries)         Bargain World/Sports Dominator
   57      400029268     ACLI(ACLP)          Creekside at Greenwood Village
---------------------------------------------------------------------------------
   58     09-0001191    GSMC(Archon)                  CMI Building
   59     09-0001173    GSMC(Archon)                 Mercury Plaza
   60      400029271     ACLI(ACLP)              Renton Village Cinemas
   61      400030919     ACLI(ACLP)           Foxwood Crossing Apartments
   62      400030920     ACLI(ACLP)           Hampton Inn - Savannah North
---------------------------------------------------------------------------------
   63         910        DFC (Aries)            Sleep Inn - Phoenix, AZ
   64        M0536        GSMC(CPC)           Bluegrass Village Apartments
   65         922       DFC (Sutter)                 The Colony Inn
   66     09-0001180    GSMC(Archon)         Calliope Memorial Shopping Ctr
---------------------------------------------------------------------------------
   67     09-0001165    GSMC(Archon)              Cuero Nursing Center
   68      400030912     ACLI(ACLP)          1250 North McDowell Boulevard
   69      400029260     ACLI(ACLP)        River Park Center Office Building
   70         911           DREFC               Fountainhead Apartments
---------------------------------------------------------------------------------
   71         915           DREFC             Cambridge Gardens Apartments
   72         906           DREFC                     Holiday Inn
   73        M0543        GSMC(CPC)             Perkins Woods Apartments
   74      400029272     ACLI(ACLP)            Evergreen Office Building
---------------------------------------------------------------------------------
   75      400031124     ACLI(ACLP)          Sunshine Properties Portfolio
   75     400031124A     ACLI(ACLP)                Brentwood Terrace
   75     400031124B     ACLI(ACLP)             Circle Oaks I Apartments
   75     400031124C     ACLI(ACLP)                Carmel Apartments
   75     400031124D     ACLI(ACLP)               Vineyard Apartments
---------------------------------------------------------------------------------
   76      400030936     ACLI(ACLP)                Food-4-Less Center
   77     09-0001154    GSMC(Archon)             K-Mart - Port Orchard
   78     09-0001152    GSMC(Archon)              K-Mart - Atascadero
   79     09-0001196    GSMC(Archon)          Marketplace Shopping Center
   80      400030931     ACLI(ACLP)             Sanese Services Building
---------------------------------------------------------------------------------
   81         582           DREFC         Field & Stream/Woodridge Apartments
   81        582A           DREFC              Field & Stream Apartments
   81        582B           DREFC                 Woodridge Apartments
   82      400029288     ACLI(ACLP)      Dicks Clothing & Sporting Goods Store
   83      400030892     ACLI(ACLP)                 Perimeter Place
---------------------------------------------------------------------------------
   84      400030879     ACLI(ACLP)                   Wells Plaza
   85         639           DREFC         89-07, 89-11 34th Avenue Apartments
   86     09-0001182    GSMC(Archon)               324 Royal Palm Way
   87     09-0001153    GSMC(Archon)                K-Mart - Bishop
   88     09-0001184    GSMC(Archon)             Slifer Design Building
---------------------------------------------------------------------------------
   89         935       DFC (Sutter)              Jones Street Terrace
   90      400031118     ACLI(ACLP)              Rayo de Sol Apartments
   91         916           DREFC          Bayfront Manor/Baypark Apartments
   92     09-0001178    GSMC(Archon)             Comfort Inn - Addison
   93      400029266     ACLI(ACLP)         Orthopedic Institute of Illinois
---------------------------------------------------------------------------------
   94         950        DFC (Aries)            Best Western Bell Motel
   95     09-0001198    GSMC(Archon)              Hampton Inn - Tyler
   96     09-0001172    GSMC(Archon)          Mayde Creek Shopping Center
   97      400031129     ACLI(ACLP)               Bay View Apartments
   98        I0066        GSMC(CPC)               Van Dresser Building
---------------------------------------------------------------------------------
   99      400030873     ACLI(ACLP)            Shops of Boardman Park III
   100        636       DFC (Sutter)           Albion Terrace Apartments
   101    09-0001176    GSMC(Archon)            Comfort Suites - Biloxi
   102       M0433        GSMC(CPC)             Seven Courts Apartments
   103        925           DREFC                   Bella Apartments
---------------------------------------------------------------------------------
   104     400029296     ACLI(ACLP)              Festival at Perry Hall
   105     400030932     ACLI(ACLP)       Woodlawn/Catonsville EZ Self Storage
   106        949           DREFC                Brentwood Town Center
   107     400030970     ACLI(ACLP)                 Carbonero Creek
   108     400030918     ACLI(ACLP)             Meadow Brook Apartments
---------------------------------------------------------------------------------
   109       M0553        GSMC(CPC)               Red Oaks Apartments
   110        610            DFC                Sutter House Apartments
   111     400029298     ACLI(ACLP)            21st St. Pavilion Shopping
   112       R0020        GSMC(CPC)          East Cooper Plaza Shopping Ctr
   113        929           DREFC                 Holiday Inn Express
---------------------------------------------------------------------------------
   114        913       DFC (Sutter)            Roland Way Office Center
   115     400030917     ACLI(ACLP)           Dana Corporation Office Whse
   116     400030937     ACLI(ACLP)            Days Inn - Stone Mountain
   117     400031119     ACLI(ACLP)                Sunrise Apartments
   118     400029276     ACLI(ACLP)       Greenbriar Atrium II Office Building
---------------------------------------------------------------------------------
   119     400029273     ACLI(ACLP)                James Allen Court
   120     400029305     ACLI(ACLP)                Acorn Self Storage
   121        907        DFC (Aries)                  Tropical Inn
   122     400030942     ACLI(ACLP)            American Medical Response
   123     400030971     ACLI(ACLP)              Cielo Hills Apartments
---------------------------------------------------------------------------------
   124     400030986     ACLI(ACLP)          Broadway Crossing Shopping Ctr
   125     400029245     ACLI(ACLP)                Petcare Superstore
   126     400030947     ACLI(ACLP)          Greenspring/Riderwood Building
   127        573       DFC (Sutter)             Twin Palms Apartments
   128       R0451        GSMC(CPC)              Wagner and Sons, Inc.
---------------------------------------------------------------------------------
   129        912        DFC (Aries)                   Ramada Inn
   130    09-0001159    GSMC(Archon)    Best Western El Grande Inn - Clear Lake
   131    09-0001155    GSMC(Archon)              K-Mart - Oak Harbor
   132        937       DFC (Sutter)           Creekside Manor Apartments
   133        621           DREFC                114 - 05 170th Street
---------------------------------------------------------------------------------
   134     400029312     ACLI(ACLP)           Poplar Creek Shopping Center
   135    09-0001158    GSMC(Archon)              Best Western - Tyler
   136        611        DFC (Aries)           Pacifica Villas Apartments
   137    09-0001169    GSMC(Archon)             Ramada Inn - Santa Fe
   138     400029293     ACLI(ACLP)             Walgreen's - Tucson, AZ
---------------------------------------------------------------------------------
   139    09-0001181    GSMC(Archon)               231 Royal Palm Way
   140    09-0001177    GSMC(Archon)              Comfort Inn - Biloxi
   141     400030894     ACLI(ACLP)          208 Ashley Ave Office Building
   142     400031131     ACLI(ACLP)                Tuscany Apartments
   143    09-0001156    GSMC(Archon)               Gateway Apartments
   144        502           DREFC        Keller Springs Village Shopping Center
---------------------------------------------------------------------------------
   145       M0435        GSMC(CPC)          Peachcrest Gardens Apartments
   146        938       DFC (Sutter)               O'Keefe Apartments
   147    09-0001183    GSMC(Archon)              Walnut Business Park
   148        591           DREFC                   16 Barrow Street
   149        613           DREFC            Village Square Shopping Center
---------------------------------------------------------------------------------
   150        900        DFC (Aries)           Compass Pointe Apartments
   151        510       DFC (Wingate)            Sahara View Apartments
   152       O0521        GSMC(CPC)            The Soaper Hotel Building
   153        902        DFC (Aries)           Carriage House Apartments
   154    09-0001175    GSMC(Archon)             Kinko's Center-Addison
---------------------------------------------------------------------------------
   155        519           DREFC                   Joplin Portfolio
   155       519A           DREFC               Airport Drive Apartments
   155       519B           DREFC                    Cherry Street
   155       519C           DREFC                      Park Lane
   155       519D           DREFC               Terrill Lane Apartments
---------------------------------------------------------------------------------
   156     400030921     ACLI(ACLP)            Gladstone Office Building
   157     400030976     ACLI(ACLP)                  Buckeye Tower
   158    09-0001108    GSMC(Archon)      Country Villa University Healthcare
   159     400030949     ACLI(ACLP)               Gardsman Apartments
   160     400030962     ACLI(ACLP)         Baytown Central Shopping Center
---------------------------------------------------------------------------------
   161     400030955     ACLI(ACLP)                Solitude Building
   162        606           DREFC                  Marquee Apartments
   163     400031117     ACLI(ACLP)           41 Belmont Street Apartments
   164        905        DFC (Aries)             Dorsey Business Center
   165        589           DREFC              Northline Shopping Center
---------------------------------------------------------------------------------
   166        627           DREFC               Marine Plaza Apartments
   167    09-0001161    GSMC(Archon)              Super 8 - Lafayette
   168    09-0001190    GSMC(Archon)               Rite Aid - Massena
   169    09-0001194    GSMC(Archon)             Cady Industrial Center
   170        527           DREFC        Colonial Village - Regency Apartments
---------------------------------------------------------------------------------
   171    09-0001143    GSMC(Archon)         Bee Cave Road Office Building
   172        569           DREFC                Versailles Apartments
   173    09-0001174    GSMC(Archon)          Hunter's Crossing Apartments
   174    09-0001185    GSMC(Archon)            Slifer Design Warehouse
   175        594           DREFC               72-82 Wadsworth Terrace
---------------------------------------------------------------------------------
   176    09-0001149    GSMC(Archon)        CVS Drug Store - Gloucester, NJ
   177       M0434        GSMC(CPC)             Harbour Vines Apartments
   178        524       DFC (Wingate)          Windsor Square Apartments
   179    09-0001150    GSMC(Archon)         CVS Drug Store - Paulsboro, NJ
   180    09-0001195    GSMC(Archon)        Woodlands IV & V Business Center
---------------------------------------------------------------------------------
   181     400029277     ACLI(ACLP)                    Tech Plaza
   182    09-0001157    GSMC(Archon)             Comfort Inn - Lincoln
   183     400029302     ACLI(ACLP)            Lincoln Industrial Center
   184        500           DREFC                  Stuyvesant Avenue
   185        940           DREFC                41 - 98 Forley Street
---------------------------------------------------------------------------------
   186     400030984     ACLI(ACLP)          16000 Memorial Office Building
   187        521        DFC (ITLA)            Maryland Green Apartments
   188     400029244     ACLI(ACLP)           Blockbuster Shopping Center
   189     400029198     ACLI(ACLP)               110 Industrial Park
   190        585        DFC (ITLA)              Timpanogos Apartments
   191        504           DREFC                   101 Lincoln Road
---------------------------------------------------------------------------------
   192     400030945     ACLI(ACLP)              Ocean Technology Park
   193       M0406        GSMC(CPC)             Garden Trails Apartments
   194     400030929     ACLI(ACLP)            Welch Healthcare Building
   195    09-0001148    GSMC(Archon)         CVS Drug Store - Carlisle, PA
---------------------------------------------------------------------------------
   196        614           DREFC             Pinehill Plaza & Apartments
   197    09-0001171    GSMC(Archon)            Comfort Inn - Sweetwater
   198        920           DREFC                     Econo Lodge
   199        586           DREFC                     Dorian Court
---------------------------------------------------------------------------------
   200    09-0001187    GSMC(Archon)           Lufkin Apartment Portfolio
   200    09-0001187A   GSMC(Archon)                The Hidden Oaks
   200    09-0001187B   GSMC(Archon)                 Azalea Trails
   200    09-0001187C   GSMC(Archon)                    Kentwood
   201        622       DFC (Sutter)         Ignacio Hills Apartments - XII
---------------------------------------------------------------------------------
   202    09-0001162    GSMC(Archon)              Days Inn - Kerrville
   203    09-0001192    GSMC(Archon)              Days Inn - New Bern
   204        623       DFC (Sutter)         Ignacio Hills Apartments - XVI
   205     400030975     ACLI(ACLP)          Bays-Fill Industrial Building
---------------------------------------------------------------------------------
   206    09-0001151    GSMC(Archon)          CVS Drug Store - Oaklyn, NJ
   207       O0520        GSMC(CPC)                The Salms Building
   208        515        DFC (ITLA)               Partridge Apartments
   209    09-0001193    GSMC(Archon)               Days Inn - Winslow
   210        595           DREFC                   Renshaw Terrace
---------------------------------------------------------------------------------
   211    09-0001144    GSMC(Archon)           Alaska Archives Warehouse
   212    09-0001131    GSMC(Archon)             Emery Park Apartments
   213    09-0001126    GSMC(Archon)                  Pecan Plaza
   214        933           DREFC                  112 Lincoln Street
   215     400030905     ACLI(ACLP)               Blockbuster - Denver
---------------------------------------------------------------------------------
   216     400030899     ACLI(ACLP)          Blockbuster - Wheatridge, CO.
   217        535        DFC (ITLA)               Sycamores Apartments
   218     400030911     ACLI(ACLP)          Blockbuster-Las Vegas (Sahara)
   219        605           DREFC             Maple Place North Apartments
   220        608       DFC (Secore)                Quinnipiac Arms
---------------------------------------------------------------------------------
   221     400030906     ACLI(ACLP)             Blockbuster - Edgewater
   222        543           DREFC             Centre Park Place Apartments
   223     400030889     ACLI(ACLP)           Cypress Industrial Building
   224        618           DREFC                Hunter's Point Center
   225        602           DREFC                 Hamilton Park House
---------------------------------------------------------------------------------
   226        511           DREFC                   Sedgley Gardens
   227        532        DFC (ITLA)            Helena Gardens Apartments
   228        536           DREFC               3044 Kingsbridge Avenue
   229        558        DFC (ITLA)                   Banyan Woods
   230        551           DREFC               389 Massachusetts Avenue
---------------------------------------------------------------------------------
   231     400030898     ACLI(ACLP)              Blockbuster-Wauwatosa
   232        578        DFC (ITLA)         Desert Inn Professional Building
   233        592           DREFC                   Taos Apartments
   234        600       DFC (Secore)                Rosslyn Heights
   235        554           DREFC               Cedar Village Apartments
   236       O0519        GSMC(CPC)            The Newberry-Wile Building
   237        546       DFC (Parmann)             154 Rockaway Parkway
   238     400030904     ACLI(ACLP)            Blockbuster - Forest Hills
   239     400030909     ACLI(ACLP)            Blockbuster - Indianapolis
---------------------------------------------------------------------------------
   240        601            DFC                Douglas Park Apartments
   241        609           DREFC              Mayfair Garden Apartments
   242        501       DFC (Wingate)          Bradford Place Apartments
   243     400030903     ACLI(ACLP)          Blockbuster-Las Vegas/Flamingo
   244     400030897     ACLI(ACLP)                Blockbuster-Tulsa
---------------------------------------------------------------------------------
   245        934           DREFC             140 - 146 Chancellor Avenue
   246        549           DREFC             148 - 156 Chancellor Avenue
   247        528        DFC (Aries)           Sherwood Court Apartments
   248     400030957     ACLI(ACLP)               SportsTech Warehouse
   249        553           DREFC            5900 Balcones Office Building
---------------------------------------------------------------------------------
   250        598           DREFC                Ashland Retail Center
   251        604           DREFC              Harrison Avenue Apartments
   252        508        DFC (ITLA)               Clearview Apartments
   253        635           DREFC                 92 - 96 Waldo Avenue
   254     400030908     ACLI(ACLP)               Blockbuster-Bay City
---------------------------------------------------------------------------------
   255     400030900     ACLI(ACLP)         Blockbuster-Elkhart(Cassopoliss)
   256     400030974     ACLI(ACLP)       Lighthouse Point Professional Center
   257       M0436        GSMC(CPC)            White Oak Arms Apartments
   258    09-0001146    GSMC(Archon)             Econolodge - Elkridge
   259        550           DREFC               Randolph Park Apartments
---------------------------------------------------------------------------------
   260     400030888     ACLI(ACLP)                Brookshire Grocery
   261        616       DFC (Sutter)             Quail Lodge Apartments
   262        945           DREFC                    9416 34th Road
   263        567           DREFC                  98 Strathmore Road
   264        518        DFC (ITLA)               Southside Apartments
---------------------------------------------------------------------------------
   265        537           DREFC                Huntington Apartments
   266        576           DREFC                  2942 Third Avenue
   267        904        DFC (Aries)              Churchill Townhomes
   268        634       DFC (Parmann)             354 East 21st Street
   269        542       DFC (Sutter)              Lawndale Apartments
---------------------------------------------------------------------------------
   270        509           DREFC                Garden Walk Apartments
   271        559           DREFC                 Windswept Apartments
   272        568           DREFC             Northshore Manor Apartments
   273        538           DREFC               Golden Eagle Apartments
   274        534           DREFC                     Oakland Oaks
---------------------------------------------------------------------------------
   275        939           DREFC                Adobe House Apartments
   276        541           DREFC               Northern Pine Apartments
   277        641           DREFC            259-61 & 269 West Walnut Lane
   278     400030910     ACLI(ACLP)              Blockbuster - Wind Gap
   279        588           DREFC                 Village at Deer Park
---------------------------------------------------------------------------------
   280     400030907     ACLI(ACLP)          Blockbuster - Elkhart (Hively)
   281     400030901     ACLI(ACLP)               Blockbuster-Chicago
   282        565           DREFC               Howard Warren Apartments
   283        577           DREFC            Holmesburg Station Apartments
   284       I0162        GSMC(CPC)            Cumberland Airport Center
---------------------------------------------------------------------------------
   285        561           DREFC                  Wingate Apartments
   286        530      DFC (Progress)               Prospect Square
   287        525           DREFC                  506 South Broadway
   288    09-0001109    GSMC(Archon)        Country Villa Cheviot Healthcare
   289        615       DFC (Sutter)             The Blount Apartments
---------------------------------------------------------------------------------
   290        529           DREFC                 LaPetite Apartments
   291        637           DREFC                  Avenue R Duplexes
   292        514        DFC (ITLA)              Peppertree Apartments
   293        612       DFC (Wingate)              Newport Apartments
   294     400030902     ACLI(ACLP)              Blockbuster-Watertown
---------------------------------------------------------------------------------
   295        579           DREFC                8th Street Apartments
   296        596           DREFC                    Regency House
   297        632           DREFC                 527 West 48th Street
   298        540           DREFC               Whisperwoods Apartments
   299        522        DFC (ITLA)               Palomares Apartments
---------------------------------------------------------------------------------
   300        503       DFC (Wingate)             Richmond Apartments
   301        572        DFC (ITLA)               Fernwood Apartments
   302        936           DREFC            2267 - 2269 Kennedy Boulevard
   303        570           DREFC                 Baycrest Apartments
   304        587           DREFC        45 Church Street & 35 Railroad Avenue
---------------------------------------------------------------------------------


                                                                                 ZIP    PROPERTY   ORIGINAL      CUT-OFF
                  PROPERTY ADDRESS                           CITY         STATE  CODE     TYPE      BALANCE    DATE BALANCE
-----------------------------------------------------------------------------------------------------------------------------
                201 N. Union Street                       Alexandria       VA   22302    Office  $20,170,000  $20,007,359
              105 East Deleware Place                      Chicago         IL   60611   Lodging   18,896,684   18,879,907
                1417-1717 Kuntz Road                      Millcreek        PA   16509  Multifamily18,870,000   18,745,566
              608 Holcomb Bridge Road                      Roswell         GA   30076    Retail   17,282,732   17,274,576
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                  12,000,000   11,886,833
                 184 Swanton Street                       Winchester       MA   01890  Healthcare      -            -
                 223 Swanton Street                       Winchester       MA   01890  Healthcare      -            -
                 18 Frances Street                          Woburn         MA   01801  Healthcare      -            -
           8201-8291 International Drive                   Orlando         FL   32804    Retail   12,000,000   11,883,227
-----------------------------------------------------------------------------------------------------------------------------
               18700 MacArthur Blvd.                        Irvine         CA   92612   Lodging   11,500,000   11,474,944
               1010 Underhill Avenue                        Bronx          NY   10472  Healthcare 11,400,000   11,379,636
              7900-7920 Norfolk Avenue                     Bethesda        MD   20814    Office   10,900,000   10,805,080
                  160 Union Avenue                         Memphis         TN   38103   Lodging   10,400,000   10,359,122
     1341 North Avenue & 801 North Broad Street           Elizabeth        NJ   07201  Multifamily10,000,000    9,939,997
-----------------------------------------------------------------------------------------------------------------------------
               11600 MacKay Boulevard                      Orlando         FL   32826  Multifamily 9,900,000    9,857,540
               8951 Bonita Beach Road                   Bonita Springs     FL   34135    Retail    9,350,000    9,327,291
            8110 East Speedway Boulevard                    Tucson         AZ   85710  Multifamily 9,100,000    9,071,554
              8085-8235 West Bell Road                      Peoria         AZ   85382    Retail    9,000,000    8,970,384
              401-601 South Grady Way                       Renton         WA   98055    Retail    8,550,000    8,529,234
-----------------------------------------------------------------------------------------------------------------------------
                 12151 Katy Freeway                        Houston         TX   77079    Retail    8,500,000    8,480,788
                 100 Villita Street                      San Antonio       TX   78205   Lodging    8,400,000    8,369,383
             2425 & 2440 Stevens Drive                     Richland        WA   99352    Office    8,350,000    8,346,523
                2795 Evans Mill Road                       Lithonia        GA   30058  Multifamily 8,100,000    8,094,812
             20623 West Catawba Avenue                    Cornelius        NC   28036    Retail    8,000,000    7,989,091
-----------------------------------------------------------------------------------------------------------------------------
                 1350 Holiday Lane                        Fairfield        CA   94533   Lodging    8,025,000    7,982,537
               11201 Coastal Highway                      Ocean City       MD   21842   Lodging    8,000,000    7,972,547
                 175 Beacon Street                       Sommerville       MA   02143  Multifamily 8,000,000    7,965,441
               16-32 Sheridan Street                        Albany         NY   12210    Office    7,600,000    7,564,133
             6323 North Avondale Avenue                    Chicago         IL   60631    Office    7,500,000    7,467,998
-----------------------------------------------------------------------------------------------------------------------------
            4974 South 76th East Avenue                     Tulsa          OK   74145  Multifamily 7,300,000    7,284,197
           6320-6340 South Sandhill Road                  Las Vegas        NV   89104  Industrial  7,000,000    6,969,977
             7800 West Brown Deer Road                    Milwaukee        WI   53223    Office    6,700,000    6,680,925
1800-1880 West Oxford Ave. & 4111-4251 South Natches Co    Sheridan        CO   80110  Industrial  6,600,000    6,585,712
               1645 East Thomas Road                       Phoenix         AZ   85016  Multifamily 6,400,000    6,386,775
-----------------------------------------------------------------------------------------------------------------------------
                   5100 West Taft                        Town of Clay      NY   13086    Office    6,200,000    6,171,013
                                                         (Liverpool)
              6169 Westwood Boulevard                      Orlando         FL   32821    Retail    6,000,000    5,988,920
                21 East 66th Street                     New York City      NY   10021    Retail    6,000,000    5,975,204
     4626, 4646 Frey Street & 709 N. Segoe Rd.             Madison         WI   53705    Office    6,000,000    5,949,762
      9400/9410/9420/9430 Topanga Canyon Blvd.            Chatsworth       CA   91311    Office    6,000,000    5,926,346
-----------------------------------------------------------------------------------------------------------------------------
                625 West 1st Street                         Tempe          AZ   85281  Multifamily 6,100,000    5,884,978
                 7501 Harwin Drive                         Houston         TX   77036    Retail    5,600,000    5,593,309
    877 South Pearl Street & 7 Binghamton Street            Albany         NY   12202  Industrial  5,520,000    5,508,304
                 972 Hilgard Avenue                      Los Angeles       CA   90024  Multifamily 5,400,000    5,383,436
               5850 Park Front Drive                       Houston         TX   77036  Multifamily 5,400,000    5,383,318
-----------------------------------------------------------------------------------------------------------------------------
               4450 47th Street West                      Bradenton        FL   34210   Lodging    5,400,000    5,361,632
              12603 Northborough Drive                     Houston         TX   77067  Multifamily 5,350,000    5,341,666
             378-404 Stuyvesant Avenue                    Irvington        NJ   07111  Multifamily 5,306,457    5,302,632
                  3115 Parker Road                          Plano          TX   75023    Retail    5,200,000    5,192,687
                   2690 Drury Way                          Memphis         TN   38128  Multifamily 5,200,000    5,187,859
-----------------------------------------------------------------------------------------------------------------------------
            2025 West Indian School Road                   Phoenix         AZ   85015  Multifamily 5,070,000    5,054,448
               43-47 West 23rd Street                      New York        NY   10010    Office    5,000,000    4,994,333
             9235 South Mckerny Street                      Tempe          AZ   85284  Industrial  4,800,000    4,792,309
      19265-19302-19332-19362 PowderHill Place             Poulsbo         WA   98370    Office    4,800,000    4,783,339
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   4,750,000    4,743,113
                7500 Lindbergh Drive                     Gaithersburg      MD   20879  Industrial      -            -
             7510-7520 Lindbergh Drive                   Gaithersburg      MD   20879  Industrial      -            -
             22301-22311 Georgia Avenue                  Brookeville       MD   20833    Retail        -            -
   26850-26930 Sierra Highway/18755 Via Princessa       Santa Clarita      CA   91351    Retail    7,300,000    4,687,639
-----------------------------------------------------------------------------------------------------------------------------
       14220 - 14240 Interurban Avenue South               Tukwila         WA   98168  Industrial  4,700,000    4,669,992
               500 South Rancho Drive                     Las Vegas        NV   89102    Office    4,700,000    4,657,515
           1700 - 1790 West State Street                    Boise          ID   83702    Retail    4,650,000    4,639,304
              6454 International Drive                     Orlando         FL   32819    Retail    4,750,000    4,600,573
           6053-6099 South Quebec Street              Greenwood Village    CO   80111    Office    4,600,000    4,581,221
-----------------------------------------------------------------------------------------------------------------------------
             4200 International Parkway                   Carrollton       TX   75007    Office    4,500,000    4,490,195
               1114 Mercury Boulevard                    Murfreesboro      TN   37133    Retail    4,500,000    4,489,675
                 25 South Grady Way                         Renton         WA   98055    Retail    4,500,000    4,483,781
              4500 South 124th Street                     Greenfield       WI   53228  Multifamily 4,450,000    4,436,350
              7050 Georgia Highway 21                   Port Wentworth     GA   31407   Lodging    4,400,000    4,380,672
-----------------------------------------------------------------------------------------------------------------------------
               2621 South 47th Place                       Phoenix         AZ   85034   Lodging    4,350,000    4,296,853
                549 East Main Street                    Hendersonville     TN   37075  Multifamily 4,300,000    4,289,960
                 1157 Chapel Street                       New Haven        CT   06511   Lodging    4,300,000    4,284,096
                14520 Memorial Drive                       Houston         TX   77079    Retail    4,100,000    4,091,986
-----------------------------------------------------------------------------------------------------------------------------
                 1310 East Broadway                         Cuero          TX   77954  Healthcare  4,000,000    3,986,221
           1250 North McDowell Boulevard                   Petaluma        CA   94954  Industrial  4,000,000    3,978,134
              205 S.E. Spokane Avenue                      Portland        OR   97202    Office    4,000,000    3,977,673
               4326 North 35th Avenue                      Phoenix         AZ   85017  Multifamily 4,000,000    3,972,677
-----------------------------------------------------------------------------------------------------------------------------
               343-381 Schley Street                        Newark         NJ   07112  Multifamily 4,000,000    3,970,897
                 200 Dawahare Drive                         Hazard         KY   41701   Lodging    4,000,000    3,966,587
               4635 Forest Oak Drive                       Memphis         TN   38118  Multifamily 3,930,000    3,920,824
                 15 South Grady Way                         Renton         WA   98055    Office    3,850,000    3,836,253
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   3,800,000    3,791,625
                  6505 Shirley Ave                          Austin         TX   78752  Multifamily     -            -
                 6408 Burns Street                          Austin         TX   78752  Multifamily     -            -
                  702 Lamar Place                           Austin         TX   78752  Multifamily     -            -
                 6309 Burns Street                          Austin         TX   78752  Multifamily     -            -
-----------------------------------------------------------------------------------------------------------------------------
                3985 S. Higuera St.                    San Luis Obispo     CA   93401    Retail    3,800,000    3,777,721
                1353 Olney Avenue SE                     Port Orchard      WA   98366    Retail    3,750,000    3,739,088
              3980-4260 El Camino Real                    Atascadero       CA   93422    Retail    3,600,000    3,589,524
              201 North Commerce Drive                     Ardmore         OK   73401    Retail    3,500,000    3,495,764
                6465 Busch Boulevard                       Columbus        OH   43229  Industrial  3,500,000    3,488,081
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   3,500,000    3,486,035
             1021-1037 Cross Keys Road                    Lexington        KY   40505  Multifamily     -            -
               1545 Alexandria Drive                      Lexington        KY   40504  Multifamily     -            -
               1175 Marketplace Drive                     Henrietta        NY   14467    Retail    3,500,000    3,483,607
               3988-4084 Flowers Road                     Doraville        GA   30060  Industrial  3,500,000    3,479,106
-----------------------------------------------------------------------------------------------------------------------------
                     Route One                              Wells          ME   04090    Retail    3,500,000    3,477,937
              89-07, 89-11 34th Avenue                 Jackson Heights     NY   11372  Multifamily 3,300,000    3,297,582
                 324 Royal Palm Way                       Palm Beach       FL   33480    Office    3,300,000    3,293,056
             910-924 North Main Street                      Bishop         CA   93514    Retail    3,285,000    3,275,441
           105 Edwards Village Boulevard                   Edwards         CO   81632    Retail    3,275,000    3,268,091
-----------------------------------------------------------------------------------------------------------------------------
                  729 Jones Street                      San Francisco      CA   94109  Multifamily 3,200,000    3,194,371
            2200-2300 West Rochelle Road                    Irving         TX   76062  Multifamily 3,200,000    3,187,886
        530 NE 31st St., 600-650 NE 31st St.                Miami          FL   33137  Multifamily 3,200,000    3,179,729
              14975 Landmark Boulevard                     Addison         TX   75240   Lodging    3,175,000    3,165,500
             303 North Kumpf Boulevard                      Peoria         IL   61605    Office    3,200,000    3,160,322
-----------------------------------------------------------------------------------------------------------------------------
          17211 North Black Canyon Highway                 Phoenix         AZ   85023   Lodging    3,200,000    3,141,599
                 3130 Troup Highway                         Tyler          TX   75701   Lodging    3,025,000    3,019,935
                 2311-2439 Fry Road                        Houston         TX   77027    Retail    3,000,000    2,994,261
               30911 1st Avenue South                    Federal Way       WA   98003  Multifamily 3,000,000    2,993,287
                 75 Ontario Street                         Norwalk         OH   44857  Industrial  3,000,000    2,991,706
-----------------------------------------------------------------------------------------------------------------------------
                377 State Route 224                        Boardman        OH   44512    Retail    3,000,000    2,983,128
                225 Nova Albion Way                       San Rafael       CA   94903  Multifamily 2,983,000    2,979,417
                1634 Beach Boulevard                        Biloxi         MS   39531   Lodging    2,950,000    2,934,505
         2800 Martin Luther King Jr. Drive                 Atlanta         GA   30311  Multifamily 2,925,000    2,916,266
                1111 W. 46th Street                      Kansas City       MO   64112  Multifamily 2,900,000    2,887,944
-----------------------------------------------------------------------------------------------------------------------------
                  4130 Joppa Road                         Perry Hall       MD   21236    Retail    2,900,000    2,887,786
               7233 Windsor Mill Road                     Baltimore        MA   21244  Self-Storage2,850,000    2,835,602
            13050 San Vicente Boulevard                  Los Angeles       CA   90048    Retail    2,800,000    2,794,451
              4742 Scotts Valley Drive                  Scotts Valley      CA   95066  Industrial  2,800,000    2,787,516
                13 Meadow Brook Lane                   Center Township     PA   16001  Multifamily 2,780,000    2,772,352
-----------------------------------------------------------------------------------------------------------------------------
                  2162 Wilson Road                         Memphis         TN   38116  Multifamily 2,750,000    2,743,579
                 1140 Sutter Street                     San Francisco      CA   94109  Multifamily 2,750,000    2,741,484
               201 & 222 21st Street                       Norfolk         VA   23517    Retail    2,750,000    2,737,329
          607-629 Johnnie Dodds Boulevard               Mount Pleasant     SC   29464    Retail    2,700,000    2,694,387
                 909 Hingham Street                        Rockland        MA   02370   Lodging    2,700,000    2,672,836
-----------------------------------------------------------------------------------------------------------------------------
                   401 Roland Way                          Oakland         CA   94621    Office    2,680,000    2,658,422
               1100 North Dana Avenue                       Vinita         OK   74301  Industrial  2,650,000    2,636,166
               3006 Glenn Club Drive                    Stone Mountain     GA   30087   Lodging    2,620,000    2,606,528
                 11342 Brydan Drive                         Taylor         MI   48180  Multifamily 2,600,000    2,591,718
            16770 Imperial Valley Drive                    Houston         TX   77060    Office    2,500,000    2,489,686
-----------------------------------------------------------------------------------------------------------------------------
           4270 & 4290 South Cameron St.                  Las Vegas        NV   89103  Industrial  2,500,000    2,489,578
                5205 Railroad Avenue                      Pittsburg        CA   94565  Self-Storage2,500,000    2,486,308
             5200-5210 Estero Boulevard                Fort Myers Beach    FL   33931   Lodging    2,500,000    2,464,604
            Lot 7A Industrial Boulevard                    Brockton        MA   02379  Industrial  2,450,000    2,441,268
           2819 Southeast Military Drive                 San Antonio       TX   78223  Multifamily 2,440,000    2,433,795
-----------------------------------------------------------------------------------------------------------------------------
         5606 & 5610 South Broadway Avenue                  Tyler          TX   75703    Retail    2,400,000    2,395,359
               6220 West 95th Street                       Oak Lawn        IL   60453    Retail    2,400,000    2,391,224
               1922 Greenspring Road                       Timonium        MD   21093    Office    2,400,000    2,377,132
            400 East Hillsdale Boulevard                  San Mateo        CA   94403  Multifamily 2,400,000    2,374,931
                7204 May Wagner Lane                     Glen Burnie       MD   21061  Industrial  2,375,000    2,367,487
-----------------------------------------------------------------------------------------------------------------------------
                116 San Marco Avenue                    St. Augustine      FL   32084   Lodging    2,400,000    2,370,170
               15135 Lakeshore Drive                      Clear Lake       CA   95422   Lodging    2,350,000    2,342,492
                32165 State Road 20                       Oak Harbor       WA   98277    Retail    2,310,000    2,303,278
            1777 - 1779 Woodland Avenue                 East Palo Alto     CA   94303  Multifamily 2,309,000    2,302,195
                114-05 170th Street                       St. Albans       NY   11434  Multifamily 2,300,000    2,292,873
-----------------------------------------------------------------------------------------------------------------------------
             320-340 Leonardwood Drive                    Frankfort        KY   40601    Retail    2,300,000    2,290,536
             2828 N. Northwest Loop 323                     Tyler          TX   75702   Lodging    2,260,000    2,253,279
                  229 16th Street                         San Diego        CA   92101  Multifamily 2,225,000    2,212,946
                2907 Cerrillos Road                        Santa Fe        NM   87505   Lodging    2,200,000    2,193,040
                1415 West River Road                        Tucson         AZ   85704    Retail    2,200,000    2,188,674
-----------------------------------------------------------------------------------------------------------------------------
                 231 Royal Palm Way                       Palm Beach       FL   33480    Office    2,150,000    2,145,476
                1648 Beach Boulevard                        Biloxi         MS   39531   Lodging    2,150,000    2,139,863
                 208 Ashley Avenue                     West Springfield    MA   01089    Office    2,100,000    2,095,194
                  1428 6th Street                        Santa Monica      CA   90401  Multifamily 2,100,000    2,093,661
                   13455 Kit Lane                           Dallas         TX   75240  Multifamily 2,100,000    2,093,420
                  2155 Marsh Lane                         Carrollton       TX   75006    Retail    2,100,000    2,078,590
-----------------------------------------------------------------------------------------------------------------------------
              4082-4112 Glenwood Road                      Atlanta         GA   30032  Multifamily 2,070,000    2,064,125
            360-380 East O'Keefe Street                 East Palo Alto     CA   94133  Multifamily 2,031,000    2,025,014
2332-2462 Walnut Ridge Street,11041-11057 Ables Lane        Dallas         TX   75229  Industrial  2,000,000    1,995,878
                  16 Barrow Street                         New York        NY   10014  Multifamily 2,000,000    1,991,433
              909-935 West Parker Road                      Plano          TX   75075    Retail    2,000,000    1,985,429
-----------------------------------------------------------------------------------------------------------------------------
                  4100 Chicot Road                        Pascagoula       MS   39567  Multifamily 1,970,000    1,945,944
               3600 El Conlon Avenue                      Las Vegas        NV   89102  Multifamily 1,950,000    1,940,119
                 136 Second Street                        Henderson        KY   42420    Office    1,925,000    1,918,581
               1625 Martin Bluff Road                      Gautier         MS   39553  Multifamily 1,930,000    1,906,015
                4570 Belt Line Road                        Addison         TX   75244    Retail    1,900,000    1,896,443
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   1,900,000    1,888,326
              101-108 Betty Rose Lane                       Joplin         MO   64801  Multifamily     -            -
               508-110 Cherry Street                    Carl Junction      MO   64834  Multifamily     -            -
                   1507 Park Lane                       Carl Junction      MO   64834  Multifamily     -            -
                116-118 Terrill Lane                    Carl Junction      MO   64834  Multifamily     -            -
-----------------------------------------------------------------------------------------------------------------------------
              6910 North Holmes Street                    Gladstone        MO   64118    Office    1,900,000    1,886,669
                 3300 Buckeye Road                         Atlanta         GA   30341    Office    1,900,000    1,880,881
              230 East Adams Boulevard                   Los Angeles       CA   90011  Healthcare  1,800,000    1,796,968
                  30 Novato Street                        San Rafael       CA   94901  Multifamily 1,800,000    1,795,911
                  4508 Garth Road                          Baytown         TX   77521    Retail    1,800,000    1,793,378
-----------------------------------------------------------------------------------------------------------------------------
                 6149 Meeker Place                          Boise          ID   83713    Office    1,800,000    1,789,004
                 2525 McCue Street                         Houston         TX   77056  Multifamily 1,750,000    1,741,856
                 41 Belmont Street                       Sommerville       MA   02143  Multifamily 1,725,000    1,717,548
                 6855 Deerpath Road                         Dorsey         MD   21227    Office    1,720,000    1,707,275
              56-88 East Crosstimbers                      Houston         TX   77022    Retail    1,685,000    1,673,615
-----------------------------------------------------------------------------------------------------------------------------
                 660 NE 78th Street                         Miami          FL   33138  Multifamily 1,675,000    1,668,317
        2224 Northeast Evangeline Throughway              Lafayette        LA   70501   Lodging    1,670,000    1,664,560
                   87 Main Street                          Massena         NY   13662    Retail    1,664,000    1,660,374
    38110-120,/38140,/6262-6406, Executive Drive           Westland        MI   48185  Industrial  1,645,000    1,643,050
                 14 Ritchie Avenue                        Ravenswood       WV   26164  Multifamily 1,650,000    1,637,348
-----------------------------------------------------------------------------------------------------------------------------
                3423 Bee Caves Road                    West Lake Hills     TX   78746    Office    1,630,000    1,620,915
                3290 Van Buren Ave.                         Ogden          UT   84201  Multifamily 1,624,000    1,617,205
                 1800 Wisdom Drive                         Amarillo        TX   79106  Multifamily 1,600,000    1,596,702
                   45 Marmot Lane                           Eagle          CO   81632  Industrial  1,593,000    1,589,853
              72-82 Wadsworth Terrace                      New York        NY   10040  Multifamily 1,600,000    1,582,981
-----------------------------------------------------------------------------------------------------------------------------
                 589 Crosskeys Road                       Gloucester       NJ   08081  Retail/CTL  1,579,000    1,561,882
              1800-1816 Memorial Drive                     Atlanta         GA   30311  Multifamily 1,555,000    1,550,587
              929 North Gilmore Avenue                     Lakeland        FL   33801  Multifamily 1,560,000    1,544,857
               231 West Broad Street                      Paulsboro        NJ   08066  Retail/CTL  1,550,000    1,541,161
               2001-2003 108th Street                   Grand Prairie      TX   75050  Industrial  1,500,000    1,498,367
-----------------------------------------------------------------------------------------------------------------------------
               2411 Tech Center Court                     Las Vegas        NV   89106  Industrial  1,500,000    1,492,558
                 2811 Woodlawn Road                        Lincoln         IL   62656   Lodging    1,500,000    1,491,899
     4040 E. Lone Mt. Rd. and 4837 Lincoln Rd.         North Las Vegas     NV   89031  Industrial  1,500,000    1,489,734
             358-372 Stuyvesant Avenue                    Irvington        NJ   07111  Multifamily 1,500,000    1,487,244
               41 - 98 Forley Street                       Elmhurst        NY   11373  Multifamily 1,450,000    1,445,507
-----------------------------------------------------------------------------------------------------------------------------
                16000 Memorial Drive                       Houston         TX   77079    Office    1,450,000    1,431,753
              749 East Maryland Avenue                     Phoenix         AZ   85014  Multifamily 1,440,000    1,424,594
                5363-5367 Ridge Road                      Cincinnati       OH   45209    Retail    1,425,000    1,419,152
              110 Industrial Park Road                     Hingham         MA   02043  Industrial  1,400,000    1,392,156
                 455 North 400 West                         Provo          UT   84601  Multifamily 1,400,000    1,390,750
                  101 Lincoln Road                         Brooklyn        NY   11225  Multifamily 1,400,000    1,384,504
-----------------------------------------------------------------------------------------------------------------------------
               4/127 John Clarke Road                     Middletown       RI   02842    Office    1,370,000    1,364,770
                   300 Highway 12                        West Blocton      AL   35184  Multifamily 1,360,000    1,356,840
                52 Accord Park Drive                       Norwell         MA   02061    Office    1,360,000    1,355,189
               765 South West Street                       Carlisle        PA   17013  Retail/CTL  1,364,000    1,348,733
-----------------------------------------------------------------------------------------------------------------------------
             7927 - 7991 Johnson Street                 Pembroke Pines     FL   33024  Multifamily 1,350,000    1,342,751
              216 S.E. Georgia Avenue                     Sweetwater       TX   79556   Lodging    1,312,500    1,308,405
           1240 Southwest Wanamaker Road                    Topeka         KS   66604   Lodging    1,320,000    1,307,700
                  606 Lloyd Street                         Chester         PA   19013  Multifamily 1,310,000    1,305,140
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   1,300,000    1,298,057
                 3200 Daniel McCall                         Lufkin         TX   75904  Multifamily     -            -
                 1406 Tulane Street                         Lufkin         TX   75904  Multifamily     -            -
                    115 Kentwood                            Lufkin         TX   75901  Multifamily     -            -
               445 Ignacio Boulevard                        Novato         CA   94949  Multifamily 1,270,000    1,264,836
-----------------------------------------------------------------------------------------------------------------------------
              2000 Sidney Baker Street                    Kerrville        TX   78028   Lodging    1,260,000    1,253,298
                  925 Broad Street                         New Bern        NC   28560   Lodging    1,250,000    1,247,450
            511 & 531 Alameda del Prado                     Novato         CA   94596  Multifamily 1,228,000    1,223,007
13850-13872 Dawsons Bch. Rd. &13848-13876 Carveth Pl.     Woodbridge       VA   22191  Industrial  1,200,000    1,195,618
-----------------------------------------------------------------------------------------------------------------------------
           4 White Horse Pike (Route 30)                    Oaklyn         NJ   08107  Retail/CTL  1,196,000    1,180,615
               115 East Second Street                     Owensboro        KY   42303    Office    1,175,000    1,171,082
               3812 Partridge Lane NE                       Keizer         OR   97303  Multifamily 1,200,000    1,167,817
                2035 West Highway 66                       Winslow         AZ   86047   Lodging    1,150,000    1,143,555
                    Renshaw Road                           Chester         PA   19013  Multifamily 1,140,000    1,135,771
-----------------------------------------------------------------------------------------------------------------------------
                165 East 56th Avenue                      Anchorage        AK   99518  Industrial  1,125,000    1,119,948
                1930 Atlantic Street                        Dallas         TX   75208  Multifamily 1,115,000    1,112,492
                 3400 Lombardy Lane                         Dallas         TX   75220    Retail    1,084,000    1,082,074
                 112 Lincoln Street                      East Orange       NJ   07107  Multifamily 1,072,000    1,069,075
               4151 E. Colfax Avenue                        Denver         CO   80220    Retail    1,050,000    1,047,733
-----------------------------------------------------------------------------------------------------------------------------
               3500 Youngfield Street                    Wheat Ridge       CO   80033    Retail    1,050,000    1,047,733
                  351 East Center                           Provo          UT   84606  Multifamily 1,050,000    1,043,908
              9240 West Sahara Avenue                     Las Vegas        NV   89117    Retail    1,025,000    1,022,787
    1352 & 1360 North Ave and 1414 Euclid Avenue           Atlanta         GA   30307  Multifamily 1,025,000    1,021,008
1275-1291 Quinnipiac Avenue & 530-54 Eastern Street       New Haven        CT   06513  Multifamily 1,020,000    1,012,746
-----------------------------------------------------------------------------------------------------------------------------
              1921 Sheraton Boulevard                     Edgewater        CO   80214    Retail    1,010,000    1,007,819
              601-609 North 5th Street                     Reading         PA   19602  Multifamily 1,012,000    1,006,422
               2325 W. Cypress Street                      Pheonix         AZ   85009  Industrial  1,000,000     996,925
              13091 Pond Springs Road                       Austin         TX   78729    Office    1,000,000     994,967
               1660 East Main Street                      Waterbury        CT   06702  Multifamily 1,000,000     994,860
-----------------------------------------------------------------------------------------------------------------------------
               844 North 29th Street                     Philadelphia      PA   19130  Multifamily 1,000,000     990,984
           4810,4830,4850 Bandera Street                  Montclair        CA   91763  Multifamily 1,000,000     990,764
              3044 Kingsbridge Avenue                       Bronx          NY   10462  Multifamily  990,000      980,977
               900-902 SE 1st Street                    Pompano Beach      FL   33060  Multifamily  975,000      969,343
              389 Massachusetts Avenue                    Arlington        MA   02174  Multifamily  970,000      965,254
-----------------------------------------------------------------------------------------------------------------------------
                6102 W. North Avenue                      Wauwatosa        WI   53213    Retail     950,000      947,949
             1580 East Desert Inn Road                    Las Vegas        NV   89109    Office     950,000      943,077
                  1505 Park Place                      College Station     TX   77840  Multifamily  950,000      942,811
             7015 Woodsman Trail Drive                     Houston         TX   77040  Multifamily  940,000      931,433
                 1729 Eastern Road                      South Daytona      FL   32119  Multifamily  925,000      918,767
               101 East Second Street                     Owensboro        KY   42302    Office     900,000      896,999
               154 Roackaway Parkway                       Brooklyn        NY   11212  Multifamily  900,000      895,040
                 3200 S.E. Loop 820                      Forest Hills      TX   76140    Retail     875,000      873,111
                   3520 Mann Road                        Inidanapolis      IN   46158    Retail     860,000      858,143
-----------------------------------------------------------------------------------------------------------------------------
                3109 Douglas Avenue                         Dallas         TX   75219  Multifamily  862,000      856,305
               6615-37 Charles Street                    Philadelphia      PA   19135  Multifamily  860,000      855,998
                 340 Bradford Drive                       Charlotte        NC   28208  Multifamily  860,000      850,695
              3495 East Flamingo Road                     Las Vegas        NV   89121    Retail     850,000      848,165
               1337 East 71st Street                        Tulsa          OK   74136    Retail     850,000      848,165
-----------------------------------------------------------------------------------------------------------------------------
            140 - 146 Chancellor Avenue                     Newark         NJ   07112  Multifamily  850,000      847,681
               148 Chancellor Avenue                        Newark         NJ   07112  Multifamily  850,000      845,058
             1807-1825 Sherwood Street                    Greensboro       NC   27403  Multifamily  840,000      833,878
              10909C East 56th Street                       Tulsa          OK   74136  Industrial   840,000      832,227
                5900 Balcones Drive                         Austin         TX   78731    Office     826,000      820,543
-----------------------------------------------------------------------------------------------------------------------------
              1117-27 Claremont Avenue                     Ashland         OH   44805    Retail     800,000      796,959
             370 South Harrison Street                   East Orange       NJ   07018  Multifamily  800,000      796,086
              1195 Clearview Avenue NE                      Keizer         OR   97303  Multifamily  800,000      778,545
                92 - 96 Waldo Avenue                     Jersey City       NJ   07306  Multifamily  770,000      767,633
                  3915 Wilder Road                         Bay City        MI   48706    Retail     760,000      758,359
-----------------------------------------------------------------------------------------------------------------------------
               1545 Cassopolis Street                      Elkhart         IN   46514    Retail     750,000      748,381
             5340 North Federal Highway                Lighthouse Point    FL   33064    Office     750,000      748,372
                245-251 Candler Road                       Atlanta         GA   30311  Multifamily  750,000      747,871
               5895 Bonnie View Lane                       Elkridge        MD   21075   Lodging     750,000      747,053
                 4053 Warrensville                      Highland Hills     OH   44122  Multifamily  750,000      745,407
-----------------------------------------------------------------------------------------------------------------------------
                  3354 Gilmer Road                         Longview        TX   75604    Retail     750,000      744,183
              340 East O'Keefe Street                   East Palo Alto     CA   94303  Multifamily  738,000      736,502
                   9416 34th Road                      Jackson Heights     NY   11372  Multifamily  730,000      727,738
                 98 Strathmore Road                   Boston (Brighton)    MA   02146  Multifamily  730,000      726,428
               4652 Sunnyside Road SE                       Salem          OR   97302  Multifamily  730,000      710,422
-----------------------------------------------------------------------------------------------------------------------------
          610-670 N. Huntington Boulevard                   Pomona         CA   91768  Multifamily  712,000      707,656
                 2942 Third Avenue                          Bronx          NY   10455    Retail     700,000      693,840
             4300-4530 Churchill Circle                     Monroe         LA   71203  Multifamily  690,000      681,425
                354 East 21st Street                       Brooklyn        NY   11226  Multifamily  679,000      677,749
                1500 Lawndale Plaza                        Houston         TX   77023  Multifamily  675,000      671,280
-----------------------------------------------------------------------------------------------------------------------------
                 1720 Moritz Drive                         Houston         TX   77055  Multifamily  675,000      669,623
     4170 Easton Avenue & 3210-3228 Reeve Drive           Bethlehem        PA   18020  Multifamily  654,000      650,488
               111 East Lorain Avenue                      Oberlin         OH   44074  Multifamily  650,000      647,407
                129-145 White Street                     Springfield       MA   01108  Multifamily  652,000      647,370
                 1054 Oakland Drive                         Irving         TX   75060  Multifamily  652,000      646,539
-----------------------------------------------------------------------------------------------------------------------------
                1110 Caliente Drive                      Jacksonville      FL   32211  Multifamily  648,000      646,185
                  3206 Lobit Drive                        Dickinson        TX   77539  Multifamily  650,000      645,384
           259-61 & 269 West Walnut Lane                 Philadelphia      PA   19144  Multifamily  640,000      638,850
                   951 Male Road                           Wind Gap        PA   13601    Retail     640,000      638,618
1233 & 1241 Dutch Dutch Avenue/1233 & 1241 Cedar Street   Deer Park        TX   77536  Multifamily  629,000      626,780
-----------------------------------------------------------------------------------------------------------------------------
                 115 Hively Avenue                         Elkhart         IN   46517    Retail     625,000      623,650
              4812 South Kedzie Avenue                     Chicago         IL   60644    Retail     625,000      623,650
             1520-1530 Meridian Avenue                   Miami Beach       FL   33139  Multifamily  625,000      621,865
                 8020 Ditman Avenue                      Philadelphia      PA   19136  Multifamily  620,000      617,115
         1930 Airport Industrial Park Drive                Marietta        GA   30062  Industrial   610,000      608,732
-----------------------------------------------------------------------------------------------------------------------------
               4424-30 Wingate Street                    Philadelphia      PA   19136  Multifamily  610,000      607,161
              444-450 Prospect Street                    East Orange       NJ   07111  Multifamily  612,000      606,615
                 506 South Broadway                        Yonkers         NY   10705  Multifamily  612,000      602,978
               3533 South Motor Ave.                     Los Angeles       CA   90034  Healthcare   600,000      598,989
              2109-2119 NW 64th Avenue                     Sunrise         FL   33313  Multifamily  600,000      596,607
-----------------------------------------------------------------------------------------------------------------------------
                1250 Cedar Post Lane                       Houston         TX   77055  Multifamily  600,000      596,025
        1705-1717, 1741-1745 & 1730 Avenue R                Plano          TX   75074  Multifamily  592,000      590,909
                19926 Ballinger Way                        Seattle         WA   98155  Multifamily  600,000      583,909
              1530-1532 Spruce Street                    Philadelphia      PA   19102  Multifamily  585,000      580,168
                1240 Arsenal Street                       Watertown        NY   13601    Retail     580,000      578,748
-----------------------------------------------------------------------------------------------------------------------------
                 801-811 8th Street                      Miami Beach       FL   33139  Multifamily  575,000      570,701
               2440 Fairfield Avenue                      Fort Wayne       IN   46807  Multifamily  568,000      565,423
                527 West 48th Street                       New York        NY   10036  Multifamily  560,000      558,863
                220 S. Jupiter Road                        Garland         TX   75042  Multifamily  560,000      556,226
          625 & 677 South Palomares Street                  Pomona         CA   91766  Multifamily  555,000      549,874
-----------------------------------------------------------------------------------------------------------------------------
                 5122 Bowser Avenue                         Dallas         TX   75209  Multifamily  550,000      545,050
                5600 Fernwood Avenue                     Los Angeles       CA   90028  Multifamily  540,000      535,015
               2267 Kennedy Boulevard                    Jersey City       NJ   07304  Multifamily  521,250      518,899
             8570 Chesapeake Boulevard                     Norfolk         VA   23503  Multifamily  520,000      518,583
       45 Church Street & 35 Railroad Avenue              Patchogue        NY   11772  Multifamily  520,000      517,423
-----------------------------------------------------------------------------------------------------------------------------

 PERCENTAGE OF       CROSS -               ANTICIPATED LOAN                                        FIRST    INTEREST
    CUT-OFF       COLLATERALIZED  RELATED       BALANCE          LOAN       MORTGAGE     NOTE     PAYMENT    ACCRUAL
  DATE BALANCE        GROUP        GROUP   AT MATURITY / ARD     TYPE         RATE       DATE      DATE      METHOD
-----------------------------------------------------------------------------------------------------------------------
      2.25%             -            -        $17,396,887       Balloon       7.220%   02/11/98  04/01/98   30 / 360
      2.12              -            -        15,726,798        Balloon       7.710    11/19/98  01/01/99  Actual / 360
      2.10              -            -        16,451,801        Balloon       6.980    03/31/98  05/01/98  Actual / 360
      1.94              -            -        15,687,825        Balloon       7.860    11/24/98  01/01/99  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      1.33                                     9,385,412        Balloon       7.890    04/27/98  06/01/98  Actual / 360
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
      1.33              -            -         7,734,709        Balloon       7.350    03/27/98  05/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      1.29              -            -         9,270,087        Balloon       7.250    10/05/98  12/01/98  Actual / 360
      1.28              -            -         9,471,290        Balloon       8.280    10/22/98  12/01/98  Actual / 360
      1.21              -            -         9,424,891        Balloon       7.330    01/27/98  03/01/98   30 / 360
      1.16              -            -         7,940,735        Balloon       7.150    09/11/98  11/01/98  Actual / 360
      1.12              -            -             0         Fully Amortizing 6.860    05/29/98  07/01/98   30 / 360
-----------------------------------------------------------------------------------------------------------------------
      1.11              -            -         9,100,455        Balloon       6.920    06/12/98  08/01/98  Actual / 360
      1.05              -            -         8,020,226        Balloon       6.390    09/16/98  11/01/98  Actual / 360
      1.02              -            1         7,874,757        Balloon       6.710    08/31/98  10/01/98  Actual / 360
      1.01              -            -         7,741,000        Balloon       6.490    08/26/98  10/01/98  Actual / 360
      0.96              -            2         7,334,003        Balloon       6.390    09/03/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.95              -            -         7,350,267        Balloon       6.680    09/25/98  11/01/98  Actual / 360
      0.94              -            -         6,619,877        Balloon       6.530    09/25/98  11/01/98  Actual / 360
      0.94              -            -         7,503,896        Balloon       8.200    11/09/98  01/01/99  Actual / 360
      0.91              -            -         7,121,117        Balloon       6.920    05/27/98  01/01/99  Actual / 360
      0.90              -            -         7,022,620        Balloon       7.250    10/07/98  12/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.90              -            3         6,490,060        Balloon       7.350    07/08/98  09/01/98  Actual / 360
      0.90              -            -         6,370,223        Balloon       6.850    09/24/98  11/01/98  Actual / 360
      0.89              -            4         6,830,698        Balloon       6.790    07/07/98  09/01/98   30 / 360
      0.85              -            -         6,394,531        Balloon       7.270    05/27/98  07/01/98  Actual / 360
      0.84              -            -         6,532,449        Balloon       6.940    06/18/98  08/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.82              -            -         6,341,833        Balloon       6.850    09/30/98  11/01/98  Actual / 360
      0.78              -            -         6,093,689        Balloon       6.920    06/05/98  08/01/98  Actual / 360
      0.75              -            5         5,858,738        Balloon       7.100    08/06/98  10/01/98  Actual / 360
      0.74              -            -         5,733,711        Balloon       6.850    09/17/98  11/01/98  Actual / 360
      0.72              -            6         5,586,745        Balloon       7.030    09/02/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.69              -            -         4,944,075        Balloon       6.900    08/24/98  10/01/98  Actual / 360
      0.67              -            -         5,294,780        Balloon       7.450    09/14/98  11/01/98  Actual / 360
      0.67              -            -         4,621,692        Balloon       5.840    09/29/98  11/01/98  Actual / 360
      0.67              -            5         5,298,722        Balloon       7.430    05/01/98  06/01/98  Actual / 360
      0.67              -            -         5,535,227        Balloon       7.420    01/30/98  03/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.66              -            -         5,152,086        Balloon       6.990    09/03/98  11/01/98  Actual / 360
      0.63              -            -         4,980,405        Balloon       7.770    10/13/98  12/01/98  Actual / 360
      0.62              -            -         4,787,024        Balloon       7.350    09/25/98  11/01/98  Actual / 360
      0.60              -            -         4,470,089        Balloon       6.790    08/20/98  10/01/98  Actual / 360
      0.60              -            -         4,949,146        Balloon       6.760    08/06/98  10/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.60              -            -         4,404,185        Balloon       7.630    06/01/98  07/01/98  Actual / 360
      0.60              -            -         4,628,267        Balloon       6.700    10/06/98  12/01/98  Actual / 360
      0.60              -            7         4,611,229        Balloon       6.960    11/05/98  01/01/99  Actual / 360
      0.58              -            -         4,549,911        Balloon       7.125    10/07/98  12/01/98  Actual / 360
      0.58              -            8         4,480,513        Balloon       6.550    09/25/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.57              -            6         4,396,925        Balloon       6.790    08/25/98  10/01/98  Actual / 360
      0.56              -            -         4,468,323        Balloon       7.970    10/15/98  12/01/98  Actual / 360
      0.54              -            -         4,138,774        Balloon       6.580    10/01/98  12/01/98  Actual / 360
      0.54              -            -         3,814,884        Balloon       6.790    09/30/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.53                                     4,142,520        Balloon       7.000    10/15/98  12/01/98  Actual / 360
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
      0.53              -            -         4,575,322        Balloon       7.350    03/23/98  05/01/98   30 / 360
-----------------------------------------------------------------------------------------------------------------------
      0.52              -            -         3,792,456        Balloon       7.270    06/05/98  08/01/98  Actual / 360
      0.52              -            -         3,764,577        Balloon       7.030    04/15/98  06/01/98  Actual / 360
      0.52              -            -         4,013,283        Balloon       6.610    09/29/98  11/01/98  Actual / 360
      0.52              -            -             0         Fully Amortizing 7.350    02/02/98  04/01/98   30 / 360
      0.51              -            -         4,024,664        Balloon       7.110    06/25/98  08/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.50              -            -         3,627,425        Balloon       7.250    10/07/98  12/01/98  Actual / 360
      0.50              -            -         3,884,896        Balloon       6.620    10/01/98  11/01/98  Actual / 360
      0.50              -            2         3,553,655        Balloon       6.590    09/03/98  11/01/98  Actual / 360
      0.50              -            -         3,683,684        Balloon       6.790    08/31/98  10/01/98  Actual / 360
      0.49              -            -         1,768,325        Balloon       7.240    08/18/98  10/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.48              -            -         3,387,393        Balloon       7.750    02/06/98  04/01/98  Actual / 360
      0.48              -            8         3,705,040        Balloon       6.550    09/25/98  11/01/98  Actual / 360
      0.48              -            -         3,320,750        Balloon       7.500    09/08/98  11/01/98  Actual / 360
      0.46              -            -         3,598,719        Balloon       7.240    09/25/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.45              -            -         3,183,100        Balloon       6.830    09/10/98  11/01/98  Actual / 360
      0.45              -            -         3,218,157        Balloon       7.180    07/15/98  09/01/98  Actual / 360
      0.45              -            -         3,207,236        Balloon       7.070    07/02/98  09/01/98  Actual / 360
      0.45              -            6         3,509,989        Balloon       7.220    02/26/98  04/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.45              -            7         3,486,964        Balloon       6.970    02/17/98  04/01/98  Actual / 360
      0.45              -            -         3,124,836        Balloon       7.860    05/21/98  07/01/98  Actual / 360
      0.44              -            8         3,386,234        Balloon       6.550    09/25/98  11/01/98  Actual / 360
      0.43              -            2         3,045,243        Balloon       6.640    09/03/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.43                                     3,484,185        Balloon       6.780    09/30/98  11/01/98  Actual / 360
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
-----------------------------------------------------------------------------------------------------------------------
      0.42              -            -             0         Fully Amortizing 6.900    09/03/98  11/01/98   30 / 360
      0.42              A(1)         9         3,271,378        Balloon       7.010    09/01/98  10/01/98  Actual / 360
      0.40              A(2)         9         3,140,525        Balloon       7.010    09/01/98  10/01/98  Actual / 360
      0.39              -            -         3,108,946        Balloon       7.720    10/16/98  12/01/98  Actual / 360
      0.39              -            -         2,790,489        Balloon       6.890    09/03/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.39                                     2,864,014        Balloon       7.750    08/25/98  10/01/98  Actual / 360
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
      0.39              -            -         2,790,134        Balloon       6.890    08/26/98  10/01/98  Actual / 360
      0.39              -            -         2,774,705        Balloon       6.710    07/13/98  09/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.39              -            -         2,747,526        Balloon       6.940    07/23/98  09/01/98   30 / 360
      0.37              -            10        2,759,089        Balloon       8.500    11/02/98  01/01/99  Actual / 360
      0.37              -            11        2,875,319        Balloon       6.960    09/29/98  11/01/98  Actual / 360
      0.37              A(2)         9         2,865,727        Balloon       7.010    09/01/98  10/01/98  Actual / 360
      0.37              -            12        2,852,776        Balloon       6.950    09/30/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.36              -            13        2,836,296        Balloon       7.625    09/28/98  11/01/98  Actual / 360
      0.36              -            -         2,772,540        Balloon       6.750    07/10/98  09/01/98  Actual / 360
      0.36              -            14        2,585,255        Balloon       7.310    06/18/98  08/01/98  Actual / 360
      0.36              -            -         2,583,143        Balloon       7.550    09/23/98  11/01/98  Actual / 360
      0.35              -            -             0         Fully Amortizing 6.950    08/26/98  10/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.35              -            -         2,498,919        Balloon       8.620    09/05/97  11/01/97   30 / 360
      0.34              -            -         2,535,663        Balloon       8.600    10/16/98  12/01/98  Actual / 360
      0.34              -            -         2,638,639        Balloon       7.320    09/21/98  11/01/98  Actual / 360
      0.34              -            -         2,597,054        Balloon       6.720    09/10/98  11/01/98  Actual / 360
      0.34              -            -         2,771,401        Balloon       7.220    08/27/98  10/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.33              -            -         2,020,609        Balloon       6.710    09/25/98  11/01/98  Actual / 360
      0.33              -            15        2,651,658        Balloon       7.750    10/13/98  12/01/98  Actual / 360
      0.33               B           16        2,012,194        Balloon       7.200    09/22/98  11/01/98  Actual / 360
      0.33               C           17        2,380,440        Balloon       7.560    09/15/98  11/01/98  Actual / 360
      0.32              -            1         2,532,667        Balloon       7.040    06/10/98  08/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.32              -            -         2,639,971        Balloon       6.920    07/31/98  09/01/98   30 / 360
      0.32              -            -         2,235,376        Balloon       6.910    08/14/98  10/01/98   30 / 360
      0.31              -            -         2,291,111        Balloon       7.750    10/09/98  12/01/98  Actual / 360
      0.31              -            -         2,157,394        Balloon       5.770    10/05/98  12/01/98   30 / 360
      0.31              -            -         2,149,764        Balloon       7.240    08/12/98  10/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.31              -            8         2,369,501        Balloon       6.550    09/25/98  11/01/98  Actual / 360
      0.31              -            13        2,382,330        Balloon       6.750    09/01/98  10/01/98  Actual / 360
      0.31              -            -         2,198,436        Balloon       6.980    08/21/98  10/01/98  Actual / 360
      0.30              -            -         2,192,973     Hyperamortizing  7.500    10/08/98  12/01/98  Actual / 360
      0.30              -            -         1,876,661        Balloon       7.570    06/09/98  08/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.30              -            -         2,186,204        Balloon       7.630    04/27/98  06/01/98  Actual / 360
      0.30              -            -         2,147,681        Balloon       7.420    07/31/98  09/01/98  Actual / 360
      0.29              -            -             0         Fully Amortizing 7.350    09/11/98  11/01/98  Actual / 360
      0.29              -            -         2,244,997        Balloon       6.630    08/28/98  10/01/98  Actual / 360
      0.28              -            -         2,304,052        Balloon       7.070    06/30/98  08/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.28              -            -         2,182,706        Balloon       7.030    06/12/98  08/01/98  Actual / 360
      0.28              -            -         1,862,414        Balloon       7.170    07/31/98  09/01/98  Actual / 360
      0.28              -            -         1,775,955        Balloon       8.200    03/31/98  05/01/98  Actual / 360
      0.27              -            -         1,787,845        Balloon       6.650    09/28/98  11/01/98  Actual / 360
      0.27              -            -         2,081,647        Balloon       6.200    09/30/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.27              -            -         2,020,269        Balloon       5.750    10/09/98  12/01/98  Actual / 360
      0.27              -            -         2,087,294        Balloon       6.890    07/08/98  09/05/98  Actual / 360
      0.27              -            -             0         Fully Amortizing 6.840    08/28/98  10/01/98   30 / 360
      0.27              -            -             0         Fully Amortizing 7.500    02/26/98  04/01/98  Actual / 360
      0.27              -            -         1,915,986        Balloon       7.270    09/11/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.27              -            3         1,862,981        Balloon       7.650    01/12/98  04/01/98  Actual / 360
      0.26              -            -         1,892,919        Balloon       7.220    09/03/98  11/01/98  Actual / 360
      0.26              A(1)         9         2,015,169        Balloon       7.010    09/01/98  10/01/98  Actual / 360
      0.26              -            13        1,882,763        Balloon       7.625    09/29/98  11/01/98  Actual / 360
      0.26              -            10        1,861,417        Balloon       7.375    09/10/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.26              -            -         2,010,744        Balloon       7.080    06/29/98  08/01/98  Actual / 360
      0.25              -            -         1,840,344        Balloon       7.580    09/03/98  11/01/98  Actual / 360
      0.25              -            -         1,951,357        Balloon       7.200    04/22/98  06/01/98  Actual / 360
      0.25              -            -         1,774,809        Balloon       7.270    09/16/98  11/01/98  Actual / 360
      0.25              -            -         1,880,706        Balloon       6.840    06/08/98  08/01/98   30 / 360
-----------------------------------------------------------------------------------------------------------------------
      0.24              -            11        1,873,314        Balloon       6.960    09/29/98  11/01/98  Actual / 360
      0.24               B           16        1,506,407        Balloon       7.950    09/22/98  11/01/98  Actual / 360
      0.24              -            -         1,813,453        Balloon       6.630    09/16/98  11/01/98  Actual / 360
      0.24              -            -         1,755,989        Balloon       5.970    09/23/98  11/01/98   30 / 360
      0.24              -            -         1,816,754        Balloon       6.700    09/01/98  10/01/98  Actual / 360
      0.23              -            -         1,712,882        Balloon       7.625    02/20/98  04/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.23               C           17        1,697,113        Balloon       7.810    09/15/98  11/01/98  Actual / 360
      0.23              -            13        1,656,082        Balloon       7.625    09/29/98  11/01/98  Actual / 360
      0.22              -            31        1,746,319        Balloon       7.040    09/28/98  11/01/98  Actual / 360
      0.22              -            10        1,618,390        Balloon       7.375    08/18/98  10/01/98  Actual / 360
      0.22              -            -         1,624,861        Balloon       7.500    05/27/98  07/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.22              -            18            0         Fully Amortizing 7.450    01/29/98  03/01/98  Actual / 360
      0.22              -            -             0         Fully Amortizing 8.000    03/06/98  05/01/98  Actual / 360
      0.22              -            19        1,540,068        Balloon       7.000    09/28/98  11/01/98  Actual / 360
      0.21              -            18            0         Fully Amortizing 7.350    01/29/98  03/01/98  Actual / 360
      0.21              -            -         1,674,555        Balloon       7.400    09/24/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.21                                     1,684,512        Balloon       7.625    02/20/98  04/01/98  Actual / 360
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
-----------------------------------------------------------------------------------------------------------------------
      0.21              -            -             0         Fully Amortizing 7.350    08/27/98  10/01/98  Actual / 360
      0.21              -            -         1,385,871        Balloon       6.900    09/01/98  10/01/98  Actual / 360
      0.20               D           32        1,507,581        Balloon       8.570    10/13/98  12/01/98  Actual / 360
      0.20              -            -         1,355,828        Balloon       6.660    10/01/98  11/01/98  Actual / 360
      0.20              -            -         1,416,411        Balloon       6.480    09/18/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.20              -            -         1,184,809        Balloon       6.100    09/30/98  11/01/98  Actual / 360
      0.20              -            -         1,442,763        Balloon       8.000    07/17/98  09/01/98  Actual / 360
      0.19              -            4         1,472,835        Balloon       6.790    07/07/98  09/01/98   30 / 360
      0.19              -            -         1,394,019        Balloon       7.420    05/22/98  07/01/98  Actual / 360
      0.19              -            -          724,469         Balloon       7.625    08/13/98  10/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.19              -            14        1,370,635        Balloon       7.750    08/27/98  10/01/98  Actual / 360
      0.19              -            -         1,341,047        Balloon       7.120    09/04/98  11/01/98  Actual / 360
      0.19              -            -         1,341,341        Balloon       7.250    10/07/98  12/01/98  Actual / 360
      0.18              -            -         1,464,064        Balloon       7.800    10/14/98  12/01/98  Actual / 360
      0.18              -            20        1,355,736        Balloon       7.875    04/03/98  06/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.18              -            -         1,092,902     Hyperamortizing  7.020    09/09/98  11/01/98  Actual / 360
      0.18              -            -         1,319,086        Balloon       7.500    08/31/98  10/01/98  Actual / 360
      0.18              -            -         1,397,055        Balloon       7.040    09/22/98  11/01/98  Actual / 360
      0.18              -            12        1,396,784        Balloon       7.200    09/30/98  11/01/98  Actual / 360
      0.18              -            -             0         Fully Amortizing 8.375    05/28/98  07/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.18              -            21            0         Fully Amortizing 6.350    09/01/98  10/01/98   30 / 360
      0.17               C           17        1,274,884        Balloon       7.810    09/15/98  11/01/98  Actual / 360
      0.17              -            -         1,281,839        Balloon       7.875    02/13/98  04/01/98  Actual / 360
      0.17              -            21            0         Fully Amortizing 6.410    09/01/98  10/01/98   30 / 360
      0.17              -            31        1,345,273        Balloon       8.120    10/14/98  12/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.17              -            -         1,288,092        Balloon       7.030    06/12/98  08/01/98   30 / 360
      0.17              -            -             0         Fully Amortizing 7.260    09/02/98  11/01/98  Actual / 360
      0.17              -            -         1,196,913        Balloon       6.910    06/23/98  08/01/98  Actual / 360
      0.17              -            7         1,307,582        Balloon       7.000    01/30/98  03/01/98  Actual / 360
      0.16              -            10        1,173,503        Balloon       7.375    09/10/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.16              -            -             0         Fully Amortizing 6.790    08/31/98  10/01/98  Actual / 360
      0.16              -            -         1,165,752        Balloon       7.375    02/12/98  04/01/98  Actual / 360
      0.16              -            22        1,246,115        Balloon       7.090    06/11/98  08/05/98  Actual / 360
      0.16              -            -         1,121,835        Balloon       7.050    07/13/98  09/01/98  Actual / 360
      0.16              -            -         1,154,259        Balloon       8.000    05/29/98  07/01/98  Actual / 360
      0.16              -            7         1,153,223        Balloon       8.000    01/30/98  03/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.15              -            -         1,071,005        Balloon       6.280    09/25/98  11/01/98  Actual / 360
      0.15              -            -         1,172,478        Balloon       6.570    09/30/98  11/01/98  Actual / 360
      0.15              -            -         1,077,447        Balloon       6.690    09/14/98  11/01/98  Actual / 360
      0.15              -            21            0         Fully Amortizing 6.350    09/01/98  10/01/98   30 / 360
-----------------------------------------------------------------------------------------------------------------------
      0.15              -            -             0         Fully Amortizing 8.125    06/09/98  08/01/98  Actual / 360
      0.15              -            -         1,061,094        Balloon       7.340    09/18/98  11/01/98  Actual / 360
      0.15              -            -             0         Fully Amortizing 8.100    06/12/98  08/01/98  Actual / 360
      0.15               E           23        1,083,653        Balloon       8.125    08/21/98  10/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.15                                     1,129,971        Balloon       6.875    10/02/98  12/01/98  Actual / 360
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
       -                -            -             -               -            -          -         -          -
      0.14              -            15        1,111,594        Balloon       7.125    06/16/98  08/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.14              -            -             0         Fully Amortizing 7.380    09/09/98  11/01/98  Actual / 360
      0.14              -            -         1,018,297        Balloon       7.600    10/09/98  12/01/98  Actual / 360
      0.14              -            15        1,074,834        Balloon       7.125    06/16/98  08/01/98  Actual / 360
      0.13              -            -          945,500         Balloon       6.520    09/24/98  11/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.13              -            21            0         Fully Amortizing 6.350    09/01/98  10/01/98   30 / 360
      0.13              -            19         940,041         Balloon       7.000    09/28/98  11/01/98  Actual / 360
      0.13              -            24            0         Fully Amortizing 7.500    03/05/98  05/01/98  Actual / 360
      0.13              -            -          557,315         Balloon       7.950    10/09/98  12/01/98  Actual / 360
      0.13               E           23         943,027         Balloon       8.125    08/21/98  10/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.13              -            -          903,278         Balloon       7.120    08/28/98  10/01/98  Actual / 360
      0.12              -            -          964,711         Balloon       6.700    09/02/98  11/01/98  Actual / 360
      0.12              -            -          959,959         Balloon       7.590    09/14/98  11/01/98  Actual / 360
      0.12              -            25         883,754         Balloon       8.000    09/28/98  11/01/98  Actual / 360
      0.12              -            22         912,428         Balloon       6.860    09/21/98  11/05/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.12              -            22         912,428         Balloon       6.860    09/21/98  11/05/98  Actual / 360
      0.12              -            -          859,550         Balloon       7.750    06/30/98  08/01/98  Actual / 360
      0.11              -            22         890,703         Balloon       6.860    09/24/98  11/05/98  Actual / 360
      0.11              -            -          841,816         Balloon       7.875    08/27/98  10/01/98  Actual / 360
      0.11              -            -          831,778         Balloon       7.625    05/13/98  07/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.11              -            22         877,668         Balloon       6.860    09/23/98  11/05/98  Actual / 360
      0.11              -            -          834,506         Balloon       8.000    06/10/98  08/01/98  Actual / 360
      0.11              -            -          916,832         Balloon       6.780    08/26/98  10/01/98  Actual / 360
      0.11              -            26         810,607         Balloon       7.500    09/14/98  11/01/98  Actual / 360
      0.11              -            20         812,400         Balloon       7.500    07/08/98  09/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.11              -            -          818,520         Balloon       7.750    03/10/98  05/01/98  Actual / 360
      0.11              -            27         653,906         Balloon       7.625    03/13/98  05/01/98  Actual / 360
      0.11              -            -             0         Fully Amortizing 8.250    06/30/98  08/01/98  Actual / 360
      0.11              -            -          798,152         Balloon       7.750    06/12/98  08/01/98  Actual / 360
      0.11              -            28         793,901         Balloon       7.750    07/10/98  09/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.11              -            22         825,528         Balloon       6.860    09/24/98  11/05/98  Actual / 360
      0.11              -            -          786,236         Balloon       8.125    04/30/98  06/01/98  Actual / 360
      0.11              -            26         797,188         Balloon       8.625    03/03/98  05/01/98  Actual / 360
      0.10              -            -             0         Fully Amortizing 8.250    06/19/98  08/01/98  Actual / 360
      0.10              -            -          773,683         Balloon       8.500    04/29/98  06/01/98  Actual / 360
      0.10              -            19         720,032         Balloon       7.000    09/28/98  11/01/98  Actual / 360
      0.10              -            -          742,149         Balloon       8.000    06/30/98  08/01/98  Actual / 360
      0.10              -            22         760,356         Balloon       6.860    09/28/98  11/05/98  Actual / 360
      0.10              -            22         747,321         Balloon       6.860    09/25/98  11/05/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.10              -            -          710,693         Balloon       8.000    05/15/98  07/01/98  Actual / 360
      0.10              -            29         709,015         Balloon       8.000    07/24/98  09/01/98  Actual / 360
      0.10              -            -          710,938         Balloon       8.125    01/23/98  03/01/98  Actual / 360
      0.10              -            22         738,631         Balloon       6.860    09/24/98  11/05/98  Actual / 360
      0.10              -            22         738,631         Balloon       6.860    09/30/98  11/05/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.10              -            25         700,738         Balloon       8.000    09/28/98  11/01/98  Actual / 360
      0.09              -            25         713,239         Balloon       8.625    05/22/98  07/01/98  Actual / 360
      0.09              -            -          695,197         Balloon       8.125    04/08/98  06/01/98  Actual / 360
      0.09              -            -             0         Fully Amortizing 6.860    09/18/98  11/10/98  Actual / 360
      0.09              -            -          681,014         Balloon       8.000    05/15/98  07/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.09              -            -          659,408         Balloon       8.000    08/14/98  10/01/98  Actual / 360
      0.09              -            -          654,764         Balloon       7.750    07/30/98  09/01/98  Actual / 360
      0.09              -            24            0         Fully Amortizing 7.500    03/05/98  05/01/98  Actual / 360
      0.09              -            30            0         Fully Amortizing 8.250    10/13/98  12/01/98  Actual / 360
      0.09              -            22         660,424         Balloon       6.860    09/24/98  11/05/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.08              -            22         651,734         Balloon       6.860    09/23/98  11/05/98  Actual / 360
      0.08              -            -          651,382         Balloon       6.840    09/15/98  11/01/98  Actual / 360
      0.08               C           17         614,896         Balloon       7.810    09/15/98  11/01/98  Actual / 360
      0.08              -            -          615,157         Balloon       7.830    08/31/98  10/01/98  Actual / 360
      0.08              -            -          624,980         Balloon       8.375    05/08/98  07/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.08              -            -          426,323         Balloon       6.990    08/24/98  10/01/98   30 / 360
      0.08              -            -          601,649         Balloon       7.625    10/01/98  12/01/98  Actual / 360
      0.08              -            10         590,798         Balloon       7.375    09/18/98  11/01/98  Actual / 360
      0.08              -            28         597,472         Balloon       7.750    07/10/98  09/01/98  Actual / 360
      0.08              -            24            0         Fully Amortizing 7.500    03/05/98  05/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.08              -            27         462,674         Balloon       7.500    06/30/98  08/01/98  Actual / 360
      0.08              -            -          575,066         Balloon       7.875    03/26/98  05/01/98  Actual / 360
      0.08              -            18            0         Fully Amortizing 7.350    01/29/98  03/01/98  Actual / 360
      0.08              -            -          561,653         Balloon       8.125    10/15/98  12/01/98  Actual / 360
      0.08              -            -          556,612         Balloon       8.000    06/26/98  08/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.08              -            -          562,508         Balloon       8.375    03/11/98  05/01/98  Actual / 360
      0.07              -            -          541,238         Balloon       8.125    06/18/98  08/01/98  Actual / 360
      0.07              -            -          531,888         Balloon       7.750    08/27/98  10/01/98  Actual / 360
      0.07              -            -          541,531         Balloon       8.250    04/17/98  06/01/98  Actual / 360
      0.07              -            -          539,511         Balloon       8.125    03/31/98  05/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.07              -            -          532,279         Balloon       7.875    09/25/98  11/01/98  Actual / 360
      0.07              -            -          539,868         Balloon       8.250    04/23/98  06/01/98  Actual / 360
      0.07              -            -          531,272         Balloon       8.250    10/21/98  12/01/98  Actual / 360
      0.07              -            22         556,146         Balloon       6.860    09/28/98  11/05/98  Actual / 360
      0.07              -            -          524,004         Balloon       8.375    08/12/98  10/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.07              -            22         543,112         Balloon       6.860    09/25/98  11/05/98  Actual / 360
      0.07              -            22         543,112         Balloon       6.860    09/28/98  11/05/98  Actual / 360
      0.07              -            -          509,648         Balloon       7.625    07/21/98  09/01/98  Actual / 360
      0.07              -            29         511,150         Balloon       8.000    07/24/98  09/01/98  Actual / 360
      0.07              -            -          495,449         Balloon       7.500    10/15/98  12/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.07              -            29         502,906         Balloon       8.000    07/24/98  09/01/98  Actual / 360
      0.07              -            -          502,772         Balloon       7.875    03/26/98  05/01/98  Actual / 360
      0.07              -            -             0         Fully Amortizing 8.625    02/11/98  04/01/98  Actual / 360
      0.07               D           32         502,527         Balloon       8.570    10/13/98  12/01/98  Actual / 360
      0.07              -            -          492,975         Balloon       7.875    06/18/98  08/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.07              -            -          511,998         Balloon       9.250    03/31/98  05/01/98  Actual / 360
      0.07              -            -          489,689         Balloon       8.125    10/14/98  12/01/98  Actual / 360
      0.07              -            24            0         Fully Amortizing 7.500    03/05/98  05/01/98  Actual / 360
      0.07              -            -          475,361         Balloon       7.500    04/24/98  06/01/98  Actual / 360
      0.06              -            22         504,007         Balloon       6.860    09/30/98  11/05/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.06              -            -          474,172         Balloon       8.000    04/09/98  06/01/98  Actual / 360
      0.06              -            -          469,963         Balloon       8.125    07/20/98  09/01/98  Actual / 360
      0.06              -            -          456,536         Balloon       7.625    10/07/98  12/01/98  Actual / 360
      0.06              -            -          468,392         Balloon       8.500    04/30/98  06/01/98  Actual / 360
      0.06              -            27         362,919         Balloon       7.625    03/13/98  05/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------
      0.06              -            -          456,831         Balloon       8.250    02/06/98  04/01/98  Actual / 360
      0.06              -            -          446,932         Balloon       8.125    02/19/98  04/01/98  Actual / 360
      0.06              -            30            0         Fully Amortizing 8.250    09/25/98  11/01/98  Actual / 360
      0.06              -            -          465,144         Balloon       8.000    07/24/98  09/01/98  Actual / 360
      0.06              -            -          434,915         Balloon       8.500    06/10/98  08/01/98  Actual / 360
-----------------------------------------------------------------------------------------------------------------------

                           GRACE      ORIGINAL TERM       ORIGINAL       REMAINING TERM   REMAINING AMORTIZATION
 MONTHLY     PAYMENT      PERIOD    TO MATURITY / ARD   AMORTIZATION   TO MATURITY / ARD     TERM TO MATURITY
 PAYMENT    FREQUENCY     (DAYS)         (MONTHS)       TERM (MONTHS)       (MONTHS)             (MONTHS)
------------------------------------------------------------------------------------------------------------------
$137,185     Monthly        10             120               360              110                   350
 142,236     Monthly         5             113               300              112                   299
 125,289     Monthly        10             120               360              111                   351
 125,132     Monthly        10             107               360              106                   359
------------------------------------------------------------------------------------------------------------------
  94,362     Monthly         7             120               276              112                   268
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
  87,511     Monthly         5             180               300              171                   291
------------------------------------------------------------------------------------------------------------------
  83,123     Monthly         5             120               300              118                   298
  90,112     Monthly         5             120               300              118                   298
  74,950     Monthly        10             120               360              109                   349
  76,887     Monthly         5             120               276              117                   273
  65,593     Monthly         0             360               360              353                   353
------------------------------------------------------------------------------------------------------------------
  65,334     Monthly         5              84               360               78                   354
  58,424     Monthly        10             120               360              117                   357
  58,781     Monthly         7             120               360              116                   356
  56,827     Monthly        10             120               360              116                   356
  53,425     Monthly         5             120               360              117                   357
------------------------------------------------------------------------------------------------------------------
  54,736     Monthly         5             120               360              117                   357
  56,875     Monthly        10             120               300              117                   297
  62,437     Monthly         0             120               360              119                   359
  53,455     Monthly         5             120               360              113                   359
  54,574     Monthly        15             120               360              118                   358
------------------------------------------------------------------------------------------------------------------
  58,523     Monthly         5             120               300              115                   295
  55,779     Monthly        10             120               300              117                   297
  52,101     Monthly        10             120               360              115                   355
  51,949     Monthly        10             144               360              137                   353
  49,596     Monthly        10             120               360              114                   354
------------------------------------------------------------------------------------------------------------------
  47,834     Monthly        10             120               360              117                   357
  46,196     Monthly         5             120               360              114                   354
  45,026     Monthly         0             120               360              116                   356
  43,247     Monthly         5             120               360              117                   357
  42,708     Monthly         0             120               360              117                   357
------------------------------------------------------------------------------------------------------------------
  43,426     Monthly        10             120               300              116                   296
  41,748     Monthly         5             120               360              117                   357
  38,073     Monthly        10             120               300              117                   297
  44,067     Monthly         0              84               300               76                   292
  44,028     Monthly         0              60               300               49                   289
------------------------------------------------------------------------------------------------------------------
  39,138     Monthly         0             120               360              117                   357
  40,197     Monthly         5             120               360              118                   358
  38,436     Monthly         0             120               360              117                   357
  35,168     Monthly         5             144               360              140                   356
  35,060     Monthly         5              84               360               80                   356
------------------------------------------------------------------------------------------------------------------
  40,363     Monthly         0             120               300              113                   293
  34,522     Monthly         0             120               360              118                   358
  35,628     Monthly         0             112               345              111                   344
  35,033     Monthly         5             120               360              118                   358
  33,039     Monthly         5             120               360              117                   357
------------------------------------------------------------------------------------------------------------------
  33,019     Monthly         0             120               360              116                   356
  36,584     Monthly         5             120               360              118                   358
  30,592     Monthly         5             120               360              118                   358
  33,285     Monthly         5             120               300              117                   297
------------------------------------------------------------------------------------------------------------------
  31,602     Monthly         4             120               360              118                   358
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
  32,526     Monthly         5             120               360              111                   351
------------------------------------------------------------------------------------------------------------------
  34,033     Monthly         5             120               300              114                   294
  33,309     Monthly         5             120               300              112                   292
  29,728     Monthly        10             120               360              117                   357
  43,629     Monthly         5             180               180              170                   170
  30,944     Monthly        10             120               360              114                   354
------------------------------------------------------------------------------------------------------------------
  32,526     Monthly         5             120               300              118                   298
  28,799     Monthly         5             120               360              117                   357
  30,638     Monthly         5             120               300              117                   297
  28,981     Monthly        10             144               360              140                   356
  31,775     Monthly         7             240               300              236                   296
------------------------------------------------------------------------------------------------------------------
  33,815     Monthly         5             120               276              110                   266
  27,320     Monthly         5             120               360              117                   357
  32,740     Monthly         0             120               276              117                   273
  27,941     Monthly         0             120               360              117                   357
------------------------------------------------------------------------------------------------------------------
  27,839     Monthly         5             120               300              117                   297
  28,732     Monthly        10             120               300              115                   295
  28,450     Monthly         5             120               300              115                   295
  27,206     Monthly         0             120               360              110                   350
------------------------------------------------------------------------------------------------------------------
  26,532     Monthly         0             120               360              110                   350
  31,377     Monthly         4             120               276              113                   269
  24,970     Monthly         5             120               360              117                   357
  26,333     Monthly         5             120               300              117                   297
------------------------------------------------------------------------------------------------------------------
  24,723     Monthly        10              84               360               81                   357
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
------------------------------------------------------------------------------------------------------------------
  29,234     Monthly        10             240               240              237                   237
  24,974     Monthly         0             120               360              116                   356
  23,975     Monthly         0             120               360              116                   356
  25,002     Monthly         5             120               360              118                   358
  24,492     Monthly         5             120               300              117                   297
------------------------------------------------------------------------------------------------------------------
  26,437     Monthly         5             120               300              116                   296
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
  24,492     Monthly        10             120               300              116                   296
  24,094     Monthly         5             120               300              115                   295
------------------------------------------------------------------------------------------------------------------
  24,603     Monthly        10             120               300              115                   295
  26,572     Monthly         5             120               300              119                   299
  21,866     Monthly         5             120               360              117                   357
  21,877     Monthly         0             120               360              116                   356
  21,679     Monthly         5             120               360              117                   357
------------------------------------------------------------------------------------------------------------------
  22,649     Monthly         5             120               360              117                   357
  20,755     Monthly        10             120               360              115                   355
  23,254     Monthly         0             120               300              114                   294
  23,566     Monthly         0             120               300              117                   297
  28,673     Monthly         5             180               180              176                   176
------------------------------------------------------------------------------------------------------------------
  26,688     Monthly         5             120               276              105                   261
  24,562     Monthly         5             120               300              118                   298
  20,608     Monthly         5             120               360              117                   357
  19,398     Monthly         5             120               360              117                   357
  20,404     Monthly         4              84               360               80                   356
------------------------------------------------------------------------------------------------------------------
  22,740     Monthly        10             120               240              117                   237
  21,371     Monthly         5             120               360              118                   358
  23,227     Monthly         5             121               240              118                   237
  21,730     Monthly         5             120               300              117                   297
  19,371     Monthly         0             120               360              114                   354
------------------------------------------------------------------------------------------------------------------
  19,138     Monthly         5              84               360               79                   355
  19,980     Monthly        10             120               300              116                   296
  21,149     Monthly         5             120               300              118                   298
  19,690     Monthly         5              84               240               82                   238
  18,946     Monthly         5             180               360              176                   356
------------------------------------------------------------------------------------------------------------------
  17,472     Monthly         5             120               360              117                   357
  17,836     Monthly         5             120               360              116                   356
  19,401     Monthly        10             120               300              116                   296
  19,953     Monthly         7             120               300              118                   298
  21,867     Monthly         0             120               240              114                   234
------------------------------------------------------------------------------------------------------------------
  20,032     Monthly         0             120               300              112                   292
  19,446     Monthly        10             120               300              115                   295
  20,867     Monthly         5             240               240              237                   237
  16,657     Monthly        10             120               360              116                   356
  16,750     Monthly         5              84               360               78                   354
------------------------------------------------------------------------------------------------------------------
  16,683     Monthly        10             120               360              114                   354
  17,942     Monthly         5             144               300              139                   295
  21,223     Monthly         5             120               240              111                   231
  16,773     Monthly         5             144               300              141                   297
  14,944     Monthly         5             120               360              117                   357
------------------------------------------------------------------------------------------------------------------
  14,006     Monthly        10             120               360              118                   358
  15,790     Monthly         5             120               360              115                   355
  19,348     Monthly         5             216               216              212                   212
  17,736     Monthly         5             300               300              290                   290
  17,197     Monthly         5             120               300              117                   297
------------------------------------------------------------------------------------------------------------------
  18,503     Monthly         5             120               276              110                   266
  16,941     Monthly         0             120               300              117                   297
  15,384     Monthly         0             120               360              116                   356
  17,251     Monthly         5             120               300              117                   297
  16,810     Monthly         5             120               300              117                   297
------------------------------------------------------------------------------------------------------------------
  15,426     Monthly         5             120               360              114                   354
  16,819     Monthly         0             120               300              117                   297
  15,103     Monthly         5             120               360              112                   352
  15,930     Monthly         0             120               300              117                   297
  14,401     Monthly        10             120               360              114                   354
------------------------------------------------------------------------------------------------------------------
  14,246     Monthly         5             120               360              117                   357
  17,917     Monthly         5             121               240              118                   237
  13,453     Monthly         5             120               360              117                   357
  12,550     Monthly         5             120               360              117                   357
  13,551     Monthly         0             120               360              116                   356
  15,690     Monthly         5             120               300              110                   290
------------------------------------------------------------------------------------------------------------------
  15,717     Monthly         5             120               300              117                   297
  15,174     Monthly         5             120               300              117                   297
  13,360     Monthly         0             120               360              117                   357
  14,618     Monthly         5             120               300              116                   296
  14,780     Monthly         5             120               300              113                   293
------------------------------------------------------------------------------------------------------------------
  14,494     Monthly         5             300               300              289                   289
  14,308     Monthly         5             360               360              351                   351
  13,606     Monthly         5             120               300              117                   297
  14,075     Monthly         5             300               300              289                   289
  13,155     Monthly         5             120               360              117                   357
------------------------------------------------------------------------------------------------------------------
  13,448     Monthly         5             120               360              110                   350
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
------------------------------------------------------------------------------------------------------------------
  15,132     Monthly         5             240               240              236                   236
  15,844     Monthly         5              84               204               80                   200
  14,579     Monthly         5             120               300              118                   298
  11,567     Monthly         5             180               360              177                   357
  12,131     Monthly         5             120               300              117                   297
------------------------------------------------------------------------------------------------------------------
  13,000     Monthly        10             120               240              117                   237
  13,507     Monthly         5             120               300              115                   295
  11,234     Monthly        10             120               360              115                   355
  12,621     Monthly         5             120               300              113                   293
  13,703     Monthly         5             180               240              176                   236
------------------------------------------------------------------------------------------------------------------
  12,652     Monthly         5             120               300              116                   296
  11,931     Monthly         0             120               300              117                   297
  12,028     Monthly         0             120               300              118                   298
  11,842     Monthly         5             120               360              118                   358
  12,599     Monthly         5             120               300              112                   292
------------------------------------------------------------------------------------------------------------------
  12,758     Monthly         5             120               240              117                   237
  12,001     Monthly         5             120               300              116                   296
  10,688     Monthly         5             120               360              117                   357
  10,813     Monthly         5             120               360              117                   357
  13,759     Monthly         5             240               240              233                   233
------------------------------------------------------------------------------------------------------------------
  12,601     Monthly         5             184               184              180                   180
  11,807     Monthly         5             120               300              117                   297
  11,911     Monthly         5             120               300              110                   290
  10,472     Monthly         5             240               240              236                   236
  11,132     Monthly         5             120               360              118                   358
------------------------------------------------------------------------------------------------------------------
  10,010     Monthly        10             120               360              114                   354
  11,960     Monthly         0             240               240              237                   237
  10,516     Monthly         5             120               300              114                   294
   9,980     Monthly         5             120               360              109                   349
  10,598     Monthly         5             120               300              117                   297
------------------------------------------------------------------------------------------------------------------
  12,863     Monthly        10             180               180              176                   176
  10,525     Monthly         5             120               300              110                   290
   9,567     Monthly         5             120               360              114                   354
   9,940     Monthly         5             120               300              115                   295
  10,805     Monthly         5             120               300              113                   293
  10,805     Monthly         5             120               300              109                   289
------------------------------------------------------------------------------------------------------------------
   9,063     Monthly         5             120               300              117                   297
   8,659     Monthly         5             120               360              117                   357
   9,345     Monthly         5             120               300              117                   297
  11,004     Monthly         5             172               172              168                   168
------------------------------------------------------------------------------------------------------------------
  10,532     Monthly         5             300               300              294                   294
   9,563     Monthly         5             120               300              117                   297
  11,123     Monthly         5             240               240              234                   234
  10,220     Monthly         5             120               300              116                   296
------------------------------------------------------------------------------------------------------------------
   8,540     Monthly         0             120               360              118                   358
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
    -           -            -              -                 -                -                     -
   8,556     Monthly         5             120               360              114                   354
------------------------------------------------------------------------------------------------------------------
  10,141     Monthly         0             240               240              237                   237
   9,319     Monthly         0             120               300              118                   298
   8,273     Monthly         5             120               360              114                   354
   8,117     Monthly        10             120               300              117                   297
------------------------------------------------------------------------------------------------------------------
  10,145     Monthly         5             172               172              168                   168
   8,305     Monthly         5             120               300              117                   297
  11,124     Monthly         5             180               180              171                   171
  10,957     Monthly         0             120               180              118                   178
   8,893     Monthly         5             120               300              116                   296
------------------------------------------------------------------------------------------------------------------
   8,038     Monthly         0             120               300              116                   296
   7,195     Monthly         0             120               360              117                   357
   7,646     Monthly         5             120               360              117                   357
   8,274     Monthly         5             120               300              117                   297
   6,887     Monthly         5             120               360              117                   357
------------------------------------------------------------------------------------------------------------------
   6,887     Monthly         5             120               360              117                   357
   7,931     Monthly         5             120               300              114                   294
   6,723     Monthly         5             120               360              117                   357
   7,826     Monthly         5             120               300              116                   296
   7,621     Monthly         5             120               300              113                   293
------------------------------------------------------------------------------------------------------------------
   6,625     Monthly         5             120               360              117                   357
   7,811     Monthly         5             120               300              114                   294
   6,506     Monthly        10              84               360               80                   356
   8,056     Monthly         5              84               240               81                   237
   7,390     Monthly         5             120               300              115                   295
------------------------------------------------------------------------------------------------------------------
   7,553     Monthly         5             120               300              111                   291
   7,471     Monthly         5             180               300              171                   291
   8,435     Monthly         5             240               240              234                   234
   7,364     Monthly         5             120               300              114                   294
   7,327     Monthly         5             120               300              115                   295
------------------------------------------------------------------------------------------------------------------
   6,231     Monthly         5             120               360              117                   357
   7,411     Monthly         5             120               300              112                   292
   7,730     Monthly         5             120               300              111                   291
   8,009     Monthly         5             240               240              234                   234
   7,448     Monthly         5             120               300              112                   292
   6,361     Monthly         5             120               300              117                   297
   6,946     Monthly         5             120               300              114                   294
   5,739     Monthly         5             120               360              117                   357
   5,641     Monthly         5             120               360              117                   357
------------------------------------------------------------------------------------------------------------------
   6,653     Monthly         5             120               300              113                   293
   6,638     Monthly         5             120               300              115                   295
   6,709     Monthly         5             120               300              109                   289
   5,575     Monthly         5             120               360              117                   357
   5,575     Monthly         5             120               360              117                   357
------------------------------------------------------------------------------------------------------------------
   6,560     Monthly         5             120               300              117                   297
   6,916     Monthly         5             120               300              113                   293
   6,553     Monthly         5             120               300              112                   292
   7,485     Monthly         5             180               180              177                   177
   6,375     Monthly         5             120               300              113                   293
------------------------------------------------------------------------------------------------------------------
   6,175     Monthly         5             120               300              116                   296
   6,043     Monthly         5             120               300              115                   295
   7,416     Monthly         5             180               180              171                   171
   6,561     Monthly         5             240               240              238                   238
   4,985     Monthly         5             120               360              117                   357
------------------------------------------------------------------------------------------------------------------
   4,919     Monthly         5             120               360              117                   357
   4,909     Monthly         5             120               360              117                   357
   5,695     Monthly         5             120               300              117                   297
   5,704     Monthly         0             120               300              116                   296
   5,976     Monthly         5             120               300              113                   293
------------------------------------------------------------------------------------------------------------------
   5,810     Monthly        10             144               240              140                   236
   5,514     Monthly         5             120               300              118                   298
   5,335     Monthly         5             120               300              117                   297
   5,514     Monthly         5             120               300              115                   295
   6,767     Monthly         5             180               180              171                   171
------------------------------------------------------------------------------------------------------------------
   5,262     Monthly         5             180               300              174                   294
   5,345     Monthly         5             120               300              111                   291
   5,032     Monthly         5             300               300              289                   289
   5,297     Monthly         5             120               300              118                   298
   5,210     Monthly         5             120               300              114                   294
------------------------------------------------------------------------------------------------------------------
   5,379     Monthly         5             120               300              111                   291
   5,102     Monthly         5             120               300              114                   294
   4,910     Monthly         5             120               300              116                   296
   5,141     Monthly         5             120               300              112                   292
   5,086     Monthly         5             120               300              111                   291
------------------------------------------------------------------------------------------------------------------
   4,948     Monthly         5             120               300              117                   297
   5,125     Monthly         5             120               300              112                   292
   5,046     Monthly         5             120               300              118                   298
   4,198     Monthly         5             120               360              117                   357
   5,012     Monthly         5             120               300              116                   296
------------------------------------------------------------------------------------------------------------------
   4,100     Monthly         5             120               360              117                   357
   4,100     Monthly         5             120               360              117                   357
   4,670     Monthly         5             120               300              115                   295
   4,785     Monthly         5             120               300              115                   295
   4,508     Monthly         5             120               300              118                   298
------------------------------------------------------------------------------------------------------------------
   4,708     Monthly         5             120               300              115                   295
   4,673     Monthly         5             120               300              111                   291
   5,360     Monthly         5             240               240              230                   230
   4,860     Monthly         5             120               300              118                   298
   4,581     Monthly         5             120               300              114                   294
------------------------------------------------------------------------------------------------------------------
   5,138     Monthly         5             120               300              111                   291
   4,618     Monthly         5             120               300              118                   298
   5,562     Monthly         5             180               180              171                   171
   4,323     Monthly         5             120               300              112                   292
   3,804     Monthly         5             120               360              117                   357
------------------------------------------------------------------------------------------------------------------
   4,438     Monthly         5             120               300              112                   292
   4,431     Monthly         5             120               300              115                   295
   4,184     Monthly         5             120               300              118                   298
   4,509     Monthly         5             120               300              112                   292
   4,147     Monthly         5             180               300              171                   291
------------------------------------------------------------------------------------------------------------------
   4,336     Monthly         5             120               300              110                   290
   4,213     Monthly         5             120               300              110                   290
   4,441     Monthly         5             240               240              237                   237
   3,816     Monthly         5             120               360              115                   355
   4,187     Monthly         5             120               300              114                   294
------------------------------------------------------------------------------------------------------------------

                                       PREPAYMENT
 SEASONING     SCHEDULED    SCHEDULED     BEGIN
  (MONTHS)   MATURITY DATE     ARD         DATE              PREPAYMENT PENALTY DESCRIPTION (MONTHS)
---------------------------------------------------------------------------------------------------------------
    10          03/01/08        -        03/01/01                     Lock/36_Defeasance/84
     1          05/01/08        -        02/01/01                   Lock/26_Defeasance/81_0%/6
     9          04/01/08        -        05/01/02                   Lock/48_>YM or 1%/66_0%/6
     1          11/01/07        -        02/01/01                   Lock/26_Defeasance/75_0%/6
---------------------------------------------------------------------------------------------------------------
     8          05/01/08                 05/01/01                   Lock/36_Defeasance/78_0%/6
     -             -            -           -                                   -
     -             -            -           -                                   -
     -             -            -           -                                   -
     9          04/01/13        -        02/01/01                  Lock/34_Defeasance/140_0%/6
---------------------------------------------------------------------------------------------------------------
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
    11          02/01/08        -        03/01/02                    Lock/48_>YM or 1%/66_0%6
     3          10/01/08        -        02/01/01                   Lock/28_Defeasance/86_0%/6
     7          06/01/28        -        07/01/00   Lock/24_>YM or 1%/96_1%/234_0%/6; or Lock/24_Defeasance/330_0%/6
---------------------------------------------------------------------------------------------------------------
     6          07/01/05        -        07/01/01                   Lock/36_Defeasance/42_0%/6
     3          10/01/08        -        11/01/03                   Lock/60_>YM of 1%/54_0%/6
     4          09/01/08        -        02/01/01                   Lock/29_Defeasance/85_0%/6
     4          09/01/08        -        10/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     1          12/01/08        -        12/01/01                   Lock/36_Defeasance/81_0%/3
     7          06/01/08        -        07/01/01                   Lock/36_>YM or 1%/78_0%/6
     2          11/01/08        -        02/01/01                   Lock/27_Defeasance/87_0%/6
---------------------------------------------------------------------------------------------------------------
     5          08/01/08        -        02/01/01                   Lock/30_Defeasance/84_0%/6
     3          10/01/08        -        11/01/01                   Lock/36_Defeasance/78_0%/6
     5          08/01/08        -        09/01/02                   Lock/48_>YM or 1%/66_0%/6
     7          06/01/10        -        07/01/04                   Lock/72_>YM or 1%/66_0%/6
     6          07/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
     6          07/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
     4          09/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        10/01/01                      Lock/36_>YM or 1%/84
---------------------------------------------------------------------------------------------------------------
     4          09/01/08        -        10/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        02/01/01                   Lock/28_Defeasance/86_0%/6
     3          10/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
     8          05/01/05        -        06/01/01                   Lock/36_Defeasance/42_0%/6
    11          02/01/03        -        02/01/01                   Lock/36_Defeasance/18_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        02/01/01                   Lock/28_Defeasance/86_0%/6
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/78_0%/6
     3          10/01/08        -        02/01/01                   Lock/28_Defeasance/89_0%/3
     4          09/01/10        -        10/01/02                   Lock/48_>YM or 1%/90_0%/6
     4          09/01/05        -        10/01/01                     Lock/36_Defeasance/48
---------------------------------------------------------------------------------------------------------------
     7          06/01/08        -        02/01/01                   Lock/32_Defeasance/82_0%/6
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
     1          04/01/08        -        04/01/01                   Lock/28_Defeasance/78_0%/6
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
---------------------------------------------------------------------------------------------------------------
     4          09/01/08        -        09/01/01                      Lock/36_>YM or 1%/84
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
     2          11/01/08        -        12/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        11/01/02                   Lock/48_>YM or l%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     2          11/01/08                 02/01/01                   Lock/27_Defeasance/87_0%/6
     -             -            -           -                                   -
     -             -            -           -                                   -
     -             -            -           -                                   -
     9          04/01/08        -        05/01/02                   Lock/48_>YM of 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     6          07/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
     8          05/01/08        -        06/01/02                   Lock/48_>YM or 1%/67_0%/6
     3          10/01/08        -        11/01/02                    Lock/48_>YM of 1%/66_0/6
    10          03/01/13        -        02/01/01                  Lock/35_Defeasance/139_0%/6
     6          07/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
     4          09/01/10        -        10/01/01                  Lock/36_Defeasance/102_0%/6
     4          09/01/18        -        10/01/01                   Lock/36_>YM or 1%/198_0%/6
---------------------------------------------------------------------------------------------------------------
    10          03/01/08        -        03/01/02                   Lock/48_Defeasance/67_0%/5
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
     3          10/01/08        -        02/01/01                   Lock/28_Defeasance/86_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     5          08/01/08        -        09/01/02                   Lock/48_>YM or 1%/66_0%/6
     5          08/01/08        -        09/01/02                    Lock/48_YM or 1%/66_0%/6
    10          03/01/08        -        03/01/01                      Lock/36_>YM or 1%/84
---------------------------------------------------------------------------------------------------------------
    10          03/01/08        -        03/01/01                   Lock/36_Defeasance/78_0%/6
     7          06/01/08        -        02/01/01                   Lock/32_Defeasance/82_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
     3          10/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/05                 11/01/01                   Lock/36_Defeasance/45_0%/3
     -             -            -           -                                   -
     -             -            -           -                                   -
     -             -            -           -                                   -
     -             -            -           -                                   -
---------------------------------------------------------------------------------------------------------------
     3          10/01/18        -        11/01/08                  Lock/120_>YM or 1%/114_0%/6
     4          09/01/08        -        09/01/01                   Lock/36_Defeasance/81_0%/3
     4          09/01/08        -        09/01/01                   Lock/36_Defeasance/81_0%/3
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        11/01/03                   Lock/60_Defeasance/54_0%/6
---------------------------------------------------------------------------------------------------------------
     4          09/01/08                 09/01/02                   Lock/48_>YM or 1%/66_0%/6
     -             -            -           -                                   -
     -             -            -           -                                   -
     4          09/01/08        -        10/01/02                   Lock/48_>YM or 1%/66_0%/6
     5          08/01/08        -        09/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     5          08/01/08        -        09/01/01                   Lock/36_>YM or 1%/78_0%/6
     1          12/01/08        -        12/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     4          09/01/08        -        09/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        10/01/02                   Lock/48_>YM or 1%/66_ 0%/6
     5          08/01/08        -        09/01/01                   Lock/36_Defeasance/78_0%/6
     6          07/01/08        -        07/01/01           Lock/36_5%/36_4%/12_3%/12_2%/12_1%/6_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     4          09/01/13        -        10/01/02                   Lock/48_>YM or 1%/126_0%/6
---------------------------------------------------------------------------------------------------------------
    15          10/01/07        -        10/01/01                   Lock/48_Defeasance/66_0%/6
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
     4          09/01/05        -        02/01/01                   Lock/29_Defeasance/49_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        11/01/03                   Lock/60_>YM or 1%/54_0%/6
     2          11/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_ 0%/6
     3          11/01/08        -        10/01/01                   Lock/36_Defeasance/82_0%/3
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
     6          07/01/08        -        02/01/01                   Lock/31_Defeasance/83_0%/6
---------------------------------------------------------------------------------------------------------------
     5          08/01/05        -        09/01/01                   Lock/36_Defeasance/42_0%/6
     4          09/01/08        -        10/01/02                   Lock/48_>YM or 1%/66_0%/6
     2          11/01/08        -        02/01/01                   Lock/27_Defeasance/87_0%/6
     2          11/01/05        -        12/01/02                   Lock/48_>YM or 1%/30_0%/6
     4          09/01/13        -        10/01/05                   Lock/84_> YM or 1%/90_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
     4          09/01/08        -        09/01/02                   Lock/48_>YM or 1%/66_0%/6
     4          09/01/08        -        10/01/01                   Lock/36_>YM or 1%/78_0%/6
     2          11/01/23     11/01/08    11/01/01                   Lock/36_Defeasance/78_0%/6
     6          07/01/08        -        02/01/01                   Lock/31_Defeasance/83_0%/6
---------------------------------------------------------------------------------------------------------------
     8          05/01/08        -        02/01/01                   Lock/33_Defeasance/81_0%/6
     5          08/01/08        -        09/01/03                   Lock/60_>YM or 1%/54_0%/6
     3          10/01/18        -        11/01/05                   Lock/84_>YM or 1%/150_0%/6
     4          09/01/08        -        10/01/02                   Lock/48_>YM or 1%/66_0%/6
     6          07/01/05        -        08/01/01                   Lock/36_Defeasance/45_0%/3
---------------------------------------------------------------------------------------------------------------
     6          07/01/08        -        08/01/01                     Lock/36_Defeasance/84
     5          08/01/10        -        09/01/02                   Lock/48_>YM or 1%/90_0%/6
     9          04/01/08        -        02/01/01                   Lock/34_Defeasance/80_0%/6
     3          10/01/10        -        11/01/02                   Lock/48_>YM or 1%/90_0%/6
     3          10/01/08        -        11/01/01                   Lock/36_Defeasance/78_0%/6
---------------------------------------------------------------------------------------------------------------
     2          11/01/08        -        12/01/02                   Lock/48_>YM or 1%/66_0%/6
     5          08/05/08        -        09/05/02                    Lock/48_>YM or 1%/66_0%6
     4          09/01/16        -        10/01/07                  Lock/108_>YM or 1%/102_0%/6
    10          03/01/23        -        02/01/01                  Lock/35_Defeasance/259_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
---------------------------------------------------------------------------------------------------------------
    10          03/01/08        -        03/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     4          09/01/08        -        09/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        10/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        10/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     6          07/01/08        -        08/01/01                   Lock/36_Defeasance/78_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     8          05/01/08        -        02/01/01                   Lock/33_Defeasance/81_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     6          07/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     3          11/01/08        -        10/01/01                   Lock/36_Defeasance/82_0%/3
     3          10/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
     4          09/01/08        -        09/01/01                   Lock/36_Defeasance/81_0%/3
    10          03/01/08        -        02/01/01                   Lock/35_Defeasance/79_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
     3          10/01/08        -        10/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     4          09/01/08        -        09/01/02                   Lock/48_>YM or 1%/66_0%/6
     7          06/01/08        -        02/01/01                   Lock/32_Defeasance/82_0%/6
---------------------------------------------------------------------------------------------------------------
    11          02/01/23        -        02/01/01               Lock/36_>YM or 1%/120_1%/138_0%/6
     9          04/01/28        -        04/01/23                   Lock/300_>YM or 1%/54_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
    11          02/01/23        -        02/01/01               Lock/36_>YM or 1%/120_1%/138_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
---------------------------------------------------------------------------------------------------------------
    10          03/01/08                 03/01/02                   Lock/48_>YM or 1%/66_0%/6
     -             -            -           -                                   -
     -             -            -           -                                   -
     -             -            -           -                                   -
     -             -            -           -                                   -
---------------------------------------------------------------------------------------------------------------
     4          09/01/18        -        10/01/02                   Lock/48_>YM or 1%/186_0%/6
     4          09/01/05        -        10/01/02                   Lock/48_>YM or 1%/30_0%/6
     2          11/01/08        -        02/01/01                   Lock/27_Defeasance/90_0%/3
     3          10/01/13        -        11/01/02                   Lock/48_>YM or 1%/126_0%/6
     3          10/01/08        -        11/01/02                   Lock/48_Defeasance/69_0%/3
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        11/01/01                     Lock/36_Defeasance/84
     5          08/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
     5          08/01/08        -        09/01/02                   Lock/48_>YM or 1%/66_0%/6
     7          06/01/08        -        02/01/01                   Lock/32_Defeasance/82_0%/6
     4          09/01/13        -        02/01/01                  Lock/29_Defeasance/145_0%/6
---------------------------------------------------------------------------------------------------------------
     4          09/01/08        -        09/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
     8          05/01/08        -        05/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/18     10/01/08    10/01/01                   Lock/36_Defeasance/81_0%/3
     4          09/01/08        -        09/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     7          06/01/18        -        06/01/13                   Lock/180_>YM or 1%/54_0%/6
---------------------------------------------------------------------------------------------------------------
     4          01/01/14        -        09/01/01                  Lock/36_Defeasance/145_0%/3
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
    10          03/01/08        -        03/01/02                   Lock/48_>YM or 1%/66_0%/6
     4          09/01/18        -        09/01/01                  Lock/36_Defeasance/201_0%/3
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
---------------------------------------------------------------------------------------------------------------
     6          07/01/08        -        08/01/01                     Lock/36_Defeasance/84
     3          10/01/18        -        10/01/01                  Lock/36_Defeasance/201_0%/3
     6          07/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
    11          02/01/08        -        02/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        10/01/02                  Lock/48_ >YM or 1%/66_ 0%/6
---------------------------------------------------------------------------------------------------------------
     4          09/01/13        -        10/01/01                  Lock/36_Defeasance/141_0%/3
    10          03/01/08        -        03/01/02                   Lock/48_>YM or 1%/66_0%/6
     6          07/05/08        -        08/05/02                   Lock/48_>YM or 1%/66_0%/6
     5          08/01/08        -        09/01/02                   Lock/48_>YM or 1%/66_0%/6
     7          06/01/08        -        06/01/02                   Lock/48_>YM or 1%/66_0%/6
    11          02/01/08        -        02/01/02                   lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%6
     3          10/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
     4          01/01/13        -        09/01/01                  Lock/36_Defeasance/133_0%/3
---------------------------------------------------------------------------------------------------------------
     6          07/01/23        -        07/01/18                   Lock/240_>YM or 1%/54_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     6          07/01/18        -        02/01/01                  Lock/31_Defeasance/203_0%/6
     4          09/01/08        -        09/01/02                    Lock/48_>YM or 1%/66_0%6
---------------------------------------------------------------------------------------------------------------
     2          11/01/08                 11/01/01                   Lock/36_Defeasance/81_0%/3
     -             -            -           -                                   -
     -             -            -           -                                   -
     -             -            -           -                                   -
     6          07/01/08        -        07/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/18        -        10/01/01                  Lock/36_Defeasance/201_0%/3
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
     6          07/01/08        -        07/01/02                   Lock/48_>YM or 1%/66_O%/6
     3          10/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     4          01/01/13        -        09/01/01                  Lock/36_Defeasance/133_0%/3
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
     9          04/01/13        -        04/01/08                   Lock/120_>YM or 1%/54_0%/6
     2          11/01/08        -        11/01/01                   Lock/36_Defeasance/81_0%/3
     4          09/01/08        -        09/01/02                    Lock/48_>YM or 1%/66_0%6
---------------------------------------------------------------------------------------------------------------
     4          09/01/08        -        09/01/01                   Lock/36_Defeasance/83_0%/1
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/81_0%/3
     3          10/01/08        -        10/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
     6          07/01/08        -        02/01/01                   Lock/31_Defeasance/83_0%/6
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
     4          09/01/08        -        09/01/02                   Lock/48_>YM or 1%/66_0%/6
     7          06/01/08        -        06/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
     6          07/01/08        -        07/01/02                   Lock/48_>YM or 1%/66_0%/6
     4          09/01/05        -        10/01/01                   Lock/36_Defeasance/45_0%/3
     3          10/01/05        -        02/01/01                   Lock/28_Defeasance/50_0%/6
     5          08/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     9          04/01/08        -        04/01/02                   Lock/48_>YM or 1%/66_0%/6
     9          04/01/13        -        04/01/08                   Lock/120_>YM or 1%/54_0%/6
     6          07/01/18        -        07/01/13                   Lock/180_>YM or 1%/54_0%/6
     6          07/01/08        -        07/01/02                   Lock/48_>YM or 1%/66_0%/6
     5          08/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
     8          05/01/08        -        05/01/01                         Lock/36_0%/84
     9          04/01/08        -        04/01/02                   Lock/48_>YM or 1%/66_0%/6
     6          07/01/18        -        07/01/13                   Lock/180_>YM or 1%/54_0%/6
     8          05/01/08        -        05/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
     6          07/01/08        -        07/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     7          06/01/08        -        06/01/02                   Lock/48_>YM or 1%/66_0%/6
     5          08/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
    11          02/01/08        -        02/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/05/08        -        11/05/02                    Lock/48_YM or 1%/66_0%/6
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        10/01/02                  Lock/48_ >YM or 1%/66_ 0%/6
     7          06/01/08        -        06/01/02                   Lock/48_>YM or 1%/66_0%/6
     8          05/01/08        -        05/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/10/13        -        11/10/03                   Lock/60_>YM or 1%/114_0%/6
     7          06/01/08        -        02/01/01                   Lock/32_Defeasance/82_0%/6
---------------------------------------------------------------------------------------------------------------
     4          09/01/08        -        02/01/01                   Lock/29_Defeasance/85_0%6
     5          08/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
     9          04/01/13        -        04/01/08                   Lock/120_>YM or 1%/54_0%/6
     2          11/01/18        -        11/01/13                   Lock/180_>YM or 1%/54_0%/6
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        11/01/02                   Lock/48_>YM of 1%/66_0%/6
     3          10/01/08        -        10/01/01                   Lock/36_Defeasance/78_0%/6
     4          09/01/08        -        09/01/01                   Lock/36_Defeasance/81_0%/3
     7          06/01/08        -        06/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     4          09/01/10        -        10/01/01                     Lock/36_Defeasance/108
     2          11/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/08        -        10/01/02                   Lock/48_>YM or 1%/66_0%/6
     5          08/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
     9          04/01/13        -        04/01/08                   Lock/120_>YM or 1%/54_0%/6
---------------------------------------------------------------------------------------------------------------
     6          07/01/13        -        07/01/08                   Lock/120_>YM or 1%/54_0%/6
     9          04/01/08        -        02/01/01                   Lock/34_Defeasance/80_0%/6
    11          02/01/23        -        02/01/01               Lock/36_>YM or 1%/120_1%/138_0%/6
     2          11/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
     6          07/01/08        -        07/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     9          04/01/08        -        04/01/02                   Lock/48_>YM or 1%/66_0%/6
     6          07/01/08        -        07/01/02                   Lock/48_>YM or 1%/66_0%/6
     4          09/01/08        -        09/01/02                   Lock/48_>YM or 1%/66_0%/6
     8          05/01/08        -        05/01/02                   Lock/48_>YM or 1%/66_0%/6
     9          04/01/08        -        04/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/01/08        -        10/01/02                   Lock/48_>YM or 1%/66_ 0%/6
     8          05/01/08        -        05/01/02                   Lock/48_>YM or 1%/66_0%/6
     2          11/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
     4          09/01/08        -        09/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
     5          08/01/08        -        08/01/02                    Lock/48_>YM or 1%/66_0%6
     5          08/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
     2          11/01/08        -        11/01/01                   Lock/36_>YM or 1%/78_0%/6
---------------------------------------------------------------------------------------------------------------
     5          08/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
     9          04/01/08        -        04/01/02                    Lock/48_>YM or 1%/66_0%6
    10          03/01/18        -        03/01/02                   Lock/48_>YM or 1%/186_0%/6
     2          11/01/08        -        02/01/01                   Lock/27_Defeasance/90_0%/3
     6          07/01/08        -        07/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     9          04/01/08        -        04/01/02                   Lock/48_>YM or 1%/66_0%/6
     2          11/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_ 0%/6
     9          04/01/13        -        04/01/08                   Lock/120_>YM or 1%/54_0%/6
     8          05/01/08        -        05/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/05/08        -        11/05/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------
     8          05/01/08        -        05/01/02                   Lock/48_>YM or 1%/66_0%/6
     5          08/01/08        -        08/01/02                   Lock/48_>YM or 1%/66_0%/6
     2          11/01/08        -        11/01/02                   Lock/48_>YM or 1%/66_0%/6
     8          05/01/08        -        05/01/02                   Lock/48_>YM or 1%/66_0%/6
     9          04/01/13        -        04/01/08                   Lock/120_>YM or 1%/54_0%/6
---------------------------------------------------------------------------------------------------------------
    10          03/01/08        -        03/01/02                   Lock/48_>YM or 1%/66_0%/6
    10          03/01/08        -        03/01/02                   Lock/48_>YM or 1%/66_0%/6
     3          10/01/18        -        10/01/13                  Lock/180_>YM or 1%/54_ 0%/6
     5          08/01/08        -        08/01/02                    Lock/48_>YM or 1%/66_0%6
     6          07/01/08        -        07/01/02                   Lock/48_>YM or 1%/66_0%/6
---------------------------------------------------------------------------------------------------------------

    YIELD                            ORIGINATION
 MAINTENANCE    APPRAISED  APPRAISAL   DATE LTV   CONTROL     LOAN        RESPONSIBLE
     TYPE         VALUE      DATE       RATIO      NUMBER    NUMBER    PARTY (ORIGINATOR)            PROPERTY NAME
--------------------------------------------------------------------------------------------------------------------------------
      -       $26,900,000  12/16/97     74.98%       1      400029165     ACLI(ACLP)              The Torpedo Factory
      -        29,500,000  10/01/97     64.06        2         948        DFC (Aries)               Whitehall Hotel
Treasury Flat  24,000,000  02/25/98     78.63        3      400029229     ACLI(ACLP)               Granada Apartments
      -        24,000,000  08/01/98     72.01        4         947       DFC (Secore)             Roswell Town Center
--------------------------------------------------------------------------------------------------------------------------------
               20,200,000               59.41        5         914            DFC             Salter Healthcare Portfolio
      -         8,400,000  12/11/97       -          5        914A            DFC               Aberjona Nursing Center
      -         4,500,000  12/11/97       -          5        914B            DFC              Winchester Nursing Center
      -         7,300,000  12/11/97       -          5        914C            DFC                Woburn Nursing Center
      -        16,100,000  02/20/98     74.53        6         908        DFC (Aries)         Goodings International Plaza
--------------------------------------------------------------------------------------------------------------------------------
      -        19,800,000  09/01/98     58.08        7     09-0001186    GSMC(Archon)               The Atrium Hotel
      -        15,000,000  08/10/98     76.00        8     09-0001199    GSMC(Archon)            Bruckner Nursing Home
Treasury Flat  14,700,000  03/15/98     74.15        9      400029179     ACLI(ACLP)             The Phillips Building
      -        14,850,000  04/28/98     70.03        10        943        DFC (Aries)              Holiday Inn Select
Treasury Flat  13,100,000  04/22/98     76.34        11        924           DREFC                 Westminster Towers
--------------------------------------------------------------------------------------------------------------------------------
      -        12,700,000  05/08/98     77.95        12     400029303     ACLI(ACLP)           Arbour Village Apartments
Treasury Flat  14,400,000  07/28/98     64.93        13     400031043     ACLI(ACLP)         Springs Plaza Shopping Center
      -        11,400,000  08/25/98     79.82        14        930           DREFC              Meridian East Apartments
Treasury Flat  12,630,000  05/01/98     71.26        15     400029281     ACLI(ACLP)           North Valley Power Center
Treasury Flat  11,450,000  01/11/98     74.67        16     400029270     ACLI(ACLP)         Renton Village Shopping Center
--------------------------------------------------------------------------------------------------------------------------------
      -        10,620,000  07/15/98     80.04        17    09-0001145    GSMC(Archon)          Tully/I-10 Shopping Center
      -        11,100,000  06/10/98     75.68        18     400030928     ACLI(ACLP)      Howard Johnson Riverwalk PlazaHotel
      -        12,550,000  09/15/98     66.53        19    09-0001201    GSMC(Archon)                Stevens Center
Treasury Flat  10,100,000  04/21/98     80.20        20     400029261     ACLI(ACLP)          Evans Mill Place Apartments
      -        11,400,000  05/04/98     70.18        21       R0492        GSMC(CPC)           Southlake Shopping Center
--------------------------------------------------------------------------------------------------------------------------------
      -        10,700,000  04/24/98     75.00        22        921        DFC (Aries)              Holiday Inn Select
      -        11,600,000  08/01/98     68.97        23     400030943     ACLI(ACLP)             Comfort Inn Gold Coast
Treasury Flat  10,080,000  05/06/98     79.37        24     400031116     ACLI(ACLP)               175 Beacon Street
Treasury Flat   9,600,000  03/12/98     79.17        25     400029289     ACLI(ACLP)            Old Times Union Building
Treasury Flat  10,300,000  03/02/98     72.82        26     400029254     ACLI(ACLP)             Avondale Office Center
--------------------------------------------------------------------------------------------------------------------------------
      -         9,200,000  06/17/98     79.35        27     400031126     ACLI(ACLP)              Park Villa Townhomes
Treasury Flat   9,265,000  05/10/98     75.55        28     400029283     ACLI(ACLP)             Sandhill Airport Park
      -         9,300,000  07/17/98     72.04        29     400030930     ACLI(ACLP)           Woolworth Office Building
      -         8,810,000  07/20/98     74.91        30    09-0001170    GSMC(Archon)        Oxford/Santa Fe Business Park
Treasury Flat   8,040,000  05/11/98     79.60        31        931           DREFC            Fountain Springs Apartments
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   8,845,000  06/09/98     70.10        32     400030878     ACLI(ACLP)              North Medical Campus
      -         8,000,000  04/30/98     75.00        33        942        DFC (Aries)          International Town Center
Treasury Flat  15,200,000  07/30/98     39.47        34     400030941     ACLI(ACLP)       21 East 66th Street Retail Condos
      -         8,200,000  03/26/98     73.17        35     400029230     ACLI(ACLP)             Humana Office Complex
      -         7,600,000  01/02/98     78.95        36        901       DFC (Secore)          Occidental Business Center
--------------------------------------------------------------------------------------------------------------------------------
      -         7,800,000  07/25/98     78.21        37        932           DREFC              Hayden Place Apartments
      -         8,100,000  08/18/98     69.14        38       R0869        GSMC(CPC)        Harwin Wholesale Shopping Center
      -         6,900,000  09/10/98     80.00        39    09-0001179    GSMC(Archon)            Kenwood Business Park
Treasury Flat   6,800,000  06/26/98     79.41        40     400031127     ACLI(ACLP)               Hilgard Apartments
      -         7,200,000  06/09/98     75.00        41     400031122     ACLI(ACLP)         Falls of Point West Apartments
--------------------------------------------------------------------------------------------------------------------------------
      -         7,500,000  03/26/98     72.00        42        927           DREFC             Park Inn Club & Breakfast
      -         6,630,000  08/06/98     80.69        43    09-0001189    GSMC(Archon)           North Pointe Apartments
      -         8,350,000  11/13/97     63.55        44        917           DREFC             Irvington Arms Apartments
      -         6,600,000  08/03/98     78.79        45    09-0001188    GSMC(Archon)                Parkway Plaza
      -         6,800,000  08/20/98     76.47        46       M0345        GSMC(CPC)           Lantern Square Apartments
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   6,340,000  05/11/98     79.97        47        944           DREFC             Fountain Ridge Apartments
      -         8,100,000  08/10/98     61.73        48    09-0001197    GSMC(Archon)       The Castro Convertible Buildings
Treasury Flat   6,000,000  08/20/98     80.00        49     400030946     ACLI(ACLP)                 ADS Technology
Treasury Flat   6,450,000  07/22/98     74.42        50     400030933     ACLI(ACLP)         Powder Hill Place Office Park
--------------------------------------------------------------------------------------------------------------------------------
                6,380,000               74.45        51       I0198        GSMC(CPC)         Lindbergh Industrial Portfolio
      -         2,900,000  10/02/98       -          51      I0198A        GSMC(CPC)              Lindbergh Industrial
      -         2,400,000  10/02/98       -          51      I0198B        GSMC(CPC)              Lindbergh Industrial
      -         1,080,000  10/07/98       -          51      I0198C        GSMC(CPC)     Lindbergh Industrial - Sunshine Acres
Treasury Flat   7,800,000  10/01/98     93.59        52     400029117     ACLI(ACLP)  Albertson's Marketplace and Crossroads Center
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   6,300,000  04/01/98     74.60        53     400029280     ACLI(ACLP)                 Fairway Center
Treasury Flat   7,100,000  02/13/98     66.20        54     400029203     ACLI(ACLP)     Quail Orient Medical Office Development
Treasury Flat   6,200,000  08/05/98     75.00        55     400030988     ACLI(ACLP)              Boise - Marketplace
      -         6,350,000  10/30/97     74.80        56        903        DFC (Aries)        Bargain World/Sports Dominator
Treasury Flat   7,850,000  05/07/98     58.60        57     400029268     ACLI(ACLP)         Creekside at Greenwood Village
--------------------------------------------------------------------------------------------------------------------------------
      -         5,700,000  07/10/98     78.95        58    09-0001191    GSMC(Archon)                 CMI Building
      -         5,600,000  07/29/98     80.36        59    09-0001173    GSMC(Archon)                Mercury Plaza
Treasury Flat   6,425,000  01/11/98     70.04        60     400029271     ACLI(ACLP)             Renton Village Cinemas
      -         5,660,000  07/27/98     78.62        61     400030919     ACLI(ACLP)          Foxwood Crossing Apartments
Treasury Flat   6,200,000  07/06/98     70.97        62     400030920     ACLI(ACLP)          Hampton Inn - Savannah North
--------------------------------------------------------------------------------------------------------------------------------
      -         6,330,000  12/17/97     68.72        63        910        DFC (Aries)           Sleep Inn - Phoenix, AZ
      -         5,630,000  08/14/98     76.38        64       M0536        GSMC(CPC)          Bluegrass Village Apartments
      -         6,300,000  05/05/98     68.25        65        922       DFC (Sutter)                The Colony Inn
      -         6,250,000  02/18/98     65.60        66    09-0001180    GSMC(Archon)        Calliope Memorial Shopping Ctr
--------------------------------------------------------------------------------------------------------------------------------
      -         5,400,000  07/27/98     74.07        67    09-0001165    GSMC(Archon)             Cuero Nursing Center
Treasury Flat   6,250,000  02/27/98     64.00        68     400030912     ACLI(ACLP)         1250 North McDowell Boulevard
Treasury Flat   6,000,000  01/06/98     66.67        69     400029260     ACLI(ACLP)       River Park Center Office Building
Treasury Flat   5,400,000  11/17/97     74.07        70        911           DREFC              Fountainhead Apartments
--------------------------------------------------------------------------------------------------------------------------------
      -         6,900,000  11/13/97     57.97        71        915           DREFC            Cambridge Gardens Apartments
      -         5,700,000  11/19/97     70.18        72        906           DREFC                    Holiday Inn
      -         4,900,000  08/20/98     80.20        73       M0543        GSMC(CPC)            Perkins Woods Apartments
Treasury Flat   5,700,000  01/01/98     67.54        74     400029272     ACLI(ACLP)           Evergreen Office Building
--------------------------------------------------------------------------------------------------------------------------------
                4,875,000  09/30/98     77.95        75     400031124     ACLI(ACLP)         Sunshine Properties Portfolio
      -                                   -          75    400031124A     ACLI(ACLP)               Brentwood Terrace
      -                                   -          75    400031124B     ACLI(ACLP)            Circle Oaks I Apartments
      -                                   -          75    400031124C     ACLI(ACLP)               Carmel Apartments
      -                                   -          75    400031124D     ACLI(ACLP)              Vineyard Apartments
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   5,100,000  08/04/98     74.51        76     400030936     ACLI(ACLP)               Food-4-Less Center
      -         5,000,000  05/23/98     75.00        77    09-0001154    GSMC(Archon)            K-Mart - Port Orchard
      -         4,800,000  06/15/98     75.00        78    09-0001152    GSMC(Archon)             K-Mart - Atascadero
      -         4,950,000  08/16/98     70.71        79    09-0001196    GSMC(Archon)         Marketplace Shopping Center
      -         4,750,000  06/04/98     73.68        80     400030931     ACLI(ACLP)            Sanese Services Building
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   4,700,000               74.47        81        582           DREFC        Field & Stream/Woodridge Apartments
      -         2,200,000  04/30/98       -          81       582A           DREFC             Field & Stream Apartments
      -         2,500,000  04/30/98       -          81       582B           DREFC                Woodridge Apartments
Treasury Flat   5,200,000  05/20/98     67.31        82     400029288     ACLI(ACLP)     Dicks Clothing & Sporting Goods Store
Treasury Flat   5,950,000  06/03/98     58.82        83     400030892     ACLI(ACLP)                Perimeter Place
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   4,800,000  06/16/98     72.92        84     400030879     ACLI(ACLP)                  Wells Plaza
Treasury Flat   4,600,000  05/19/98     71.74        85        639           DREFC        89-07, 89-11 34th Avenue Apartments
      -         4,500,000  08/24/98     73.33        86    09-0001182    GSMC(Archon)              324 Royal Palm Way
      -         4,400,000  06/12/98     74.66        87    09-0001153    GSMC(Archon)               K-Mart - Bishop
      -         4,500,000  08/15/98     72.78        88    09-0001184    GSMC(Archon)            Slifer Design Building
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   4,500,000  08/13/98     71.11        89        935       DFC (Sutter)             Jones Street Terrace
      -         4,000,000  05/20/98     80.00        90     400031118     ACLI(ACLP)             Rayo de Sol Apartments
      -         4,200,000  04/08/98     76.19        91        916           DREFC         Bayfront Manor/Baypark Apartments
      -         4,900,000  07/15/98     64.80        92    09-0001178    GSMC(Archon)            Comfort Inn - Addison
Treasury Flat   4,400,000  06/15/98     72.73        93     400029266     ACLI(ACLP)        Orthopedic Institute of Illinois
--------------------------------------------------------------------------------------------------------------------------------
      -         5,170,000  07/30/97     61.90        94        950        DFC (Aries)           Best Western Bell Motel
      -         4,825,000  08/19/98     62.69        95    09-0001198    GSMC(Archon)             Hampton Inn - Tyler
      -         4,200,000  08/14/98     71.43        96    09-0001172    GSMC(Archon)         Mayde Creek Shopping Center
Treasury Flat   3,900,000  07/29/98     76.92        97     400031129     ACLI(ACLP)              Bay View Apartments
      -         4,000,000  04/04/98     75.00        98       I0066        GSMC(CPC)              Van Dresser Building
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   4,250,000  06/18/98     70.59        99     400030873     ACLI(ACLP)           Shops of Boardman Park III
Treasury Flat   4,550,000  04/01/98     65.56       100        636       DFC (Sutter)          Albion Terrace Apartments
      -         5,500,000  06/16/98     53.64       101    09-0001176    GSMC(Archon)           Comfort Suites - Biloxi
      -         3,635,000  05/14/98     80.47       102       M0433        GSMC(CPC)            Seven Courts Apartments
      -         3,700,000  04/03/98     78.38       103        925           DREFC                  Bella Apartments
--------------------------------------------------------------------------------------------------------------------------------
      -         4,420,000  05/20/98     65.61       104     400029296     ACLI(ACLP)             Festival at Perry Hall
Treasury Flat   4,300,000  07/21/98     66.28       105     400030932     ACLI(ACLP)      Woodlawn/Catonsville EZ Self Storage
      -         4,850,000  08/03/98     57.73       106        949           DREFC               Brentwood Town Center
Treasury Flat   3,800,000  06/03/98     73.68       107     400030970     ACLI(ACLP)                Carbonero Creek
Treasury Flat   3,500,000  05/21/98     79.43       108     400030918     ACLI(ACLP)            Meadow Brook Apartments
--------------------------------------------------------------------------------------------------------------------------------
      -         3,450,000  08/25/98     79.71       109       M0553        GSMC(CPC)              Red Oaks Apartments
Treasury Flat   3,900,000  07/17/98     70.51       110        610            DFC               Sutter House Apartments
Treasury Flat   3,700,000  06/24/98     74.32       111     400029298     ACLI(ACLP)           21st St. Pavilion Shopping
      -         4,800,000  05/20/98     56.25       112       R0020        GSMC(CPC)         East Cooper Plaza Shopping Ctr
      -         4,250,000  03/18/98     63.53       113        929           DREFC                Holiday Inn Express
--------------------------------------------------------------------------------------------------------------------------------
      -         3,575,000  02/12/98     74.97       114        913       DFC (Sutter)           Roland Way Office Center
Treasury Flat   3,350,000  06/30/98     79.10       115     400030917     ACLI(ACLP)          Dana Corporation Office Whse
Treasury Flat   3,800,000  07/31/98     68.95       116     400030937     ACLI(ACLP)           Days Inn - Stone Mountain
Treasury Flat   3,950,000  07/27/98     65.82       117     400031119     ACLI(ACLP)               Sunrise Apartments
      -         3,400,000  05/06/98     73.53       118     400029276     ACLI(ACLP)      Greenbriar Atrium II Office Building
--------------------------------------------------------------------------------------------------------------------------------
      -         3,350,000  05/19/98     74.63       119     400029273     ACLI(ACLP)               James Allen Court
Treasury Flat   3,700,000  06/02/98     67.57       120     400029305     ACLI(ACLP)               Acorn Self Storage
      -         3,900,000  10/16/97     64.10       121        907        DFC (Aries)                 Tropical Inn
Treasury Flat   3,200,000  08/25/98     76.56       122     400030942     ACLI(ACLP)           American Medical Response
      -         3,050,000  08/21/98     80.00       123     400030971     ACLI(ACLP)             Cielo Hills Apartments
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   3,000,000  08/26/98     80.00       124     400030986     ACLI(ACLP)         Broadway Crossing Shopping Ctr
Treasury Flat   3,075,000  04/23/98     78.05       125     400029245     ACLI(ACLP)               Petcare Superstore
Treasury Flat   3,260,000  07/03/98     73.62       126     400030947     ACLI(ACLP)         Greenspring/Riderwood Building
      -         4,830,000  01/21/98     49.69       127        573       DFC (Sutter)            Twin Palms Apartments
      -         3,275,000  02/09/98     72.52       128       R0451        GSMC(CPC)             Wagner and Sons, Inc.
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   3,750,000  12/01/97     64.00       129        912        DFC (Aries)                  Ramada Inn
      -         3,450,000  03/24/98     68.12       130    09-0001159    GSMC(Archon)    Best Western El Grande Inn - Clear Lake
      -         4,000,000  05/23/98     57.75       131    09-0001155    GSMC(Archon)             K-Mart - Oak Harbor
Treasury Flat   3,250,000  07/16/98     71.05       132        937       DFC (Sutter)          Creekside Manor Apartments
Treasury Flat   3,100,000  05/19/98     74.19       133        621           DREFC               114 - 05 170th Street
--------------------------------------------------------------------------------------------------------------------------------
      -         3,050,000  04/30/98     75.41       134     400029312     ACLI(ACLP)          Poplar Creek Shopping Center
      -         3,250,000  06/22/98     69.54       135    09-0001158    GSMC(Archon)             Best Western - Tyler
      -         3,000,000  01/24/98     74.17       136        611        DFC (Aries)          Pacifica Villas Apartments
      -         3,000,000  06/11/98     73.33       137    09-0001169    GSMC(Archon)            Ramada Inn - Santa Fe
Treasury Flat   3,050,000  04/21/98     72.13       138     400029293     ACLI(ACLP)            Walgreen's - Tucson, AZ
--------------------------------------------------------------------------------------------------------------------------------
      -         3,200,000  08/24/98     67.19       139    09-0001181    GSMC(Archon)              231 Royal Palm Way
      -         4,400,000  06/16/98     48.86       140    09-0001177    GSMC(Archon)             Comfort Inn - Biloxi
Treasury Flat   2,650,000  06/17/98     79.25       141     400030894     ACLI(ACLP)         208 Ashley Ave Office Building
Treasury Flat   3,000,000  06/29/98     70.00       142     400031131     ACLI(ACLP)               Tuscany Apartments
      -         2,640,000  07/07/98     79.55       143    09-0001156    GSMC(Archon)              Gateway Apartments
      -         2,730,000  10/23/97     76.92       144        502           DREFC       Keller Springs Village Shopping Center
--------------------------------------------------------------------------------------------------------------------------------
      -         2,610,000  05/14/98     79.31       145       M0435        GSMC(CPC)         Peachcrest Gardens Apartments
Treasury Flat   2,800,000  07/16/98     72.54       146        938       DFC (Sutter)              O'Keefe Apartments
      -         2,670,000  07/23/98     74.91       147    09-0001183    GSMC(Archon)             Walnut Business Park
Treasury Flat   3,100,000  05/19/98     64.52       148        591           DREFC                  16 Barrow Street
      -         4,610,000  03/18/98     43.38       149        613           DREFC           Village Square Shopping Center
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   2,950,000  11/23/97     66.78       150        900        DFC (Aries)          Compass Pointe Apartments
Treasury Flat   2,640,000  10/23/97     73.86       151        510       DFC (Wingate)           Sahara View Apartments
      -         2,400,000  07/17/98     80.21       152       O0521        GSMC(CPC)           The Soaper Hotel Building
Treasury Flat   2,580,000  11/23/97     74.81       153        902        DFC (Aries)          Carriage House Apartments
      -         2,500,000  08/24/98     76.00       154    09-0001175    GSMC(Archon)            Kinko's Center-Addison
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   2,400,000               79.17       155        519           DREFC                  Joplin Portfolio
      -         1,400,000  11/25/97       -         155       519A           DREFC              Airport Drive Apartments
      -          460,000   11/25/97       -         155       519B           DREFC                   Cherry Street
      -          230,000   11/25/97       -         155       519C           DREFC                     Park Lane
      -          310,000   11/25/97       -         155       519D           DREFC              Terrill Lane Apartments
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   2,950,000  07/17/98     64.41       156     400030921     ACLI(ACLP)           Gladstone Office Building
Treasury Flat   2,400,000  07/13/98     79.17       157     400030976     ACLI(ACLP)                 Buckeye Tower
      -         2,900,000  07/24/98     62.07       158    09-0001108    GSMC(Archon)     Country Villa University Healthcare
Treasury Flat   2,600,000  08/13/98     69.23       159     400030949     ACLI(ACLP)              Gardsman Apartments
      -         2,400,000  07/11/98     75.00       160     400030962     ACLI(ACLP)        Baytown Central Shopping Center
--------------------------------------------------------------------------------------------------------------------------------
      -         2,800,000  08/10/98     64.29       161     400030955     ACLI(ACLP)               Solitude Building
Treasury Flat   2,480,000  04/01/98     70.56       162        606           DREFC                 Marquee Apartments
Treasury Flat   2,320,000  05/06/98     74.35       163     400031117     ACLI(ACLP)          41 Belmont Street Apartments
      -         2,850,000  12/01/97     60.35       164        905        DFC (Aries)            Dorsey Business Center
      -         2,500,000  05/07/98     67.40       165        589           DREFC             Northline Shopping Center
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   2,285,000  03/30/98     73.30       166        627           DREFC              Marine Plaza Apartments
      -         2,350,000  07/15/98     71.06       167    09-0001161    GSMC(Archon)             Super 8 - Lafayette
      -         2,080,000  07/28/98     80.00       168    09-0001190    GSMC(Archon)              Rite Aid - Massena
      -         2,500,000  09/15/98     65.80       169    09-0001194    GSMC(Archon)            Cady Industrial Center
Treasury Flat   2,300,000  11/10/97     71.74       170        527           DREFC       Colonial Village - Regency Apartments
--------------------------------------------------------------------------------------------------------------------------------
      -         2,400,000  07/06/98     67.92       171    09-0001143    GSMC(Archon)        Bee Cave Road Office Building
Treasury Flat   2,125,000  07/01/98     76.42       172        569           DREFC               Versailles Apartments
      -         2,300,000  07/30/98     69.57       173    09-0001174    GSMC(Archon)         Hunter's Crossing Apartments
      -         2,125,000  08/15/98     74.96       174    09-0001185    GSMC(Archon)           Slifer Design Warehouse
Treasury Flat   2,650,000  02/12/98     60.38       175        594           DREFC              72-82 Wadsworth Terrace
--------------------------------------------------------------------------------------------------------------------------------
      -         1,740,000  07/31/98     90.75       176    09-0001149    GSMC(Archon)       CVS Drug Store - Gloucester, NJ
      -         1,995,000  05/14/98     77.94       177       M0434        GSMC(CPC)            Harbour Vines Apartments
Treasury Flat   2,100,000  09/30/97     74.29       178        524       DFC (Wingate)         Windsor Square Apartments
      -         1,600,000  07/31/98     96.88       179    09-0001150    GSMC(Archon)        CVS Drug Store - Paulsboro, NJ
      -         2,150,000  08/11/98     69.77       180    09-0001195    GSMC(Archon)       Woodlands IV & V Business Center
--------------------------------------------------------------------------------------------------------------------------------
      -         2,100,000  06/09/98     71.43       181     400029277     ACLI(ACLP)                   Tech Plaza
      -         2,100,000  05/12/98     71.43       182    09-0001157    GSMC(Archon)            Comfort Inn - Lincoln
Treasury Flat   2,150,000  05/08/98     69.77       183     400029302     ACLI(ACLP)           Lincoln Industrial Center
Treasury Flat   2,100,000  11/13/97     71.43       184        500           DREFC                 Stuyvesant Avenue
Treasury Flat   2,000,000  05/19/98     72.50       185        940           DREFC               41 - 98 Forley Street
--------------------------------------------------------------------------------------------------------------------------------
      -         2,350,000  03/27/98     61.70       186     400030984     ACLI(ACLP)         16000 Memorial Office Building
Treasury Flat   2,150,000  11/21/97     66.98       187        521        DFC (ITLA)           Maryland Green Apartments
Treasury Flat   1,800,000  04/21/98     79.17       188     400029244     ACLI(ACLP)          Blockbuster Shopping Center
Treasury Flat   2,150,000  02/24/98     65.12       189     400029198     ACLI(ACLP)              110 Industrial Park
Treasury Flat   1,975,000  04/28/98     70.89       190        585        DFC (ITLA)             Timpanogos Apartments
Treasury Flat   2,200,000  10/21/97     63.64       191        504           DREFC                  101 Lincoln Road
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   2,000,000  08/11/98     68.50       192     400030945     ACLI(ACLP)             Ocean Technology Park
      -         1,700,000  06/24/98     80.00       193       M0406        GSMC(CPC)            Garden Trails Apartments
Treasury Flat   1,900,000  06/30/98     71.58       194     400030929     ACLI(ACLP)           Welch Healthcare Building
      -         1,475,000  07/31/98     92.47       195    09-0001148    GSMC(Archon)        CVS Drug Store - Carlisle, PA
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   1,825,000  02/17/98     73.97       196        614           DREFC            Pinehill Plaza & Apartments
      -         1,750,000  06/10/98     75.00       197    09-0001171    GSMC(Archon)           Comfort Inn - Sweetwater
      -         1,760,000  01/14/98     75.00       198        920           DREFC                    Econo Lodge
Treasury Flat   1,880,000  03/17/98     69.68       199        586           DREFC                    Dorian Court
--------------------------------------------------------------------------------------------------------------------------------
                2,100,000  08/26/98     61.90       200    09-0001187    GSMC(Archon)          Lufkin Apartment Portfolio
      -                                   -         200    09-0001187A   GSMC(Archon)               The Hidden Oaks
      -             0                     -         200    09-0001187B   GSMC(Archon)                Azalea Trails
      -             0                     -         200    09-0001187C   GSMC(Archon)                   Kentwood
Treasury Flat   2,000,000  04/01/98     63.50       201        622       DFC (Sutter)        Ignacio Hills Apartments - XII
--------------------------------------------------------------------------------------------------------------------------------
      -         1,735,000  07/23/98     72.62       202    09-0001162    GSMC(Archon)             Days Inn - Kerrville
      -         1,850,000  08/03/98     67.57       203    09-0001192    GSMC(Archon)             Days Inn - New Bern
Treasury Flat   2,000,000  04/01/98     61.40       204        623       DFC (Sutter)        Ignacio Hills Apartments - XVI
Treasury Flat   1,750,000  08/15/98     68.57       205     400030975     ACLI(ACLP)         Bays-Fill Industrial Building
--------------------------------------------------------------------------------------------------------------------------------
      -         1,400,000  07/31/98     85.43       206    09-0001151    GSMC(Archon)         CVS Drug Store - Oaklyn, NJ
      -         1,500,000  07/17/98     78.33       207       O0520        GSMC(CPC)               The Salms Building
Treasury Flat   3,000,000  11/19/97     40.00       208        515        DFC (ITLA)              Partridge Apartments
      -         1,800,000  08/13/98     63.89       209    09-0001193    GSMC(Archon)              Days Inn - Winslow
Treasury Flat   1,625,000  04/09/98     70.15       210        595           DREFC                  Renshaw Terrace
--------------------------------------------------------------------------------------------------------------------------------
      -         1,500,000  08/12/98     75.00       211    09-0001144    GSMC(Archon)          Alaska Archives Warehouse
      -         1,400,000  07/03/98     79.64       212    09-0001131    GSMC(Archon)            Emery Park Apartments
      -         1,600,000  05/28/98     67.75       213    09-0001126    GSMC(Archon)                 Pecan Plaza
Treasury Flat   1,430,000  07/14/98     74.97       214        933           DREFC                 112 Lincoln Street
Treasury Flat   1,345,000  06/18/98     78.07       215     400030905     ACLI(ACLP)              Blockbuster - Denver
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   1,350,000  06/18/98     77.78       216     400030899     ACLI(ACLP)         Blockbuster - Wheatridge, CO.
      -         1,550,000  04/06/98     67.74       217        535        DFC (ITLA)              Sycamores Apartments
Treasury Flat   1,350,000  06/15/98     75.93       218     400030911     ACLI(ACLP)         Blockbuster-Las Vegas (Sahara)
Treasury Flat   1,385,000  05/05/98     74.01       219        605           DREFC            Maple Place North Apartments
Treasury Flat   1,360,000  01/14/98     75.00       220        608       DFC (Secore)               Quinnipiac Arms
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   1,295,000  06/18/98     77.99       221     400030906     ACLI(ACLP)            Blockbuster - Edgewater
Treasury Flat   1,350,000  10/17/97     74.96       222        543           DREFC            Centre Park Place Apartments
      -         1,210,000  06/30/98     82.64       223     400030889     ACLI(ACLP)          Cypress Industrial Building
      -         1,700,000  06/15/98     58.82       224        618           DREFC               Hunter's Point Center
Treasury Flat   1,600,000  11/07/97     62.50       225        602           DREFC                Hamilton Park House
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   1,400,000  09/04/97     71.43       226        511           DREFC                  Sedgley Gardens
Treasury Flat   1,350,000  11/20/97     74.07       227        532        DFC (ITLA)           Helena Gardens Apartments
Treasury Flat   1,400,000  02/12/98     70.71       228        536           DREFC              3044 Kingsbridge Avenue
Treasury Flat   1,300,000  04/20/98     75.00       229        558        DFC (ITLA)                  Banyan Woods
Treasury Flat   1,550,000  03/12/98     62.58       230        551           DREFC              389 Massachusetts Avenue
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Treasury Flat   1,285,000  06/17/98     73.93       231     400030898     ACLI(ACLP)             Blockbuster-Wauwatosa
      -         1,800,000  02/11/98     52.78       232        578        DFC (ITLA)        Desert Inn Professional Building
Treasury Flat   1,500,000  01/15/98     63.33       233        592           DREFC                  Taos Apartments
Treasury Flat   1,350,000  03/13/98     69.63       234        600       DFC (Secore)               Rosslyn Heights
Treasury Flat   1,250,000  02/27/98     74.00       235        554           DREFC              Cedar Village Apartments
      -         1,400,000  07/17/98     64.29       236       O0519        GSMC(CPC)           The Newberry-Wile Building
Treasury Flat   1,300,000  03/13/98     69.23       237        546       DFC (Parmann)            154 Rockaway Parkway
Treasury Flat   1,170,000  07/06/98     74.79       238     400030904     ACLI(ACLP)           Blockbuster - Forest Hills
Treasury Flat   1,100,000  06/18/98     78.18       239     400030909     ACLI(ACLP)           Blockbuster - Indianapolis
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat   1,150,000  12/12/97     74.96       240        601            DFC               Douglas Park Apartments
Treasury Flat   1,275,000  02/19/98     67.45       241        609           DREFC             Mayfair Garden Apartments
Treasury Flat   1,150,000  11/25/97     74.78       242        501       DFC (Wingate)         Bradford Place Apartments
Treasury Flat   1,090,000  06/15/98     77.98       243     400030903     ACLI(ACLP)         Blockbuster-Las Vegas/Flamingo
Treasury Flat   1,100,000  06/08/98     77.27       244     400030897     ACLI(ACLP)               Blockbuster-Tulsa
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Treasury Flat   1,220,000  07/14/98     69.67       245        934           DREFC            140 - 146 Chancellor Avenue
Treasury Flat   1,250,000  03/06/98     68.00       246        549           DREFC            148 - 156 Chancellor Avenue
Treasury Flat   1,150,000  12/17/97     73.04       247        528        DFC (Aries)          Sherwood Court Apartments
Treasury Flat   1,160,000  08/04/98     72.41       248     400030957     ACLI(ACLP)              SportsTech Warehouse
      -         1,500,000  04/08/98     55.07       249        553           DREFC           5900 Balcones Office Building
--------------------------------------------------------------------------------------------------------------------------------
      -         1,200,000  12/17/97     66.67       250        598           DREFC               Ashland Retail Center
Treasury Flat   1,100,000  04/17/98     72.73       251        604           DREFC             Harrison Avenue Apartments
Treasury Flat   2,550,000  11/19/97     31.37       252        508        DFC (ITLA)              Clearview Apartments
Treasury Flat   1,060,000  06/01/98     72.64       253        635           DREFC                92 - 96 Waldo Avenue
Treasury Flat   1,000,000  06/18/98     76.00       254     400030908     ACLI(ACLP)              Blockbuster-Bay City
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Treasury Flat    980,000   06/17/98     76.53       255     400030900     ACLI(ACLP)        Blockbuster-Elkhart(Cassopoliss)
Treasury Flat   1,250,000  07/20/98     60.00       256     400030974     ACLI(ACLP)      Lighthouse Point Professional Center
      -          945,000   05/14/98     79.37       257       M0436        GSMC(CPC)           White Oak Arms Apartments
      -         1,000,000  04/30/98     75.00       258    09-0001146    GSMC(Archon)            Econolodge - Elkridge
Treasury Flat   1,000,000  02/24/98     75.00       259        550           DREFC              Randolph Park Apartments
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      -          950,000   05/20/98     78.95       260     400030888     ACLI(ACLP)               Brookshire Grocery
Treasury Flat   1,125,000  07/16/98     65.60       261        616       DFC (Sutter)            Quail Lodge Apartments
Treasury Flat   1,100,000  05/19/98     66.36       262        945           DREFC                   9416 34th Road
Treasury Flat   1,050,000  03/12/98     69.52       263        567           DREFC                 98 Strathmore Road
Treasury Flat   2,000,000  11/19/97     36.50       264        518        DFC (ITLA)              Southside Apartments
--------------------------------------------------------------------------------------------------------------------------------
Treasury Flat    950,000   03/13/98     74.95       265        537           DREFC               Huntington Apartments
      -          950,000   10/22/97     73.68       266        576           DREFC                 2942 Third Avenue
Treasury Flat    865,000   11/20/97     79.77       267        904        DFC (Aries)             Churchill Townhomes
Treasury Flat    970,000   04/22/98     70.00       268        634       DFC (Parmann)            354 East 21st Street
Treasury Flat    920,000   08/07/98     73.37       269        542       DFC (Sutter)             Lawndale Apartments
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Treasury Flat    950,000   01/07/98     71.05       270        509           DREFC               Garden Walk Apartments
Treasury Flat   1,000,000  11/17/97     65.40       271        559           DREFC                Windswept Apartments
Treasury Flat    990,000   06/29/98     65.66       272        568           DREFC            Northshore Manor Apartments
Treasury Flat    900,000   02/09/98     72.44       273        538           DREFC              Golden Eagle Apartments
Treasury Flat    870,000   01/12/98     74.94       274        534           DREFC                    Oakland Oaks
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Treasury Flat    900,000   06/23/98     72.00       275        939           DREFC               Adobe House Apartments
Treasury Flat    900,000   01/17/98     72.22       276        541           DREFC              Northern Pine Apartments
Treasury Flat    900,000   07/28/98     71.11       277        641           DREFC           259-61 & 269 West Walnut Lane
Treasury Flat    810,000   06/26/98     79.01       278     400030910     ACLI(ACLP)             Blockbuster - Wind Gap
Treasury Flat    850,000   07/10/98     74.00       279        588           DREFC                Village at Deer Park
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Treasury Flat    810,000   06/17/98     77.16       280     400030907     ACLI(ACLP)         Blockbuster - Elkhart (Hively)
Treasury Flat    820,000   06/17/98     76.22       281     400030901     ACLI(ACLP)              Blockbuster-Chicago
Treasury Flat   1,000,000  01/29/98     62.50       282        565           DREFC              Howard Warren Apartments
Treasury Flat    890,000   02/19/98     69.66       283        577           DREFC           Holmesburg Station Apartments
Treasury Flat    835,000   08/04/98     73.05       284       I0162        GSMC(CPC)           Cumberland Airport Center
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Treasury Flat    875,000   02/19/98     69.71       285        561           DREFC                 Wingate Apartments
Treasury Flat   1,000,000  01/23/98     61.20       286        530      DFC (Progress)              Prospect Square
Treasury Flat    900,000   11/20/97     68.00       287        525           DREFC                 506 South Broadway
      -         3,400,000  07/24/98     17.65       288    09-0001109    GSMC(Archon)       Country Villa Cheviot Healthcare
Treasury Flat    800,000   01/29/98     75.00       289        615       DFC (Sutter)            The Blount Apartments
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Treasury Flat    860,000   01/29/98     69.77       290        529           DREFC                LaPetite Apartments
Treasury Flat    790,000   05/14/98     74.94       291        637           DREFC                 Avenue R Duplexes
Treasury Flat   1,400,000  11/18/97     42.86       292        514        DFC (ITLA)             Peppertree Apartments
Treasury Flat   1,600,000  12/18/97     36.56       293        612       DFC (Wingate)             Newport Apartments
Treasury Flat    740,000   06/25/98     78.38       294     400030902     ACLI(ACLP)             Blockbuster-Watertown
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Treasury Flat    830,000   01/08/98     69.28       295        579           DREFC               8th Street Apartments
Treasury Flat    760,000   04/20/98     74.74       296        596           DREFC                   Regency House
Treasury Flat    850,000   08/19/97     65.88       297        632           DREFC                527 West 48th Street
Treasury Flat    760,000   02/25/98     73.68       298        540           DREFC              Whisperwoods Apartments
Treasury Flat    750,000   11/20/97     74.00       299        522        DFC (ITLA)              Palomares Apartments
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Treasury Flat    800,000   12/16/97     68.75       300        503       DFC (Wingate)            Richmond Apartments
Treasury Flat    720,000   12/16/97     75.00       301        572        DFC (ITLA)              Fernwood Apartments
Treasury Flat    730,000   06/01/98     71.40       302        936           DREFC           2267 - 2269 Kennedy Boulevard
Treasury Flat    700,000   05/27/98     74.29       303        570           DREFC                Baycrest Apartments
Treasury Flat    790,000   01/27/98     65.82       304        587           DREFC       45 Church Street & 35 Railroad Avenue
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

  CUT-OFF      ANTICIPATED                                                         TOTAL   PROPERTY     LOAN BALANCE
 DATE LTV       LTV RATIO      YEAR (S)     YEAR (S)     LOCKBOX     LOCKBOX     UNITS OF   UNIT OF     PER SF/UNIT/
   RATIO    AT MATURITY / ARD    BUILT      RENOVATED   REQUIRED       TYPE       MEASURE   MEASURE    ROOM/BED/SPACE
------------------------------------------------------------------------------------------------------------------------
   74.38%         64.67%         1942         1983         No     Not Applicable  104,900    Sq Ft          191
   64.00          53.31          1928         1994         Yes       In Place       221      Rooms         85,429
   78.11          68.55        1972, 90       1994         No     Not Applicable    746      Units         25,128
   71.98          65.37        1974, 79       1997         Yes       In Place     380,387    Sq Ft           45
------------------------------------------------------------------------------------------------------------------------
   58.85          46.46                                    No     Not Applicable    384      Beds          30,955
     -              -            1979         1994          -           -           123      Beds            -
     -              -            1965         1995          -           -           121      Beds            -
     -              -            1955         1993          -           -           140      Beds            -
   73.81          48.04          1991     Not Applicable   No     Not Applicable  82,007     Sq Ft          145
------------------------------------------------------------------------------------------------------------------------
   57.95          46.82          1970      1992 - 1997     No     Not Applicable    214      Rooms         53,621
   75.86          63.14          1972        Unknown       No     Not Applicable    200      Beds          56,898
   73.50          64.11          1964       1996, 97       No     Not Applicable  107,996    Sq Ft          100
   69.76          53.47          1969      1996 - 1997     No     Not Applicable    192      Rooms         53,954
   75.88          0.00           1963         1995         No     Not Applicable    203      Units         48,966
------------------------------------------------------------------------------------------------------------------------
   77.62          71.66          1974        Unknown       No     Not Applicable    400      Units         24,644
   64.77          55.70        1974, 75     1982, 83       No     Not Applicable  171,329    Sq Ft           54
   79.58          69.08          1987     Not Applicable   No     Not Applicable    312      Units         29,075
   71.02          61.29          1993     Not Applicable   No     Not Applicable  167,997    Sq Ft           53
   74.49          64.05          1965         1997         No     Not Applicable  88,504     Sq Ft           96
------------------------------------------------------------------------------------------------------------------------
   79.86          69.21          1974       1997, 98       No     Not Applicable  126,600    Sq Ft           67
   75.40          59.64        1933, 70     1987, 88       No     Not Applicable    132      Rooms         63,404
   66.51          59.79        1991, 92   Not Applicable   No     Not Applicable  144,020    Sq Ft           58
   80.15          70.51          1971       1997, 98       No     Not Applicable    280      Units         28,910
   70.08          61.60          1989         1997         Yes      Springing     126,187    Sq Ft           63
------------------------------------------------------------------------------------------------------------------------
   74.60          60.65          1970     1988, 1995 - 1996No     Not Applicable    142      Rooms         56,215
   68.73          54.92          1988         1997         No     Not Applicable    202      Rooms         39,468
   79.02          67.76       1988 - 1989    Unknown       No     Not Applicable    55       Units        144,826
   78.79          66.61        1920, 30       1986         No     Not Applicable  100,300    Sq Ft           75
   72.50          63.42          1952         1987         No     Not Applicable  136,575    Sq Ft           55
------------------------------------------------------------------------------------------------------------------------
   79.18          68.93          1971       1994, 98       No     Not Applicable    259      Units         28,124
   75.23          65.77          1997     Not Applicable   No     Not Applicable  123,592    Sq Ft           56
   71.84          63.00       1972 - 1973 Not Applicable   No     Not Applicable  175,610    Sq Ft           38
   74.75          65.08        1983, 84   Not Applicable   No     Not Applicable  190,492    Sq Ft           35
   79.44          69.49        1964, 80   Not Applicable   No     Not Applicable    382      Units         16,719
------------------------------------------------------------------------------------------------------------------------
   69.77          55.90       1988 - 1989    Unknown       No     Not Applicable  35,838     Sq Ft          172
   74.86          66.18          1986         1997         No     Not Applicable  51,725     Sq Ft          116
   39.31          30.41          1927         1998         No     Not Applicable   3,890     Sq Ft         1,536
   72.56          64.62       1961, 71, 81    1986         No     Not Applicable  95,944     Sq Ft           62
   77.98          72.83          1987     Not Applicable   No     Not Applicable  93,987     Sq Ft           63
------------------------------------------------------------------------------------------------------------------------
   75.45          66.05          1985     Not Applicable   No     Not Applicable    163      Units         36,104
   69.05          61.49       1995 - 1996 Not Applicable   Yes      Springing     152,300    Sq Ft           37
   79.83          69.38       1991 - 1992     1998         No     Not Applicable  169,600    Sq Ft           32
   79.17          65.74          1981        Unknown       No     Not Applicable    44       Units        122,351
   74.77          68.74          1975         1997         No     Not Applicable    364      Units         14,789
------------------------------------------------------------------------------------------------------------------------
   71.49          58.72          1989         1997         No     Not Applicable    130      Rooms         41,243
   80.57          69.81          1979         1997         No     Not Applicable    300      Units         17,806
   63.50          55.22       1964 - 1966  1996 - 1997     No     Not Applicable    257      Units         20,633
   78.68          68.94          1981         1990         No     Not Applicable  61,493     Sq Ft           84
   76.29          65.89          1976         1995         Yes      Springing       226      Units         22,955
------------------------------------------------------------------------------------------------------------------------
   79.72          69.35          1973     Not Applicable   No     Not Applicable    280      Units         18,052
   61.66          55.16          1903         1989         No     Not Applicable  76,800     Sq Ft           65
   79.87          68.98          1997     Not Applicable   No     Not Applicable  81,200     Sq Ft           59
   74.16          59.15       1996 - 1997 Not Applicable   No     Not Applicable  42,919     Sq Ft          111
------------------------------------------------------------------------------------------------------------------------
   74.34          64.93                                    Yes      Springing     72,927     Sq Ft           65
     -              -         1990 - 1991 Not Applicable    -           -         32,528     Sq Ft           -
     -              -         1990 - 1991 Not Applicable    -           -         32,316     Sq Ft           -
     -              -            1989     Not Applicable    -           -          8,083     Sq Ft           -
   60.10          58.66          1997     Not Applicable   No     Not Applicable  35,365     Sq Ft          133
------------------------------------------------------------------------------------------------------------------------
   74.13          60.20          1990         1996         No     Not Applicable  77,716     Sq Ft           60
   65.60          53.02          1988        Unknown       No     Not Applicable  47,336     Sq Ft           98
   74.83          64.73          1981         1990         No     Not Applicable  43,750     Sq Ft          106
   72.45          0.00         1987, 94   Not Applicable   No     Not Applicable  45,500     Sq Ft          101
   58.36          51.27          1982     Not Applicable   No     Not Applicable  70,026     Sq Ft           65
------------------------------------------------------------------------------------------------------------------------
   78.78          63.64          1998     Not Applicable   Yes       In Place     42,537     Sq Ft          106
   80.17          69.37          1966         1997         No     Not Applicable  180,190    Sq Ft           25
   69.79          55.31          1990     Not Applicable   No     Not Applicable  37,383     Sq Ft          120
   78.38          65.08       1995 - 1997 Not Applicable   No     Not Applicable    72       Units         61,616
   70.66          28.52          1997     Not Applicable   No     Not Applicable    106      Rooms         41,327
------------------------------------------------------------------------------------------------------------------------
   67.88          53.51        1995, 96   Not Applicable   No     Not Applicable    105      Rooms         40,922
   76.20          65.81          1974         1997         Yes      Springing       152      Units         28,223
   68.00          52.71          1962         1993         No     Not Applicable    86       Rooms         49,815
   65.47          57.58          1984         1996         No     Not Applicable  103,830    Sq Ft           39
------------------------------------------------------------------------------------------------------------------------
   73.82          58.95          1992     Not Applicable   No     Not Applicable    120      Beds          33,219
   63.65          51.49          1975        Unknown       No     Not Applicable  131,500    Sq Ft           30
   66.29          53.45          1986        Unknown       No     Not Applicable  49,805     Sq Ft           80
   73.57          65.00          1984     Not Applicable   No     Not Applicable    273      Units         14,552
------------------------------------------------------------------------------------------------------------------------
   57.55          50.54          1950         1997         No     Not Applicable    130      Units         30,545
   69.59          54.82          1988           -          No     Not Applicable    80       Rooms         49,582
   80.02          69.11          1971         1995         Yes      Springing       167      Units         23,478
   67.30          53.43          1969        Unknown       No     Not Applicable  81,758     Sq Ft           47
------------------------------------------------------------------------------------------------------------------------
   77.78          71.47                                    No     Not Applicable    154      Units         24,621
     -              -            1986        Unknown        -           -           38       Units           -
     -              -            1983        Unknown        -           -           30       Units           -
     -              -            1972        Unknown        -           -           38       Units           -
     -              -            1972        Unknown        -           -           48       Units           -
------------------------------------------------------------------------------------------------------------------------
   74.07          0.00           1997     Not Applicable   No     Not Applicable  49,725     Sq Ft           76
   74.78          65.43          1988        Unknown       No     Not Applicable  69,346     Sq Ft           54
   74.78          65.43          1989        Unknown       No     Not Applicable  84,802     Sq Ft           42
   70.62          62.81          1998     Not Applicable   No     Not Applicable  59,188     Sq Ft           59
   73.43          58.75          1974        Unknown       Yes       In Place     104,146    Sq Ft           33
------------------------------------------------------------------------------------------------------------------------
   74.17          60.94                                    No     Not Applicable    158      Units         22,064
     -              -            1965         1997          -           -           79       Units           -
     -              -            1964         1997          -           -           79       Units           -
   66.99          53.66          1993         1994         No     Not Applicable  65,000     Sq Ft           54
   58.47          46.63          1984         1997         No     Not Applicable  102,587    Sq Ft           34
------------------------------------------------------------------------------------------------------------------------
   72.46          57.24          1974         1993         No     Not Applicable  94,665     Sq Ft           37
   71.69          59.98          1927         1995         No     Not Applicable    133      Units         24,794
   73.18          63.90          1960         1998         No     Not Applicable  22,781     Sq Ft          145
   74.44          65.13          1989        Unknown       No     Not Applicable  66,213     Sq Ft           49
   72.62          63.40          1997     Not Applicable   No     Not Applicable  19,825     Sq Ft          165
------------------------------------------------------------------------------------------------------------------------
   70.99          63.03          1910      1995 - 1996     No     Not Applicable    80       Units         39,930
   79.70          69.31          1964         1997         No     Not Applicable    160      Units         19,924
   75.71          61.55        1947, 49       1997         No     Not Applicable    92       Units         34,562
   64.60          52.72          1995         1997         No     Not Applicable    86       Rooms         36,808
   71.83          0.00           1991     Not Applicable   No     Not Applicable  22,981     Sq Ft          138
------------------------------------------------------------------------------------------------------------------------
   60.77          48.33          1974     Not Applicable   No     Not Applicable    103      Rooms         30,501
   62.59          52.55          1996     Not Applicable   No     Not Applicable    78       Rooms         38,717
   71.29          62.82          1984           -          No     Not Applicable  56,487     Sq Ft           53
   76.75          66.59          1985     Not Applicable   No     Not Applicable    83       Units         36,064
   74.79          69.29          1967     1976, 78, 97     Yes      Springing     213,980    Sq Ft           14
------------------------------------------------------------------------------------------------------------------------
   70.19          47.54          1996     Not Applicable   No     Not Applicable  35,825     Sq Ft           83
   65.48          58.28          1962     Not Applicable   No     Not Applicable    40       Units         74,485
   53.35          36.59          1995     Not Applicable   No     Not Applicable    70       Rooms         41,922
   80.23          65.49          1966       1996, 97       Yes      Springing       191      Units         15,268
   78.05          68.45          1962         1993         No     Not Applicable    58       Units         49,792
------------------------------------------------------------------------------------------------------------------------
   65.33          59.73          1987        Unknown       No     Not Applicable  34,363     Sq Ft           84
   65.94          51.99          1990        Unknown       No     Not Applicable  52,975     Sq Ft           54
   57.62          47.24          1992     Not Applicable   No     Not Applicable  11,940     Sq Ft          234
   73.36          56.77          1984        Unknown       No     Not Applicable  30,106     Sq Ft           93
   79.21          61.42          1995     Not Applicable   No     Not Applicable    120      Units         23,103
------------------------------------------------------------------------------------------------------------------------
   79.52          68.68          1975      1995 - 1997     Yes      Springing       155      Units         17,701
   70.29          61.09          1911       1996, 97       No     Not Applicable    49       Units         55,949
   73.98          59.42        1949, 87       1985         No     Not Applicable  142,766    Sq Ft           19
   56.13          45.69        1974, 77      Unknown       Yes      Springing     93,505     Sq Ft           29
   62.89          44.16          1985     Not Applicable   No     Not Applicable    76       Rooms         35,169
------------------------------------------------------------------------------------------------------------------------
   74.36          61.15          1982     Not Applicable   No     Not Applicable  39,700     Sq Ft           67
   78.69          64.11          1984        Unknown       No     Not Applicable  108,016    Sq Ft           24
   68.59          0.00           1989        Unknown       No     Not Applicable    81       Rooms         32,179
   65.61          56.84          1971      1982 - 1986     No     Not Applicable    128      Units         20,248
   73.23          67.77          1979         1986         Yes      Springing     86,624     Sq Ft           29
------------------------------------------------------------------------------------------------------------------------
   74.32          65.16       1993 - 1995 Not Applicable   No     Not Applicable  32,839     Sq Ft           76
   67.20          50.34          1997     Not Applicable   No     Not Applicable  51,440     Sq Ft           48
   63.19          45.54       1966, 80, 96Not Applicable   No     Not Applicable    31       Rooms         79,503
   76.29          55.87          1998     Not Applicable   No     Not Applicable  46,000     Sq Ft           53
   79.80          68.25          1970         1997         No     Not Applicable    101      Units         24,097
------------------------------------------------------------------------------------------------------------------------
   79.85          67.34          1995     Not Applicable   No     Not Applicable  31,952     Sq Ft           75
   77.76          67.88          1998     Not Applicable   No     Not Applicable  14,495     Sq Ft          165
   72.92          0.00           1991        Unknown       No     Not Applicable  31,862     Sq Ft           75
   49.17          0.00           1964     Not Applicable   No     Not Applicable    57       Units         41,665
   72.29          58.50       1972, 86, 93 1995 - 1998     Yes      Springing     83,376     Sq Ft           28
------------------------------------------------------------------------------------------------------------------------
   63.20          49.68          1973         1985         No     Not Applicable    100      Rooms         23,702
   67.90          54.87          1985        Unknown       No     Not Applicable    68       Rooms         34,448
   57.58          50.38          1988         1991         No     Not Applicable  67,332     Sq Ft           34
   70.84          57.93          1961         1996         No     Not Applicable    54       Units         42,633
   73.96          60.05          1966      1995 - 1998     No     Not Applicable    79       Units         29,024
------------------------------------------------------------------------------------------------------------------------
   75.10          65.93          1997     Not Applicable   No     Not Applicable  34,100     Sq Ft           67
   69.33          56.63          1985        Unknown       No     Not Applicable    90       Rooms         25,036
   73.76          65.05          1991      1995 - 1997     No     Not Applicable    100      Units         22,129
   73.10          59.16       1964, 73, 78    1997         No     Not Applicable    102      Rooms         21,500
   71.76          61.66          1996     Not Applicable   No     Not Applicable  15,525     Sq Ft          141
------------------------------------------------------------------------------------------------------------------------
   67.05          58.54          1973      1997 - 1998     No     Not Applicable  10,967     Sq Ft          196
   48.63          34.24          1993        Unknown       No     Not Applicable    68       Rooms         31,469
   79.06          68.43          1996     Not Applicable   No     Not Applicable  16,862     Sq Ft          124
   69.79          58.53          1998     Not Applicable   No     Not Applicable    24       Units         87,236
   79.30          68.82          1970         1996         No     Not Applicable    76       Units         27,545
   76.14          62.74          1985     Not Applicable   No     Not Applicable  39,778     Sq Ft           52
------------------------------------------------------------------------------------------------------------------------
   79.09          65.02          1963      1996 - 1997     Yes      Springing       148      Units         13,947
   72.32          59.15          1964         1998         No     Not Applicable    40       Units         50,625
   74.75          65.41          1978         1996         No     Not Applicable  72,174     Sq Ft           28
   64.24          52.21          1902         1997         No     Not Applicable    14       Units        142,245
   43.07          35.25          1985         1996         No     Not Applicable  81,834     Sq Ft           24
------------------------------------------------------------------------------------------------------------------------
   65.96          0.00           1974     Not Applicable   No     Not Applicable    113      Units         17,221
   73.49          0.00           1986     Not Applicable   No     Not Applicable    81       Units         23,952
   79.94          64.17          1924      1997 - 1998     Yes      Springing     35,000     Sq Ft           55
   73.88          0.00           1975        Unknown       No     Not Applicable    102      Units         18,686
   75.86          66.98          1977         1996         No     Not Applicable  13,851     Sq Ft          137
------------------------------------------------------------------------------------------------------------------------
   78.68          70.19                                    No     Not Applicable    58       Units         32,557
     -              -            1995     Not Applicable    -           -           32       Units           -
     -              -            1994     Not Applicable    -           -           12       Units           -
     -              -            1995     Not Applicable    -           -            6       Units           -
     -              -            1995     Not Applicable    -           -            8       Units           -
------------------------------------------------------------------------------------------------------------------------
   63.95          0.00           1975         1997         No     Not Applicable  43,881     Sq Ft           43
   78.37          57.74       1973 - 1974     1995         No     Not Applicable  49,824     Sq Ft           38
   61.96          51.99          1971        Unknown       No     Not Applicable    88       Beds          20,420
   69.07          52.15          1963         1998         No     Not Applicable    39       Units         46,049
   74.72          59.02       1994, 97, 98Not Applicable   No     Not Applicable  21,441     Sq Ft           84
------------------------------------------------------------------------------------------------------------------------
   63.89          42.31          1997     Not Applicable   No     Not Applicable  22,784     Sq Ft           79
   70.24          58.18          1963      1994 - 1998     No     Not Applicable    101      Units         17,246
   74.03          63.48          1970        Unknown       No     Not Applicable    28       Units         61,341
   59.90          48.91          1987     Not Applicable   No     Not Applicable  35,420     Sq Ft           48
   66.94          28.98          1967     1972, 94, 98     No     Not Applicable  36,300     Sq Ft           46
------------------------------------------------------------------------------------------------------------------------
   73.01          59.98          1965         1997         No     Not Applicable    65       Units         25,666
   70.83          57.07          1989        Unknown       No     Not Applicable    71       Rooms         23,445
   79.83          64.49          1998     Not Applicable   Yes       In Place     11,282     Sq Ft          147
   65.72          58.56       1986 - 1988    Unknown       No     Not Applicable  50,000     Sq Ft           33
   71.19          58.95          1957       1996, 97       No     Not Applicable    142      Units         11,531
------------------------------------------------------------------------------------------------------------------------
   67.54          45.54          1986         1998         Yes       In Place     20,695     Sq Ft           78
   76.10          62.07       1963, 68, 72  1991, 96       No     Not Applicable    64       Units         25,269
   69.42          60.74          1972      1995 - 1996     No     Not Applicable    101      Units         15,809
   74.82          65.73       1996 - 1997 Not Applicable   No     Not Applicable  21,902     Sq Ft           73
   59.74          0.00           1927         1997         No     Not Applicable    84       Units         18,845
------------------------------------------------------------------------------------------------------------------------
   89.76          0.00           1998     Not Applicable   Yes       In Place     10,125     Sq Ft          154
   77.72          63.90          1961      1996 - 1997     Yes      Springing       124      Units         12,505
   73.56          61.04       1970 - 1975   On Going       No     Not Applicable    240      Units         6,437
   96.32          0.00           1998     Not Applicable   Yes       In Place     10,125     Sq Ft          152
   69.69          62.57          1981        Unknown       No     Not Applicable  58,500     Sq Ft           26
------------------------------------------------------------------------------------------------------------------------
   71.07          61.34       1997 - 1998 Not Applicable   No     Not Applicable  18,876     Sq Ft           79
   71.04          0.00           1991         1997         No     Not Applicable    52       Rooms         28,690
   69.29          55.67          1997     Not Applicable   No     Not Applicable  44,656     Sq Ft           33
   70.82          62.27       1930's CIRCA    1997         No     Not Applicable    64       Units         23,238
   72.28          58.68          1963         1997         No     Not Applicable    65       Units         22,239
------------------------------------------------------------------------------------------------------------------------
   60.93          0.00           1980        Unknown       No     Not Applicable  28,229     Sq Ft           51
   66.26          54.22        1967, 82       1995         No     Not Applicable    78       Units         18,264
   78.84          69.23          1997     Not Applicable   No     Not Applicable   9,355     Sq Ft          152
   64.75          52.18        1970, 78       1997         No     Not Applicable  39,000     Sq Ft           36
   70.42          58.44          1970         1994         No     Not Applicable    44       Units         31,608
   62.93          52.42          1938         1997         No     Not Applicable    84       Units         16,482
------------------------------------------------------------------------------------------------------------------------
   68.24          53.55          1985        Unknown       No     Not Applicable  45,000     Sq Ft           30
   79.81          68.97       1996 - 1997 Not Applicable   Yes      Springing       50       Units         27,137
   71.33          56.71          1983        Unknown       No     Not Applicable  16,464     Sq Ft           82
   91.44          0.00           1997        Unknown       Yes       In Place     10,125     Sq Ft          133
------------------------------------------------------------------------------------------------------------------------
   73.58          0.00           1968         1995         No     Not Applicable    43       Units         31,227
   74.77          60.63          1996     Not Applicable   No     Not Applicable    44       Rooms         29,736
   74.30          0.00           1993     Not Applicable   No     Not Applicable    47       Rooms         27,823
   69.42          57.64          1976     Not Applicable   No     Not Applicable    80       Units         16,314
------------------------------------------------------------------------------------------------------------------------
   61.81          53.81                                    No     Not Applicable    136      Units         9,545
     -              -            1980         1993          -           -           72       Units           -
     -              -            1977         1993          -           -           52       Units           -
     -              -            1982         1993          -           -           12       Units           -
   63.24          55.58          1974     Not Applicable   No     Not Applicable    20       Units         63,242
------------------------------------------------------------------------------------------------------------------------
   72.24          0.00           1996     Not Applicable   No     Not Applicable    42       Rooms         29,840
   67.43          55.04          1970         1997         No     Not Applicable    110      Rooms         11,340
   61.15          53.74          1974     Not Applicable   No     Not Applicable    20       Units         61,150
   68.32          54.03          1986        Unknown       No     Not Applicable  37,800     Sq Ft           32
------------------------------------------------------------------------------------------------------------------------
   84.33          0.00           1997     Not Applicable   Yes       In Place      9,000     Sq Ft          131
   78.07          62.67          1904         1996         Yes      Springing     17,500     Sq Ft           67
   38.93          0.00           1989     Not Applicable   No     Not Applicable    92       Units         12,694
   63.53          30.96          1995     Not Applicable   No     Not Applicable    64       Rooms         17,868
   69.89          58.03          1975       On Going       No     Not Applicable    77       Units         14,750
------------------------------------------------------------------------------------------------------------------------
   74.66          60.22          1982        Unknown       No     Not Applicable  24,000     Sq Ft           47
   79.46          68.91          1972        Unknown       No     Not Applicable    64       Units         17,383
   67.63          60.00          1982        Unknown       No     Not Applicable  18,500     Sq Ft           58
   74.76          61.80          1930         1993         No     Not Applicable    43       Units         24,862
   77.90          67.84          1993        Unknown       No     Not Applicable   6,500     Sq Ft          161
------------------------------------------------------------------------------------------------------------------------
   77.61          67.59          1993     Not Applicable   No     Not Applicable   6,500     Sq Ft          161
   67.35          55.45          1971     Not Applicable   No     Not Applicable    29       Units         35,997
   75.76          65.98          1993        Unknown       No     Not Applicable   6,225     Sq Ft          164
   73.72          60.78          1957         1996         No     Not Applicable    33       Units         30,940
   74.47          61.16          1959         1997         No     Not Applicable    40       Units         25,319
------------------------------------------------------------------------------------------------------------------------
   77.82          67.77          1993     Not Applicable   No     Not Applicable   6,500     Sq Ft          155
   74.55          61.82          1920      1987- 1988      No     Not Applicable    50       Units         20,128
   82.39          75.77          1970         1997         No     Not Applicable  34,872     Sq Ft           29
   58.53          47.68          1987       On Going       No     Not Applicable  30,160     Sq Ft           33
   62.18          50.77          1970       On Going       No     Not Applicable    94       Units         10,584
------------------------------------------------------------------------------------------------------------------------
   70.78          58.47          1909         1981         No     Not Applicable    24       Units         41,291
   73.39          48.44          1962      1995 - 1997     No     Not Applicable    42       Units         23,590
   70.07          0.00           1930      1996 - 1997     No     Not Applicable    39       Units         25,153
   74.56          61.40          1970         1990         No     Not Applicable    41       Units         23,643
   62.27          51.22          1926        Unknown       No     Not Applicable    28       Units         34,473
------------------------------------------------------------------------------------------------------------------------
   73.77          64.24          1991        Unknown       No     Not Applicable   6,500     Sq Ft          146
   52.39          43.68          1974      1995 - 1996     No     Not Applicable  12,262     Sq Ft           77
   62.85          53.15          1975         1994         No     Not Applicable    54       Units         17,459
   69.00          0.00           1984         1995         No     Not Applicable    60       Units         15,524
   73.50          61.89          1979         1997         No     Not Applicable    52       Units         17,669
   64.07          51.43          1915         1993         Yes      Springing     16,200     Sq Ft           55
   68.85          57.09          1940         1997         No     Not Applicable    42       Units         21,310
   74.62          64.99          1992     Not Applicable   No     Not Applicable   6,500     Sq Ft          134
   78.01          67.94          1995     Not Applicable   No     Not Applicable   6,510     Sq Ft          132
------------------------------------------------------------------------------------------------------------------------
   74.46          61.80          1962     Not Applicable   No     Not Applicable    60       Units         14,272
   67.14          55.61          1960         1998         No     Not Applicable    53       Units         16,151
   73.97          61.82          1971         1996         No     Not Applicable    44       Units         19,334
   77.81          67.76          1993     Not Applicable   No     Not Applicable   6,272     Sq Ft          135
   77.11          67.15          1992     Not Applicable   No     Not Applicable   6,517     Sq Ft          130
------------------------------------------------------------------------------------------------------------------------
   69.48          57.44          1930         1995         No     Not Applicable    36       Units         23,547
   67.60          57.06          1930         1992         No     Not Applicable    36       Units         23,474
   72.51          60.45          1973       On Going       No     Not Applicable    36       Units         23,163
   71.74          0.00           1972     1996, 97, 98     No     Not Applicable  59,930     Sq Ft           14
   54.70          45.40          1982     Not Applicable   No     Not Applicable  15,537     Sq Ft           53
------------------------------------------------------------------------------------------------------------------------
   66.41          54.95        1954, 59       1996         No     Not Applicable  19,331     Sq Ft           41
   72.37          59.52          1968     Not Applicable   No     Not Applicable    30       Units         26,536
   30.53          0.00           1977     Not Applicable   No     Not Applicable    96       Units         8,110
   72.42          0.00           1930       On Going       No     Not Applicable    48       Units         15,992
   75.84          66.04          1992     Not Applicable   No     Not Applicable   6,500     Sq Ft          117
------------------------------------------------------------------------------------------------------------------------
   76.37          66.50          1996     Not Applicable   No     Not Applicable   6,510     Sq Ft          115
   59.87          52.11          1987        Unknown       No     Not Applicable  23,119     Sq Ft           32
   79.14          65.07          1966        Unknown       Yes      Springing       40       Units         18,697
   74.71          61.52          1977      1996 - 1998     No     Not Applicable    40       Rooms         18,676
   74.54          62.50          1960         1997         No     Not Applicable    30       Units         24,847
------------------------------------------------------------------------------------------------------------------------
   78.34          44.88          1992        Unknown       No     Not Applicable  36,334     Sq Ft           20
   65.47          53.48          1964         1996         No     Not Applicable    21       Units         35,072
   66.16          53.71          1928      1995 - 1997     No     Not Applicable    43       Units         16,924
   69.18          56.90          1925        Unknown       No     Not Applicable    18       Units         40,357
   35.52          0.00        1971 - 1972 Not Applicable   No     Not Applicable    64       Units         11,100
------------------------------------------------------------------------------------------------------------------------
   74.49          48.70          1953         1998         No     Not Applicable    36       Units         19,657
   73.04          60.53          1930         1997         No     Not Applicable   2,500     Sq Ft          278
   78.78          0.00           1984        Unknown       No     Not Applicable    32       Units         21,295
   69.87          57.90          1900     Not Applicable   No     Not Applicable    34       Units         19,934
   72.97          60.50          1945         1997         No     Not Applicable    90       Units         7,459
------------------------------------------------------------------------------------------------------------------------
   70.49          59.21          1970         1997         No     Not Applicable    40       Units         16,741
   65.05          54.12        1973, 81       1997         No     Not Applicable    20       Units         32,524
   65.39          53.73          1963      1996 - 1997     No     Not Applicable    30       Units         21,580
   71.93          60.17          1968       On Going       No     Not Applicable    45       Units         14,386
   74.31          62.01          1985     Not Applicable   No     Not Applicable    38       Units         17,014
------------------------------------------------------------------------------------------------------------------------
   71.80          59.14          1960         1998         No     Not Applicable    52       Units         12,427
   71.71          59.99          1971       On Going       No     Not Applicable    57       Units         11,323
   70.98          59.03          1920       On Going       No     Not Applicable    20       Units         31,943
   78.84          68.66          1995     Not Applicable   No     Not Applicable   5,500     Sq Ft          116
   73.74          61.65        1969, 70       1988         No     Not Applicable    44       Units         14,245
------------------------------------------------------------------------------------------------------------------------
   76.99          67.05          1996     Not Applicable   No     Not Applicable   6,500     Sq Ft           96
   76.05          66.23          1995     Not Applicable   No     Not Applicable   6,528     Sq Ft           96
   62.19          50.96          1940       On Going       No     Not Applicable    28       Units         22,209
   69.34          57.43          1960       On Going       No     Not Applicable    34       Units         18,150
   72.90          59.34          1984        Unknown       No     Not Applicable  19,600     Sq Ft           31
------------------------------------------------------------------------------------------------------------------------
   69.39          57.47          1960       On Going       No     Not Applicable    33       Units         18,399
   60.66          50.28          1949         1994         No     Not Applicable    31       Units         19,568
   67.00          0.00           1930         1996         No     Not Applicable    18       Units         33,499
   17.62          14.78          1969      1997 - 1998     No     Not Applicable    99       Beds          6,050
   74.58          61.62          1969         1997         No     Not Applicable    24       Units         24,859
------------------------------------------------------------------------------------------------------------------------
   69.31          59.53          1971     Not Applicable   No     Not Applicable    36       Units         16,556
   74.80          61.99          1963         1997         No     Not Applicable    22       Units         26,860
   41.71          0.00           1985     Not Applicable   No     Not Applicable    30       Units         19,464
   36.26          29.71          1901         1989         No     Not Applicable    45       Units         12,893
   78.21          68.11          1996        Unknown       No     Not Applicable   5,500     Sq Ft          105
------------------------------------------------------------------------------------------------------------------------
   68.76          57.13          1937         1994         No     Not Applicable    22       Units         25,941
   74.40          61.84          1963         1989         No     Not Applicable    36       Units         15,706
   65.75          53.71          1900         1997         No     Not Applicable    20       Units         27,943
   73.19          61.63          1964      1994 - 1997     No     Not Applicable    33       Units         16,855
   73.32          48.39          1964     Not Applicable   No     Not Applicable    24       Units         22,911
------------------------------------------------------------------------------------------------------------------------
   68.13          57.10          1969         1997         No     Not Applicable    50       Units         10,901
   74.31          62.07          1929         1997         No     Not Applicable    44       Units         12,159
   71.08          0.00           1930      1995 - 1998     No     Not Applicable    29       Units         17,893
   74.08          66.45          1996     Not Applicable   No     Not Applicable    18       Units         28,810
   65.50          55.05          1932         1998         No     Not Applicable    25       Units         20,697
------------------------------------------------------------------------------------------------------------------------

              OCCUPANCY                                 LARGEST      LARGEST         LARGEST
 OCCUPANCY      AS OF                                    TENANT    TENANT % OF       TENANT         1997        1997
  PERCENT       DATE            LARGEST TENANT         LEASED SF    TOTAL NSF   LEASE EXPIRATION     NOI         NCF
------------------------------------------------------------------------------------------------------------------------
    100%      08/31/98            Crown Life             15,197      14.49%         08/01/00      $2,355,547  $2,355,547
     63       06/30/98                 -                   -            -               -         2,475,952   2,475,952
     93       09/30/98                 -                   -            -               -         2,064,183   2,014,615
    100       10/06/98      Burlington Coat Factory     100,000       26.29         01/31/08       934,528     934,528
------------------------------------------------------------------------------------------------------------------------
                                                                                                  2,193,548   2,193,548
     98       07/31/98                 -                   -            -               -
     98       07/31/98                 -                   -            -               -             -           -
     96       12/11/97                 -                   -            -               -             -           -
    100       09/30/98             Goodings              28,330       34.55         09/30/12          -           -
------------------------------------------------------------------------------------------------------------------------
     72       09/01/98                 -                   -            -               -         1,766,562   1,766,562
     99       10/09/98                 -                   -            -               -         1,484,040   1,484,040
    100       07/31/98       Walnut Brewery, Inc.        10,583       9.80          06/30/11       498,561     498,561
     76       07/01/98                 -                   -            -               -         1,087,857   1,087,857
    100       10/21/98                 -                   -            -               -         1,119,043   1,119,043
------------------------------------------------------------------------------------------------------------------------
     99       09/18/98                 -                   -            -               -             -           -
     88       09/09/98          Kash and Karry           41,869       24.44         10/31/06       777,745     777,745
     92       09/30/98            Hair Salon             2,230        1.01          11/30/98       747,216     702,475
    100       07/31/98        JC Penny Home Store        53,984       32.13         01/01/05      1,133,578   1,072,714
    100       08/12/98        Associated Grocers         30,720       34.71         03/31/14      1,050,343   1,026,343
------------------------------------------------------------------------------------------------------------------------
     95       09/24/98          Seekers Grocery          35,693       28.19         06/30/08       469,435     469,435
     56       07/31/98                 -                   -            -               -         1,201,281   1,137,281
    100       08/31/98   General Service Administration  99,822       69.31         10/31/02      1,272,668   1,272,668
     96       04/24/98                 -                   -            -               -          743,248     743,248
    100       09/30/98             SteinMart             38,500       30.51         04/30/08      1,026,025   1,020,445
------------------------------------------------------------------------------------------------------------------------
     77       03/30/98                 -                   -            -               -         1,513,469   1,513,469
     55       08/01/98                 -                   -            -               -         1,274,526   1,118,789
    100       07/01/98                 -                   -            -               -          967,068     967,068
    100       05/07/98    Offices of General Services   100,300      100.00         09/30/98       917,953     917,953
     81       10/01/98          Peryam & Kroll           27,274       19.97         03/31/03       955,746     955,746
------------------------------------------------------------------------------------------------------------------------
     97       09/15/98                 -                   -            -               -          835,284     788,091
     89       05/29/98   Diversified Data & Comm., Inc.  12,692       10.27         03/31/02       366,564     212,359
    100       07/17/98         Kinney Shoe Corp.         89,101       50.74         01/31/00      -925,086    -925,086
    100       09/17/98          Reinke Brothers          19,200       10.08         01/31/99       857,881     629,026
     91       06/02/98                 -                   -            -               -          602,393     530,860
------------------------------------------------------------------------------------------------------------------------
    100       08/20/98           North Med PC            14,725       41.09         12/31/14      1,106,952   1,106,952
     93       08/19/98            Naya Gifts             8,478        16.39         11/30/99       771,890     757,449
    100       08/17/98     Paul & Shark Shops, Inc.      2,000        51.41         07/15/12          -           -
    100       08/27/98              Humana               95,944      100.00         09/30/04       805,338     805,338
     94       09/28/98         Software Dynamics         21,350       22.72         05/31/99       678,603     678,603
------------------------------------------------------------------------------------------------------------------------
     98       09/15/98                 -                   -            -               -          655,996     491,694
     95       10/13/98        Capital Merchandise        19,500       12.80         08/30/02       376,347     353,008
    100       09/10/98   Kaman Industrial Tech., Inc.    80,000       47.17         10/31/02       863,264     863,264
    100       07/14/98                 -                   -            -               -          436,048     436,048
     94       09/30/98                 -                   -            -               -          487,317     414,366
------------------------------------------------------------------------------------------------------------------------
     76       03/31/98                 -                   -            -               -          803,727     803,727
     93       09/28/98                 -                   -            -               -          320,361     320,361
     98       10/20/98           Madison Deli            2,648        1.82          07/31/04          -           -
     99       09/01/98      The Little Gym of Plano      5,670        9.22          05/31/03       578,734     438,247
     96       09/22/98                 -                   -            -               -          636,103     592,450
------------------------------------------------------------------------------------------------------------------------
     95       06/02/98                 -                   -            -               -          490,326     463,815
    100       09/09/98       Phipps House Services       28,800       37.50         02/28/05       685,436     579,567
    100       09/16/98         Orion Industries          81,200      100.00         06/30/13          -           -
    100       09/01/98       Boxlight Corporation        20,227       47.13         08/31/06       395,516     329,700
------------------------------------------------------------------------------------------------------------------------
                                                                                                   558,959     547,739
    100       10/02/98           Swingin' Door           32,528      100.00         03/31/06
    100       10/02/98           Custom Doors            17,401       53.85         03/31/06          -           -
    100       10/07/98     Unites States Post Office     5,814        71.93         10/14/07          -           -
     92       10/18/98         Kragen Auto Parts         8,000        22.62         12/31/06       232,235     232,235
------------------------------------------------------------------------------------------------------------------------
    100       05/08/98   Measurement Systems Int'l. Inc  28,572       36.76         11/30/03       551,039     551,039
     90       04/07/98            Nephrology             9,360        19.77         10/31/03       770,597     770,597
     90       09/30/98            Burger King            3,964        9.06          09/30/12       477,626     421,514
    100       08/31/98           Bargain World           24,500       53.85         03/01/02          -           -
     96       06/22/98       First City Financial        8,634        12.33         08/31/01       652,592     652,592
------------------------------------------------------------------------------------------------------------------------
    100       10/07/98              C.M.I.               42,537      100.00         08/31/18          -           -
     96       09/17/98        Rose's Stores, Inc.        60,060       33.33         10/31/01       703,005     697,389
    100       09/02/98     General Cinema Cor. of WA     37,383      100.00         11/30/10       621,888     621,888
    100       08/25/98                 -                   -            -               -          469,857     469,857
     77       05/30/98                 -                   -            -               -          534,848     534,848
------------------------------------------------------------------------------------------------------------------------
     53       12/17/97                 -                   -            -               -          614,657     614,657
     94       08/24/98                 -                   -            -               -          451,595     395,643
     74       12/31/97                 -                   -            -               -          927,911     927,911
     82       01/31/98          Hollywood Video          10,443       10.06         09/30/04       554,114     466,256
------------------------------------------------------------------------------------------------------------------------
     80       09/07/98                 -                   -            -               -          741,592     741,592
    100       06/25/98       Fantastic Foods, Inc.      131,500      100.00         02/28/05       399,257     237,836
    100       06/25/98   Management Compensation Group   28,742       57.71         07/01/99       507,294     507,294
     85       02/23/98                 -                   -            -               -          514,585     476,322
------------------------------------------------------------------------------------------------------------------------
     98       10/16/98                 -                   -            -               -             -           -
     70       09/30/97                 -                   -            -               -          764,015     671,237
     99       07/20/98                 -                   -            -               -          509,422     307,883
     88       08/01/98       Synergistic Software        5,886        7.20          05/31/00       565,794     487,794
------------------------------------------------------------------------------------------------------------------------
                                                                                                   445,879     445,879
     92       05/22/98                 -                   -            -               -
     97       09/22/98                 -                   -            -               -             -           -
     87       09/21/98                 -                   -            -               -             -           -
     94       09/22/98                 -                   -            -               -             -           -
------------------------------------------------------------------------------------------------------------------------
    100       08/04/98            Food-4-Less            49,725      100.00         12/31/17          -           -
    100       07/31/98              K-Mart               55,238       79.66         10/24/14          -           -
     94       06/15/98              K-Mart               67,332       79.40         10/24/14       407,837     382,897
     95       09/11/98            Winn Dixie             47,188       79.73         03/31/18          -           -
    100       08/31/98       Sanese Services, Inc       104,146      100.00         08/19/18       306,000     306,000
------------------------------------------------------------------------------------------------------------------------
                                                                                                   498,391     349,280
     91       06/08/98                 -                   -            -               -          240,705     225,596
     93       08/05/98    Juanita Ryker - Ladies Wear    1,560        2.36          01/01/02       257,686     123,684
    100       08/18/98   Dick's Clothing & Sport. Goods  65,000      100.00         08/31/08       503,500     503,500
     99       06/29/98     Boat America Corporation      10,246       9.99          12/31/00       627,392     627,392
------------------------------------------------------------------------------------------------------------------------
    100       05/31/98       Ames Department Store       52,743       55.72         01/30/08       409,019     409,019
    100       09/01/98                 -                   -            -               -          603,636     597,518
     96       09/02/98            Legg Mason             5,500        24.14         09/30/05       364,847     364,847
     95       07/31/98              K-Mart               57,440       86.75         10/24/14          -           -
    100       09/01/98          Slifer Designs           14,979       75.56         09/01/18       112,647     112,647
------------------------------------------------------------------------------------------------------------------------
     99       08/01/98                 -                   -            -               -          330,896     316,421
     97       06/23/98                 -                   -            -               -          346,452     327,860
     93       09/30/98                 -                   -            -               -          313,312     237,073
     70       05/31/98                 -                   -            -               -          365,585     365,585
    100       08/12/98   Orthopedic Associates of Peori  22,981      100.00         12/31/13       450,300     444,570
------------------------------------------------------------------------------------------------------------------------
     89       08/31/98                 -                   -            -               -          831,544     747,928
     75       08/19/98                 -                   -            -               -          662,281     662,281
     96       08/31/98   Jo-Ann Stores dba Clothworld    14,227       25.19         10/31/10       342,342     342,342
     98       08/31/98                 -                   -            -               -          307,156     307,156
     95       11/01/98   Janesville Products- Jason,Inc 154,800       72.34         11/30/02       362,571     362,571
------------------------------------------------------------------------------------------------------------------------
    100       08/13/98        The Gap (Old Navy)         13,256       37.00         06/30/08       304,780     304,780
     98       09/01/98                 -                   -            -               -          283,833     275,051
     76       06/16/98                 -                   -            -               -         1,009,924   1,009,924
     82       08/15/98                 -                   -            -               -          209,351     209,351
     98       08/25/98                 -                   -            -               -          248,319     248,319
------------------------------------------------------------------------------------------------------------------------
     87       07/31/98   White Marsh Child Care, Inc.    6,675        19.42         11/30/03       498,237     498,237
     83       07/07/98                 -                   -            -               -          451,280     451,280
     94       10/06/98             Yogazone              2,000        16.75         10/31/01       327,637     291,161
    100       09/18/98     Mercury Diagnostics, Inc.     30,106      100.00         11/30/02       144,919     144,919
     92       07/10/98                 -                   -            -               -          219,422     210,609
------------------------------------------------------------------------------------------------------------------------
     95       09/22/98                 -                   -            -               -          341,118     291,158
    100       06/01/98      Hoot Judkins Furniture       7,816        23.99         06/14/00       292,594     66,427
    100       07/23/98            Farm Fresh             63,513       44.49         05/31/05       414,514     361,081
    100       10/08/98        Pennsylvania House         31,500       33.69         01/31/09       84,981      84,981
     57       03/31/98                 -                   -            -               -          578,125     578,125
------------------------------------------------------------------------------------------------------------------------
    100       09/01/98        American Protective        15,771       39.73         09/01/07       274,509     274,509
    100       07/08/98         Dana Corporation         108,016      100.00         09/30/08       317,333     317,333
     73       09/25/98                 -                   -            -               -          551,886     551,886
     95       08/01/98                 -                   -            -               -          387,366     366,094
    100       07/09/98        The Kroger Company         83,953       96.92         12/31/98       377,611     337,636
------------------------------------------------------------------------------------------------------------------------
    100       06/01/98   Quality Glass & Mirror, Inc.    4,922        14.99         07/31/03       335,196     305,670
     97       06/03/98                 -                   -            -               -             -           -
     80       08/31/98                 -                   -            -               -          422,420     411,259
    100       09/09/98     American Medical Response     46,000      100.00         04/30/08          -           -
     90       09/15/98                 -                   -            -               -             -           -
------------------------------------------------------------------------------------------------------------------------
    100       09/30/98          PetsMart, Inc.           18,140       56.77         01/31/10       372,120     311,032
    100       02/25/98        PetCare Plus, Inc.         14,495      100.00         03/31/08          -           -
    100       07/31/98     Kinsley Construction Inc.     7,822        24.55         08/31/01       370,656     370,656
    100       12/01/97                 -                   -            -               -          392,563     392,563
    100       09/11/98     H & M Wagner & Sons, Inc.     83,376      100.00         06/01/10       442,992     442,992
------------------------------------------------------------------------------------------------------------------------
     40       08/30/98                 -                   -            -               -             -           -
     56       12/31/97                 -                   -            -               -          367,442     367,442
    100       05/23/98              K-Mart               67,332      100.00         10/24/14       347,421     347,421
     93       08/18/98                 -                   -            -               -          242,289     193,576
     99       05/01/98                 -                   -            -               -          408,664     402,517
------------------------------------------------------------------------------------------------------------------------
    100       06/22/98   Goody's Family Clothing, Inc.   22,100       64.81         08/31/07       108,849     108,849
     70       05/31/98                 -                   -            -               -          343,586     259,658
     99       02/15/98                 -                   -            -               -          263,136     260,550
     58       06/11/98                 -                   -            -               -          69,457      69,457
    100       04/21/98   Walgreen Arizona Drug Company   15,525      100.00         07/01/55          -           -
------------------------------------------------------------------------------------------------------------------------
    100       08/24/98        Munder Capital Mgt.        5,857        53.41         10/31/02          -           -
     84       06/18/98                 -                   -            -               -          763,198     763,198
     95       09/14/98      Pioneer Valley Dialysis      11,034       65.44         11/03/06          -           -
    100       09/18/98                 -                   -            -               -             -           -
     96       07/31/98                 -                   -            -               -          234,880     234,880
    100       08/01/98         Chung's Taekwondo         5,525        13.89         05/30/01       290,640     290,640
------------------------------------------------------------------------------------------------------------------------
     81       08/15/98                 -                   -            -               -          76,643      76,643
     98       09/01/98                 -                   -            -               -          221,526     141,477
    100       09/08/98   Mauro Enterprises (Exec. Spas   11,500       15.93         03/31/99       244,386     242,191
    100       05/01/98   Time Cafe - South on Seventh    7,000        52.05         04/25/06       298,467     247,467
     95       04/03/98          24 Hour Fitness          38,127       46.59         01/31/07       389,365     280,187
------------------------------------------------------------------------------------------------------------------------
     97       09/25/98                 -                   -            -               -          298,467     298,467
     96       11/04/97                 -                   -            -               -             -           -
    100       09/23/98      Western Kentucky Energy      17,500       50.00         05/30/10       -13,790    -2,487,940
     99       09/25/98                 -                   -            -               -          279,492     279,492
    100       07/31/98              Kinko's              5,900        42.60         06/30/99       269,877     269,877
------------------------------------------------------------------------------------------------------------------------
                                                                                                   245,092     245,092
     94       12/01/97                 -                   -            -               -
     88       12/01/97                 -                   -            -               -             -           -
    100       12/01/97                 -                   -            -               -             -           -
    100       11/25/97                 -                   -            -               -             -           -
------------------------------------------------------------------------------------------------------------------------
     92       07/22/98      Social Security Admin.       5,154        11.75         03/04/03       208,445     208,445
     95       08/27/98   Pathology & Lab Medicine, P.C.  5,330        10.70         03/01/03       249,183     242,167
     78       10/12/98                 -                   -            -               -          392,356     392,356
    100       08/31/98                 -                   -            -               -             -           -
     95       09/01/98           CATO Fashions           6,000        27.98         01/01/04       158,439     158,439
------------------------------------------------------------------------------------------------------------------------
    100       09/16/98   Healthcast Information Network  6,581        28.88         10/08/02          -           -
    100       06/29/98                 -                   -            -               -          298,465     247,675
    100       07/01/98                 -                   -            -               -          211,405     211,405
    100       09/01/98       ADT Security Systems        23,830       67.28         01/31/02       157,813     157,813
    100       01/14/98             EZ Corp.              5,000        13.77         11/01/00       212,765     187,957
------------------------------------------------------------------------------------------------------------------------
     94       08/01/98                 -                   -            -               -          182,153     104,203
     95       07/31/98                 -                   -            -               -          358,488     358,488
    100       10/07/98    Rite Aid of New York, Inc.     11,282      100.00         06/07/18          -           -
    100       09/15/98            Metro Glass            8,000        16.00         05/31/00       193,048     141,643
     92       03/01/98                 -                   -            -               -             -           -
------------------------------------------------------------------------------------------------------------------------
    100       09/09/98   TX Council on Family Violence   20,695      100.00         04/30/13          -           -
     92       08/10/98                 -                   -            -               -          229,862     211,056
     88       09/10/98                 -                   -            -               -          173,100     166,142
    100       09/01/98       Silfer Designs, Inc.        21,902      100.00         08/01/18       229,106     229,106
     99       03/16/98                 -                   -            -               -          278,861     278,861
------------------------------------------------------------------------------------------------------------------------
    100       08/18/98    Sickerville Road CVS, Inc.     10,125      100.00         01/31/14          -           -
     95       08/15/98                 -                   -            -               -          117,792     117,792
     95       11/30/97                 -                   -            -               -          190,224     160,299
    100       08/18/98        Paulsboro CVS, Inc         10,125      100.00         01/31/19          -           -
    100       08/04/98           Geneflex Corp           15,207       25.99         02/28/00       207,663     190,597
------------------------------------------------------------------------------------------------------------------------
    100       06/05/98    ADT Security Services, Inc.    11,440       60.61         03/11/05          -           -
     65       12/31/97                 -                   -            -               -          250,759     250,759
    100       05/27/98          Lodge Graphics           12,800       28.66         12/31/00          -           -
     97       12/10/97                 -                   -            -               -             -           -
     98       05/01/98                 -                   -            -               -          283,797     275,739
------------------------------------------------------------------------------------------------------------------------
     97       08/24/98    Kaufman Meeks + Partners Co    11,961       42.37         03/31/02       62,225      62,225
     96       06/30/98                 -                   -            -               -             -           -
    100       05/06/98     Blockbuster Videos, Inc.      6,555        70.07         11/30/07          -           -
     96       06/16/98              DYNAVAC              27,909       71.56         06/30/03       206,695     197,885
    100       05/01/98                 -                   -            -               -             -           -
    100       11/17/97                 -                   -            -               -             -           -
------------------------------------------------------------------------------------------------------------------------
     77       08/11/98    Tuition Management Systems     19,647       43.66         06/30/00       218,965     218,965
     96       09/30/98                 -                   -            -               -             -           -
    100       07/29/98   Welch Healthcare & Retirement   16,464      100.00         05/31/08       205,856     205,856
    100       07/31/98     CVS of Pennsylvania, Inc.     10,125      100.00         01/31/13          -           -
------------------------------------------------------------------------------------------------------------------------
     98       02/01/98     Vendo Pen & George Samora     2,100        6.27          12/31/98       195,484     195,484
     72       06/10/98                 -                   -            -               -          239,808     239,808
     82       09/27/98                 -                   -            -               -             -           -
     95       06/30/98                 -                   -            -               -          206,227     206,227
------------------------------------------------------------------------------------------------------------------------
                                                                                                   280,516     217,416
     88       07/31/98                 -                   -            -               -
     89       07/31/98                 -                   -            -               -             -           -
    100       07/31/98                 -                   -            -               -             -           -
    100       09/21/98                 -                   -            -               -          131,519     126,764
------------------------------------------------------------------------------------------------------------------------
     77       06/30/98                 -                   -            -               -          278,130     278,130
     48       07/31/98                 -                   -            -               -          169,887     169,887
    100       09/21/98                 -                   -            -               -          127,554     120,009
     90       09/22/98        Ultimate Collision         6,240        16.51         10/31/01       167,243     163,655
------------------------------------------------------------------------------------------------------------------------
    100       08/18/98   Oaklyn CVS, Inc.(CVS #2090-01)  9,000       100.00         01/31/13          -           -
    100       08/25/98        Sheffer Hoffman LP         17,500      100.00         09/01/12       158,060     158,060
    100       11/06/97                 -                   -            -               -          347,583     347,583
     54       07/31/98                 -                   -            -               -          264,935     264,935
     96       06/01/98                 -                   -            -               -          222,045     222,045
------------------------------------------------------------------------------------------------------------------------
    100       08/12/98             IMS, Inc.             24,000      100.00         12/31/03          -           -
    100       07/10/98                 -                   -            -               -          111,206     82,389
    100       08/20/98            Las Ranitas            3,000        16.22         04/30/00       161,693     153,408
     98       06/01/98                 -                   -            -               -          184,932     184,932
    100       07/31/98     Blockbuster Videos, Inc.      6,500       100.00         04/30/03       134,853     134,853
------------------------------------------------------------------------------------------------------------------------
    100       07/31/98     Blockbuster Videos, Inc.      6,500       100.00         04/30/03       125,675     125,675
    100       03/23/98                 -                   -            -               -          140,040     126,039
    100       08/31/98     Blockbuster Videos, Inc.      6,225       100.00         06/30/03       122,642     122,642
    100       05/15/98                 -                   -            -               -          166,073     166,073
     95       08/01/98                 -                   -            -               -          111,320     111,320
------------------------------------------------------------------------------------------------------------------------
    100       08/02/98     Blockbuster Videos, Inc.      6,500       100.00         04/30/03       119,807     119,807
     98       04/01/98                 -                   -            -               -          182,954     182,954
    100       07/31/98        Levin Distributing         24,107       69.13         10/31/07       62,443      62,443
    100       10/01/98         Ten X Technology          18,000       59.68         03/31/03       168,514     166,888
     94       03/31/98                 -                   -            -               -          177,879     177,879
------------------------------------------------------------------------------------------------------------------------
     96       06/30/98                 -                   -            -               -             -           -
     93       12/31/97                 -                   -            -               -          143,299     120,765
    100       04/01/98                 -                   -            -               -          161,445     161,445
     98       04/08/98                 -                   -            -               -          134,907     134,907
    100       04/29/98                 -                   -            -               -          132,464     132,464
------------------------------------------------------------------------------------------------------------------------
    100       06/17/98     Blockbuster Videos, Inc.      6,500       100.00         12/31/01       112,941     112,941
    100       02/11/98      HealthSouth Corporation      6,500        53.01         12/19/04       198,596     198,596
    100       01/14/98                 -                   -            -               -          149,499     109,609
     97       03/01/98                 -                   -            -               -          159,409     159,409
    100       02/20/98                 -                   -            -               -          178,284     100,609
    100       08/25/98       Sheffer - Hoffman LP        9,314        57.49         12/20/12       118,411     118,411
    100       06/23/98                 -                   -            -               -          140,812     140,812
    100       08/31/98     Blockbuster Videos, Inc.      6,500       100.00         09/30/02       112,425     112,425
    100       08/31/98     Blockbuster Videos, Inc.      6,510       100.00         11/30/05       101,501     101,501
------------------------------------------------------------------------------------------------------------------------
    100       12/20/97                 -                   -            -               -          154,314     119,481
     92       04/21/98                 -                   -            -               -          127,269     127,269
     95       08/31/98                 -                   -            -               -             -           -
    100       08/10/98     Blockbuster Videos, Inc.      6,272       100.00         04/30/03       99,993      99,993
    100       06/08/98     Blockbuster Videos, Inc.      6,517       100.00         10/31/02       101,069     101,069
------------------------------------------------------------------------------------------------------------------------
     97       06/02/98                 -                   -            -               -          137,990     137,990
     94       03/01/98                 -                   -            -               -          157,571     157,571
     92       08/10/98                 -                   -            -               -          124,257     124,257
    100       08/20/98     SportsTech Services, Inc.     33,430       55.78         08/31/13       104,360     104,360
     96       03/25/98   Choice Asset Management, Inc.   6,287        40.46         10/31/01       131,973     131,973
------------------------------------------------------------------------------------------------------------------------
    100       08/14/98           Family Dollar           9,800        50.70         12/31/02       111,626     102,426
    100       04/01/98                 -                   -            -               -          118,652     118,652
     99       11/06/97                 -                   -            -               -          284,667     284,667
     98       06/03/98                 -                   -            -               -          174,200     174,200
    100       07/31/98     Blockbuster Videos, Inc.      6,500       100.00         12/31/02       91,077      91,077
------------------------------------------------------------------------------------------------------------------------
    100       07/31/98     Blockbuster Videos, Inc.      6,510       100.00         01/31/06       89,357      89,357
     97       09/10/98          Driver's Alert           3,983        17.23         02/28/99       92,983      92,983
    100       08/15/98                 -                   -            -               -          146,633     146,633
     54       04/30/98                 -                   -            -               -          191,055     191,055
    100       03/31/98                 -                   -            -               -          139,241     139,241
------------------------------------------------------------------------------------------------------------------------
    100       07/23/98    Brookshire Grocery Company     36,334      100.00         02/28/08          -           -
     90       08/07/98                 -                   -            -               -          100,761     100,761
    100       05/01/98                 -                   -            -               -          131,775     128,449
    100       04/01/98                 -                   -            -               -          99,506      99,506
     97       11/06/97                 -                   -            -               -          184,894     148,750
------------------------------------------------------------------------------------------------------------------------
     92       04/13/98                 -                   -            -               -          120,798     119,412
    100       10/31/97   Jimmy Khezrie DBA Jimmy Jazz    2,500       100.00         03/31/09          -           -
    100       08/31/98                 -                   -            -               -          104,976     104,976
     97       06/30/98                 -                   -            -               -          107,269     91,299
     98       09/01/98                 -                   -            -               -          163,611     99,761
------------------------------------------------------------------------------------------------------------------------
    100       11/30/97                 -                   -            -               -          107,314     56,769
    100       04/22/98                 -                   -            -               -          100,059     100,059
     97       06/11/98                 -                   -            -               -          104,460     99,890
     93       03/01/98                 -                   -            -               -          135,231     135,231
    100       12/31/97                 -                   -            -               -          110,944     95,300
------------------------------------------------------------------------------------------------------------------------
    100       07/10/98                 -                   -            -               -             -           -
     95       08/01/98                 -                   -            -               -          116,730     116,730
    100       09/01/98                 -                   -            -               -          87,066      87,066
    100       06/26/98     Blockbuster Videos, Inc.      5,500       100.00         11/30/05       71,727      71,727
    100       05/20/98                 -                   -            -               -          95,592      72,567
------------------------------------------------------------------------------------------------------------------------
    100       07/31/98     Blockbuster Videos, Inc.      6,500       100.00         01/31/06       73,014      73,014
    100       07/31/98     Blockbuster Videos, Inc.      6,528       100.00         05/31/05       73,945      73,945
     96       02/12/98                 -                   -            -               -          147,240     147,240
     94       04/21/98                 -                   -            -               -          95,544      95,544
    100       10/15/98     Radio Repair Center, Inc.     2,800        14.29         01/31/00       87,361      82,140
------------------------------------------------------------------------------------------------------------------------
    100       04/30/98                 -                   -            -               -          88,277      88,277
     97       06/30/98                 -                   -            -               -          139,621     139,621
    100       11/05/97         Latino Restaurant         2,091        11.27         09/30/98          -           -
     95       10/11/98                 -                   -            -               -          428,166     428,166
    100       03/01/98                 -                   -            -               -          54,459      40,456
------------------------------------------------------------------------------------------------------------------------
     97       03/16/98                 -                   -            -               -          101,490     100,372
    100       08/20/98                 -                   -            -               -          111,200     88,700
    100       11/18/97                 -                   -            -               -             -           -
    100       12/31/97      Rittenhouse Bridge Club      1,600        5.97          10/31/01       160,647     152,072
    100       07/31/98     Blockbuster Videos, Inc.      5,500       100.00         02/28/06       70,142      70,142
------------------------------------------------------------------------------------------------------------------------
    100       11/14/97                 -                   -            -               -          77,289      72,489
     97       04/20/98                 -                   -            -               -          87,458      83,818
    100       06/01/98        Doorika Productions        1,000        11.76         07/01/98       74,743      51,944
    100       02/28/98                 -                   -            -               -          87,617      87,617
    100       01/06/98                 -                   -            -               -          80,746      43,526
------------------------------------------------------------------------------------------------------------------------
     98       06/30/98                 -                   -            -               -          91,723      91,723
    100       12/19/97                 -                   -            -               -          103,850     103,850
     93       03/25/98                 -                   -            -               -          110,330     110,330
     94       05/01/98                 -                   -            -               -          72,385      66,042
    100       04/22/98                 -                   -            -               -          85,752      81,951
------------------------------------------------------------------------------------------------------------------------

   1998       1998       U/W        U/W     U/W    GROUND                     CROSS - COLLATERALIZED CROSS - COLLATERALIZED
   NOI        NCF        NOI        NCF     DSCR   LEASE    FEE OR LEASEHOLD        LTV RATIO              U/W DSCR
---------------------------------------------------------------------------------------------------------------------------
$2,891,800 $2,808,564 $2,241,599 $2,068,738  1.26x    No           Fee                   -                      -
 3,252,653  3,252,653  2,803,247  2,328,683  1.36     No           Fee                   -                      -
 1,711,477  1,682,884  2,107,306  1,958,306  1.30     No           Fee                   -                      -
 2,261,016  2,261,016  2,222,100  1,903,336  1.27     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
 1,868,767  1,868,767  1,752,386  1,637,186  1.45     No           Fee
                                              -       No            -                    -                      -
     -          -          -          -       -       No            -                    -                      -
     -          -          -          -       -       No            -                    -                      -
 1,542,986  1,542,986  1,373,671  1,332,152  1.27     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
 2,165,947  2,165,947  1,967,998  1,661,433  1.67     No           Fee                   -                      -
 1,577,635  1,577,635  2,000,514  1,950,514  1.80     No           Fee                   -                      -
     -          -      1,353,264  1,218,675  1.35     No           Fee                   -                      -
 1,740,548  1,740,548  1,543,795  1,333,417  1.45    Yes      Both Fee/Lease             -                      -
     -          -      1,144,090  1,093,746  1.39     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
 1,210,813  1,122,742  1,197,820  1,077,820  1.37     No           Fee                   -                      -
  881,751    881,751   1,088,890   968,262   1.38     No           Fee                   -                      -
     -          -      1,103,428  1,031,438  1.46     No           Fee                   -                      -
  928,054    593,509   1,146,836  1,030,877  1.51     No           Fee                   -                      -
 1,144,765  1,144,765   980,116    944,587   1.47     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       991,496    882,046   1.34     No           Fee                   -                      -
 1,136,512  1,136,512  1,132,847   976,609   1.43     No           Fee                   -                      -
 1,303,820  1,303,820  1,139,420  1,039,335  1.39     No           Fee                   -                      -
  818,656    818,656   1,056,441  1,000,441  1.56     No           Fee                   -                      -
  929,151    929,151   1,056,415   977,462   1.49     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
 1,410,344  1,410,344  1,201,582  1,036,612  1.48     No           Fee                   -                      -
 1,293,700  1,168,700  1,116,781   966,345   1.44    Yes      Both Fee/Lease             -                      -
 1,046,934  1,046,934   908,926    897,926   1.44     No           Fee                   -                      -
 1,143,655  1,143,655   924,372    817,725   1.31     No           Fee                   -                      -
  857,361    805,977   1,013,976   883,026   1.48     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  860,849    813,627    796,109    737,834   1.29     No           Fee                   -                      -
  573,354    542,846    826,248    757,065   1.37     No           Fee                   -                      -
 1,040,331  1,040,331   867,453    832,331   1.54     No           Fee                   -                      -
     -          -       907,641    744,000   1.43     No           Fee                   -                      -
     -          -       749,342    644,674   1.26     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       805,113    784,638   1.51     No           Fee                   -                      -
  771,208    756,767    763,939    714,771   1.43     No           Fee                   -                      -
     -          -      1,207,729  1,157,145  2.53     No           Fee                   -                      -
  786,732    786,732    786,732    681,194   1.29     No           Fee                   -                      -
  694,531    636,603    838,759    759,184   1.44     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  704,390    671,390    769,837    724,737   1.54     No           Fee                   -                      -
  379,698    379,698    746,215    652,162   1.35     No           Fee                   -                      -
  863,264    863,264    748,390    669,414   1.45     No           Fee                   -                      -
  458,448    458,448    568,796    557,048   1.32     No           Fee                   -                      -
  580,338    580,338    695,096    598,272   1.42     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       746,008    655,753   1.35     No           Fee                   -                      -
  525,083    525,083    614,815    547,315   1.32     No           Fee                   -                      -
  823,920    823,920    721,451    650,301   1.52     No           Fee                   -                      -
  604,902    582,808    628,971    573,708   1.36     No           Fee                   -                      -
  674,583    611,278    686,669    626,779   1.58     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       625,050    554,490   1.40     No           Fee                   -                      -
  701,861    539,487    735,104    623,345   1.42     No           Fee                   -                      -
  538,000    538,000    488,034    479,914   1.31     No           Fee                   -                      -
  678,524    678,524    565,380    506,314   1.27     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  643,215    631,050    592,157    551,866   1.46     No           Fee
                                              -       No            -                    -                      -
     -          -          -          -       -       No            -                    -                      -
     -          -          -          -       -       No            -                    -                      -
     -          -       498,833    468,656   1.20     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  665,816    665,816    618,870    515,673   1.26     No           Fee                   -                      -
  631,195    568,519    589,790    545,379   1.36     No           Fee                   -                      -
  539,042    482,740    499,312    457,283   1.28     No           Fee                   -                      -
  718,492    718,492    701,435    655,584   1.25     No           Fee                   -                      -
  649,830    470,482    589,777    512,472   1.38     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       552,016    498,593   1.28     No           Fee                   -                      -
  592,980    592,980    601,878    524,230   1.52     No           Fee                   -                      -
  623,671    623,671    555,370    526,211   1.43     No           Fee                   -                      -
     -          -       465,950    451,550   1.30     No           Fee                   -                      -
  759,398    745,278    693,284    589,155   1.55     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       622,752    560,893   1.38     No           Fee                   -                      -
  541,441    484,592    600,205    560,685   1.71     No           Fee                   -                      -
  978,204    978,204    661,896    579,443   1.47     No           Fee                   -                      -
     -          -       578,368    505,383   1.51     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  731,131    731,131    630,289    600,289   1.80     No           Fee                   -                      -
  562,749    546,847    528,245    469,004   1.36     No           Fee                   -                      -
  591,266    591,266    520,468    472,526   1.38    Yes        Leasehold                -                      -
     -          -       459,839    410,234   1.26     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  665,322    665,322    505,938    473,438   1.49     No           Fee                   -                      -
  576,141    549,357    589,467    524,051   1.39     No           Fee                   -                      -
  511,758    415,681    496,522    450,597   1.50     No           Fee                   -                      -
  631,689    631,689    532,902    468,066   1.48     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  530,511    497,981    462,019    422,287   1.42     No           Fee
                                              -       No            -                    -                      -
     -          -          -          -       -       No            -                    -                      -
     -          -          -          -       -       No            -                    -                      -
     -          -          -          -       -       No            -                    -                      -
---------------------------------------------------------------------------------------------------------------------------
  472,651    472,651    400,211    392,752   1.12     No           Fee                   -                      -
  655,341    655,341    455,933    428,842   1.43     No           Fee                 67.14                  1.41
  406,372    381,432    431,066    408,094   1.42     No           Fee                 74.62                  1.41
     -          -       417,392    399,432   1.33     No           Fee                   -                      -
  306,000    306,000    450,883    400,054   1.36     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
                        434,185    394,685   1.24     No           Fee
     -          -       196,245    176,495    -       No            -                    -                      -
     -          -       237,940    218,190    -       No            -                    -                      -
  503,500    503,500    452,800    429,757   1.46     No           Fee                   -                      -
  734,084    687,932    519,241    463,224   1.60     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  427,743    427,743    441,502    397,370   1.35     No           Fee                   -                      -
     -          -       432,831    399,581   1.25     No           Fee                   -                      -
     -          -       396,996    361,674   1.38     No           Fee                   -                      -
  403,619    403,619    362,233    346,520   1.32     No           Fee                 74.62                  1.41
     -          -       400,560    372,716   1.43     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       368,395    348,395   1.28     No           Fee                   -                      -
  435,086    107,014    439,071    399,071   1.60     No           Fee                   -                      -
  396,028    348,457    386,264    367,864   1.32     No           Fee                   -                      -
  624,884    624,884    534,350    465,317   1.65     No           Fee                   -                      -
  459,716    453,986    510,013    471,589   1.37     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  395,320    345,132    553,117    476,604   1.49     No           Fee                   -                      -
  783,506    783,506    671,375    599,609   2.03     No           Fee                   -                      -
  382,367    382,367    368,668    323,666   1.31     No           Fee                   -                      -
  324,912    324,912    324,410    307,810   1.32     No           Fee                   -                      -
  390,371    390,371    410,429    346,343   1.41     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  353,985    331,274    386,776    368,910   1.35     No           Fee                   -                      -
     -          -       335,539    323,810   1.26     No           Fee                   -                      -
  976,827    976,827    875,924    798,041   2.86     No           Fee                 51.26                  2.58
     -          -       474,674    426,924   1.64     No           Fee                 79.25                  1.58
     -          -       320,067    305,915   1.32     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  481,380    481,380    468,227    441,142   1.92     No           Fee                   -                      -
  402,108    402,108    381,948    374,002   1.56     No           Fee                   -                      -
  400,406    365,994    377,428    352,235   1.39     No           Fee                   -                      -
  368,472    368,472    355,971    324,344   1.37     No           Fee                   -                      -
  220,524    213,808    313,540    289,540   1.27     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  370,290    316,146    377,493    336,418   1.60     No           Fee                   -                      -
  215,389    118,615    308,299    296,049   1.38     No           Fee                   -                      -
  412,212    372,843    366,291    305,690   1.31     No           Fee                   -                      -
     -          -       508,201    426,538   1.78     No           Fee                   -                      -
  587,340    587,340    586,753    506,066   1.93     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  364,810    364,810    365,097    327,876   1.36     No           Fee                   -                      -
  320,506    320,506    294,444    289,044   1.24     No           Fee                   -                      -
  525,883    525,883    469,457    411,505   1.64     No           Fee                   -                      -
  357,151    328,639    368,516    334,212   1.67     No           Fee                   -                      -
  382,596    382,596    373,998    261,635   1.30     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       289,787    263,625   1.32     No           Fee                   -                      -
   68,574     68,574    311,260    303,544   1.41     No           Fee                   -                      -
     -          -       441,562    407,963   1.60     No           Fee                   -                      -
     -          -       292,969    277,789   1.38     No           Fee                   -                      -
  288,939     86,089    346,834    321,584   1.79     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  226,440    226,440    282,503    272,914   1.62     No           Fee                   -                      -
     -          -       267,388    254,692   1.34     No           Fee                   -                      -
  401,616    401,616    349,041    312,204   1.34     No           Fee                   -                      -
     -          -       352,679    336,491   1.58     No           Fee                   -                      -
     -          -       307,912    281,815   1.37     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  395,401    359,882    389,903    352,162   1.59     No           Fee                   -                      -
  452,326    452,326    382,022    338,000   1.66     No           Fee                   -                      -
     -          -       319,238    276,874   1.50     No           Fee                 67.14                  1.41
  271,380    271,380    293,160    279,660   1.35     No           Fee                   -                      -
     -          -       306,466    286,716   1.42     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  295,499    295,499    267,845    247,809   1.34     No           Fee                   -                      -
  365,556    356,743    370,959    318,001   1.58     No           Fee                   -                      -
     -          -       279,503    252,203   1.39     No           Fee                   -                      -
  500,172    500,172    577,939    519,967   2.72     No           Fee                   -                      -
     -          -       230,428    228,218   1.32     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       261,941    238,493   1.40     No           Fee                   -                      -
  691,265    691,265    540,462    473,612   2.20     No           Fee                 51.26                  2.58
     -          -       222,068    205,656   1.27     No           Fee                   -                      -
  220,030    215,230    199,869    195,069   1.30     No           Fee                   -                      -
  243,381    243,381    234,806    215,806   1.33     No           Fee                   -                      -
     -          -       274,352    237,291   1.26     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       314,965    277,965   1.47     No           Fee                 79.25                  1.58
  254,694    254,694    248,574    238,574   1.31     No           Fee                   -                      -
  215,668    215,668    304,598    252,876   1.58     No           Fee                   -                      -
  313,799    313,799    243,273    239,759   1.37     No           Fee                   -                      -
     -          -       469,118    392,112   2.21     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  333,632    333,632    353,523    325,273   1.87     No           Fee                   -                      -
     -          -       252,649    232,399   1.35     No           Fee                   -                      -
  -15,284    -15,284    255,378    238,858   1.46     No           Fee                   -                      -
  351,187    351,187    342,324    318,048   1.88     No           Fee                   -                      -
  261,417    261,417    259,508    245,456   1.55     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
                        229,813    214,617   1.33     No           Fee
                                              -       No            -                    -                      -
     -          -          -          -       -       No            -                    -                      -
     -          -          -          -       -       No            -                    -                      -
     -          -          -          -       -       No            -                    -                      -
---------------------------------------------------------------------------------------------------------------------------
  249,970    249,970    314,007    277,771   1.53     No           Fee                   -                      -
  296,444    294,844    258,916    221,736   1.17     No           Fee                   -                      -
  406,200    406,200    294,709    272,709   1.56     No           Fee                 38.03                  2.52
  254,738    244,988    245,526    235,776   1.70     No           Fee                   -                      -
  167,496    167,496    210,245    196,520   1.35     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       235,177    211,833   1.36     No           Fee                   -                      -
     -          -       263,891    238,540   1.47     No           Fee                   -                      -
  245,032    245,032    207,371    200,371   1.49     No           Fee                   -                      -
  181,099    181,099    237,766    199,864   1.32     No           Fee                   -                      -
     -          -       291,397    254,518   1.55     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       215,762    196,782   1.30     No           Fee                   -                      -
  380,950    380,950    281,845    247,737   1.73     No           Fee                   -                      -
     -          -       191,884    189,289   1.31     No           Fee                   -                      -
  186,091    143,573    237,813    203,785   1.43     No           Fee                   -                      -
     -          -       245,773    210,273   1.39     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       209,793    183,549   1.20     No           Fee                   -                      -
  226,741    217,585    223,011    207,011   1.44     No           Fee                   -                      -
  211,796    200,782    204,128    178,878   1.39     No           Fee                   -                      -
  212,064    212,064    203,645    194,334   1.50     No           Fee                   -                      -
     -          -       261,136    240,136   1.45     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       162,000    159,975   1.06     No           Fee                   -                      -
     -          -       266,595    235,595   1.66     No           Fee                 79.25                  1.58
     -          -       255,900    195,900   1.37     No           Fee                   -                      -
     -          -       136,688    133,144   1.06     No           Fee                   -                      -
  213,128    187,535    212,742    183,974   1.38     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  176,469    130,093    169,655    159,004   1.32     No           Fee                   -                      -
  236,060    236,060    238,060    209,675   1.46     No           Fee                   -                      -
     -          -       204,142    190,197   1.51     No           Fee                   -                      -
     -          -       203,895    187,895   1.57     No           Fee                   -                      -
     -          -       203,737    187,487   1.47     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
   97,607     97,607    219,620    188,979   1.22     No           Fee                   -                      -
     -          -       221,648    201,524   1.60     No           Fee                   -                      -
     -          -       164,455    156,494   1.36     No           Fee                   -                      -
  221,401    210,035    183,658    162,007   1.36     No           Fee                   -                      -
  203,989    203,989    172,690    161,690   1.25     No           Fee                   -                      -
  223,451    223,451    192,534    171,784   1.32     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  189,604    189,604    198,655    162,776   1.50     No           Fee                   -                      -
  166,014    166,014    174,456    164,102   1.58     No           Fee                   -                      -
  205,526    205,526    164,836    148,557   1.32     No           Fee                   -                      -
     -          -       136,688    133,650   1.01     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       174,175    161,425   1.28     No           Fee                   -                      -
  268,046    268,046    240,491    212,687   1.85     No           Fee                   -                      -
  177,995    177,995    220,292    194,667   1.46     No           Fee                   -                      -
  217,500    217,500    194,378    169,338   1.38     No           Fee                 69.64                  1.37
---------------------------------------------------------------------------------------------------------------------------
  245,516    245,516    237,952    203,952   1.99     No           Fee
                                              -       No            -                    -                      -
     -          -          -          -       -       No            -                    -                      -
     -          -          -          -       -       No            -                    -                      -
     -          -       147,939    142,791   1.39     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  291,403    291,403    262,601    240,320   1.97     No           Fee                   -                      -
  241,727    241,727    233,190    199,480   1.78     No           Fee                   -                      -
     -          -       156,502    151,502   1.53     No           Fee                   -                      -
  161,991    161,991    133,031    122,792   1.26     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       126,000    123,300   1.01     No           Fee                   -                      -
  157,808    157,808    156,162    141,392   1.42     No           Fee                   -                      -
     -          -       242,466    219,466   1.64     No           Fee                   -                      -
  269,714    269,714    244,624    219,213   1.67     No           Fee                   -                      -
  219,698    219,698    167,190    144,706   1.36     No           Fee                 69.64                  1.37
---------------------------------------------------------------------------------------------------------------------------
  183,338    179,838    149,684    128,371   1.33     No           Fee                   -                      -
     -          -       142,500    126,500   1.47     No           Fee                   -                      -
     -          -       152,773    124,699   1.36     No           Fee                   -                      -
  186,367    186,367    145,565    134,815   1.36     No           Fee                   -                      -
  126,307    126,307    117,160    112,809   1.36     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  127,631    127,631    118,289    113,914   1.38     No           Fee                   -                      -
     -          -       126,664    119,414   1.25     No           Fee                   -                      -
  125,253    125,253    121,888    117,551   1.46     No           Fee                   -                      -
     -          -       147,272    139,022   1.48     No           Fee                   -                      -
     -          -       131,783    121,783   1.33     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  121,848    121,848    112,847    108,570   1.37     No           Fee                   -                      -
     -          -       138,544    126,044   1.34     No           Fee                   -                      -
   89,208     89,208    115,204    102,371   1.31     No           Fee                   -                      -
     -          -       169,000    129,581   1.34     No           Fee                   -                      -
     -          -       147,347    123,847   1.40     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  139,101    124,847    157,420    148,396   1.64     No           Fee                   -                      -
     -          -       122,069    111,569   1.24     No           Fee                   -                      -
     -          -       142,758    133,008   1.31     No           Fee                   -                      -
     -          -       138,585    128,335   1.45     No           Fee                   -                      -
     -          -       117,157    110,157   1.25     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  121,302    121,302    112,356    108,087   1.45     No           Fee                   -                      -
     -          -       167,313    150,469   1.69     No           Fee                   -                      -
     -          -       134,095    120,595   1.30     No           Fee                   -                      -
     -          -       136,544    121,003   1.26     No           Fee                   -                      -
     -          -       140,655    127,655   1.43     No           Fee                   -                      -
  127,836    127,836    127,163    115,722   1.52     No           Fee                   -                      -
     -          -       125,199    116,799   1.40     No           Fee                   -                      -
   90,561     90,561    101,968    97,878    1.42     No           Fee                   -                      -
  101,123    101,123    96,125     92,147    1.36     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       130,279    110,179   1.38     No           Fee                   -                      -
     -          -       120,973    106,292   1.33     No           Fee                   -                      -
     -          -       118,508    107,508   1.34     No           Fee                   -                      -
  102,344    102,344    95,157     91,286    1.36     No           Fee                   -                      -
  101,798    101,798    96,544     92,554    1.38     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  157,614    157,614    122,581    113,581   1.44     No           Fee                   -                      -
     -          -       128,314    119,314   1.44     No           Fee                   -                      -
     -          -       116,961    106,953   1.36     No           Fee                   -                      -
  111,200    111,200    131,503    122,212   1.36     No           Fee                   -                      -
     -          -       133,390    101,014   1.32     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       109,929    96,922    1.31     No           Fee                   -                      -
     -          -       112,082    104,582   1.44     No           Fee                   -                      -
     -          -       223,168    196,010   2.20     No           Fee                   -                      -
     -          -       127,547    115,547   1.47     No           Fee                   -                      -
   93,039     93,039    86,047     82,247    1.37     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
   92,478     92,478    85,821     82,029    1.39     No           Fee                   -                      -
  132,859    132,859    101,607    77,153    1.31     No           Fee                   -                      -
     -          -       114,513    104,513   1.53     No           Fee                 79.25                  1.58
     -          -       158,635    142,785   2.09     No           Fee                   -                      -
     -          -       103,932    93,642    1.31     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  100,000    100,000    90,675     83,743    1.20     No           Fee                   -                      -
  105,476    105,476    98,055     92,658    1.40     No           Fee                   -                      -
     -          -       101,504    89,808    1.40     No           Fee                   -                      -
     -          -       90,979     86,407    1.31     No           Fee                   -                      -
     -          -       178,827    157,395   1.94     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       98,224     89,224    1.41     No           Fee                   -                      -
     -          -       93,778     93,228    1.45     No           Fee                   -                      -
  116,222    107,238    103,377    103,377   1.71     No           Fee                   -                      -
     -          -       104,098    93,898    1.48     No           Fee                   -                      -
     -          -       105,795    83,295    1.33     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       93,294     83,574    1.29     No           Fee                   -                      -
     -          -       84,148     76,768    1.25     No           Fee                   -                      -
     -          -       89,938     82,438    1.40     No           Fee                   -                      -
     -          -       98,757     86,382    1.40     No           Fee                   -                      -
     -          -       107,872    98,372    1.61     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
  111,918    101,518    117,025    104,025   1.75     No           Fee                   -                      -
     -          -       136,234    121,984   1.98     No           Fee                   -                      -
     -          -       84,054     78,554    1.30     No           Fee                   -                      -
   77,779     77,779    71,819     68,628    1.36     No           Fee                   -                      -
     -          -       89,117     78,117    1.30     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
   76,491     76,491    70,563     67,046    1.36     No           Fee                   -                      -
   71,229     71,229    69,983     66,782    1.36     No           Fee                   -                      -
     -          -       92,805     85,301    1.52     No           Fee                   -                      -
     -          -       95,937     87,437    1.52     No           Fee                   -                      -
     -          -       90,256     78,260    1.45     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       94,756     86,506    1.53     No           Fee                   -                      -
     -          -       100,499    92,625    1.65     No           Fee                   -                      -
     -          -       91,472     85,352    1.33     No           Fee                   -                      -
  392,734    392,734    340,272    315,522   5.41     No           Fee                 38.03                  2.52
     -          -       72,664     66,664    1.21     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       90,456     78,828    1.28     No           Fee                   -                      -
     -          -       98,693     92,159    1.66     No           Fee                   -                      -
     -          -       92,267     84,767    1.27     No           Fee                   -                      -
     -          -       145,180    132,445   2.55     No           Fee                   -                      -
   62,934     62,934    65,284     62,199    1.36     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       75,882     70,382    1.32     No           Fee                   -                      -
     -          -       81,060     69,396    1.31     No           Fee                   -                      -
     -          -       83,795     78,795    1.57     No           Fee                   -                      -
     -          -       81,238     72,988    1.35     No           Fee                   -                      -
     -          -       71,119     65,071    1.31     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------
     -          -       83,055     70,555    1.36     No           Fee                   -                      -
     -          -       80,349     69,305    1.37     No           Fee                   -                      -
     -          -       83,125     73,758    1.38     No           Fee                   -                      -
     -          -       73,191     68,691    1.50     No           Fee                   -                      -
     -          -       89,537     82,912    1.65     No           Fee                   -                      -
---------------------------------------------------------------------------------------------------------------------------

        CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGED PROPERTIES


  CONTROL                                                                            PROPERTY             PROPERTY
  NUMBER       LOAN NUMBER                   PROPERTY NAME                            COUNTY              ZIP CODE
---------------------------------------------------------------------------------------------------------------------
     3          400029229                  Granada Apartments                          Erie                 16509
    11             924                   Westminster Towers (1)                        Union                07201
    12          400029303              Arbour Village Apartments                      Orange                32826
    14             930                  Meridian East Apartments                       Pima                 85710
    20          400029261             Evans Mill Place Apartments                     Dekalb                30058
---------------------------------------------------------------------------------------------------------------------
    24          400031116                  175 Beacon Street                         Middlesex              02143
    27          400031126                 Park Villa Townhomes                         Tulsa                74145
    31             931                Fountain Springs Apartments                    Maricopa               85016
    37             932                  Hayden Place Apartments                      Maricopa               85281
    40          400031127                Hilgard Apartments (1)                     Los Angeles             90024
---------------------------------------------------------------------------------------------------------------------
    41          400031122            Falls of Point West Apartments                   Harris                77036
    43         09-0001189               North Pointe Apartments                       Harris                77067
    44             917                 Irvington Arms Apartments                       Essex                07111
    46            M0345                Lantern Square Apartments                      Shelby                38128
    47             944                 Fountain Ridge Apartments                     Maricopa               85015
---------------------------------------------------------------------------------------------------------------------
    61          400030919             Foxwood Crossing Apartments                    Milwaukee              53228
    64            M0536               Bluegrass Village Apartments                    Sumner                37075
    70             911                  Fountainhead Apartments                      Maricopa               85017
    71             915                Cambridge Gardens Apartments                     Essex                07112
    73            M0543                 Perkins Woods Apartments                      Shelby                38118
---------------------------------------------------------------------------------------------------------------------
    75          400031124            Sunshine Properties Portfolio
    75         400031124A                  Brentwood Terrace                          Travis                78752
    75         400031124B               Circle Oaks I Apartments                      Travis                78752
    75         400031124C                  Carmel Apartments                          Travis                78752
    75         400031124D                 Vineyard Apartments                         Travis                78752
---------------------------------------------------------------------------------------------------------------------
    81             582               Field & Stream/Woodridge Apts.
    81            582A                 Field & Stream Apartments                      Fayette               40505
    81            582B                    Woodridge Apartments                        Fayette               40504
    85             639            89-07, 89-11 34th Avenue Apartments                 Queens                11372
    89             935                    Jones Street Terrace                     San Francisco            94109
---------------------------------------------------------------------------------------------------------------------
    90          400031118                Rayo de Sol Apartments                       Dallas                76062
    91             916             Bayfront Manor/Baypark Apartments                   Dade                 33137
    97          400031129                 Bay View Apartments                          King                 98003
    100            636                 Albion Terrace Apartments                       Marin                94903
    102           M0433                 Seven Courts Apartments                       Fulton                30311
---------------------------------------------------------------------------------------------------------------------
    103            925                      Bella Apartments                          Jackson               64112
    108         400030918               Meadow Brook Apartments                       Butler                16001
    109           M0553                   Red Oaks Apartments                         Shelby                38116
    110            610                  Sutter House Apartments                    San Francisco            94109
    117         400031119                  Sunrise Apartments                          Wayne                48180
---------------------------------------------------------------------------------------------------------------------
    123         400030971                Cielo Hills Apartments                        Bexar                78223
    127            573                   Twin Palms Apartments                       San Mateo              94403
    132            937                 Creekside Manor Apartments                    San Mateo              94303
    133            621                   114 - 05 170th Street                        Queens                11434
    136            611                 Pacifica Villas Apartments                    San Diego              92101
---------------------------------------------------------------------------------------------------------------------
    142         400031131                  Tuscany Apartments                       Los Angeles             90401
    143        09-0001156                Gateway Apartments (2)                       Dallas                75240
    145           M0435              Peachcrest Gardens Apartments                    DeKalb                30032
    146            938                     O'Keefe Apartments                        San Mateo              94133
---------------------------------------------------------------------------------------------------------------------
    148            591                      16 Barrow Street                         New York               10014
    150            900                 Compass Pointe Apartments                      Jackson               39567
    151            510                   Sahara View Apartments                        Clark                89102
    153            902                 Carriage House Apartments                      Jackson               39553
---------------------------------------------------------------------------------------------------------------------
    155            519                      Joplin Portfolio
    155           519A                  Airport Drive Apartments                      Jasper                64801
    155           519B                       Cherry Street                            Jasper                64834
    155           519C                         Park Lane                              Jasper                64834
    155           519D                  Terrill Lane Apartments                       Jasper                64834
---------------------------------------------------------------------------------------------------------------------
    159         400030949                 Gardsman Apartments                          Marin                94901
    162            606                     Marquee Apartments                         Harris                77056
    163         400031117             41 Belmont Street Apartments                   Middlesex              02143
    166            627                  Marine Plaza Apartments                        Dade                 33138
    170            527           Colonial Village - Regency Apartments                Jackson               26164
---------------------------------------------------------------------------------------------------------------------
    172            569                   Versailles Apartments                         Weber                84201
    173        09-0001174             Hunter's Crossing Apartments                    Potter                79106
    175            594                  72-82 Wadsworth Terrace                      Manhattan              10040
    177           M0434                 Harbour Vines Apartments                      Dekalb                30311
    178            524                 Windsor Square Apartments                       Polk                 33801
---------------------------------------------------------------------------------------------------------------------
    184            500                     Stuyvesant Avenue                           Essex                07111
    185            940                   41 - 98 Forley Street                        Queens                11373
    187            521                 Maryland Green Apartments                     Maricopa               85014
    190            585                   Timpanogos Apartments                         Utah                 84601
---------------------------------------------------------------------------------------------------------------------
    191            504                      101 Lincoln Road                           Kings                11225
    193           M0406                 Garden Trails Apartments                       Bibb                 35184
    196            614                Pinehill Plaza & Apartments                     Broward               33024
    199            586                        Dorian Court                           Delaware               19013
---------------------------------------------------------------------------------------------------------------------
    200        09-0001187              Lufkin Apartment Portfolio
    200        09-0001187A                  The Hidden Oaks                          Angelina               75904
    200        09-0001187B                   Azalea Trails                           Angelina               75904
    200        09-0001187C                      Kentwood                             Angelina               75901
---------------------------------------------------------------------------------------------------------------------
    201            622               Ignacio Hills Apartments - XII                    Marin                94949
    204            623               Ignacio Hills Apartments - XVI                    Marin                94596
    208            515                    Partridge Apartments                        Marion                97303
    210            595                      Renshaw Terrace                          Delaware               19013
    212        09-0001131                Emery Park Apartments                        Dallas                75208
---------------------------------------------------------------------------------------------------------------------
    214            933                     112 Lincoln Street                          Essex                07107
    217            535                    Sycamores Apartments                         Utah                 84606
    219            605                Maple Place North Apartments                    Dekalb                30307
    220            608                      Quinnipiac Arms                          New Haven              06513
    222            543                Centre Park Place Apartments                     Berks                19602
---------------------------------------------------------------------------------------------------------------------
    225            602                    Hamilton Park House                        New Haven              06702
    226            511                      Sedgley Gardens                        Philadelphia             19130
    227            532                 Helena Gardens Apartments                  San Bernardino            91763
    228            536                  3044 Kingsbridge Avenue                        Bronx                10462
    229            558                        Banyan Woods                            Broward               33060
---------------------------------------------------------------------------------------------------------------------
    230            551                  389 Massachusetts Avenue                     Middlesex              02174
    233            592                      Taos Apartments                           Brazos                77840
    234            600                      Rosslyn Heights                           Harris                77040
    235            554                  Cedar Village Apartments                      Volusia               32119
    237            546                    154 Rockaway Parkway                         Kings                11212
---------------------------------------------------------------------------------------------------------------------
    240            601                  Douglas Park Apartments                       Dallas                75219
    241            609                 Mayfair Garden Apartments                   Philadelphia             19135
    242            501                 Bradford Place Apartments                    Mecklenburg             28208
    245            934                140 - 146 Chancellor Avenue                      Essex                07112
    246            549                148 - 156 Chancellor Avenue                      Essex                07112
---------------------------------------------------------------------------------------------------------------------
    247            528                 Sherwood Court Apartments                     Guilford               27403
    251            604                 Harrison Avenue Apartments                      Essex                07018
    252            508                    Clearview Apartments                        Marion                97303
    253            635                    92 - 96 Waldo Avenue                        Hudson                07306
    257           M0436                White Oak Arms Apartments                      Dekalb                30311
    259            550                  Randolph Park Apartments                     Cuyahoga               44122
    261            616                   Quail Lodge Apartments                      San Mateo              94303
    262            945                       9416 34th Road                           Queens                11372
---------------------------------------------------------------------------------------------------------------------
    263            567                     98 Strathmore Road                         Suffolk               02146
    264            518                    Southside Apartments                        Marion                97302
    265            537                   Huntington Apartments                      Los Angeles             91768
    267            904                    Churchill Townhomes                        Quachita               71203
    268            634                    354 East 21st Street                         Kings                11226
---------------------------------------------------------------------------------------------------------------------
    269            542                    Lawndale Apartments                         Harris                77023
    270            509                   Garden Walk Apartments                       Harris                77055
    271            559                    Windswept Apartments                      Northampton             18020
    272            568                Northshore Manor Apartments                     Lorain                44074
    273            538                  Golden Eagle Apartments                       Hampden               01108
---------------------------------------------------------------------------------------------------------------------
    274            534                        Oakland Oaks                            Dallas                75060
    275            939                   Adobe House Apartments                        Duval                32211
    276            541                  Northern Pine Apartments                     Galveston              77539
    277            641               259-61 & 269 West Walnut Lane                 Philadelphia             19144
    279            588                    Village at Deer Park                        Harris                77536
---------------------------------------------------------------------------------------------------------------------
    282            565                  Howard Warren Apartments                       Dade                 33139
    283            577               Holmesburg Station Apartments                 Philadelphia             19136
    285            561                     Wingate Apartments                      Philadelphia             19136
    286            530                      Prospect Square                            Essex                07111
    287            525                     506 South Broadway                       Westchester             10705
---------------------------------------------------------------------------------------------------------------------
    289            615                   The Blount Apartments                        Broward               33313
    290            529                    LaPetite Apartments                         Harris                77055
    291            637                     Avenue R Duplexes                          Collin                75074
    292            514                   Peppertree Apartments                         King                 98155
    293            612                   Newport Apartments (1)                    Philadelphia             19102
---------------------------------------------------------------------------------------------------------------------
    295            579                 8th Street Apartments (1)                       Dade                 33139
    296            596                       Regency House                             Allen                46807
    297            632                    527 West 48th Street                       New York               10036
    298            540                  Whisperwoods Apartments                       Dallas                75042
    299            522                    Palomares Apartments                      Los Angeles             91766
---------------------------------------------------------------------------------------------------------------------
    300            503                    Richmond Apartments                         Dallas                75209
    301            572                    Fernwood Apartments                       Los Angeles             90028
    302            936               2267 - 2269 Kennedy Boulevard                    Hudson                07304
    303            570                    Baycrest Apartments                        Virginia               23503
    304            587           45 Church Street & 35 Railroad Avenue                Suffolk               11772
---------------------------------------------------------------------------------------------------------------------

                        CUT-OFF                                   STUDIOS                   1 BEDROOM
      CUT-OFF         DATE BALANCE     UTILITIES PAID                  WTD. AVG.                  WTD. AVG.
   DATE BALANCE         PER UNIT          BY TENANT       # UNITS    RENT / MONTH    # UNITS    RENT / MONTH
---------------------------------------------------------------------------------------------------------------
    $18,745,566         $25,128        Electricity/Gas       -             -           598          $376
     9,939,997           48,966         No utilities         34           626          105           779
     9,857,540           24,644         Electric only        -             -           237           456
     9,071,554           28,983         Electric only        -             -           174           425
     8,094,812           28,910        Electricity/Gas       -             -            19           523
---------------------------------------------------------------------------------------------------------------
     7,965,441          144,826         Electric only        -             -            1           1,200
     7,284,197           28,124         All utilities        -             -            78           420
     6,386,775           16,719         No utilities        152           342          171           427
     5,884,978           36,104         Electric only        41           447           18           550
     5,383,436          122,351        Electricity/Gas       8            951           13          1,258
---------------------------------------------------------------------------------------------------------------
     5,383,318           14,789         Electric only        36           340          144           382
     5,341,666           17,806        Electricity/Gas       -             -           172           376
     5,302,632           20,633         Electric only        94           418          127           561
     5,187,859           22,955         All utilities        -             -            42           435
     5,054,448           18,052         All utilities       128           349          144           449
---------------------------------------------------------------------------------------------------------------
     4,436,350           61,616        Electricity/Gas       -             -            -             -
     4,289,960           28,223        Electricity/Gas       -             -            40           460
     3,972,677           14,552         Electric only        56           282          160           353
     3,970,897           30,545         Electric only        -             -            1            600
     3,920,824           23,478         All utilities        -             -            84           435
---------------------------------------------------------------------------------------------------------------
     3,791,625           24,621
         -                 -            Electric only        -             -            26           460
         -                 -            Electric only        1            340           11           475
         -                 -            Electric only        5            385           21           443
         -                 -            Electric only        6            395           30           450
---------------------------------------------------------------------------------------------------------------
     3,486,035           21,387
         -                 -            All utilities        -             -            60           346
         -                 -           Electricity/Gas       -             -            16           339
     3,297,582           24,794         Electric only        -             -           122           500
     3,194,371           39,930         Electric only        74           629           6            874
---------------------------------------------------------------------------------------------------------------
     3,187,886           19,924         No utilities         2            350           88           454
     3,179,729           34,562        Electricity/Gas       18           400           42           625
     2,993,287           36,064         Electric only        2            445           44           471
     2,979,417           74,485         Electric only        1            710           15           894
     2,916,266           15,268         Electric only        -             -            47           390
---------------------------------------------------------------------------------------------------------------
     2,887,944           49,792        Electricity/Gas       6            585           2            690
     2,772,352           23,103        Electricity/Gas       -             -            24           391
     2,743,579           17,701         Electric only        -             -            -             -
     2,741,484           55,949        Electricity/Gas       33           655           16           708
     2,591,718           20,248         Electric only        -             -            52           465
---------------------------------------------------------------------------------------------------------------
     2,433,795           24,097         No utilities         -             -            20           395
     2,374,931           41,665        Electricity/Gas       3            620           42           759
     2,302,195           42,633        Electricity/Gas       6            602           30           758
     2,292,873           29,024         Electric only        11           500           33           650
     2,212,946           22,129         Electric only        -             -            68           373
---------------------------------------------------------------------------------------------------------------
     2,093,661           87,236         Electric only        6            898           10          1,025
     2,093,420           27,545       All utilities (2)      -             -            16           450
     2,064,125           13,947         Electric only        -             -            40           400
     2,025,014           50,625         Electric only        -             -            16           795
---------------------------------------------------------------------------------------------------------------
     1,991,433          142,245        Electricity/Gas       -             -            7            482
     1,945,944           17,221         Electric only        16           360           52           404
     1,940,119           23,952         Electric only        56           425           24           475
     1,906,015           18,686         Electric only        -             -            -             -
---------------------------------------------------------------------------------------------------------------
     1,888,326           32,557
         -                 -            Electric only        -             -            -             -
         -                 -            All utilities        -             -            -             -
         -                 -            All utilities        -             -            -             -
         -                 -            All utilities        -             -            -             -
---------------------------------------------------------------------------------------------------------------
     1,795,911           46,049         Electric only        -             -            12           750
     1,741,856           17,246         No utilities         -             -            53           573
     1,717,548           61,341         Electric only        -             -            14           884
     1,668,317           25,666        Electricity/Gas       19           422           44           472
     1,637,348           11,531         All utilities        -             -            8            276
---------------------------------------------------------------------------------------------------------------
     1,617,205           25,269        Electricity/Gas       -             -            22           415
     1,596,702           15,809        Electricity/Gas       -             -            16           363
     1,582,981           18,845        Electricity/Gas       -             -            42           532
     1,550,587           12,505        Electricity/Gas       -             -            16           395
     1,544,857           6,437          Electric only        -             -           142           311
---------------------------------------------------------------------------------------------------------------
     1,487,244           23,238         Electric only        -             -            46           555
     1,445,507           22,239         Electric only        38           550           27           690
     1,424,594           18,264         No utilities         -             -            78           477
     1,390,750           31,608           Gas/Water          -             -            43           480
---------------------------------------------------------------------------------------------------------------
     1,384,504           16,482         Electric only        -             -            48           523
     1,356,840           27,137         Electric only        -             -            -             -
     1,342,751           31,227        Electricity/Gas       2            425           33           498
     1,305,140           16,314        Electricity/Gas       -             -            -             -
---------------------------------------------------------------------------------------------------------------
     1,298,057           9,545
         -                 -            Electric only        16           295           24           375
         -                 -            Electric only        -             -            20           375
         -                 -            Electric only        -             -            12           325
---------------------------------------------------------------------------------------------------------------
     1,264,836           63,242        Electricity/Gas       -             -            -             -
     1,223,007           61,150         Electric only        -             -            -             -
     1,167,817           12,694         Electric only        -             -            8            364
     1,135,771           14,750         Electric only        4            304           61           394
     1,112,492           17,383         Electric only        12           350           37           450
---------------------------------------------------------------------------------------------------------------
     1,069,075           24,862         Electric only        -             -            33           545
     1,043,908           35,997         Electric only        -             -            5            485
     1,021,008           30,940        Electricity/Gas       -             -            24           518
     1,012,746           25,319        Electricity/Gas       -             -            24           482
     1,006,422           20,128          Water only          -             -            37           459
---------------------------------------------------------------------------------------------------------------
      994,860            10,584         No utilities         73           315           19           450
      990,984            41,291        Electricity/Gas       -             -            16           800
      990,764            23,590        Electricity/Gas       -             -            -             -
      980,977            25,153         Electric only        -             -            15           520
      969,343            23,643        Electricity/Gas       -             -            40           559
---------------------------------------------------------------------------------------------------------------
      965,254            34,473         Electric only        9            675           19           850
      942,811            17,459         Electric only        -             -            18           390
      931,433            15,524         Electric only        -             -            -             -
      918,767            17,669         All utilities        1            275           38           335
      895,040            21,310         Electric only        -             -            34           473
---------------------------------------------------------------------------------------------------------------
      856,305            14,272         No utilities         -             -            36           460
      855,998            16,151         Electric only        12           338           41           368
      850,695            19,334         Electric only        -             -            -             -
      847,681            23,547        Electricity/Gas       -             -            34           575
      845,058            23,474         Electric only        -             -            28           535
---------------------------------------------------------------------------------------------------------------
      833,878            23,163         All utilities        -             -            -             -
      796,086            26,536         Electric only        3            450           24           690
      778,545            8,110          Electric only        -             -            72           338
      767,633            15,992        Electricity/Gas       28           433           19           523
      747,871            18,697        Electricity/Gas       -             -            -             -
      745,407            24,847          Water only          -             -            -             -
      736,502            35,072         Electric only        5            596           16           663
      727,738            16,924         Electric only        2            380           18           480
---------------------------------------------------------------------------------------------------------------
      726,428            40,357         Electric only        8            525           1            800
      710,422            11,100         Electric only        -             -            -             -
      707,656            19,657        Electricity/Gas       -             -            32           427
      681,425            21,295         Electric only        -             -            16           410
      677,749            19,934        Electricity/Gas       5            571           20           574
---------------------------------------------------------------------------------------------------------------
      671,280            7,459          Electric only        1            275           50           299
      669,623            16,741         Electric only        -             -            8            365
      650,488            32,524        Electricity/Gas       -             -            -             -
      647,407            21,580         Electric only        -             -            6            428
      647,370            14,386         No utilities         1            325           20           442
---------------------------------------------------------------------------------------------------------------
      646,539            17,014        Electricity/Gas       -             -            22           413
      646,185            12,427       Water/Electricity      8            280           40           315
      645,384            11,323         No utilities         -             -            4            385
      638,850            31,943         Electric only        1            475           10           576
      626,780            14,245         Electric only        -             -            18           321
---------------------------------------------------------------------------------------------------------------
      621,865            22,209         Electric only        20           499           8            646
      617,115            18,150         Electric only        -             -            24           409
      607,161            18,399         Electric only        -             -            27           410
      606,615            19,568        Electricity/Gas       -             -            18           601
      602,978            33,499        Electricity/Gas       -             -            2            525
---------------------------------------------------------------------------------------------------------------
      596,607            24,859        Electricity/Gas       -             -            12           447
      596,025            16,556        Electricity/Gas       -             -            20           370
      590,909            26,860         All utilities        -             -            1            450
      583,909            19,464        Electricity/Gas       -             -            18           517
      580,168            12,893         No utilities         11           483           18           756
---------------------------------------------------------------------------------------------------------------
      570,701            25,941         Electric only        14           500           7            700
      565,423            15,706         Electric only        -             -            33           343
      558,863            27,943         Electric only        10           594           10           692
      556,226            16,855         All utilities        1            300           20           412
      549,874            22,911         Electric only        -             -            -             -
---------------------------------------------------------------------------------------------------------------
      545,050            10,901        Electricity/Gas       6            290           34           351
      535,015            12,159         No utilities         34           340           10           450
      518,899            17,893        Electricity/Gas       -             -            24           527
      518,583            28,810         Electric only        -             -            -             -
      517,423            20,697         Electric only        2            600           20           701
---------------------------------------------------------------------------------------------------------------

         2 BEDROOM                  3 BEDROOM                4 BEDROOM
         ---------                  ---------                ---------
               WTD. AVG.                 WTD. AVG.                WTD. AVG.
  # UNITS    RENT / MONTH    # UNITS   RENT / MONTH    # UNITS   RENT / MONTH  # OF ELEVATORS
-----------------------------------------------------------------------------------------------
    148          $480           -            -            -           -               0
    61            937           -            -            -           -               4
    163           553           -            -            -           -               0
    134           568           4           854           -           -               0
    229           574          32           720           -           -               0
-----------------------------------------------------------------------------------------------
    54           1,844          -            -            -           -               1
    136           573          45           671           -           -               0
    59            578           -            -            -           -               0
    104           630           -            -            -           -               0
    18           1,597          3          2,142          1         4,500             1
-----------------------------------------------------------------------------------------------
    184           498           -            -            -           -               0
    128           513           -            -            -           -               0
    36            666           -            -            -           -               0
    142           524          42           625           -           -               0
     8            580           -            -            -           -               0
-----------------------------------------------------------------------------------------------
    72            888           -            -            -           -               0
    82            605          30           770           -           -               0
    57            444           -            -            -           -               0
    123           708           6           767           -           -               0
    83            485           -            -            -           -               0
-----------------------------------------------------------------------------------------------

    12            586           -            -            -           -               0
    18            579           -            -            -           -               0
    12            540           -            -            -           -               0
    12            550           -            -            -           -               0
-----------------------------------------------------------------------------------------------

    19            354           -            -            -           -               0
    63            413           -            -            -           -               0
     -             -           11           800           -           -               2
     -             -            -            -            -           -               1
-----------------------------------------------------------------------------------------------
    60            559          10           725           -           -               0
    30            715           1          1,300          1         1,300             0
    37            608           -            -            -           -               1
    20           1,053          4          1,336          -           -               0
    144           447           -            -            -           -               1
-----------------------------------------------------------------------------------------------
    49            850           1          1,625          -           -               0
    72            459          24           531           -           -               0
    77            485          78           515           -           -               0
     -             -            -            -            -           -               1
    76            516           -            -            -           -               0
-----------------------------------------------------------------------------------------------
    40            531          37           664           4          725              0
    12            980           -            -            -           -               2
    18            845           -            -            -           -               2
    29            750           6           850           -           -               1
    32            473           -            -            -           -               1
-----------------------------------------------------------------------------------------------
     4           1,218          4          1,392          -           -               1
    36            575          24           680           -           -               0
    108           452           -            -            -           -               0
    24            958           -            -            -           -               0
-----------------------------------------------------------------------------------------------
     7            482           -            -            -           -               0
    36            498           9           625           -           -               0
     1            500           -            -            -           -               0
    84            525          18           635           -           -               0
-----------------------------------------------------------------------------------------------

    32            404           -            -            -           -               0
    12            380           -            -            -           -               0
     6            380           -            -            -           -               0
     8            395           -            -            -           -               0
-----------------------------------------------------------------------------------------------
     9           1,025         18          1,300          -           -               0
    44            699           4           800           -           -               0
    14            970           -            -            -           -               0
     2            496           -            -            -           -               1
    24            321          104          347           6          368              0
-----------------------------------------------------------------------------------------------
    41            507           1           750           -           -               0
    71            476          14           588           -           -               0
    42            619           -            -            -           -               2
    105           430           3           550           -           -               0
    97            380           1           450           -           -               0
-----------------------------------------------------------------------------------------------
    18            633           -            -            -           -               1
     -             -            -            -            -           -               1
     -             -            -            -            -           -               0
     1            575           -            -            -           -               0
-----------------------------------------------------------------------------------------------
    36            647           -            -            -           -               2
    47            394           3           415           -           -               0
     8            600           -            -            -           -               0
    80            412           -            -            -           -               0
-----------------------------------------------------------------------------------------------

    32            435           -            -            -           -               0
    32            400           -            -            -           -               0
     -             -            -            -            -           -               0
-----------------------------------------------------------------------------------------------
    20            956           -            -            -           -               0
    20            938           -            -            -           -               0
    84            443           -            -            -           -               0
    12            412           -            -            -           -               0
    15            550           -            -            -           -               0
-----------------------------------------------------------------------------------------------
    10            675           -            -            -           -               1
    24            541           -            -            -           -               0
     9            669           -            -            -           -               0
    16            584           -            -            -           -               0
    13            550           -            -            -           -               3
-----------------------------------------------------------------------------------------------
     1            475           1           600           -           -               1
     8            789           -            -            -           -               0
    42            550           -            -            -           -               0
    23            605           1           433           -           -               0
     1            720           -            -            -           -               0
-----------------------------------------------------------------------------------------------
     -             -            -            -            -           -               0
    36            414           -            -            -           -               0
    60            486           -            -            -           -               0
    13            405           -            -            -           -               0
     7            619           1           749           -           -               0
-----------------------------------------------------------------------------------------------
    24            560           -            -            -           -               0
     -             -            -            -            -           -               0
    44            399           -            -            -           -               0
     2            625           -            -            -           -               1
     4            625           4           735           -           -               1
-----------------------------------------------------------------------------------------------
    36            415           -            -            -           -               0
     3            827           -            -            -           -               0
    24            460           -            -            -           -               0
     1            600           -            -            -           -               0
    40            424           -            -            -           -               0
    30            500           -            -            -           -               0
     -             -            -            -            -           -               0
    13            590          10           770           -           -               1
-----------------------------------------------------------------------------------------------
     6           1,000          3          1,200          -           -               0
    64            487           -            -            -           -               0
     4            550           -            -            -           -               0
    16            480           -            -            -           -               0
     7            700           2           541           -           -               0
-----------------------------------------------------------------------------------------------
    39            339           -            -            -           -               0
    24            465           8           495           -           -               0
    20            535           -            -            -           -               0
    24            525           -            -            -           -               0
    24            492           -            -            -           -               0
-----------------------------------------------------------------------------------------------
    16            500           -            -            -           -               0
     4            425           -            -            -           -               0
    49            454           4           575           -           -               0
     9            749           -            -            -           -               0
    26            383           -            -            -           -               0
-----------------------------------------------------------------------------------------------
     -             -            -            -            -           -               0
    10            497           -            -            -           -               0
     6            495           -            -            -           -               0
    13            696           -            -            -           -               0
     6            742          10           816           -           -               0
-----------------------------------------------------------------------------------------------
    12            523           -            -            -           -               0
    16            470           -            -            -           -               0
    21            598           -            -            -           -               0
    12            611           -            -            -           -               0
    15            851           -            -            -           -               1
-----------------------------------------------------------------------------------------------
     -             -            -            -            -           -               0
     3            423           -            -            -           -               1
     -             -            -            -            -           -               0
    12            502           -            -            -           -               0
    24            550           -            -            -           -               0
-----------------------------------------------------------------------------------------------
     9            498           1           500           -           -               0
     -             -            -            -            -           -               1
     5            657           -            -            -           -               0
    18            493           -            -            -           -               0
     3            838           -            -            -           -               0
-----------------------------------------------------------------------------------------------


(1) Mortgage loan contains 1 unit (and with respect to loan #924, 2 units) occupied by the building superintendent(s). Rental income is not collected for these units and therefore they are not included on this schedule.

(2) Tenants are responsible for approximately 35 - 40 % off each respective utility.

                     DISTRIBUTION OF CUT-OFF DATE BALANCES




                                                              PERCENTAGE OF
                                   NUMBER OF                    AGGREGATE               CUT-OFF DATE BALANCE
RANGE OF CUT-OFF DATE               MORTGAGE   CUT-OFF DATE    CUT-OFF DATE  ------------------------------------------
BALANCES                             LOANS        BALANCE        BALANCE         MINIMUM       MAXIMUM       AVERAGE
--------------------------------- ----------- -------------- --------------- -------------- ------------- -------------
$  500,000 -    999,999 .........      82     $ 60,172,426          6.76%     $    517,423   $   996,925   $   733,810
 1,000,000 -  1,999,999(1)             76      111,643,664         12.54         1,006,422     1,995,878     1,468,996
 2,000,000 -  2,999,999 .........      51      128,036,868         14.38         2,025,014     2,994,261     2,510,527
 3,000,000 -  3,999,999 .........      29      102,601,264         11.52         3,019,935     3,986,221     3,537,975
 4,000,000 -  4,999,999 .........      19       86,392,906          9.70         4,091,986     4,994,333     4,546,995
 5,000,000 -  5,999,999 .........      15       83,034,501          9.32         5,054,448     5,988,920     5,535,633
 6,000,000 -  6,999,999 .........       5       32,794,403          3.68         6,171,013     6,969,977     6,558,881
 7,000,000 -  7,999,999 .........       7       54,225,944          6.09         7,284,197     7,989,091     7,746,563
 8,000,000 -  8,999,999 .........       6       50,791,123          5.70         8,094,812     8,970,384     8,465,187
 9,000,000 -  9,999,999 .........       4       38,196,381          4.29         9,071,554     9,939,997     9,549,095
10,000,000 - 11,999,999 .........       6       67,788,843          7.61        10,359,122    11,886,833    11,298,140
17,000,000 - 19,999,999 .........       3       54,900,048          6.16        17,274,576    18,879,907    18,300,016
20,000,000 - 24,999,999 .........       1       20,007,359          2.25        20,007,359    20,007,359    20,007,359
                                       --     ------------         -----
Total/Avg./Wtd. Avg./
 Min/Max ........................     304     $890,585,728        100.00%     $    517,423   $20,007,359   $ 2,929,558
                                      ===     ============        ======



                                                                                WEIGHTED     WEIGHTED
                                   DEBT SERVICE COVERAGE RATIO    WEIGHTED      AVERAGE       AVERAGE
                                  ------------------------------   AVERAGE     REMAINING      CUT-OFF
RANGE OF CUT-OFF DATE                                  WEIGHTED   MORTGAGE      TERM TO        DATE
BALANCES                           MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY (MOS)  LTV RATIO
--------------------------------- --------- --------- ---------- ---------- --------------- ----------
$  500,000 -    999,999 .........    1.20x     5.41x      1.48x     7.756%       128.3      68.57%
 1,000,000 -  1,999,999(1)           1.01      2.21       1.46      7.306        142.2      71.08
 2,000,000 -  2,999,999 .........    1.24      2.86       1.52      7.118        122.4      70.45
 3,000,000 -  3,999,999 .........    1.12      2.03       1.43      7.212        120.4      70.61
 4,000,000 -  4,999,999 .........    1.20      1.71       1.38      7.084        126.0      71.08
 5,000,000 -  5,999,999 .........    1.29      2.53       1.49      7.041        107.8      72.66
 6,000,000 -  6,999,999 .........    1.26      1.54       1.42      6.960        116.0      74.24
 7,000,000 -  7,999,999 .........    1.29      1.49       1.42      7.045        118.9      74.63
 8,000,000 -  8,999,999 .........    1.34      1.56       1.45      6.861        116.5      74.51
 9,000,000 -  9,999,999 .........    1.37      1.46       1.40      6.725        168.1      74.49
10,000,000 - 11,999,999 .........    1.27      1.80       1.50      7.550        124.7      68.18
17,000,000 - 19,999,999 .........    1.27      1.36       1.31      7.508        109.8      71.33
20,000,000 - 24,999,999 .........    1.26      1.26       1.26      7.220        110.0      74.38
Total/Avg./Wtd. Avg./
 Min/Max ........................    1.01x     5.41x      1.44x     7.203%       124.3      71.46%

-------
(1) There are four credit-tenant loans in the pool included in this range.

                        DISTRIBUTION OF PROPERTY TYPES




                                                    PERCENTAGE OF
                         NUMBER OF                    AGGREGATE               CUT-OFF DATE BALANCE
                         MORTGAGED   CUT-OFF DATE    CUT-OFF DATE  ------------------------------------------
PROPERTY TYPE           PROPERTIES      BALANCE        BALANCE        MINIMUM        MAXIMUM       AVERAGE
---------------------- ------------ -------------- --------------- ------------- -------------- -------------
Multifamily ..........      144     $289,151,403       32.47%        $   180,965   $18,745,566    $2,007,996
Retail(1) ............       67      213,697,597       24.00             578,748    17,274,576     3,189,516
Office ...............       38      148,989,033       16.73             748,372    20,007,359     3,920,764
Lodging ..............       31      128,796,551       14.46             747,053    18,879,907     4,154,727
Industrial ...........       28       74,980,587        8.42             608,732     6,969,977     2,677,878
Healthcare ...........        7       29,648,648        3.33             598,989    11,379,636     4,235,521
Self-Storage .........        2        5,321,909        0.60           2,486,308     2,835,602     2,660,955
                            ---     ------------       -----
Total/Avg./Wtd. Avg./
 Min/Max .............      317     $890,585,728      100.00%        $   180,965   $20,007,359    $2,809,419
                            ===     ============   ==============



                                                                    WEIGHTED     WEIGHTED
                        DEBT SERVICE COVERAGE RATIO    WEIGHTED     AVERAGE       AVERAGE
                       ------------------------------  AVERAGE     REMAINING      CUT-OFF
                                            WEIGHTED   MORTGAGE     TERM TO        DATE
PROPERTY TYPE           MINIMUM   MAXIMUM    AVERAGE     RATE    MATURITY (MOS)  LTV RATIO
---------------------- --------- --------- ---------- --------- --------------- ----------
Multifamily ..........    1.21x     2.55x      1.43x  7.209%         132.3      73.77%
Retail(1) ............    1.01      2.53       1.42   7.020          124.0      71.43
Office ...............    1.17      1.69       1.37   7.199          115.1      71.09
Lodging ..............    1.35      2.86       1.58   7.448          125.4      66.91
Industrial ...........    1.24      1.60       1.39   7.001          114.3      73.36
Healthcare ...........    1.45      5.41       1.72   7.952          115.5      66.75
Self-Storage .........    1.41      1.56       1.49   7.031          126.7      66.53
Total/Avg./Wtd. Avg./
 Min/Max .............    1.01x     5.41x      1.44x  7.203%         124.3      71.46%

-------
(1) There are four credit-tenant loans in the pool included in this range.



         DISTRIBUTION OF ANNUALIZED DEBT SERVICE COVERAGE RATIOS (NCF)




                                                      PERCENTAGE OF
                           NUMBER OF                    AGGREGATE              CUT-OFF DATE BALANCE
RANGE OF DEBT               MORTGAGE   CUT-OFF DATE    CUT-OFF DATE  -----------------------------------------
SERVICE COVERAGE RATIOS      LOANS        BALANCE        BALANCE        MINIMUM       MAXIMUM       AVERAGE
------------------------- ----------- -------------- --------------- ------------- ------------- -------------
1.00 - 1.10(1) ..........       4     $  5,632,391        0.63%       $1,180,615    $ 1,561,882   $1,408,098
1.11 - 1.20 .............       5       12,711,340        1.43           744,183      4,687,639    2,542,268
1.21 - 1.30 .............      41      162,512,586       18.25           583,909     20,007,359    3,963,722
1.31 - 1.40 .............     114      294,141,767       33.03           518,899     18,879,907    2,580,191
1.41 - 1.50 .............      61      212,291,966       23.84           518,583     11,886,833    3,480,196
1.51 - 1.60 .............      34      101,244,958       11.37           558,863      8,970,384    2,977,793
1.61 - 1.70 .............      17       37,446,223        4.20           517,423     11,474,944    2,202,719
1.71 - 1.80 .............       9       29,023,620        3.26           646,185     11,379,636    3,224,847
1.81 - 1.90 .............       3        5,160,364        0.58         1,308,405      1,945,944    1,720,121
1.91 - 2.00 .............       6        9,467,783        1.06           645,384      2,887,786    1,577,964
2.01 - 2.10 .............       2        3,766,988        0.42           747,053      3,019,935    1,883,494
2.11 - 2.20 .............       2        2,918,407        0.33           778,545      2,139,863    1,459,204
2.21 - 2.30 .............       1        1,985,429        0.22         1,985,429      1,985,429    1,985,429
2.51 - 5.41 .............       5       12,281,906        1.38           580,168      5,975,204    2,456,381
                              ---     ------------       -----
Total/Avg./Wtd. Avg./
 Min/Max ................     304     $890,585,728      100.00%       $  517,423    $20,007,359   $2,929,558
                              ===     ============   ==============



                                                                       WEIGHTED     WEIGHTED
                           DEBT SERVICE COVERAGE RATIO    WEIGHTED     AVERAGE       AVERAGE
                          ------------------------------  AVERAGE     REMAINING      CUT-OFF
RANGE OF DEBT                                  WEIGHTED   MORTGAGE     TERM TO        DATE
SERVICE COVERAGE RATIOS    MINIMUM   MAXIMUM    AVERAGE     RATE    MATURITY (MOS)  LTV RATIO
------------------------- --------- --------- ---------- --------- --------------- ----------
1.00 - 1.10(1) ..........    1.01x     1.06x      1.04x   6.366%        189.9      90.82%
1.11 - 1.20 .............    1.12      1.20       1.17    7.087         146.3      68.97
1.21 - 1.30 .............    1.21      1.30       1.27    7.317         121.9      74.24
1.31 - 1.40 .............    1.31      1.40       1.36    7.212         126.6      71.98
1.41 - 1.50 .............    1.41      1.50       1.45    7.150         115.3      71.95
1.51 - 1.60 .............    1.51      1.60       1.55    7.041         127.8      70.64
1.61 - 1.70 .............    1.61      1.70       1.66    7.281         129.7      65.37
1.71 - 1.80 .............    1.71      1.80       1.78    7.452         121.6      73.46
1.81 - 1.90 .............    1.85      1.88       1.87    7.385         245.4      71.12
1.91 - 2.00 .............    1.92      1.99       1.94    7.292         124.3      63.27
2.01 - 2.10 .............    2.03      2.09       2.04    8.447         117.6      64.99
2.11 - 2.20 .............    2.20      2.20       2.20    7.830         132.1      43.80
2.21 - 2.30 .............    2.21      2.21       2.21    7.500         113.0      43.07
2.51 - 5.41 .............    2.53      5.41       2.78    6.632         117.1      47.50
Total/Avg./Wtd. Avg./
 Min/Max ................    1.01x     5.41x      1.44x  7.203%         124.3      71.46%

-------
(1) There are four credit-tenant loans in the pool included in this range.

                        DISTRIBUTION OF MORTGAGE RATES




                                                      PERCENTAGE OF
                           NUMBER OF                    AGGREGATE              CUT-OFF DATE BALANCE
RANGE OF                    MORTGAGE   CUT-OFF DATE    CUT-OFF DATE  -----------------------------------------
MORTGAGE RATES               LOANS        BALANCE        BALANCE        MINIMUM       MAXIMUM       AVERAGE
------------------------- ----------- -------------- --------------- ------------- ------------- -------------
5.7500 - 6.0000 .........       4      $ 13,251,740       1.49%        $2,093,661    $ 5,975,204   $3,312,935
6.0001 - 6.2500 .........       2         4,222,799       0.47          1,789,004      2,433,795    2,111,399
6.2501 - 6.5000(1) ......       9        35,617,449       4.00          1,180,615      9,327,291    3,957,494
6.5001 - 6.7500 .........      27       101,069,475      11.35          1,112,492      9,071,554    3,743,314
6.7501 - 7.0000 .........      64       220,373,791      24.74            578,748     18,745,566    3,443,340
7.0001 - 7.2500 .........      41       159,066,299      17.86          1,119,948     20,007,359    3,879,666
7.2501 - 7.5000 .........      45       133,586,366      15.00            580,168     11,883,227    2,968,586
7.5001 - 7.7500 .........      35        85,100,506       9.56            549,874     18,879,907    2,431,443
7.7501 - 8.0000 .........      36        77,088,293       8.66            518,583     17,274,576    2,141,341
8.0001 - 8.2500 .........      24        29,370,225       3.30            518,899      8,346,523    1,223,759
8.2501 - 8.5000 .........       9        20,294,424       2.28            517,423     11,379,636    2,254,936
8.5001 - 8.7500 .........       7        10,948,337       1.23            598,989      3,141,599    1,564,048
9.2501 - 9.5000 .........       1           596,025       0.07            596,025        596,025      596,025
                               --      ------------      -----
Total/Avg./Wtd. Avg./
 Min/Max ................     304      $890,585,728     100.00%        $  517,423    $20,007,359   $2,929,558
                              ===      ============   =========



                                                                       WEIGHTED     WEIGHTED
                           DEBT SERVICE COVERAGE RATIO    WEIGHTED     AVERAGE       AVERAGE
                          ------------------------------  AVERAGE     REMAINING      CUT-OFF
RANGE OF                                       WEIGHTED   MORTGAGE     TERM TO        DATE
MORTGAGE RATES             MINIMUM   MAXIMUM    AVERAGE     RATE    MATURITY (MOS)  LTV RATIO
------------------------- --------- --------- ---------- --------- --------------- ----------
5.7500 - 6.0000 .........    1.30x     2.53x      1.93x  5.830%         109.8      58.62%
6.0001 - 6.2500 .........    1.36      1.79       1.61   6.158          117.0      73.06
6.2501 - 6.5000(1) ......    1.01      1.51       1.38   6.412          128.3      73.42
6.5001 - 6.7500 .........    1.26      1.71       1.45   6.636          118.5      75.72
6.7501 - 7.0000 .........    1.12      1.99       1.41   6.892          127.6      74.33
7.0001 - 7.2500 .........    1.20      2.86       1.43   7.149          118.7      70.47
7.2501 - 7.5000 .........    1.20      2.72       1.46   7.375          135.2      70.60
7.5001 - 7.7500 .........    1.24      1.93       1.41   7.672          116.5      68.44
7.7501 - 8.0000 .........    1.21      2.20       1.42   7.896          118.7      67.93
8.0001 - 8.2500 .........    1.25      1.98       1.42   8.175          142.1      68.73
8.2501 - 8.5000 .........    1.25      1.80       1.60   8.354          126.1      73.19
8.5001 - 8.7500 .........    1.30      5.41       1.84   8.605          119.4      60.16
9.2501 - 9.5000 .........    1.28      1.28       1.28   9.250          111.0      69.31
Total/Avg./Wtd. Avg./
 Min/Max ................    1.01x     5.41x      1.44x  7.203%         124.3      71.46%

-------
(1) There are four credit-tenant loans in the pool included in this range.



                       DISTRIBUTION OF AMORTIZATION TYPES




                                                          PERCENTAGE OF
                               NUMBER OF                    AGGREGATE               CUT-OFF DATE BALANCE
                                MORTGAGE   CUT-OFF DATE    CUT-OFF DATE  ------------------------------------------
AMORTIZATION TYPE                LOANS        BALANCE        BALANCE        MINIMUM        MAXIMUM       AVERAGE
----------------------------- ----------- -------------- --------------- ------------- -------------- -------------
Balloon .....................     270     $827,155,437        92.88%       $   517,423   $20,007,359    $3,063,539
Fully Amortizing(1) .........      32       59,114,989         6.64            518,899     9,939,997     1,847,343
Hyperamortizing .............       2        4,315,302         0.48          1,620,915     2,694,387     2,157,651
                                  ---     ------------         ----
Total/Avg./Wtd. Avg./
 Min/Max ....................     304     $890,585,728       100.00%       $   517,423   $20,007,359    $2,929,558
                                  ===     ============       ======



                                                                            WEIGHTED     WEIGHTED
                               DEBT SERVICE COVERAGE RATIO    WEIGHTED      AVERAGE       AVERAGE
                              ------------------------------   AVERAGE     REMAINING      CUT-OFF
                                                   WEIGHTED   MORTGAGE      TERM TO        DATE
AMORTIZATION TYPE              MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY (MOS)  LTV RATIO
----------------------------- --------- --------- ---------- ---------- --------------- ----------
Balloon .....................    1.17x     5.41x      1.45x  7.199%          115.6      71.57%
Fully Amortizing(1) .........    1.01      2.20       1.41   7.243           247.4      70.70
Hyperamortizing .............    1.20      1.78       1.56   7.320           117.6      60.42
Total/Avg./Wtd. Avg./
 Min/Max ....................    1.01x     5.41x      1.44x  7.203%          124.3      71.46%

-------
(1) There are four credit-tenant loans in the pool included in this range.

                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS




                                                   PERCENTAGE OF
                        NUMBER OF                    AGGREGATE              CUT-OFF DATE BALANCE
RANGE OF                 MORTGAGE   CUT-OFF DATE    CUT-OFF DATE  -----------------------------------------
AMORTIZATION TERMS        LOANS        BALANCE        BALANCE        MINIMUM       MAXIMUM       AVERAGE
---------------------- ----------- -------------- --------------- ------------- ------------- -------------
151 - 170(1) .........       3     $  7,129,922          0.80%    $1,180,615    $ 4,600,573   $2,376,641
171 - 190(1) .........       9       11,370,432          1.28        583,909      3,160,322    1,263,381
191 - 210 ............       1        1,880,881          0.21      1,880,881      1,880,881    1,880,881
211 - 230 ............       2        2,980,109          0.33        602,978      2,377,132    1,490,055
231 - 250 ............      23       41,452,034          4.65        518,899      3,777,721    1,802,262
251 - 270 ............       5       25,662,042          2.88      2,370,170     11,886,833    5,132,408
271 - 290 ............      14       35,841,185          4.02        535,015     10,359,122    2,560,085
291 - 310 ............     132      301,415,775         33.84        517,423     18,879,907    2,283,453
331 - 360 ............     115      462,853,349         51.97        518,583     20,007,359    4,024,812
                           ---     ------------         -----
Total/Avg./Wtd. Avg./
 Min/Max .............     304     $890,585,728        100.00%    $  517,423    $20,007,359   $2,929,559
                           ===     ============        ======



                                                                    WEIGHTED     WEIGHTED
                        DEBT SERVICE COVERAGE RATIO    WEIGHTED     AVERAGE       AVERAGE
                       ------------------------------  AVERAGE     REMAINING      CUT-OFF
RANGE OF                                    WEIGHTED   MORTGAGE     TERM TO        DATE
AMORTIZATION TERMS      MINIMUM   MAXIMUM    AVERAGE     RATE    MATURITY (MOS)  LTV RATIO
---------------------- --------- --------- ---------- --------- --------------- ----------
151 - 170(1) .........    1.01x     1.25x      1.16x  6.995%         169.3      78.01%
171 - 190(1) .........    1.06      2.20       1.45   7.098          169.4      62.06
191 - 210 ............    1.17      1.17       1.17   6.900           80.0      78.37
211 - 230 ............    1.33      1.34       1.34   7.201          215.6      71.72
231 - 250 ............    1.06      2.86       1.58   7.278          169.7      67.36
251 - 270 ............    1.38      1.59       1.45   7.929          110.8      62.66
271 - 290 ............    1.26      1.88       1.49   7.445          137.3      70.00
291 - 310 ............    1.21      5.41       1.49   7.392          120.4      69.10
331 - 360 ............    1.20      1.99       1.40   7.020          120.3      74.06
Total/Avg./Wtd. Avg./
 Min/Max .............    1.01x     5.41x      1.44x  7.203%         124.3      71.46%

-------
(1) There are four credit-tenant loans in this pool of which some are included in this range.



                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY




                                                      PERCENTAGE OF
                           NUMBER OF                    AGGREGATE              CUT-OFF DATE BALANCE
RANGE OF ORIGINAL           MORTGAGE   CUT-OFF DATE    CUT-OFF DATE  -----------------------------------------
TERMS TO MATURITY            LOANS        BALANCE        BALANCE        MINIMUM       MAXIMUM       AVERAGE
------------------------- ----------- -------------- --------------- ------------- ------------- -------------
  0 -  83 ...............       1      $  5,926,346       0.67%        $5,926,346    $ 5,926,346   $5,926,346
 84 - 120 ...............     255       772,660,276      86.76            517,423     20,007,359    3,030,040
121 - 180(1) ............      25        64,298,362       7.22            549,874     11,883,227    2,571,934
181 - 240(1) ............      16        27,569,563       3.10            518,899      4,380,672    1,723,098
241 - 360 ...............       7        20,131,183       2.26            681,425      9,939,997    2,875,883
                              ---      ------------      -----
Total/Avg./Wtd. Avg./
 Min/Max ................     304      $890,585,728     100.00%        $  517,423    $20,007,359   $2,929,558
                              ===      ============     ======



                                                                        WEIGHTED     WEIGHTED
                           DEBT SERVICE COVERAGE RATIO    WEIGHTED      AVERAGE       AVERAGE
                          ------------------------------   AVERAGE     REMAINING      CUT-OFF
RANGE OF ORIGINAL                              WEIGHTED   MORTGAGE      TERM TO        DATE
TERMS TO MATURITY          MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY (MOS)  LTV RATIO
------------------------- --------- --------- ---------- ---------- --------------- ----------
  0 -  83 ...............    1.44x     1.44x      1.44x  7.420%           49.0      77.98%
 84 - 120 ...............    1.17      5.41       1.44   7.199           113.2      71.37
121 - 180(1) ............    1.01      2.86       1.43   7.152           156.1      71.38
181 - 240(1) ............    1.06      1.97       1.40   7.341           230.6      72.72
241 - 360 ...............    1.28      1.88       1.50   7.250           327.0      71.30
Total/Avg./Wtd. Avg./
 Min/Max ................    1.01x     5.41x      1.44x  7.203%          124.3      71.46%

-------
(1) There are four credit-tenant loans in this pool of which some are included in this range.

                  DISTRIBUTION OF REMAINING TERMS TO MATURITY




                                                      PERCENTAGE OF
                           NUMBER OF                    AGGREGATE              CUT-OFF DATE BALANCE
RANGES OF REMAINING         MORTGAGE   CUT-OFF DATE    CUT-OFF DATE  -----------------------------------------
TERMS TO MATURITY            LOANS        BALANCE        BALANCE        MINIMUM       MAXIMUM       AVERAGE
------------------------- ----------- -------------- --------------- ------------- ------------- -------------
49 - 50 .................       1      $  5,926,346        0.67%       $5,926,346    $ 5,926,346   $5,926,346
71 - 90 .................      11        40,011,713        4.49           994,967      9,857,540    3,637,428
91 - 110 ................      17        77,578,084        8.71           535,015     20,007,359    4,563,417
111 - 120 ...............     229       660,144,846       74.12           517,423     18,879,907    2,882,729
131 - 150 ...............       6        23,055,679        2.59           744,183      7,564,133    3,842,613
151 - 170(1) ............       3         7,129,922        0.80         1,180,615      4,600,573    2,376,641
171 - 190(1) ............      15        30,600,276        3.44           549,874     11,883,227    2,040,018
211 - 230 ...............       2         2,980,109        0.33           602,978      2,377,132    1,490,055
231 - 250(1) ............      13        23,027,571        2.59           518,899      4,380,672    1,771,352
271 - 353 ...............       7        20,131,183        2.26           681,425      9,939,997    2,875,883
                              ---      ------------       -----
Total/Avg./Wtd. Avg./
 Min/Max ................     304      $890,585,728      100.00%       $  517,423    $20,007,359   $2,929,558
                              ===      ============      ======



                                                                        WEIGHTED     WEIGHTED
                           DEBT SERVICE COVERAGE RATIO    WEIGHTED      AVERAGE       AVERAGE
                          ------------------------------   AVERAGE     REMAINING      CUT-OFF
RANGES OF REMAINING                            WEIGHTED   MORTGAGE      TERM TO        DATE
TERMS TO MATURITY          MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY (MOS)  LTV RATIO
------------------------- --------- --------- ---------- ---------- --------------- ----------
49 - 50 .................    1.44x     1.44x      1.44x  7.420%           49.0      77.98%
71 - 90 .................    1.17      1.92       1.40   6.923            79.0      74.51
91 - 110 ................    1.26      1.60       1.33   7.534           108.7      71.23
111 - 120 ...............    1.20      5.41       1.47   7.179           115.8      71.05
131 - 150 ...............    1.20      1.41       1.33   6.980           139.0      77.27
151 - 170(1) ............    1.01      1.25       1.16   6.995           169.3      78.01
171 - 190(1) ............    1.06      2.20       1.37   7.216           173.5      69.66
211 - 230 ...............    1.33      1.34       1.34   7.201           215.6      71.72
231 - 250(1) ............    1.06      1.97       1.43   7.426           236.0      71.70
271 - 353 ...............    1.28      1.88       1.50   7.250           327.0      71.30
Total/Avg./Wtd. Avg./
 Min/Max ................    1.01x     5.41x      1.44x  7.203%          124.3      71.46%

-------
(1) There are four credit-tenant loans in this pool of which some are included in this range.


        DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS




                                                       PERCENTAGE OF
                            NUMBER OF                    AGGREGATE              CUT-OFF DATE BALANCE
RANGE OF CUT-OFF DATE        MORTGAGE   CUT-OFF DATE    CUT-OFF DATE  -----------------------------------------
LOAN-TO-VALUE RATIOS          LOANS        BALANCE        BALANCE        MINIMUM       MAXIMUM       AVERAGE
-------------------------- ----------- -------------- --------------- ------------- ------------- -------------
15.1 -  30.0 .............       1      $    598,989       0.07%       $   598,989   $   598,989   $  598,989
30.1  -  50.0 ............       9        16,296,287       1.83            580,168     5,975,204    1,810,699
50.1  -  60.0 ............      15        52,916,835       5.94            748,372    11,886,833    3,527,789
60.1  -  65.0 ............      29        85,634,924       9.62            606,615    18,879,907    2,952,928
65.1  -  70.0 ............      60       137,760,490      15.47            517,423    10,359,122    2,296,008
70.1  -  75.0 ............     113       323,050,311      36.27            518,583    20,007,359    2,858,852
75.1  -  80.0 ............      67       242,935,334      27.28            578,748    18,745,566    3,625,901
80.1  -  85.0(1) .........       7        26,940,783       3.03            996,925     8,094,812    3,848,683
85.1  -  90.0(1) .........       1         1,561,882       0.18          1,561,882     1,561,882    1,561,882
90.1  -  95.0(1) .........       1         1,348,733       0.15          1,348,733     1,348,733    1,348,733
95.1  - 100.0(1) .........       1         1,541,161       0.17          1,541,161     1,541,161    1,541,161
                               ---      ------------      -----
Total/Avg./Wtd. Avg./
 Min/Max .................     304      $890,585,728     100.00%       $   517,423   $20,007,359   $2,929,558
                               ===      ============     ======



                                                                        WEIGHTED     WEIGHTED
                            DEBT SERVICE COVERAGE RATIO    WEIGHTED     AVERAGE       AVERAGE
                           ------------------------------  AVERAGE     REMAINING      CUT-OFF
RANGE OF CUT-OFF DATE                           WEIGHTED   MORTGAGE     TERM TO        DATE
LOAN-TO-VALUE RATIOS        MINIMUM   MAXIMUM    AVERAGE     RATE    MATURITY (MOS)  LTV RATIO
-------------------------- --------- --------- ---------- --------- --------------- ----------
15.1 -  30.0 .............    5.41x     5.41x      5.41x  8.570%         118.0      17.62%
30.1  -  50.0 ............    1.27      2.55       2.16   6.950          152.4      41.79
50.1  -  60.0 ............    1.31      2.86       1.59   7.416          117.8      57.82
60.1  -  65.0 ............    1.20      2.03       1.46   7.480          117.5      63.18
65.1  -  70.0 ............    1.20      1.92       1.46   7.331          123.3      67.85
70.1  -  75.0 ............    1.12      2.72       1.39   7.258          125.6      73.09
75.1  -  80.0 ............    1.17      1.80       1.41   6.984          124.7      77.95
80.1  -  85.0(1) .........    1.01      1.64       1.47   6.812          116.9      80.49
85.1  -  90.0(1) .........    1.06      1.06       1.06   6.350          180.0      89.76
90.1  -  95.0(1) .........    1.01      1.01       1.01   6.350          168.0      91.44
95.1  - 100.0(1) .........    1.06      1.06       1.06   6.410          236.0      96.32
Total/Avg./Wtd. Avg./
 Min/Max .................    1.01x     5.41x      1.44x  7.203%         124.3      71.46%

-------
(1) There are four credit-tenant loans in this pool of which some are included in this range.

                       DISTRIBUTION OF ORIGINATION YEARS




                                                  PERCENTAGE OF
                       NUMBER OF                    AGGREGATE               CUT-OFF DATE BALANCE
                       MORTGAGED   CUT-OFF DATE    CUT-OFF DATE  ------------------------------------------
ORIGINATION YEAR         LOANS        BALANCE        BALANCE        MINIMUM        MAXIMUM       AVERAGE
--------------------- ----------- -------------- --------------- ------------- -------------- -------------
1998(1) .............     303     $887,444,130        99.65%       $   517,423   $20,007,359    $2,928,859
1997 ................       1        3,141,599         0.35          3,141,599     3,141,599     3,141,599
                          ---     ------------         ----
Total/Avg./Wtd. Avg./
 Min/Max ............     304     $890,585,728       100.00%       $   517,423   $20,007,359    $2,929,558
                          ===     ============       ======



                                                                    WEIGHTED     WEIGHTED
                       DEBT SERVICE COVERAGE RATIO    WEIGHTED      AVERAGE       AVERAGE
                      ------------------------------   AVERAGE     REMAINING      CUT-OFF
                                           WEIGHTED   MORTGAGE      TERM TO        DATE
ORIGINATION YEAR       MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY (MOS)  LTV RATIO
--------------------- --------- --------- ---------- ---------- --------------- ----------
1998(1) .............    1.01x     5.41x      1.44x    7.197%        124.4        71.50%
1997 ................    1.49      1.49       1.49     8.620         105.0        60.77
Total/Avg./Wtd. Avg./
 Min/Max ............    1.01x     5.41x      1.44x    7.203%        124.3        71.46%

-------
(1) There are four credit-tenant loans in the pool included in this range.


                           DISTRIBUTION OF SEASONING




                                                   PERCENTAGE OF
                        NUMBER OF                    AGGREGATE               CUT-OFF DATE BALANCE
RANGE OF                 MORTGAGE   CUT-OFF DATE    CUT-OFF DATE  ------------------------------------------
SEASONING                 LOANS        BALANCE        BALANCE        MINIMUM        MAXIMUM       AVERAGE
---------------------- ----------- -------------- --------------- ------------- -------------- -------------
0 -- 6(1) ............     235      $682,023,034       76.58%      $   517,423   $18,879,907    $2,902,226
7 -- 12 ..............      68       205,421,096       23.07           535,015    20,007,359     3,020,898
13 -- 18 .............       1         3,141,599        0.35         3,141,599     3,141,599     3,141,599
                                    ------------       -----
Total/Avg./Wtd. Avg./
 min/max .............     304      $890,585,728      100%         $   517,423   $20,007,359    $2,929,558
                           ===      ============      ===



                                                                     WEIGHTED     WEIGHTED
                        DEBT SERVICE COVERAGE RATIO    WEIGHTED      AVERAGE       AVERAGE
                       ------------------------------   AVERAGE     REMAINING      CUT-OFF
RANGE OF                                    WEIGHTED   MORTGAGE      TERM TO        DATE
SEASONING               MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY (MOS)  LTV RATIO
---------------------- --------- --------- ---------- ---------- --------------- ----------
0 -- 6(1) ............ 1.01x     5.41x         1.46x  7.126%          120.7         71.78%
7 -- 12 .............. 1.20      2.55          1.39   7.434           136.7         70.56
13 -- 18 ............. 1.49      1.49          1.49   8.620           105.0         60.77
Total/Avg./Wtd. Avg./
 min/max ............. 1.01x     5.41x         1.44x  7.203%          124.3         71.46%

-------
(1) There are four credit-tenant loans in the pool included in this range.

                       DISTRIBUTION OF YEARS OF MATURITY




                                                 PERCENTAGE OF
                      NUMBER OF                    AGGREGATE            CURRENT PRINCIPAL BALANCE
                      MORTGAGED   CUT-OFF DATE    CUT-OFF DATE  -----------------------------------------
MATURITY YEAR           LOANS        BALANCE        BALANCE        MINIMUM       MAXIMUM       AVERAGE
-------------------- ----------- -------------- --------------- ------------- ------------- -------------
2003 ...............       1      $  5,926,346       0.67%       $5,926,346    $ 5,926,346   $ 5,926,346
2005 ...............      11        40,011,713       4.49           994,967      9,857,540     3,637,428
2007 ...............       2        20,416,175       2.29         3,141,599     17,274,576    10,208,087
2008 ...............     242       712,991,454      80.06           517,423     20,007,359     2,946,246
2010 ...............       6        23,055,679       2.59           744,183      7,564,133     3,842,613
2013(1) ............      17        36,168,315       4.06           549,874     11,883,227     2,127,548
2014(1) ............       1         1,561,882       0.18         1,561,882      1,561,882     1,561,882
2016 ...............       1         2,377,132       0.27         2,377,132      2,377,132     2,377,132
2018 ...............      15        25,251,464       2.84           518,899      4,380,672     1,683,431
2023 ...............       6        10,945,454       1.23           681,425      2,694,387     1,824,242
2028 ...............       2        11,880,116       1.33         1,940,119      9,939,997     5,940,058
                         ---      ------------      -----
Total/Avg./Wtd. Avg/
 Min/Max ...........     304      $890,585,728     100.00%       $  517,423    $20,007,359   $ 2,929,558
                         ===      ============     ======



                                                                   WEIGHTED     WEIGHTED
                      DEBT SERVICE COVERAGE RATIO    WEIGHTED      AVERAGE       AVERAGE
                     ------------------------------   AVERAGE     REMAINING      CUT-OFF
                                          WEIGHTED   MORTGAGE      TERM TO        DATE
MATURITY YEAR         MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY (MOS)  LTV RATIO
-------------------- --------- --------- ---------- ---------- --------------- ----------
2003 ............... 1.44x     1.44x     1.44x      7.420%           49.0      77.98%
2005 ............... 1.17      1.92      1.40       6.923            79.0      74.51
2007 ............... 1.27      1.49      1.30       7.977           105.8      70.26
2008 ............... 1.20      5.41      1.46       7.194           115.3      71.15
2010 ............... 1.20      1.41      1.33       6.980           139.0      77.27
2013(1) ............ 1.01      2.20      1.34       7.210           172.4      70.43
2014(1) ............ 1.06      1.06      1.06       6.350           180.0      89.76
2016 ............... 1.34      1.34      1.34       6.840           212.0      72.92
2018 ............... 1.06      1.97      1.41       7.429           228.2      71.32
2023 ............... 1.28      1.88      1.70       7.532           247.7      63.01
2028 ............... 1.35      1.39      1.38       7.046           352.7      75.49
Total/Avg./Wtd. Avg/
 Min/Max ........... 1.01x     5.41x     1.44x      7.203%          124.3      71.46%

-------
(1) There are four credit-tenant loans in this pool of which some are included in this range.

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE




                                                       PERCENTAGE OF
                            NUMBER OF                    AGGREGATE              CUT-OFF DATE BALANCE
                            MORTGAGED   CUT-OFF DATE    CUT-OFF DATE  -----------------------------------------
STATE                      PROPERTIES      BALANCE        BALANCE        MINIMUM       MAXIMUM       AVERAGE
------------------------- ------------ -------------- --------------- ------------- ------------- -------------
Texas ...................       56     $115,832,720        13.01 %     $   432,686   $ 8,480,788   $2,068,441
California ..............       32       93,268,451        10.47           535,015    11,474,944    2,914,639
Florida .................       21       70,099,984         7.87           570,701    11,883,227    3,338,094
New York ................       23       64,964,839         7.29           517,423    11,379,636    2,824,558
Arizona .................       13       57,325,324         6.44           996,925     9,071,554    4,409,640
Georgia .................       12       46,625,164         5.24           608,732    17,274,576    3,885,430
Washington ..............       10       44,268,684         4.97           583,909     8,529,234    4,426,868
Massachusetts ...........       14       36,701,118         4.12           647,370     7,965,441    2,621,508
Illinois ................        6       34,015,000         3.82           623,650    18,879,907    5,669,167
Maryland ................       10       33,607,473         3.77           747,053    10,805,080    3,360,747
Pennsylvania(1) .........       14       31,893,366         3.58           580,168    18,745,566    2,278,098
Tennessee ...............        6       30,991,018         3.48         2,743,579    10,359,122    5,165,170
New Jersey(1) ...........       14       30,435,473         3.42           518,899     9,939,997    2,173,962
Virginia ................        4       24,458,888         2.75           518,583    20,007,359    6,114,722
Nevada ..................        9       21,853,511         2.45           848,165     6,969,977    2,428,168
Colorado ................        7       19,128,161         2.15         1,007,819     6,585,712    2,732,594
Wisconsin ...............        4       18,014,985         2.02           947,949     6,680,925    4,503,746
Oklahoma ................        5       15,096,519         1.70           832,227     7,284,197    3,019,304
Kentucky ................        7       13,729,821         1.54           896,999     3,966,587    1,961,403
Ohio ....................        7       13,071,839         1.47           647,407     3,488,081    1,867,406
North Carolina ..........        4       10,921,114         1.23           833,878     7,989,091    2,730,279
Mississippi .............        4        8,926,327         1.00         1,906,015     2,934,505    2,231,582
Missouri ................        6        6,662,940         0.75           180,965     2,887,944    1,110,490
Oregon ..................        4        6,634,457         0.74           710,422     3,977,673    1,658,614
Idaho ...................        2        6,428,307         0.72         1,789,004     4,639,304    3,214,154
Connecticut .............        3        6,291,702         0.71           994,860     4,284,096    2,097,234
Michigan ................        3        4,993,127         0.56           758,359     2,591,718    1,664,376
Utah ....................        3        4,051,863         0.45         1,043,908     1,617,205    1,350,621
Maine ...................        1        3,477,937         0.39         3,477,937     3,477,937    3,477,937
Indiana .................        4        2,795,597         0.31           565,423       858,143      698,899
South Carolina ..........        1        2,694,387         0.30         2,694,387     2,694,387    2,694,387
Louisiana ...............        2        2,345,985         0.26           681,425     1,664,560    1,172,992
New Mexico ..............        1        2,193,040         0.25         2,193,040     2,193,040    2,193,040
West Virginia ...........        1        1,637,348         0.18         1,637,348     1,637,348    1,637,348
Rhode Island ............        1        1,364,770         0.15         1,364,770     1,364,770    1,364,770
Alabama .................        1        1,356,840         0.15         1,356,840     1,356,840    1,356,840
Kansas ..................        1        1,307,700         0.15         1,307,700     1,307,700    1,307,700
Alaska ..................        1        1,119,948         0.13         1,119,948     1,119,948    1,119,948
                                --     ------------        -----
Total/Avg./Wtd. Avg./
 Min/Max ................      317     $890,585,728       100.00%      $   180,965   $20,007,359   $2,809,419
                               ===     ============       ======



                                                                         WEIGHTED     WEIGHTED
                           DEBT SERVICE COVERAGE RATIO     WEIGHTED      AVERAGE       AVERAGE
                          ------------------------------   AVERAGE      REMAINING      CUT-OFF
                                               WEIGHTED    MORTGAGE      TERM TO        DATE
STATE                      MINIMUM   MAXIMUM    AVERAGE      RATE     MATURITY (MOS)  LTV RATIO
------------------------- --------- --------- ---------- ----------- --------------- ----------
Texas ...................    1.20x     2.21x      1.47x      7.159%       116.6      73.03%
California ..............    1.12      5.41       1.44       7.235        124.5      68.30
Florida .................    1.21      1.75       1.37       7.268        126.3      71.76
New York ................    1.25      2.53       1.58       7.497        124.9      69.13
Arizona .................    1.26      1.67       1.42       7.002        114.1      74.61
Georgia .................    1.17      1.66       1.44       7.458        128.5      73.52
Washington ..............    1.26      1.50       1.39       7.031        117.6      70.68
Massachusetts ...........    1.25      1.93       1.46       7.270        115.9      68.30
Illinois ................    1.34      1.48       1.39       7.377        124.2      68.09
Maryland ................    1.32      2.09       1.45       7.111        117.8      70.99
Pennsylvania(1) .........    1.01      2.55       1.33       7.242        120.1      75.99
Tennessee ...............    1.45      1.71       1.54       6.761        117.0      75.41
New Jersey(1) ...........    1.01      1.65       1.40       7.053        207.8      72.15
Virginia ................    1.26      1.50       1.27       7.175        111.1      74.03
Nevada ..................    1.32      1.69       1.38       7.106        134.8      71.37
Colorado ................    1.36      1.50       1.41       6.960        116.3      70.96
Wisconsin ...............    1.29      1.54       1.39       7.120        108.8      73.79
Oklahoma ................    1.24      1.38       1.30       7.152        120.2      76.59
Kentucky ................    1.24      1.52       1.36       7.452        115.1      73.48
Ohio ....................    1.31      1.41       1.37       7.141        107.9      72.83
North Carolina ..........    1.34      1.78       1.50       7.425        116.8      70.27
Mississippi .............    1.87      2.86       2.28       7.466        191.8      59.35
Missouri ................    1.32      1.53       1.38       7.294        147.4      74.24
Oregon ..................    1.38      2.20       1.58       7.242        137.4      53.98
Idaho ...................    1.28      1.36       1.30       6.468        117.0      71.79
Connecticut .............    1.33      1.47       1.44       7.520        116.0      68.12
Michigan ................    1.37      1.67       1.55       7.050        116.8      67.20
Utah ....................    1.25      1.44       1.33       7.736        114.5      71.90
Maine ...................    1.35      1.35       1.35       6.940        115.0      72.46
Indiana .................    1.31      1.39       1.36       7.116        116.6      76.61
South Carolina ..........    1.78      1.78       1.78       7.500        118.0      56.13
Louisiana ...............    1.71      1.73       1.72       7.187        167.0      73.14
New Mexico ..............    2.72      2.72       2.72       7.270        117.0      73.10
West Virginia ...........    1.39      1.39       1.39       7.875        112.0      71.19
Rhode Island ............    1.50      1.50       1.50       6.280        117.0      68.24
Alabama .................    1.58      1.58       1.58       6.570        117.0      79.81
Kansas ..................    1.46      1.46       1.46       8.100        234.0      74.30
Alaska ..................    1.33      1.33       1.33       7.120        116.0      74.66
Total/Avg./Wtd. Avg./
 Min/Max ................    1.01x     5.41x      1.44x      7.203%       124.3      71.46%

-------
(1) There are four credit-tenant loans in this pool of which some are included in this range.

                     DISTRIBUTION OF PREPAYMENT PROVISIONS




                                                    PERCENTAGE OF
                         NUMBER OF                    AGGREGATE               CUT-OFF DATE BALANCE
                          MORTGAGE   CUT-OFF DATE    CUT-OFF DATE  ------------------------------------------
PREPAYMENT PROVISION       LOANS        BALANCE        BALANCE        MINIMUM        MAXIMUM       AVERAGE
----------------------- ----------- -------------- --------------- ------------- -------------- -------------
Lockout/Defeasance(1)       131     $501,231,052       56.28%        $   598,989   $20,007,359    $3,826,191
Lockout/Greater of
 YM or 1%(2) ..........     171      385,231,871       43.26             517,423    18,745,566     2,252,818
Lockout/Declining Fee         1        3,179,729        0.36           3,179,729     3,179,729     3,179,729
Lockout/Open ..........       1          943,077        0.11             943,077       943,077       943,077
                            ---     ------------       -----
Total/Avg./Wtd. Avg./
 Min/Max ..............     304     $890,585,728      100.00%        $   517,423   $20,007,359    $2,929,558
                            ===     ============      ======



                                                                      WEIGHTED     WEIGHTED
                         DEBT SERVICE COVERAGE RATIO    WEIGHTED      AVERAGE       AVERAGE
                        ------------------------------   AVERAGE     REMAINING      CUT-OFF
                                             WEIGHTED   MORTGAGE      TERM TO        DATE
PREPAYMENT PROVISION     MINIMUM   MAXIMUM    AVERAGE     RATE     MATURITY (MOS)  LTV RATIO
----------------------- --------- --------- ---------- ---------- --------------- ----------
Lockout/Defeasance(1)      1.01x     5.41x      1.47x  7.275%          117.0      71.47%
Lockout/Greater of
 YM or 1%(2) ..........    1.12      2.55       1.41   7.105           133.9      71.46
Lockout/Declining Fee      1.32      1.32       1.32   7.310           114.0      75.71
Lockout/Open ..........    1.69      1.69       1.69   8.125           112.0      52.39
Total/Avg./Wtd. Avg./
 Min/Max ..............    1.01x     5.41x      1.44x  7.203%          124.3      71.46%

-------
(1) There are four credit-tenant loans in the pool included in this range.
(2) Includes 1 loan with the provision "Defeasance or Greater of YM or 1%" and
(3) loans with the provision "Greater of YM or Declining Fee."

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM/DEFEASANCE
         PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE



                            JAN-99       JAN-00       JAN-01      JAN-02     JAN-03     JAN-04     JAN-05
                         ------------ ------------ ----------- ----------- ---------- ---------- ----------
 Locked Out ............     100.00%      100.00%      98.88%      38.73%       5.71%      3.56%      2.64%
 Defeasance ............       0.00         0.00        0.00       55.26       55.29      56.07      54.28
 Yield Maintenance .....       0.00         0.00        1.12        5.55       37.88      39.91      40.81
 5.00 -- 5.99% .........       0.00         0.00        0.00        0.36        0.35       0.36       0.00
 4.00 -- 4.99% .........       0.00         0.00        0.00        0.00        0.00       0.00       0.36
 3.00 -- 3.99% .........       0.00         0.00        0.00        0.00        0.00       0.00       0.00
 2.00 -- 2.99% .........       0.00         0.00        0.00        0.00        0.00       0.00       0.00
 1.00 -- 1.99% .........       0.00         0.00        0.00        0.00        0.00       0.00       0.00
 0.01 -- 0.99% .........       0.00         0.00        0.00        0.00        0.00       0.00       0.00
 No Penalty ............       0.00         0.00        0.00        0.11        0.77       0.11       1.91
 Total (1) .............     100.00%      100.00%     100.00%     100.00%     100.00%    100.00%    100.00%
 Aggregate Balance
 ($MM) .................  $  890.59    $  879.21    $ 867.15    $ 854.01    $ 839.87   $ 819.22   $ 803.12



                           JAN-06     JAN-07     JAN-08      JAN-09      JAN-10      JAN-11      JAN-12      JAN-13
                         ---------- ---------- ---------- ----------- ----------- ----------- ----------- -----------
 Locked Out ............      2.09%      2.04%      1.81%       7.89%       7.95%      10.92%      11.20%      11.55%
 Defeasance ............     54.49      54.49      44.09       31.97       31.39       33.81       32.84       12.61
 Yield Maintenance .....     42.93      42.98      30.55       49.35       40.78       39.56       32.55       27.92
 5.00 -- 5.99% .........      0.00       0.00       0.00        0.00        0.00        0.00        0.00        0.00
 4.00 -- 4.99% .........      0.00       0.00       0.00        0.00        0.00        0.00        0.00        0.00
 3.00 -- 3.99% .........      0.37       0.00       0.00        0.00        0.00        0.00        0.00        0.00
 2.00 -- 2.99% .........      0.00       0.37       0.00        0.00        0.00        0.00        0.00        0.00
 1.00 -- 1.99% .........      0.00       0.00       0.00       10.80       11.13       15.71       23.41       24.97
 0.01 -- 0.99% .........      0.00       0.00       0.00        0.00        0.00        0.00        0.00        0.00
 No Penalty ............      0.11       0.11      23.54        0.00        8.75        0.00        0.00       22.96
 Total (1) .............    100.00%    100.00%    100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
 Aggregate Balance
 ($MM) .................  $ 750.14   $ 732.19   $ 694.75   $   78.12   $   73.85   $   50.86   $   46.52   $   41.86


                            JAN-14      JAN-15      JAN-16      JAN-17      JAN-18      JAN-19      JAN-20
                         ----------- ----------- ----------- ----------- ----------- ----------- -----------
 Locked Out ............       9.64%      10.22%      11.01%      12.06%      13.50%      12.66%      13.31%
 Defeasance ............      14.92       14.27       13.40       12.11        9.17        8.97        8.29
 Yield Maintenance .....      35.42       33.36       30.56       26.90       19.63        5.64        5.34
 5.00 -- 5.99% .........       0.00        0.00        0.00        0.00        0.00        0.00        0.00
 4.00 -- 4.99% .........       0.00        0.00        0.00        0.00        0.00        0.00        0.00
 3.00 -- 3.99% .........       0.00        0.00        0.00        0.00        0.00        0.00        0.00
 2.00 -- 2.99% .........       0.00        0.00        0.00        0.00        0.00        0.00        0.00
 1.00 -- 1.99% .........      40.02       42.15       45.03       48.93       54.24       72.72       73.06
 0.01 -- 0.99% .........       0.00        0.00        0.00        0.00        0.00        0.00        0.00
 No Penalty ............       0.00        0.00        0.00        0.00        3.46        0.00        0.00
 Total (1) .............     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
 Aggregate Balance
 ($MM) .................  $   24.95   $   22.49   $   19.85   $   17.08   $   14.26   $    9.72   $    8.69



                            JAN-21      JAN-22      JAN-23      JAN-24      JAN-25      JAN-26      JAN-27      JAN-28
                         ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
 Locked Out ............      14.19%      15.46%      17.48%       0.00%       0.00%       0.00%       0.00%       0.00%
 Defeasance ............       7.34        5.95        0.00        0.00        0.00        0.00        0.00        0.00
 Yield Maintenance .....       4.91        4.27        0.00       20.87       22.07       24.13       28.61        0.00
 5.00 -- 5.99% .........       0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
 4.00 -- 4.99% .........       0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
 3.00 -- 3.99% .........       0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
 2.00 -- 2.99% .........       0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
 1.00 -- 1.99% .........      73.56       74.32       69.61       79.13       77.93       75.87       71.39        0.00
 0.01 -- 0.99% .........       0.00        0.00        0.00        0.00        0.00        0.00        0.00        0.00
 No Penalty ............       0.00        0.00       12.91        0.00        0.00        0.00        0.00      100.00
 Total (1) .............     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
 Aggregate Balance
 ($MM) .................  $    7.58   $    6.39   $    5.10   $    3.78   $    3.07   $    2.30   $    1.48   $    0.60

-------
(1)   The sum in any column may not equal the indicated total due to rounding.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX B
                        REPRESENTATIONS AND WARRANTIES

     Each Responsible Party will represent and warrant, with respect to each Mortgage Loan for which it is acting as a Responsible Party, as of the date specified below or, if no such date is specified, as of the Closing Date, that:


     (i) Immediately prior to the transfer by it to the Seller (or, in the case of ACLI with respect to the AMRESCO Loans previously sold by ACLI to GSMC immediately prior to the transfer thereof to GSMC), it was the sole owner and holder of such Mortgage Loan, free and clear of any and all liens, encumbrances and, except for 1 Mortgage Loan, representing approximately 0.3% of the Initial Pool Balance, other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of the Master Servicer or a sub-servicer to master service or primary service such Mortgage Loan).

     (ii) It had full right and authority to sell, assign and transfer each such Mortgage Loan referred to in clause (i) to the Seller (or, in the case of ACLI with respect to the AMRESCO Loans previously sold by ACLI to GSMC, to GSMC).

     (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date.

     (iv) Each Mortgage Loan was not, as of the Cut-Off Date or at any time during the twelve-month period prior thereto, more than 30 days delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period.

     (v) In reliance upon the title insurance policy (or binding commitment therefor) described in sub-paragraph (vi) below, each Mortgage securing such Mortgage Loan constitutes a valid first lien upon the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such Mortgage, except for) (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) the right of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and other matters to which like properties are commonly subject, (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, and (F) with respect to 1 Mortgage Loan, representing approximately 0.7% of the Initial Pool Balance, a purchase option affecting all or a portion of the Mortgaged Property that is not subordinate to the lien of the Mortgage (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), (E), and (with respect to the Mortgage Loans referenced in such clause) (F) collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s) (or, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy), the current use or value of the related Mortgaged Property, or the current ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

     (vi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a title insurance company qualified to do business in the jurisdiction in which the related Mortgaged Property is located, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Mortgage Loan). Such title policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Responsible Party's knowledge as of the Closing Date, no material claims have been made thereunder and no claims have been paid thereunder (and the Responsible Party has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such title policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such title policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer.

     (vii) Except with respect to 1 Mortgage Loan, representing approximately 1.2% of the Initial Pool Balance, neither the Responsible Party nor any party servicing the Mortgage Loan on behalf of the Reponsible Party has waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

     (viii) There is no valid offset, defense or counterclaim to such Mortgage Loan (or, with respect to each Credit Lease Mortgage Loan, the Credit Lease or Lease Policy).

     (ix) (A) The Responsible Party has not received actual notice that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property and (B) except for 4 Mortgage Loans, representing approximately 1.0% of the Initial Pool Balance, as of the date of origination there was no, and as of the Closing Date, the Responsible Party has not received actual notice of any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property (except in such case where an escrow of funds exists sufficient to effect the necessary repairs and maintenance).

     (x) At origination, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws pertaining to usury, relating to the origination of such Mortgage Loan.

     (xi) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder. No Mortgage Loan requires the originator or any affiliate of the originator to make any capital contribution to the borrower after the date of origination of such loan.

     (xii) The Mortgage Note and Mortgage(s) for such Mortgage Loan (and, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy) and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (xiii) The related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan in an amount not less than the lesser of (x) the principal amount of the related Mortgage Loan or (y) the full replacement cost of the Mortgaged Property, and in each case in an amount sufficient to avoid the operation of any co-insurance provisions with respect to such Mortgaged Property; such policies provide coverage on a full replacement costs basis with no deduction for depreciation. Each Mortgaged Property is also covered (except if such Mortgaged Property is operated as a mobile home park), by business interruption or rental loss insurance in an amount equal to the gross rentals other than non-continuing expenses for at least a 12-month period. Each Mortgaged Property is covered by comprehensive general liability insurance, and the related Mortgage Loan documents require the borrower to maintain workers' compensation insurance, as required by applicable law (or, in the alternative, requires the Borrower to comply with all applicable laws generally) and, except with respect to the ACLI Loans, during any construction, renovation or alteration of the related Mortgaged

   Property. No such insurance policy provides that it may be canceled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan ten days' prior written notice (or less if so required by applicable law), and no notice has been received as of the date hereof; all premiums required to be paid on such policy have been paid; the related Mortgage obligates the borrower to maintain all such insurance and, at the borrower's failure to do so, authorizes the mortgagee under such Mortgage Loan to purchase such insurance at the borrower's cost and expense and to seek reimbursement from such borrower. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan. In addition, all insurance coverage required under the related Mortgage is in full force and effect with respect to the related Mortgaged Property, and if the related Mortgaged Property is located in a federally designated special flood hazard area where mandatory flood insurance purchase requirements apply, the related borrower is required to maintain flood insurance in respect of all portions of the Mortgaged Property located in such area (exclusive of any parking lot or unused or undeveloped portion thereof) meeting the requirements of the then current guidelines of the Federal Insurance Administration in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, and
   (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

     (xiv) One or more environmental site assessments ("ESA") or, with respect to 91 Mortgage Loans representing approximately 11.7% of the Initial Pool Balances, environmental transaction screens ("ETS" and together with each ESA, an "Environmental Report") were performed (or an update of a previously conducted Environmental Report was performed) with respect to the related Mortgaged Property (in no such case more than 18 months prior to the Cut-Off Date) by an experienced professional in the industry, and either (x) no such Environmental Report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date of such Environmental Report, in violation of any applicable environmental laws, or (y) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property, then, except for 1 Mortgage Loan, representing approximately 0.4% of the Initial Pool Balance, either
   (i) the same have been remediated in all material respects, or (ii) sufficient funds have been escrowed for purposes of effecting such remediation, or (iii) the related Borrower or other responsible entity is currently taking such actions, if any, with respect to such circumstances or conditions as have been recommended by the Environmental Report or required by the applicable governmental regulatory authority (including implementation of an operations and maintenance agreement). With respect to the Mortgage Loans for which an ETS was conducted, the conducting of an ETS rather than an ESA was consistent with prudent commercial lending practices under the circumstances. Each ETS was conducted in a manner which exceeded current American Society for Testing and Materials standards for an ETS. The Responsible Party, having made no independent inquiry other than reviewing the resulting Environmental Report(s) and/or employing an environmental consultant to perform the ESA(s) or ETS(s) referenced herein, and, with respect to each ETS, conducting any reasonable inquiry based upon such ETS, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related Environmental Report(s). Each Mortgage requires the related Borrower to comply, and to cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations.

     (xv) Except as indicated on the Mortgage Loan Schedule, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Such Mortgage Loan is not cross-collateralized with a mortgage loan of equal or greater priority outside the Mortgage Pool. No single Mortgage Loan, except for a group of Mortgage Loans having the same borrower or affiliates, constitutes more than 5% of the Mortgage Pool, by Initial Pool Balance.

     (xvi) The terms of the Mortgage Note and Mortgage(s) for such Mortgage Loan (and, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy) have not been impaired, waived, altered or modified in any material respect, except for assumptions and modifications made in accordance with the terms of such Mortgage Note and Mortgage(s) and documentation regarding which modification is in the Mortgage File (or, with respect to any Credit Lease Mortgage Loan, as described in any related tenant estoppel).

     (xvii) There are no delinquent taxes, ground rents, water charges, sewer rents, or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

     (xviii) The interest of the borrower in the related Mortgaged Property consists of a fee simple interest in real property and/or the lessee's interest under a ground lease of real property and such other property as set forth in the related Mortgage Loan documents.

     (xix) Except for 1 Mortgage Loan, representing approximately 0.3% of the Initial Pool Balance, such Mortgage Loan is a whole loan and not a participation interest.

     (xx) The assignment of the related Mortgage to the Trustee constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

     (xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession, or under the control of the Responsible Party or its agents (which shall include the Master Servicer), and all such payments have been delivered (or will be delivered in accordance with the terms of the Pooling Agreement) to the Master Servicer.

     (xxii) As of the date of origination of such Mortgage Loan the related Mortgaged Property was free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage(s), unless insured against under the related title policy .

     (xxiii) Except for 2 Mortgage Loans, representing approximately 0.3% of the Initial Pool Balance, unless insured against under the related title policy, no improvement that was included for the purpose of determining the appraised value of such Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent; no improvements on adjoining properties materially encroach upon such Mortgaged Property to any material extent; and except for 1 Mortgage Loan, representing approximately 0.6% of the Initial Pool Balance, no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances (except to the extent that they may constitute legal non-conforming uses or structures, in which case the Responsible Party is in possession of written assurances from the applicable municipality received by itself or the originator of such Mortgage Loan to the effect that, or it is the reasonable, good faith judgment of the Responsible Party that, either: (A) such Mortgaged Property may be rebuilt and constitutes adequate security for the Mortgage Loan; (B) the probability of such Mortgaged Property being damaged to the extent that it could not be rebuilt to its current state is remote; or (C) such Mortgaged Property is adequately covered by "law or ordinance" insurance).

     (xxiv) To the extent required under applicable law as of the Closing Date and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

     (xxv) Such Mortgage Loan does not contain any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that during the period commencing on the Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (i) additional interest shall accrue and be added to the principal balance of such Mortgage Loan and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (ii) a portion of the cash flow generated by such Mortgaged Property will be applied each month to the principal balance thereof in addition to the principal portion of the related Monthly Payment.

     (xxvi) No holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or other than amounts paid by the tenant as specifically provided under the related lease), directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first Due Date under the related Mortgage Note.

     (xxvii) To the Responsible Party's knowledge based on due diligence customary in the industry, as of the date of origination of such Mortgage Loan, (A) except for 6 Mortgage Loans, representing approximately 1.4% of the Initial Pool Balance, in the case of each Mortgage Loan, the related borrower was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership of the related Mortgaged Property, (B) in the case of each Mortgage Loan secured by a lodging or health care facility, the related borrower or operator, as applicable, was in possession of all material licenses, permits and authorizations required by applicable laws for the operation of the related Mortgaged Property as it was then operated, and (C) all such licenses, permits and authorizations were valid and in full force and effect.

     (xxviii) The related Mortgage(s) or Mortgage Note (and, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy), together with applicable state law, contain customary and enforceable provisions (subject to the exceptions set forth in sub-paragraphs (v) and (xii) above) such as to render the rights and remedies of the holders thereof (and with respect to each Credit Lease, the lessor) adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     (xxix) Such Mortgage Loan is a "qualified mortgage" within the meaning of
   Section 860G(a)(3) of the Code.

     (xxx) No fraud with respect to such Mortgage Loan has taken place on the part of the Responsible Party in connection with the origination of such Mortgage Loan.

     (xxxi) The origination, servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and have met generally accepted servicing standards for similar commercial and multifamily mortgage loans.

     (xxxii) Any related Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) creates in favor of the holder, a valid, perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity. The Responsible Party has the full right to assign to the Trustee such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No Person other than the borrower owns any interest in any payments due under the related leases. The related Mortgage or such Assignment of Leases provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of a default.

     (xxxiii) If the related Mortgaged Property securing such Mortgage Loan is encumbered by secured subordinated debt, then (A) the subordinate debt constitutes a "cash flow" mortgage loan (that is, payments are required to be made thereon only to the extent that certain net cash flow from the related Mortgaged Property (calculated in accordance with the related loan documents) is sufficient after payments on such Mortgage Loan have been made and certain expenses have been paid) and (B) the holder of the subordinate debt has agreed not to foreclose on the related Mortgaged Property so long as such Mortgage Loan is outstanding and the Special Servicer on behalf of the Trust is not pursuing a foreclosure action.

     (xxxiv) The Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, the property subject to the Mortgage, or any interest therein, is directly or indirectly transferred or sold, subject to those exceptions set forth in the related Mortgage Loan which are consistent with prudent lending standards. Such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the Closing Date by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof.

     (xxxv) Each Mortgage and/or Mortgage Note provides that the related borrower shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the mortgagee by reason of or in connection with and only to the extent of at least the following acts (i) any material fraud or intentional and material misrepresentation by the related borrower in connection with such Mortgage Loan, (ii) violations of applicable environmental laws by the borrower,
   (iii) misapplication or misappropriation of rents after an event of default under the Mortgage Loan, insurance proceeds or condemnation awards, or (iv) any physical waste resulting from borrower actions constituting gross negligence or intentional misconduct.

     (xxxvi) The related borrower is not, to the Responsible Party's best knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     (xxxvii) If such Mortgage Loan is secured by the interest of the related borrower under a ground lease, then, such ground lease is in full force and effect and, to the Responsible Party's actual knowledge, no material default exists under such ground lease, nor, to the Responsible Party's actual knowledge is there any existing condition, which, but for the passage of time or the giving of notice would result in a default under the ground lease.

     (xxxviii) The Responsible Party has no actual knowledge of any pending litigation or other legal proceedings involving the related borrower or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

     (xxxix) Except in cases where the related Mortgage Note or the related Mortgage provides for (A) a release of a portion of the related Mortgaged Property, which portion was not considered material for purposes of underwriting the Mortgage Loan, (B) a release of a portion of the related Mortgaged Property conditioned upon the satisfaction of certain underwriting and legal requirements and/or the payment of a release price, or (C) a defeasance effected in accordance with the Mortgage Loan documents, neither the related Mortgage Note nor the related Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan.

     (xl) With respect to any Mortgage Loan that is a Defeasance Loan, the related Mortgage Note or the Mortgage provides that (A) the option of the mortgagee to defease a Mortgaged Property (the "Defeasance Option") is exercisable (i) no earlier than a date that is at least two years following the Closing Date and (ii) only with substitute collateral constituting "government securities" within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i), (B) the borrower will not be liable for any shortfalls from the Defeasance Loan except to the extent so liable prior to defeasance, (C) except for 2 Mortgage Loans, representing approximately 0.4% of the Initial Pool Balance, counsel must provide an opinion that the trustee will have a perfected security interest in the substituted collateral prior to any other claim or interest, and, further, contains no provision that would result in a new borrower on the Defeasance Loan without the consent of the related mortgagee (unless such new borrower is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan) and (D) the related loan documents provide that the reasonable costs and expenses of exercising the Defeasance Option are required to be paid by the related borrower.

     (xli) If the Mortgage in respect of any Mortgage Loan is a deed of trust,
   (A) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (B) except in connection with a trustee's sale after default by the related borrower, no fees or expenses are payable to such trustee by the Responsible Party or any subsequent mortgagee.

     (xlii) The related Mortgage Note is not secured by any collateral that is not included in the Trust Fund.

     (xliii) If such Mortgage Loan is secured by the interest of the related borrower as a lessee under a ground lease covering all or any material portion of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property or portion thereof:

         (A) Either (1) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (2) the related ground lessor has granted the holder of the Mortgage Loan the right to cure any default or breach by the ground lessee (including time to gain possession of the property). Upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the related ground lease is assignable to the mortgagee under such Mortgage Loan and its assigns without the consent of the ground lessor thereunder (or such consent, if required, cannot be unreasonably withheld);

         (B) Such ground lease or a memorandum thereof has been or will be duly recorded, such ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such ground lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

         (C) Such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such ground lease is prior to any mortgage or other lien upon the related fee interest and does not provide by its terms that it shall be subordinate to any other lien;

         (D) Such ground lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan (provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such ground lease), and such ground lease, or an estoppel letter received by such mortgagee from the lessor, further provides that no notice of termination given under such ground lease is effective against the mortgagee unless a copy has been delivered to such mortgagee in the manner described in such ground lease;

         (E) Such ground lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such ground lease for any reason, including rejection of such ground lease in a bankruptcy proceeding;

         (F) The terms of such ground lease and the related Mortgage, taken together, require any related insurance proceeds (other than in respect of a total or substantially total loss or taking) will be applied either
       (1) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (2) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

         (G) Such ground lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender and the lessor thereunder is not permitted to disturb the possession, interest or quiet enjoyment or any sub-tenants of the lessee in the relevant portion of the Mortgaged Property subject to such ground lease for any reason (other than default under the ground lease), or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

         (H) Such ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, at the borrower's option, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan; and

         (I) The lessor under such ground lease has agreed in such ground lease (or in another writing included in the related Mortgage File) that such ground lease may not be amended, modified, canceled or terminated in a material manner without the prior written consent of the mortgagee.

     (xliv) Neither the related Mortgage Note nor the related Mortgage contains provisions limiting the right or ability of the Responsible Party to assign, transfer and convey such documents.

       (xlv) In addition, with respect to each Credit Lease Mortgage Loan:

         (A) Each Lease Policy is assignable by the Loan Seller and will inure to the benefit of the Trustee and its successors and assigns without the consent of or notice to the issuer thereof. Any subleases entered into by the Tenant will be subject and subordinate to the Credit Lease and will not relieve the Tenant of its obligations under the Credit Lease.

         (B) Each Credit Lease is in full force and effect, and no default by the borrower or the Tenant has occurred under such Credit Lease, and to the best of the Responsible Party's knowledge, there is no existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of such Credit Lease.

         (C) The payments of Basic Rent under the Credit Lease are equal to or greater than the payments due under the Mortgage Loan documents (except if the Credit Lease Mortgage Loan provides for a balloon payment, in which case a Lease Policy is in effect), and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense.

         (D) The obligations of each tenant under a Credit Lease (a "Tenant"), including, but not limited to, the obligation of the Tenant to pay fixed and additional rent, are not affected by reason of any prohibition, limitation, interruption, cessation, restriction, prevention or interference of the Tenant's use, occupancy or enjoyment of the Mortgaged Property, other than by reason of damage to or destruction of any portion of the Mortgaged Property, any taking of the Mortgaged Property or any part thereof by condemnation or otherwise to the extent that such Mortgaged Property is covered by an insurance policy issued by Chubb Custom Insurance which, by its terms, would cover the payment of any such obligations of the Tenant under such circumstances.

         (E) The related borrower does not have any material monetary obligations under the Credit Lease.

         (F) Every obligation associated with managing, owning, developing and operating the Mortgaged Property (other than structural repairs), including, but not limited to, the costs associated with utilities, taxes, insurance, capital improvements and maintenance is an obligation of the Tenant.

         (G) The related borrower does not have any nonmonetary obligations (other than exclusivity, parking maintenance or structural repair obligations) under the Credit Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Credit Lease.

         (H) The related Tenant cannot terminate the Credit Lease for any reason (except for a default by the related borrower under the Credit Lease) prior to the payment in full of: (A) the outstanding principal balance of the Credit Lease Mortgage Loan; (B) all accrued and unpaid interest on the Credit Lease Mortgage Loan; and (C) any other sums due and payable under the Credit Lease Mortgage Loan, as of the termination date, which date is a rent payment date; provided, however, that the related Tenant can terminate the Credit Lease by reason of damage to or destruction of any portion of the Mortgaged Property, any taking of the Mortgaged Property or any part thereof by condemnation or otherwise to the extent that such Mortgaged Property is covered by an insurance policy issued by Chubb Custom Insurance which, by its terms, would cover the payment of any of the Tenant's remaining obligations, including the payment of rent, under such circumstances.

         (I) In the event the related Tenant assigns or sublets the Mortgaged Property, the Tenant remains primarily obligated under the Credit Lease.


         (J) The Tenant has agreed to indemnify the related borrower from any claims of any nature relating to the Credit Lease and the Mortgaged Property arising from any act done or omission or negligence by the Tenant, except to the extent that such claims arise from the negligence or tortious act or omission of the borrower.

         (K) The Tenant has agreed to indemnify the related borrower from any claims of any nature arising as a result of any environmental problem affecting the Mortgaged Property caused by the Tenant.

         (L) Any obligation or liability imposed by any easement or reciprocal easement agreement is an obligation of the Tenant, and is without recourse or liability to the related borrower.

         (M) The Tenant is obligated to make payments directly to the mortgagee, which payments are made into a lockbox account over which the related borrower has no withdrawal or transfer rights.

         (N) The terms of the related Mortgage Loan documents prohibit material modifications of the terms of the Credit Lease without the consent of the related mortgagee.

         (O) The mortgagee is entitled to notice of any event of default from the Tenant under the Credit Lease which would give the Tenant the right to cancel or terminate such Credit Lease and the mortgagee shall have the opportunity to cure any such default.

         (P) Each Credit Lease that is guaranteed is guaranteed by a guarantor (a "Guarantor") pursuant to a guaranty (a "Guaranty"). Each Guaranty represents by its terms the unconditional obligation of the Guarantor, without any right of offset, counterclaim or defense, and is a guarantee of payment, not merely collection. The rejection of the Credit Lease in a bankruptcy or insolvency of the Tenant shall not affect the Guarantor's obligations under the Guaranty and the Guarantor shall be obligated to pay the Tenant's obligations, subject to limitation as to amount in the event of the Guarantor's bankruptcy, under the Credit Lease notwithstanding such rejection. The Guaranty is binding on the Guarantor, its successors and assigns and may not be amended or released without the mortgagee's consent.

         (Q) The Credit Lease Assignment creates a valid first priority security interest in favor of the Seller in rights including the right to Basic Rent and, to the extent payable under each Credit Lease, additional rent due under the related Credit Lease, subject only to license granted to the borrower to exercise certain rights and to perform certain obligations of the lessor under the Credit Lease, including the right to operate the related Mortgaged Property, and no Person other than the borrower owns any interest in any payments due under such Credit Lease.

         (R) The Tenant has delivered an estoppel letter with respect to the Credit Lease, verifying, among other things, the rents and terms of the Credit Lease and acknowledging that no rent has been paid in advance.

         (S) The Mortgaged Property is not subject to any lease other than the Credit Lease, no person has any possessory interest in, or right to occupy the property except under and pursuant to the Credit Lease and the Tenant under the Credit Lease is in occupancy of the Mortgaged Property and the Mortgaged Property is not under construction or substantial rehabilitation.

         (T) Each Lease Policy, if any, (i) designates as loss payee, the Trustee and all claims proceeds are payable to the loss payee; (ii) has been paid in full as of the effective date and the Lease Policy cannot be terminated prior to its termination date; (iii) has an effective date prior to the Closing Date; (iv) has a termination date of the date upon which the outstanding principal balance of the balance of the related Mortgage Loan is reduced to zero; (v) requires the provider to pay the loss amount up to the insured amount to the loss payee upon notification of a claim which is equal to or greater than the outstanding principal balance of the related Mortgage Loan at the time the claim is made; and
       (vi) cannot be amended without prior written consent of the Trustee.

     (xlvi) Except with respect to 2 Mortgage Loans, representing approximately 1.5% of the Initial Pool Balance, there is no material default, breach, violation or event of acceleration under the Mortgage Note, Mortgage or Assignment of Leases and to the actual knowledge of the Responsible Party, no event which, with the passage of time or the giving of notice, or both, would constitute a material default or event of acceleration, nor has the Responsible Party waived any such default; no foreclosure action or other form of enforcement is being threatened or has been commenced with respect to any Mortgage.

     (xlvii) The Responsible Party has inspected or caused to be inspected each related Mortgaged Property within the last 18 months.

     (xlviii) Except for 1 Mortgage Loan, representing approximately 0.3% of the Initial Pool Balance, each Mortgaged Property constitutes one or more complete separate tax lots (or will constitute separate tax lots when the next tax maps are issued).

     (xlix) With respect to any Mortgage Loan which is secured by a senior housing, nursing home, or other healthcare-related facility ("Healthcare Facility"), to the Responsible Party's knowledge:

         (A) Each borrower and each Healthcare Facility substantially complies with all applicable federal, state, commonwealth and local laws, regulations, quality and safety standards of the applicable state or commonwealth Department of Health ("DOH") or any similar regulatory agency and all other federal, state, commonwealth or local governmental authorities having jurisdiction over such Healthcare Facility.

         (B) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary for the use and operation of each Healthcare Facility as intended are held by the applicable borrower or Healthcare Facility operator or manager (each, a "Healthcare Operator") and are in full force and effect, including, without limitation, a valid certificate of need ("CON") or similar certificate, license, or approval issued by the DOH for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses").

         (C) Based upon representations and covenants in the related Mortgage and, where applicable, certificates of government officials, the Licenses, including, without limitation, the CON:

            (1) May not be, without the consent of the mortgagee, and have not been, transferred to any location other than the Healthcare Facility;

            (2) Have not been pledged as collateral security for any loan or indebtedness other than the Mortgage; and

            (3) Are held free from restrictions or known conflicts which would materially impair the use or operation of the Healthcare Facility as intended, and are not provisional, probationary or restricted in any way.

         (D) Except for 4 Mortgage Loans, representing approximately 2.0% of the Initial Pool Balance, so long as the Mortgage remains outstanding, no borrower or Healthcare Operator is permitted pursuant to the terms of the Mortgage without the consent of the holder of the Mortgage to:

            (1) Rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Licenses for any Healthcare Facility (other than the addition of services or other matters expanding or improving the scope of such License);

            (2) Amend or otherwise change any Healthcare Facility's authorized bed capacity and/or the number of beds approved by the DOH; or

            (3) Replace or transfer all or any part of any Healthcare Facility's beds to another site or location.

         (E) Each Healthcare Facility substantially complies with all requirements for participation in Medicare and Medicaid; and, each Healthcare Facility is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and, if required, has a current provider agreement which is in full force and effect under Medicare and/or Medicaid.

         (F) There are no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting any borrower or Healthcare Facility or any participation or provider agreement with any third-party payor, including Medicare and Medicaid and any other private commercial insurance managed care and employee assistance program (the "Third-Party Payors' Programs") to which any borrower presently is subject.

         (G) No borrower in the related Mortgage, no borrower, Healthcare Operator or Healthcare Facility is the subject of any proceeding by any governmental agency, and no notice of any violation has been received from a governmental agency that would, directly or indirectly, or with the passage of time:

            (1) Have a material adverse impact on any borrower's ability to accept and/or retain patients or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

            (2) Modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any borrower's Licenses; or

            (3) Affect any borrower's continued participation in the Medicaid or Medicare programs or any other of the Third-Party Payors' Programs, or any successor programs thereto, at current rate certifications.

         (H) Each Healthcare Facility and the use thereof complies in all material respects with all applicable healthcare, nursing facility and other similar regulatory requirements.

         (I) Except for 3 Mortgage Loans, representing approximately 1.8% of the Initial Pool Balance, no Healthcare Facility has received a "Substandard Quality of Care" (or equivalent) violation, and no statement of charges or material deficiencies has been made or penalty enforcement action has been undertaken against any Healthcare Facility, Healthcare Operator or borrower, or against any officer, director or stockholder of any Healthcare Operator or borrower by any governmental agency that is currently pending or, to the Responsible Party's knowledge received during the last three calendar years, and, to the Responsible Party's knowledge, there have been no violations over the past three years which have materially threatened any Healthcare Facility's, any Healthcare Operator's or any borrower's certification for participation in Medicare or Medicaid or the other Third-Party Payors' Programs.

         (J) There are no pending or outstanding Medicaid, Medicare or Third-Party Payors' Programs reimbursement audits or appeals pending at any of the Healthcare Facilities concerning allegations of fraud or that might have a material adverse effect on the operations of the Healthcare Facility.

         (K) There are no pending Medicaid, Medicare or Third-Party Payors' Programs proceedings, suits or investigations at any of the Healthcare Facilities that might have a material adverse effect on the operations of the Healthcare Facility.

         (L) No borrower has pledged its receivables as collateral security for any loan or indebtedness other than the related Mortgage which is not subject to a subordination agreement in connection with the Mortgage Loan.

         (M) There are no patient or resident care agreements with patients or residents or with any other persons which deviate in any material adverse respect from the standard form customarily used at the Healthcare Facilities.

         (N) All patient or resident records at each Healthcare Facility, including patient or resident trust fund accounts, if any, are true and correct in all material respects.

         (O) If applicable, the borrower has represented in the related Mortgage that any existing agreement relating to the management or operation of any Healthcare Facility with respect to any Healthcare Facility was in full force and effect and is not in default by any party thereto.

         (P) Except for 4 Mortgage Loans, representing approximately 2.0% of the Initial Pool Balance, the terms of each Mortgage require that the Healthcare Facility, Healthcare Operator or borrower shall take no action which will result in a reduction, suspension, recoupment or elimination of reimbursement for services from any Medicare, Medicaid or Third Party Payors' Programs.

     (l) Each Mortgage Loan was originated by the Originator shown on the Mortgage Loan Schedule or by an affiliate of such Originator.

     (li) The related borrower for each Mortgage Loan is an entity organized under the laws of a state or territory of the United States.

     (lii) Each Mortgaged Property is located on or adjacent to a dedicated road or street, or has an irrevocable easement permitting ingress and egress. Each Mortgaged Property is served by public or private electric utility service and by public or private water and sewer service or non-public wells and septic systems.

     (liii) (A) With respect to the five largest Mortgage Loans based on percentage of Cut-Off Date Balance, a Uniform Commercial Code financing statement has been sent for filing and/or recording in all places necessary to perfect a valid security interest in certain personal property, and (B) with respect to each other Mortgage Loan, the applicable closing procedures required that a Uniform Commercial Code financing statement be sent for filing in such places, and the Responsible Party is not aware of any failure to send such a financing statement for any such other Mortgage Loan.

     The following terms have the following definitions for purposes of the above representations and warranties:

     "Assignment of Leases" means, with respect to any Mortgage Loan, an assignment to the mortgagee of all of the borrower's rights to receive rental payments from the related tenant pursuant to the related lease, which assignment may be contained in the related Mortgage or in one or more separate documents duly executed by the borrower in connection with the Mortgage Loan. In the case of any Mortgage Loan secured by more than one Mortgaged Property, the term "Assignment of Leases" shall refer to each Assignment of Leases relating to each such Mortgaged Property and such Mortgage Loan.

     "Basic Rent" means, with respect to any Credit Lease, a portion (which may be 100%) of the rent payable thereunder which is identified in the documents in the related Mortgage File as "basic rent" or

"base rent", which is an amount sufficient to pay all principal on the related Credit Lease Mortgage Loan, plus interest thereon at the applicable Mortgage Rate, and to fund related reserves in the amount required to be funded under the documents in the related Mortgage File.


     "Credit Lease" means, with respect to any Mortgage Loan, any net lease obligation entered into with respect to the related Mortgaged Property.


     "Credit Lease Assignment" means, with respect to any Mortgaged Property, any Credit Lease assignment or similar agreement executed by the mortgagor, as assignor thereunder, assigning to the Loan Seller, as assignee thereunder, all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered by the Mortgagor, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.


     "Credit Lease Mortgage Loan" means a Mortgage Loan whose related Mortgage Property is subject to a Credit Lease.


     "Lease Policy" means a non-cancelable insurance policy obtained to cover certain lease termination and rent abatement events arising out of a condemnation of a Mortgaged Property subject to a Credit Lease.


     "Mortgage File" means, with respect to each Mortgage Loan, the mortgage loan documents and any other documents relating to such Mortgage Loan, in each case to the extent they are delivered to the Trustee.


     "Mortgage Loan Schedule" means a schedule of Mortgage Loans delivered to the Trustee.


     "Person" means any individual, partnership, corporation, limited liability company, joint venture, trust or other entity.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                     GS MORTGAGE SECURITIES CORPORATION II
             GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                  LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1740                WAC:
  Chicago, IL 60603                               WAMM:


                                                                Number of Pages
                                                                ---------------

                               Table of Contents


         TOTAL PAGES INCLUDED IN THIS PACKAGE


         Specially Serviced Loan Detail              Appendix A
         Modified Loan Detail                        Appendix B
         Realized Loss Detail                        Appendix C

         INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

         LaSalle Web Site                           www.Inbabs.com

         LaSalle Bulletin Board                     (714) 282-3990
         LaSalle ASAP Fax System                    (312) 904-2200

         ASAP #:
         Monthly Data File Name:

                      GS MORTGAGE SECURITIES CORPORATION II
               GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1740                WAC:
  Chicago, IL 60603                               WAMM:

          ORIGINAL       OPENING      PRINCIPAL     PRINCIPAL       NEGATIVE     CLOSING     INTEREST      INTEREST    PASS-THROUGH
CLASS   FACE VALUE(1)    BALANCE       PAYMENT     ADJ. OR LOSS   AMORTIZATION   BALANCE      PAYMENT     ADJUSTMENT     RATE(2)
CUSIP    PER $1,000     PER $1,000   PER $1,000    PER $1,000      PER $1,000   PER $1,000  PER $1,000    PER $1,000   NEXT RATE(3)
-----    ---------      ----------   -----------   ----------      ----------   ----------  ----------    ----------  -------------











-----    ---------      ----------   -----------   ----------      ----------   ----------  ----------    ----------  -------------
           0.00           0.00          0.00         0.00            0.00          0.00         0.00        0.00            0.00
           ====           ====          ====         ====            ====          ====         ====        ====            ====
                                                                                 TOTAL P&I PAYMENT          0.00
                                                                                                            ====


Notes: (1) N denotes notional balance not included in total (2) Interest
        Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

                      GS MORTGAGE SECURITIES CORPORATION II
               GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1625                WAC:
  Chicago, IL 60674-4107                          WAMM:


                           OTHER RELATED INFORMATION

                          SERVICER / POOL INFORMATION

BEGINNING    SCHEDULED       UNSCHEDULED      REALIZED      ENDING       SCHEDULED       PREPAYMENT INTEREST
BALANCE      PRINCIPAL        PRINCIPAL        LOSSES      BALANCE       INTEREST     SHORTFALL          EXCESS
-------      ---------        ---------        ------      -------       --------     ---------          ------


             BEGINNING          ENDING          GROSS          W/AVG MONTHS      PREPAYMENT       DISPOSITION
            LOAN COUNT        LOAN COUNT     SERVICING FEES    TO MATURITY       PENALTIES            FEES
            ----------        ----------     --------------    -----------       ---------            ----





                                                           CURRENT            CUMULATIVE
                                                            UNPAID              UNPAID
             CLASS                                         INTEREST            INTEREST
             -----                                         --------            --------










             TOTAL
             -----


                      GS MORTGAGE SECURITIES CORPORATION II
               GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL 60674-4107



                            OTHER RELATED INFORMATION

                                                            BEGINNING     CURRENT                  ENDING
    P&I ADVANCES MADE BY:                                 UNREIMBURSED    PERIOD   REIMBURSED   UNREIMBURSED
    ---------------------                                 ------------    ------   ----------   ------------
    Servicer
    Trustee
    Fiscal Agent
     Total P&I Advances

    SUMMARY OF EXPENSES:

    Current Period Servicing Fees
    Current Period Trustee Fees
    Current Period Special Servicing Fees
    Principal Recovery Fees
    Other Servicing Compensation--Interest on Advances

    Total

    Net Aggregate PPIS Allocable to the Bonds

    Trust Fund Expenses
    Current Realized Losses on Mortgage Loans
    Cumulative Realized Losses on Mortgage Loans

                      GS MORTGAGE SECURITIES CORPORATION II
               GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL 60674-4107



                           OTHER RELATED INFORMATION


 REO PROPERTY SOLD OF DISPOSED OF DURING THE RELATED COLLECTION PERIOD

                                                 PORTION         FINAL
            REALIZED                           INCLUDED IN     RECOVERY
  LOAN        LOSS         SALE       OTHER     AVAILABLE    DETERMINATION
 NUMBER   ATTRIBUTABLE   PROCEEDS   PROCEEDS      FUNDS          DATE
-------- -------------- ---------- ---------- ------------- --------------
1
2
3
 Totals


REO PROPERTY INCLUDED IN THE TRUST

               MOST       AGGREGATE     AGGREGATE       PORTION
              RECENT        AMOUNT        AMOUNT      INCLUDED IN
  LOAN      APPRAISAL       OF NET       OF OTHER      AVAILABLE
 NUMBER     VALUATION       INCOME       REVENUES        FUNDS
--------   -----------   -----------   -----------   ------------
1
2
3
 Totals

                      GS MORTGAGE SECURITIES CORPORATION II
               GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL 60674-4107




                           OTHER RELATED INFORMATION


 MORTGAGED PROPERTIES THAT BECAME REO DURING THE PRECEDING CALENDAR MONTH

                                                            UNPAID
                                      DEBT                 PRINCIPAL
                                     SERVICE     STATED     BALANCE
  LOAN                   PROPERTY   COVERAGE   PRINCIPAL   AS OF REO
 NUMBER   CITY   STATE     TYPE       RATIO     BALANCE      DATE
-------- ------ ------- ---------- ---------- ----------- ----------
Totals

                          APPRAISAL REDUCTION AMOUNTS

                 CURRENT       TOTAL
 LOAN NUMBER      PERIOD     REDUCTION
-------------   ---------   ----------
1
2
3
 Totals                         0.00

                      GS MORTGAGE SECURITIES CORPORATION II
               GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603





                 DELINQ 1 MONTH    DELINQ 2 MONTHS   DELINQ 3+ MONTHS   FORECLOSURE/BANKRUPTCY     REO
 DISTRIBUTION    --------------    ---------------   ----------------   ---------------------- --------------
    DATE          #    BALANCE      #      BALANCE    #      BALANCE     #       BALANCE        #     BALANCE
--------------    ---   --------   ---     -------   ---     --------   ---      --------      ---    -------
    11/18/98       0         0      0         0       0         0        0          0           0        0
                0.00%    0.000%  0.00%    0.000%   0.00%    0.000%    0.00%     0.000%       0.00%   0.000%













                                             CURR WEIGHTED
                 MODIFICATIONS  PREPAYMENTS       AVG.
 DISTRIBUTION    -------------  -----------  --------------
    DATE          #    BALANCE   #  BALANCE  COUPON   REMIT
--------------   ---   -------  --- -------  ------   -----
    11/18/98       0       0      0     0
                0.00%   0.000% 0.00% 0.000%
















 Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency
                                 Aging Category

                      GS MORTGAGE SECURITIES CORPORATION II
               GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603



                            DELINQUENT LOAN DETAIL

                PAID               OUTSTANDING   OUT. PROPERTY                     SPECIAL
DISCLOSURE DOC  THRU  CURRENT P&I      P&I        PROTECTION        ADVANCE       SERVICER     FORECLOSURE  BANKRUPTCY  REO
  CONTROL #     DATE   ADVANCE      ADVANCES**     ADVANCES      DESCRIPTION(1) TRANSFER DATE     DATE        DATE      DATE
--------------  ----  -----------  -----------  ---------------  -------------- -------------  -----------  ----------  ----









A. P&I ADVANCE--LOAN IN GRACE PERIOD  1. P&I ADVANCE--LOAN DELINQUENT 1 MONTH   3. P&I ADVANCE--LOAN DELINQUENT 3 MONTHS OR MORE
B. P&I ADVANCE--LATE PAYMENT BUT      2. P&I ADVANCE--LOAN DELINQUENT 2 MONTHS  4. MATURED BALLOON/ASSUMED SCHEDULED PAYMENT
   LESS THAN  ONE MONTH DELINQ







** Outstanding P&I Advances include the current period P&I Advance

                      GS MORTGAGE SECURITIES CORPORATION II
               GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603



                                  POOL TOTAL


             DISTRIBUTION OF PRINCIPAL BALANCES                            DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------         --------------------------------------------------
 (2) CURRENT SCHEDULED         NUMBER  (2) SCHEDULED  BASED ON                           NUMBER   (2) SCHEDULED  BASED ON
       BALANCES               OF LOANS    BALANCE     BALANCE          PROPERTY TYPES    OF LOANS     BALANCE    BALANCE
----------------------------  -------- -------------  --------         ----------------  -------- -------------  --------
         $0  TO  $   500,000
   $500,000  TO  $ 1,000,000
 $1,000,000  TO  $ 1,500,000
 $1,500,000  TO  $ 2,000,000
 $2,000,000  TO  $ 2,500,000
 $2,500,000  TO  $ 3,000,000
 $3,000,000  TO  $ 3,500,000
 $3,500,000  TO  $ 4,000,000
 $4,000,000  TO  $ 5,000,000
 $5,000,000  TO  $ 6,000,000
 $6,000,000  TO  $ 7,000,000
 $7,000,000  TO  $ 8,000,000
 $8,000,000  TO  $ 9,000,000                                                TOTAL           0           0          0.00%
 $9,000,000  TO  $10,000,000                                           ----------------  -------- -------------  --------
$10,000,000  TO  $11,000,000
$11,000,000  TO  $12,000,000
$12,000,000  TO  $13,000,000                                                   DISTRIBUTION OF MORTGAGE INTEREST RATES
$13,000,000  TO  $14,000,000                                            --------------------------------------------------
$14,000,000  TO  $15,000,000                                            CURRENT MORTGAGE   NUMBER  (2) SCHEDULED BASED ON
$15,000,000   &  ABOVE                                                  INTEREST RATE     OF LOANS    BALANCE     BALANCE
-----------  --  -----------                                            ----------------- -------- ------------- --------
            TOTAL                0          0          0.00 %
----------------------------  -------- -------------  --------          7.000% OR LESS
AVERAGE SCHEDULED BALANCE IS                              0             7.000% TO  7.125%
MAXIMUM SCHEDULED BALANCE IS                              0             7.125% TO  7.375%
MINIMUM SCHEDULED BALANCE IS                              0             7.375% TO  7.625%
                                                                        7.625% TO  7.875%
                                                                        7.875% TO  8.125%
                                                                        8.125% TO  8.375%
                                                                        8.375% TO  8.625%
                                                                        8.625% TO  8.875%
                                                                        8.875% TO  9.125%
                                                                        9.125% TO  9.375%
                                                                        9.375% TO  9.625%
                                                                        9.625% TO  9.875%
                                                                        9.875% TO 10.125%
                                                                        10.125% & ABOVE
                                                                        ----------------- -------- ------------- --------

                                                                           TOTAL             0          0          0.00%
                                                                        ----------------- -------- ------------- --------
                                                                        W/AVG MORTGAGE INTEREST RATE IS          0.0000%
                                                                        MINIMUM MORTGAGE INTEREST RATE IS        0.0000%
                                                                        MAXIMUM MORTGAGE INTEREST RATE IS        0.0000%

              GEOGRAPHIC DISTRIBUTION
 ---------------------------------------------------
                        NUMBER  (2)SCHEDULED  BASED ON
  GEOGRAPHIC LOCATION  OF LOANS     BALANCE   BALANCE
 --------------------  --------    ---------  --------












 --------------------  --------    ---------  --------
       TOTAL                0           0       0.00%

                     GS MORTGAGE SECURITIES CORPORATION II
             GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                  LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603






                                  POOL TOTAL

             LOAN SEASONING

                        NUMBER      (2) SCHEDULED    BASED ON
  NUMBER OF YEARS      OF LOANS        BALANCE       BALANCE




                               Weighted Average Seasoning is 0.0


                        DISTRIBUTION OF REMAINING TERM
                               FULLY AMORTIZING

 FULLY AMORTIZING      NUMBER    (2) SCHEDULED   BASED ON
  MORTGAGE LOANS      OF LOANS      BALANCE      BALANCE
 60 months or less
 61 to 120 months
121 to 180 months
181 to 240 months
241 to 360 months
       Total             0            0          0.00%
              Weighted Average Months to Maturity is    0


                             DISTRIBUTION OF DSCR

  DEBT SERVICE
 COVERAGE RATIO     NUMBER    (2) SCHEDULED  BASED ON
       (1)         OF LOANS      BALANCE     BALANCE
0.500 or less
0.500 to 0.625
0.625 to 0.750
0.750 to 0.875
0.875 to 1.000
1.000 to 1.125
1.125 to 1.250
1.250 to 1.375
1.375 to 1.500
1.500 to 1.625
1.625 to 1.750
1.750 to 1.875
1.875 to 2.000
2.000 to 2.125
2.125 & above
Unknown
      Total            0            0          0.00%
Weighted Average Debt Service Coverage Ratio is    0.000


                      DISTRIBUTION OF AMORTIZATION TYPE

                     NUMBER    (2) SCHEDULED  BASED ON
AMORTIZATION TYPE   OF LOANS      BALANCE     BALANCE






       Total            0            0          0.00%

                        DISTRIBUTION OF REMAINING TERM
                                BALLOON LOANS

      BALLOON         NUMBER    (2) SCHEDULED  BASED ON
  MORTGAGE LOANS     OF LOANS      BALANCE     BALANCE
 12 months or less
 13 to 24 months
 25 to 36 months
 37 to 48 months
 49 to 60 months
 61 to 120 months
121 to 180 months
181 to 240 months
       Total             0            0          0.00%
       Weighted Average Months to Maturity is    0


                                  NOI AGING

                   NUMBER    (2) SCHEDULED  BASED ON
    NOI DATE      OF LOANS      BALANCE     BALANCE
1 year or less
1 to 2 years
2 Years or More
Unknown
      Total           0            0          0.00%

------------
(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

                      GS MORTGAGE SECURITIES CORPORATION II
               GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                         ABN AMRO ACCT: 99-9999-99-9

                        SPECIALLY SERVICED LOAN DETAIL

                  BEGINNING                                                SPECIALLY
   DISCLOSURE     SCHEDULED      INTEREST     MATURITY      PROPERTY       SERVICED
   CONTROL #       BALANCE         RATE         DATE          TYPE      STATUS CODE (1)     COMMENTS









(1) Legend:

 1) Request for waiver of Prepayment Penalty   4) Loan with Borrower Bankruptcy    7) Loans Paid Off
 2) Payment default                            5) Loan in Process of Foreclosure   8) Loans Returned to Master Servicer
 3) Request for Loan Modification or Workout   6) Loan now REO Property


                                                                     APPENDIX A
                                     C-11

                     GS MORTGAGE SECURITIES CORPORATION II
             GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                  LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                         ABN AMRO ACCT: 99-9999-99-9

                             MODIFIED LOAN DETAIL

   DISCLOSURE     MODIFICATION      MODIFICATION
   CONTROL #          DATE          DESCRIPTION

                                                                     APPENDIX B
                                     C-12

                      GS MORTGAGE SECURITIES CORPORATION II
               GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER
                   LENNAR PARTNERS, INC., AS SPECIAL SERVICER
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1


ABN AMRO                                          Statement Date: 02/18/99
LASALLE NATIONAL BANK                             Payment Date: 02/18/99
                                                  Prior Payment: N/A
Administrator:                                    Record Date: 01/31/99
  Carissa Pogue (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                         ABN AMRO ACCT: 99-9999-99-9

                             REALIZED LOSS DETAIL


                                          BEGINNING            GROSS PROCEEDS   AGGREGATE        NET       NET  PROCEEDS
DIST.  DISCLOSURE  APPRAISAL  APPRAISAL   SCHEDULED  GROSS       AS A % OF      LIQUIDATION   LIQUIDATION    AS A % OF     REALIZED
DATE   CONTROL #   DATE       VALUE       BALANCE    PROCEEDS  SCHED PRINCIPAL  EXPENSES*      PROCEEDS    SCHED. BALANCE    LOSS







CURRENT
 TOTAL                          0.00                   0.00          0.00          0.00                                       0.00
CUMULATIVE                      0.00                   0.00          0.00          0.00                                       0.00


                                                                     APPENDIX C

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET



                            $779,262,000 (APPROXIMATE)          JANUARY 8, 1999
                      GS MORTGAGE SECURITIES CORPORATION II
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1


APPROXIMATE SECURITIES STRUCTURE:
                               EXPECTED    EXPECTED
                    APPROXIMATE  CREDIT    WEIGHTED   EXPECTED
        EXPECTED    FACE/NOTIONASUPPORT     AVERAGE   PAYMENT
CLASS   RATING      AMOUNT     (% OF UPB)    LIFE     WINDOW(A)
  (A)   (S&P/MOODY'S)  (MM)               (YEARS) (B)
---------------------------------------------------------------

PUBLICLY OFFERED CLASSES
 X      AAAr/Aaa       $890.6(c)              9.205   02/99-06/28
 A1     AAA /Aaa        165.7     30.25%      5.014   02/99-06/07
 A2     AAA /Aaa        455.5     30.25       9.466   06/07-10/08
 B      AA/Aa2           42.3     25.50       9.744   10/08-10/08
 C      A /A2            44.5     20.50       9.744   10/08-10/08
 D      BBB/Baa2         57.9     14.00       9.819   10/08-11/08
 E      BBB-/Baa3        13.4     12.50       9.828   11/08-11/08
PRIVATELY OFFERED CLASSES (D)
---------------------------------------------------------------
 F      BB/Ba2        $  46.8      7.25%     10.223   11/08-08/10
 G      B+/B2            28.9      4.00      12.659   08/10-04/13
 H      B-/B3             6.7      3.25      14.385   04/13-09/13
 J      UR               28.9     N/A        19.643   09/13-06/28
   TOTAL SECURITIES:   $890.6
---------------------------------------------------------------

(a) All publicly offered classes except A1 subject to a cap equal to the weighted average Net Mortgage Rate, determined without regard to any modification of the mortgage loans, in effect from time to time on the mortgage loans.
(b) Calculated at 0% CPR, no balloon extension and Hyperamortization Loans pay in full on Anticipated Repayment Dates.
(c)  Notional amount on interest only class.
(d)  Not offered hereby.


KEY FEATURES:
-------------
Lead Manager:               Goldman, Sachs & Co.
Co-Manager:                 Norwest Investment Services, Inc.
Mortgage Loan Sellers:      Goldman Sachs Mortgage Company
                            (GSMC):
                             Archon Financial, L.P. ($168MM)
                             Central Park Capital, L.P. ($56MM)
                             Amresco Capital, L.P. ($363MM) (a)
                            Daiwa Finance Corp. ($166MM)
                            Daiwa Real Estate Finance Corp.
                             ($138MM)
Master Servicer:            GMAC Commercial Mortgage Corp.
Special Servicer:           Lennar Partners, Inc.
Trustee:                    LaSalle National Bank
Launch:                     On or about January 6, 1999
Pricing:                    On or about January 7, 1999
Closing:                    On or about January 20, 1999
Cut-Off Date:               January 10, 1999
Distribution Date:          18th of each month, or following
                             business day (commencing February
                             1999)
Payment Delay:              17 days
ERISA Eligible:             Classes A1, A2, and X are expected
                            to be ERISA eligible subject to
                            certain conditions for eligibility
SMMEA Eligible:             No Classes
Structure:                  Sequential pay
Day Count:                  30/360
Tax Treatment:              REMIC
Rated Final Distribution
Date:                       November 18, 2030
Clean up Call:              1.0%
Minimum Denominations:      Publicly Offered Classes except
                            Class X: $10,000 & $1
                            Class X: $5,000,000 Notional Amount
                            & $1
Delivery:                   DTC for publicly traded certificates

(a) Amresco Capital Limited, Inc., will act as direct seller instead of GSMC for 5 loans with a balance of approximately $20.6 million.

COLLATERAL FACTS:
-----------------
INITIAL POOL BALANCE:                             $890,585,728

NUMBER OF MORTGAGE LOANS:                                  304
NUMBER OF MORTGAGED PROPERTIES:                            317
AVERAGE CUT-OFF DATE BALANCE:                       $2,929,558

WEIGHTED AVERAGE CURRENT MORTGAGE RATE:                   7.20%

WEIGHTED AVERAGE U/W DSCR:                                1.44X

WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:                 71.5%
WEIGHTED  AVERAGE  REMAINING TERM TO MATURITY           124.3
(MONTHS):
WEIGHTED AVERAGE REMAINING  AMORTIZATION TERM           319.6
(MONTHS):
WEIGHTED AVERAGE SEASONING (MONTHS):                        5
BALLOON LOANS AS % OF TOTAL:                             92.9%

TEN LARGEST LOANS AS % OF TOTAL:                         16.0%
---------------------------------------------------------------


TEN LARGEST LOANS:
------------------
                                                   PROPERTY
  LOAN                   BALANCE   % BY UPB DSCR   TYPE
---------------------------------------------------------------
  The Torpedo Factory $  20,007,359   2.25%  1.26x  Office
  Whitehall Hotel        18,879,907   2.12   1.36   Lodging
  Granada Apartments     18,745,566   2.10   1.30   Multifamily
  Roswell Town Center    17,274,576   1.94   1.27   Retail
  Salter Nursing         11,886,833   1.33   1.45   Nursing
    Portfolio                                       Home
  Goodings               11,883,227   1.33   1.27   Retail
    International Plaza
  The Atrium Hotel       11,474,944   1.29   1.67   Lodging
  Bruckner Nursing       11,379,636   1.28   1.80   Nursing
    Home                                            Home
  The Phillips           10,805,080   1.21   1.35   Office
    Building
  Holiday Inn Select     10,359,122   1.16   1.45   Lodging
   TOTAL/WEIGHTED      $142,696,249  16.02%  1.39X
     AVERAGE
---------------------------------------------------------------


SELECTED LOAN DATA:
-------------------
                     NUMBER OF        CUT-OFF DATE BALANCE
GEOGRAPHIC           MORTGAGED        (AS OF JAN 10, 1999)WTD. AVG.
DISTRIBUTION        PROPERTIES    (MM)    % BY UPB        DSCR
-----------------------------------------------------------------
TEXAS                    56     $ 115.8      13.01%      1.47X
CALIFORNIA               32        93.3      10.47       1.44
FLORIDA                  21        70.1       7.87       1.37
NEW YORK                 23        65.0       7.29       1.58
ARIZONA                  13        57.3       6.44       1.42
OTHER                   172       489.1      54.92       1.43
                        ---       -----     ------
  TOTAL/WTD. AVG.       317      $890.6     100.00%      1.44X

-----------------------------------------------------------------

                                                       WTD. AVG.
PROPERTY TYPE       PROPERTIES    (MM)    % BY UPB       DSCR
-----------------------------------------------------------------
MULTIFAMILY             144      $289.2      32.47%      1.43X
RETAIL                   67       213.7      24.00       1.42
OFFICE                   38       149.0      16.73       1.37
LODGING                  31       128.8      14.46       1.58
INDUSTRIAL               28        75.0       8.42       1.39
HEALTHCARE                7        29.6       3.33       1.72
SELF-STORAGE              2         5.3       0.60       1.49
                        ---      ------     ------
  TOTAL/WTD. AVG.       317      $890.6     100.00%      1.44X

-----------------------------------------------------------------

PREPAYMENT                                             WTD. AVG.
RESTRICTIONS                      (MM)    % BY UPB       DSCR
-----------------------------------------------------------------
LOCKOUT/DEFEASANCE               $501.2      56.28%      1.47X
LOCKOUT/GREATER OF YM OR          385.2      43.26       1.41
      1% (A)
LOCKOUT/DECLINING FEE               3.2       0.36       1.32
LOCKOUT/OPEN                        0.9       0.11       1.69
  TOTAL/WTD. AVG.                $890.6     100.00%      1.44X
-----------------------------------------------------------------

(a) Includes 1 loan with the provision "Defeasance or Greater of YM or 1%" and 3 loans with the provision "Greater of YM or Declining Fee."

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


                              STRUCTURAL OVERVIEW

o      For purposes of calculating principal distributions of the Certificates:


       o Available principal will be allocated sequentially to A1, A2, B, C, D, E, F, G, H, J certificates.


       o In case the principal balance of J, H, G, F, E, D, C, B, in that order, have been reduced to zero due to the allocation of principal losses, then A1 and A2 will be allocated principal pro rata.


o Class X will be entitled to receive payments of interest only and will not receive any payments of principal. Class X will be entitled to payments of interest pro rata (based on interest entitlements) with the Class A1 and A2 Certificates each month.


o Each class will be subordinate to the Class A1, A2, and X and to each class with an earlier alphabetic designation than such class. Each of the Class A1, A2, and X Certificates will be of equal priority.


o      All classes will pay interest on a 30/360 basis.


o Principal Losses will be allocated in reverse alphabetical order to Class J, H, G, F, E, D, C, B, and then pro rata to Class A1 and A2.


o The Master Servicer will cover net prepayment interest shortfalls, for any month up to the portion of the Master Servicing Fee equal to 4 basis points per annum on the principal balance of the loans. Net prepayment interest shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated pro-rata (based on interest entitlements) to all regular Certificates.


o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes of outstanding regular Certificates other than to the Class X.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

                     ALLOCATION OF PREPAYMENT PREMIUMS (a)

ALLOCATION OF PREPAYMENT PREMIUMS:

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the related Certificates then entitled to principal distributions and the Class X Certificates as follows:

     o A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) with respect to all loans will be allocated to each class of the Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess of the Pass-Through Rate of the Class of the Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

          --------------------------------------------------------------------
          Prepayment                       (Pass-Through Rate - Discount Rate)
          Premium Allocation          =    -----------------------------------
          Percentage                       (Mortgage Rate - Discount Rate)
          --------------------------------------------------------------------

     o The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X Certificates.

     o In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise.

     Allocation of Prepayment Premiums Example

     Discount Rate Fraction Methodology:
     Mortgage Rate                                       =  8%
     Bond Class Rate                                     =  6%
     Treasury Rate                                       =  5%
     % of Principal Distributed to Class                 =  100%

       BOND CLASS ALLOCATION                             CLASS X ALLOCATION
       ------------------------------------------------- ----------------------------------------------------------
       6% - 5% x 100%         =   33 1/3%                Receives excess premiums = 66 2/3% thereof
       -------
       8% - 5%

(a) For further information regarding the allocation of prepayment premiums, refer to the Prospectus Supplement.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


                             PREPAYMENT PROVISIONS

-----------------------------------------------------------------------------------------------------------------------------------
          PREPAYMENT LOCK-OUT/ PREPAYMENT PREMIUM ANALYSIS / DEFEASANCE
 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT OF PRINCIPAL (A)(B)
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT            JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY    JANUARY
RESTRICTIONS            1999      2000      2001      2002      2003      2004      2005      2006      2007      2008      2009
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out             100.00%   100.00%    98.88%    38.73%     5.71%     3.56%     2.64%     2.09%     2.04%      1.81%     7.89%
Defeasance               0.00      0.00      0.00     55.26     55.29     56.07     54.28     54.49     54.49      44.09     31.97
Yield Maintenance        0.00      0.00      1.12      5.55     37.88     39.91     40.81     42.93     42.98      30.55     49.35
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL               100.00%   100.00%   100.00%    99.54%    98.88%    99.54%    97.73%    99.51%    99.51      76.45%    89.21%

% Premiums
5.00 - 5.99%             0.00      0.00      0.00      0.36      0.35      0.36      0.00      0.00      0.00       0.00      0.00
4.00 - 4.99%             0.00      0.00      0.00      0.00      0.00      0.00      0.36      0.00      0.00       0.00      0.00
3.00 - 3.99%             0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.37      0.00       0.00      0.00
2.00 - 2.99%             0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.37       0.00      0.00
1.00 - 1.99%             0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00       0.00     10.80

Open                     0.00%     0.00%     0.00%     0.11%     0.77%     0.11%     1.91%     0.11%     0.11%     23.54%     0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%    100.00%   100.00%
UPB ($MM)              890.59    879.21    867.15    854.01    839.87    819.22    803.12    750.14    732.19     694.75     78.12
% of UPB               100.00%    98.72%    97.37%    95.89%    94.30%    91.99%    90.18%    84.23%    82.21%     78.01%     8.77%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT            JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY    JANUARY
RESTRICTIONS            2010      2011      2012      2013      2014      2015      2016      2017      2018      2019      2020
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out               7.95%    10.92%    11.20%    11.55%     9.64%    10.22%    11.01%    12.06%    13.50%     12.66%    13.31%
Defeasance              31.39     33.81     32.84     12.61     14.92     14.27     13.40     12.11      9.17       8.97      8.29
Yield Maintenance       40.78     39.56     32.55     27.92     35.42     33.36     30.56     26.90     19.63       5.64      5.34
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                80.12%    84.29%    76.59%    52.08%    59.98%    57.85%    54.97%    51.07%    42.30%     27.27%    26.94%

% Premiums
5.00 - 5.99%             0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00       0.00      0.00
4.00 - 4.99%             0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00       0.00      0.00
3.00 - 3.99%             0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00       0.00      0.00
2.00 - 2.99%             0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00       0.00      0.00
1.00 - 1.99%            11.13     15.71     23.41     24.97     40.02     42.15     45.03     48.93     54.24      72.72     73.06

Open                     8.75%     0.00%     0.00%    22.96%     0.00%     0.00%     0.00%     0.00%     3.46%      0.00%     0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%    100.00%   100.00%
UPB ($MM)               73.85     50.86     46.52     41.86     24.95     22.49     19.85     17.08     14.26       9.72      8.69
% of UPB                 8.29%     5.71%     5.22%     4.70%     2.80%     2.53%     2.23%     1.92%     1.60%      1.09%     0.98%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT            JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY   JANUARY
RESTRICTIONS            2021      2022      2023      2024      2025      2026      2027      2028
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out              14.19%    15.46%    17.48%     0.00%     0.00%     0.00%     0.00%     0.00%
Defeasance               7.34      5.95      0.00      0.00      0.00      0.00      0.00      0.00
Yield Maintenance        4.91      4.27      0.00     20.87     22.07     24.13     28.61      0.00
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                26.44%    25.68%    17.48%    20.87%    22.07%    24.13%    28.61%     0.00%

% Premiums
5.00 - 5.99%             0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
4.00 - 4.99%             0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
3.00 - 3.99%             0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
2.00 - 2.99%             0.00      0.00      0.00      0.00      0.00      0.00      0.00      0.00
1.00 - 1.99%            73.56     74.32     69.61     79.13     77.93     75.87     71.39      0.00

Open                     0.00%     0.00%    12.91%     0.00%     0.00%     0.00%     0.00%   100.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                  100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
UPB ($MM)                7.58      6.39      5.10      3.78      3.07      2.30      1.48      0.60
% of UPB                 0.85%     0.72%     0.57%     0.42%     0.34%     0.26%     0.17%     0.07%
-----------------------------------------------------------------------------------------------------------------------------------

(a) Table calculated using modeling assumptions.
(b) Differences in totals may exist due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


                          AVERAGE LIFE TABLE (IN YEARS)
 (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE, YIELD MAINTENANCE
               AND PENALTY PERIOD, THEN RUN AT THE INDICATED CPRS)


--------------------------------------------------------------------------------------------------------------------------------
                                                  PREPAYMENT ASSUMPTIONS (CPR)
                      0% CPR                 25% CPR                50% CPR                 75% CPR               100% PP*
-------------- ---------------------- ---------------------- ----------------------- ---------------------- --------------------
X                       9.20                   9.18                   9.14                    9.10                   8.87
A1                      5.01                   4.99                   4.97                    4.95                   4.88
A2                      9.47                   9.42                   9.37                    9.30                   9.02
B                       9.74                   9.74                   9.74                    9.74                   9.37
C                       9.74                   9.74                   9.74                    9.74                   9.49
D                       9.82                   9.81                   9.79                    9.77                   9.54
E                       9.83                   9.83                   9.83                    9.83                   9.58
F                      10.22                  10.21                  10.20                   10.18                  10.00
G                      12.66                  12.64                  12.61                   12.57                  12.37
H                      14.39                  14.36                  14.33                   14.29                  13.98
J                      19.64                  19.64                  19.63                   19.62                  19.53
-------------- ---------------------- ---------------------- ----------------------- ---------------------- --------------------

* "PP" means 100% of each loan prepays when it becomes freely prepayable.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-----------------------------------------------------------------------------------------------------------------------------------
                      DISTRIBUTION OF CUT-OFF DATE BALANCES
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                               AVERAGE    WEIGHTED
                                                        PERCENTAGE                  WEIGHTED     WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                       OF         AVERAGE      AVERAGE      AVERAGE       TERM TO    CUT-OFF
 RANGE OF CUT-OFF DATE      MORTGAGE    CUT-OFF DATE    AGGREGATE   CUT-OFF DATE  UNDERWRITTEN   MORTGAGE     MATURITY     DATE LTV
 BALANCES                     LOANS        BALANCE       CUT-OFF       BALANCE        DSCR         RATE         (MOS)       RATIO
                                                       DATE BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
$    500,000 - 999,999           82     $ 60,172,426       6.76%   $    733,810       1.48x        7.7560%      128.3        68.57%
 1,000,000 - 1,999,999           76      111,643,664       12.54      1,468,996       1.46         7.3061       142.2        71.08
 2,000,000 - 2,999,999           51      128,036,868       14.38      2,510,527       1.52         7.1184       122.4        70.45
 3,000,000 - 3,999,999           29      102,601,264       11.52      3,537,975       1.43         7.2117       120.4        70.61
 4,000,000 - 4,999,999           19       86,392,906        9.70      4,546,995       1.38         7.0844       126.0        71.08
 5,000,000 - 5,999,999           15       83,034,501        9.32      5,535,633       1.49         7.0407       107.8        72.66
 6,000,000 - 6,999,999            5       32,794,403        3.68      6,558,881       1.42         6.9603       116.0        74.24
 7,000,000 - 7,999,999            7       54,225,944        6.09      7,746,563       1.42         7.0447       118.9        74.63
 8,000,000 - 8,999,999            6       50,791,123        5.70      8,465,187       1.45         6.8611       116.5        74.51
 9,000,000 - 9,999,999            4       38,196,381        4.29      9,549,095       1.40         6.7251       168.1        74.49
10,000,000 - 11,999,999           6       67,788,843        7.61     11,298,140       1.50         7.5501       124.7        68.18
17,000,000 - 19,999,999           3       54,900,048        6.16     18,300,016       1.31         7.5079       109.8        71.33
20,000,000 - 24,999,999           1       20,007,359        2.25     20,007,359       1.26         7.2200       110.0        74.38
                             ------    -------------    --------
 TOTAL/WTD. AVG.                304     $890,585,728      100.00%  $  2,929,558       1.44X        7.2025%      124.3        71.46%
                                ===     ============      ======

-----------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

-----------------------------------------------------------------------------------------------------------------------------------
                  DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                     PERCENTAGE                    WEIGHTED     WEIGHTED     REMAINING     AVERAGE
                       NUMBER OF                    OF AGGREGATE     AVERAGE        AVERAGE     AVERAGE       TERM TO      CUT-OFF
                       MORTGAGED    CUT-OFF DATE    CUT-OFF DATE     CUT-OFF     UNDERWRITTEN   MORTGAGE     MATURITY     DATE LTV
STATE                 PROPERTIES       BALANCE         BALANCE     DATE BALANCE      DSCR          RATE        (MOS)        RATIO
--------------------- ------------ ---------------- -------------- ------------- -------------- ----------- ------------ ----------
Texas                      56      $ 115,832,720        13.01%     $2,068,441         1.47x       7.1591%      116.6       73.03%
California                 32         93,268,451        10.47       2,914,639         1.44        7.2350       124.5       68.30
Florida                    21         70,099,984         7.87       3,338,094         1.37        7.2678       126.3       71.76
New York                   23         64,964,839         7.29       2,824,558         1.58        7.4973       124.9       69.13
Arizona                    13         57,325,324         6.44       4,409,640         1.42        7.0016       114.1       74.61
Georgia                    12         46,625,164         5.24       3,885,430         1.44        7.4577       128.5       73.52
Washington                 10         44,268,684         4.97       4,426,868         1.39        7.0308       117.6       70.68
Massachusetts              14         36,701,118         4.12       2,621,508         1.46        7.2701       115.9       68.30
Illinois                    6         34,015,000         3.82       5,669,167         1.39        7.3774       124.2       68.09
Maryland                   10         33,607,473         3.77       3,360,747         1.45        7.1111       117.8       70.99
Pennsylvania               14         31,893,366         3.58       2,278,098         1.33        7.2421       120.1       75.99
Tennessee                   6         30,991,018         3.48       5,165,170         1.54        6.7607       117.0       75.41
New Jersey                 14         30,435,473         3.42       2,173,962         1.40        7.0529       207.8       72.15
Virginia                    4         24,458,888         2.75       6,114,722         1.27        7.1755       111.1       74.03
Nevada                      9         21,853,511         2.45       2,428,168         1.38        7.1056       134.8       71.37
Colorado                    7         19,128,161         2.15       2,732,594         1.41        6.9601       116.3       70.96
Wisconsin                   4         18,014,985         2.02       4,503,746         1.39        7.1200       108.8       73.79
Oklahoma                    5         15,096,519         1.70       3,019,304         1.30        7.1521       120.2       76.59
Kentucky                    7         13,729,821         1.54       1,961,403         1.36        7.4522       115.1       73.48
Ohio                        7         13,071,839         1.47       1,867,406         1.37        7.1411       107.9       72.83
North Carolina              4         10,921,114         1.23       2,730,279         1.50        7.4249       116.8       70.27
Mississippi                 4          8,926,327         1.00       2,231,582         2.28        7.4663       191.8       59.35
Missouri                    6          6,662,940         0.75       1,110,490         1.38        7.2936       147.4       74.24
Oregon                      4          6,634,457         0.74       1,658,614         1.58        7.2422       137.4       53.98
Idaho                       2          6,428,307         0.72       3,214,154         1.30        6.4681       117.0       71.79
Connecticut                 3          6,291,702         0.71       2,097,234         1.44        7.5201       116.0       68.12
Michigan                    3          4,993,127         0.56       1,664,376         1.55        7.0499       116.8       67.20
Utah                        3          4,051,863         0.45       1,350,621         1.33        7.7360       114.5       71.90
Maine                       1          3,477,937         0.39       3,477,937         1.35        6.9400       115.0       72.46
Indiana                     4          2,795,597         0.31         698,899         1.36        7.1159       116.6       76.61
South Carolina              1          2,694,387         0.30       2,694,387         1.78        7.5000       118.0       56.13
Louisiana                   2          2,345,985         0.26       1,172,992         1.72        7.1868       167.0       73.14
New Mexico                  1          2,193,040         0.25       2,193,040         2.72        7.2700       117.0       73.10
West Virginia               1          1,637,348         0.18       1,637,348         1.39        7.8750       112.0       71.19
Rhode Island                1          1,364,770         0.15       1,364,770         1.50        6.2800       117.0       68.24
Alabama                     1          1,356,840         0.15       1,356,840         1.58        6.5700       117.0       79.81
Kansas                      1          1,307,700         0.15       1,307,700         1.46        8.1000       234.0       74.30
Alaska                      1          1,119,948         0.13       1,119,948         1.33        7.1200       116.0       74.66
                       ------      --------------    --------
TOTAL/WTD. AVG.           317       $890,585,728       100.00%     $2,809,419         1.44X       7.2025%      124.3       71.46%
                          ===       ============       ======


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE


[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING]

[MAP OF THE UNITED STATES]


WA 4.97%     OR 0.74%    CA 10.47%    NV 2.45%    ID 0.72%    UT  0.45%
AZ 6.44%     CO 2.15%    NM 0.25%     KS 0.15%    OK 1.70%    TX 13.01%
MO 0.75%     LA 0.26%    WI 2.02%     IL 3.82%    MS 1.00%    MI  0.56%
IN 0.31%     KY 1.54%    TN 3.48%     AL 0.15%    NY 7.29%    PA  3.58%
WV 0.18%     VA 2.75%    NC 1.23%     SC 0.30%    GA 5.24%    FL  7.87%
MA 4.12%     RI 0.75%    CT 0.71%     NJ 3.42%    MD 3.77%    AK  0.13%
ME 0.39%     OH 1.47%

[PIE CHART]

Georgia        5.24%
Washington     4.97%
Other         44.71%
Texas         13.01%
California    10.47%
Florida        7.87%
New York       7.29%
Arizona        6.44%


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                         DISTRIBUTION OF PROPERTY TYPES


[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING]

[MAP OF THE UNITED STATES]

[PIE CHART]

Healthcare     3.33%
Self-Storage   0.60%
Multifamily   32.47%
Retail        24.00%
Office        16.73%
Lodging       14.46%
Industrial     8.42%


                                                                                                              WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                   PERCENTAGE                     WEIGHTED      WEIGHTED     REMAINING    AVERAGE
                      NUMBER OF                   OF AGGREGATE      AVERAGE        AVERAGE      AVERAGE       TERM TO     CUT-OFF
                      MORTGAGED    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN    MORTGAGE      MATURITY     DATE LTV
 PROPERTY TYPE        PROPERTIES     BALANCE         BALANCE        BALANCE         DSCR          RATE         (MOS)        RATIO
-----------------------------------------------------------------------------------------------------------------------------------
 Multifamily              144     $289,151,403        32.47%      $2,007,996         1.43x       7.2086%        132.3        73.77%
 Retail                    67      213,697,597        24.00        3,189,516         1.42        7.0196         124.0        71.43
 Office                    38      148,989,033        16.73        3,920,764         1.37        7.1991         115.1        71.09
 Lodging                   31      128,796,551        14.46        4,154,727         1.58        7.4482         125.4        66.91
 Industrial                28       74,980,587         8.42        2,677,878         1.39        7.0007         114.3        73.36
 Healthcare                 7       29,648,648         3.33        4,235,521         1.72        7.9521         115.5        66.75
 Self-Storage               2        5,321,909         0.60        2,660,955         1.49        7.0315         126.7        66.53
                       ------    --------------    --------
 TOTAL/WTD.AVG.           317     $890,585,728       100.00%      $2,809,419         1.44X       7.2025%        124.3        71.46%
                          ===     ============       ======
-----------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.




-----------------------------------------------------------------------------------------------------------------------------------
          DISTRIBUTION OF ANNUALIZED DEBT SERVICE COVERAGE RATIOS (NCF)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                             AVERAGE     WEIGHTED
                                                  PERCENTAGE OF                   WEIGHTED                  REMAINING     AVERAGE
 RANGE OF DEBT       NUMBER OF                      AGGREGATE                     AVERAGE      WEIGHTED      TERM TO   CUT-OFF DATE
 SERVICE COVERAGE     MORTGAGE    CUT-OFF DATE    CUT-OFF DATE  AVERAGE CUT-OFF UNDERWRITTEN    AVERAGE      MATURITY       LTV
 RATIOS                LOANS         BALANCE         BALANCE      DATE BALANCE      DSCR     MORTGAGE RATE    (MOS)        RATIO
-----------------------------------------------------------------------------------------------------------------------------------
 1.00 - 1.10x (a)           4     $  5,632,391          0.63%      $1,408,098        1.04x       6.3664%        189.9        90.82%
 1.11 - 1.20                5       12,711,340          1.43        2,542,268        1.17        7.0865         146.3        68.97
 1.21 - 1.30               41      162,512,586         18.25        3,963,722        1.27        7.3169         121.9        74.24
 1.31 - 1.40              114      294,141,767         33.03        2,580,191        1.36        7.2124         126.6        71.98
 1.41 - 1.50               61      212,291,966         23.84        3,480,196        1.45        7.1505         115.3        71.95
 1.51 - 1.60               34      101,244,958         11.37        2,977,793        1.55        7.0410         127.8        70.64
 1.61 - 1.70               17       37,446,223          4.20        2,202,719        1.66        7.2814         129.7        65.37
 1.71 - 1.80                9       29,023,620          3.26        3,224,847        1.78        7.4517         121.6        73.46
 1.81 - 1.90                3        5,160,364          0.58        1,720,121        1.87        7.3852         245.4        71.12
 1.91 - 2.00                6        9,467,783          1.06        1,577,964        1.94        7.2924         124.3        63.27
 2.01 - 2.10                2        3,766,988          0.42        1,883,494        2.04        8.4473         117.6        64.99
 2.11 - 2.20                2        2,918,407          0.33        1,459,204        2.20        7.8300         132.1        43.80
 2.21 - 2.30                1        1,985,429          0.22        1,985,429        2.21        7.5000         113.0        43.07
 2.51 - 5.41                5       12,281,906          1.38        2,456,381        2.78        6.6318         117.1        47.50
                       ------    -------------      --------
 TOTAL/WTD.AVG.           304     $890,585,728        100.00%      $2,929,558        1.44X       7.2025%        124.3        71.46%
                          ===     ============        ======

-----------------------------------------------------------------------------------------------------------------------------------
(a) There are four credit-tenant loans in the pool included in this range.




-----------------------------------------------------------------------------------------------------------------------------------
        DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE AT ORIGINATION RATIOS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                      PERCENTAGE                     WEIGHTED      WEIGHTED   REMAINING    AVERAGE
                         NUMBER OF                   OF AGGREGATE      AVERAGE        AVERAGE      AVERAGE    TERM TO      CUT-OFF
 RANGE OF CUT-OFF DATE   MORTGAGE     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN    MORTGAGE    MATURITY   DATE LTV
 LOAN TO VALUE RATIOS      LOANS        BALANCE         BALANCE        BALANCE         DSCR          RATE       (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
 15.1 - 30.0%                 1       $    598,989         0.07%     $  598,989          5.41x      8.5700%      118.0       17.62%
 30.1 - 50.0                  9         16,296,287         1.83       1,810,699          2.16       6.9504       152.4       41.79
 50.1 - 60.0                 15         52,916,835         5.94       3,527,789          1.59       7.4163       117.8       57.82
 60.1 - 65.0                 29         85,634,924         9.62       2,952,928          1.46       7.4796       117.5       63.18
 65.1 - 70.0                 60        137,760,490        15.47       2,296,008          1.46       7.3311       123.3       67.85
 70.1 - 75.0                113        323,050,311        36.27       2,858,852          1.39       7.2580       125.6       73.09
 75.1 - 80.0                 67        242,935,334        27.28       3,625,901          1.41       6.9836       124.7       77.95
 80.1 - 85.0  (a)             7         26,940,783         3.03       3,848,683          1.47       6.8117       116.9       80.49
 85.1 - 90.0  (a)             1          1,561,882         0.18       1,561,882          1.06       6.3500       180.0       89.76
 90.1 - 95.0  (a)             1          1,348,733         0.15       1,348,733          1.01       6.3500       168.0       91.44
 95.1 - 100.0 (a)             1          1,541,161         0.17       1,541,161          1.06       6.4100       236.0       96.32
                         ------     --------------     --------
 TOTAL/WTD.AVG.             304       $890,585,728       100.00%     $2,929,558          1.44X      7.2025%      124.3       71.46%
                            ===       ============       ======

-----------------------------------------------------------------------------------------------------------------------------------
(a) There are four credit-tenant loans in this pool of which some are included in this range.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-----------------------------------------------------------------------------------------------------------------------------------
                     DISTRIBUTION OF MORTGAGE INTEREST RATES
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                             WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                    PERCENTAGE OF                  WEIGHTED     WEIGHTED     REMAINING     AVERAGE
                        NUMBER OF                     AGGREGATE       AVERAGE       AVERAGE      AVERAGE      TERM TO      CUT-OFF
   RANGE OF              MORTGAGE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE  UNDERWRITTEN   MORTGAGE     MATURITY     DATE LTV
   MORTGAGE RATES         LOANS         BALANCE        BALANCE        BALANCE        DSCR         RATE         (MOS)        RATIO
  ---------------------------------------------------------------------------------------------------------------------------------
   5.7500 - 6.0000%          4      $ 13,251,740          1.49%      $3,312,935       1.93x       5.8295%      109.8         58.62%
   6.0001 - 6.2500           2         4,222,799          0.47        2,111,399       1.61        6.1576       117.0         73.06
   6.2501 - 6.5000           9        35,617,449          4.00        3,957,494       1.38        6.4118       128.3         73.42
   6.5001 - 6.7500          27       101,069,475         11.35        3,743,314       1.45        6.6356       118.5         75.72
   6.7501 - 7.0000          64       220,373,791         24.74        3,443,340       1.41        6.8916       127.6         74.33
   7.0001 - 7.2500          41       159,066,299         17.86        3,879,666       1.43        7.1494       118.7         70.47
   7.2501 - 7.5000          45       133,586,366         15.00        2,968,586       1.46        7.3755       135.2         70.60
   7.5001 - 7.7500          35        85,100,506          9.56        2,431,443       1.41        7.6716       116.5         68.44
   7.7501 - 8.0000          36        77,088,293          8.66        2,141,341       1.42        7.8961       118.7         67.93
   8.0001 - 8.2500          24        29,370,225          3.30        1,223,759       1.42        8.1754       142.1         68.73
   8.2501 - 8.5000           9        20,294,424          2.28        2,254,936       1.60        8.3543       126.1         73.19
   8.5001 - 8.7500           7        10,948,337          1.23        1,564,048       1.84        8.6046       119.4         60.16
   9.2501 - 9.5000           1           596,025          0.07          596,025       1.28        9.2500       111.0         69.31
                        ------     ---------------    --------
   TOTAL/WTD.AVG.          304      $890,585,728        100.00%      $2,929,558       1.44X       7.2025%      124.3         71.46%
                           ===      ============        ======

  ---------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               WEIGHTED
                                                                                                                AVERAGE    WEIGHTED
                                                  PERCENTAGE OF                    WEIGHTED                    REMAINING   AVERAGE
 RANGE OF             NUMBER OF                     AGGREGATE       AVERAGE        AVERAGE       WEIGHTED       TERM TO    CUT-OFF
 AMORTIZATION TERMS    MORTGAGE    CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE   UNDERWRITTEN     AVERAGE      MATURITY    DATE LTV
 (MONTHS)               LOANS        BALANCE         BALANCE        BALANCE          DSCR      MORTGAGE RATE     (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
 151 - 170                  3      $  7,129,922        0.80%        $2,376,641        1.16x        6.9952%        169.3       78.01%
 171 - 190                  9        11,370,432        1.28          1,263,381        1.45         7.0982         169.4       62.06
 191 - 210                  1         1,880,881        0.21          1,880,881        1.17         6.9000          80.0       78.37
 211 - 230                  2         2,980,109        0.33          1,490,055        1.34         7.2012         215.6       71.72
 231 - 250                 23        41,452,034        4.65          1,802,262        1.58         7.2781         169.7       67.36
 251 - 270                  5        25,662,042        2.88          5,132,408        1.45         7.9291         110.8       62.66
 271 - 290                 14        35,841,185        4.02          2,560,085        1.49         7.4454         137.3       70.00
 291 - 310                132       301,415,775       33.84          2,283,453        1.49         7.3921         120.4       69.10
 331 - 360                115       462,853,349       51.97          4,024,812        1.40         7.0202         120.3       74.06
                         ----      ------------     -------
 TOTAL/WTD.AVG.           304      $890,585,728      100.00%        $2,929,558        1.44X        7.2025%        124.3       71.46%
                          ===      ============      =======

-----------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.



-----------------------------------------------------------------------------------------------------------------------------------
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                               WEIGHTED
                                                          PERCENTAGE                                            AVERAGE    WEIGHTED
                                                              OF                      WEIGHTED    WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                     AGGREGATE      AVERAGE      AVERAGE      AVERAGE      TERM TO    CUT-OFF
 RANGE OF ORIGINAL TERMS    MORTGAGE     CUT-OFF DATE      CUT-OFF    CUT-OFF DATE  UNDERWRITTEN  MORTGAGE     MATURITY    DATE LTV
 TO MATURITY (MONTHS)         LOANS         BALANCE      DATE BALANCE    BALANCE        DSCR        RATE         (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
  60 -  83                        1      $  5,926,346         0.67%    $5,926,346        1.44x       7.4200%       49.0       77.98%
  84 - 120                      255       772,660,276        86.76      3,030,040        1.44        7.1989       113.2       71.37
 121 - 180                       25        64,298,362         7.22      2,571,934        1.43        7.1516       156.1       71.38
 181 - 240                       16        27,569,563         3.10      1,723,098        1.40        7.3409       230.6       72.72
 241 - 360                        7        20,131,183         2.26      2,875,883        1.50        7.2498       327.0       71.30
                             ------     -------------     --------
 TOTAL/WTD.AVG.                 304      $890,585,728       100.00%    $2,929,558        1.44X       7.2025%      124.3       71.46%
                                ===      ============       ======
-----------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               WEIGHTED
                                                          PERCENTAGE                                            AVERAGE    WEIGHTED
                                                              OF                      WEIGHTED    WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                     AGGREGATE      AVERAGE      AVERAGE      AVERAGE      TERM TO    CUT-OFF
 RANGE OF REMAINING TERMS   MORTGAGE     CUT-OFF DATE      CUT-OFF    CUT-OFF DATE  UNDERWRITTEN  MORTGAGE     MATURITY    DATE LTV
 TO MATURITY (MONTHS)         LOANS         BALANCE      DATE BALANCE    BALANCE        DSCR        RATE         (MOS)       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
  49 -  50                        1      $  5,926,346         0.67%    $5,926,346        1.44x       7.4200%       49.0       77.98%
  71 -  90                       11        40,011,713         4.49      3,637,428        1.40        6.9227        79.0       74.51
  91 - 110                       17        77,578,084         8.71      4,563,417        1.33        7.5339       108.7       71.23
 111 - 120                      229       660,144,846        74.12      2,882,729        1.47        7.1787       115.8       71.05
 131 - 150                        6        23,055,679         2.59      3,842,613        1.33        6.9801       139.0       77.27
 151 - 170                        3         7,129,922         0.80      2,376,641        1.16        6.9952       169.3       78.01
 171 - 190                       15        30,600,276         3.44      2,040,018        1.37        7.2159       173.5       69.66
 211 - 230                        2         2,980,109         0.33      1,490,055        1.34        7.2012       215.6       71.72
 231 - 250                       13        23,027,571         2.59      1,771,352        1.43        7.4262       236.0       71.70
 271 - 353                        7        20,131,183         2.26      2,875,883        1.50        7.2498       327.0       71.30
                             ------     -------------     --------
 TOTAL/WTD.AVG.                 304      $890,585,728       100.00%    $2,929,558        1.44X       7.2025%      124.3       71.46%
                                ===      ============       ======
-----------------------------------------------------------------------------------------------------------------------------------



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.




------------------------------------------------------------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                               WEIGHTED
                                                          PERCENTAGE                                            AVERAGE    WEIGHTED
                                                              OF                      WEIGHTED    WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                     AGGREGATE      AVERAGE      AVERAGE      AVERAGE      TERM TO    CUT-OFF
                            MORTGAGE     CUT-OFF DATE      CUT-OFF    CUT-OFF DATE  UNDERWRITTEN  MORTGAGE     MATURITY    DATE LTV
 AMORTIZATION TYPE            LOANS         BALANCE      DATE BALANCE    BALANCE        DSCR        RATE         (MOS)       RATIO
------------------------------------------------------------------------------------------------------------------------------------
 Balloon                        270      $827,155,437        92.88%    $3,063,539        1.45x       7.1990%      115.6       71.57%
 Fully Amortizing                32        59,114,989         6.64      1,847,343        1.41        7.2434       247.4       70.70
 Hyperamortizing                  2         4,315,302         0.48      2,157,651        1.56        7.3197       117.6       60.42
                             ------    --------------     --------
 TOTAL/WTD.AVG.                 304      $890,585,728       100.00%    $2,929,558        1.44X       7.2025%      124.3       71.46%
                                ===      ============       ======
------------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
                      DISTRIBUTION OF PREPAYMENT PROVISIONS
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                                                              AVERAGE     WEIGHTED
                                                        PERCENTAGE OF                  WEIGHTED   WEIGHTED   REMAINING     AVERAGE
                             NUMBER OF                    AGGREGATE       AVERAGE      AVERAGE    AVERAGE     TERM TO      CUT-OFF
                             MORTGAGE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE  UNDERWRITTEN MORTGAGE    MATURITY    DATE LTV
 PREPAYMENT PROVISION          LOANS        BALANCE        BALANCE        BALANCE        DSCR       RATE       (MOS)        RATIO
-----------------------------------------------------------------------------------------------------------------------------------
 Lockout/Defeasance              131     $501,231,052        56.28%     $3,826,191       1.47x     7.2750%     117.0       71.47%
 Lockout/Greater of YM or        171      385,231,871        43.26       2,252,818       1.41      7.1051      133.9       71.46
  1% (a)
 Lockout/Declining Fee             1        3,179,729         0.36       3,179,729       1.32      7.3100      114.0       75.71
 Lockout/Open                      1            943,077       0.11         943,077       1.69      8.1250      112.0       52.39
                              ------    ---------------   --------
 TOTAL/WTD.AVG.                  304     $890,585,728   100.00%         $2,929,558       1.44X     7.2025%     124.3       71.46%
                                 ===     ============   ======

-----------------------------------------------------------------------------------------------------------------------------------
(a)  Includes 1 loan with the  provision  "Defeasance  or Greater or YM or 1%"
     and 3 loans  with the  provision  "Greater  of YM or Declining Fee."





------------------------------------------------------------------------------------------------------------------------------------
                        DISTRIBUTION OF ORIGINATION YEARS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                               WEIGHTED
                                                          PERCENTAGE                                            AVERAGE    WEIGHTED
                                                              OF                      WEIGHTED    WEIGHTED     REMAINING   AVERAGE
                            NUMBER OF                     AGGREGATE      AVERAGE      AVERAGE      AVERAGE      TERM TO    CUT-OFF
                            MORTGAGE     CUT-OFF DATE      CUT-OFF    CUT-OFF DATE  UNDERWRITTEN  MORTGAGE     MATURITY    DATE LTV
 ORIGINATION YEAR             LOANS         BALANCE      DATE BALANCE    BALANCE        DSCR        RATE         (MOS)       RATIO
------------------------------------------------------------------------------------------------------------------------------------
 1998                           303      $887,444,130        99.65%    $2,928,859        1.44x     7.1975%      124.4       71.50%
 1997                             1         3,141,599         0.35      3,141,599        1.49      8.6200       105.0       60.77
                             ------    --------------     --------
 TOTAL/WTD.AVG.                 304      $890,585,728       100.00%    $2,929,558        1.44X     7.2025%      124.3       71.46%
                                ===      ============       ======
------------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
                                   PROSPECTUS


--------------------------------------------------------------------------------
                     GS MORTGAGE SECURITIES CORPORATION II

                                    SELLER
                       COMMERCIAL MORTGAGE PASS-THROUGH
                       CERTIFICATES (ISSUABLE IN SERIES)

GS Mortgage Securities Corporation II from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of (i) mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties or (ii) certain financial leases and similar arrangements equivalent to such mortgage loans and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of GS Mortgage Securities Corporation II or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                            ---------------------
The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                            ---------------------
No secondary market will exist for a series of certificates prior its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.


                            ---------------------
INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS " BEGINNING ON PAGE 3 OF THIS PROSPECTUS. FOR EACH SERIES, SEE "RISK FACTORS " IN THE RELATED PROSPECTUS SUPPLEMENT.
                            ---------------------
The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" on page 79 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to this prospectus or the related registration statement.


                            ---------------------
This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.


                            ---------------------
December 22, 1998

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.


     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.


     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "INDEX OF DEFINED TERMS" beginning on page 82 in this prospectus.


     In this prospectus, the terms "Seller," "we," "us" and "our" refer to GS Mortgage Securities Corporation II.
                            ---------------------
     If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 85 Broad Street, New York, NY 10004 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" beginning on page 76 of this prospectus.
                             ---------------------
                               TABLE OF CONTENTS



Risk Factors ............................     3
The Prospectus Supplement ...............     5
The Seller ..............................     7
Use of Proceeds .........................     7
Description of the Certificates .........     8
The Mortgage Pools ......................    16
Servicing of the Mortgage Loans .........    20
Credit Enhancement ......................    26
Swap Agreement ..........................    29
Yield Considerations ....................    29
Certain Legal Aspects of the
 Mortgage Loans .........................    31
Federal Income Tax Consequences .........    47
State Tax Considerations ................    73
ERISA Considerations ....................    74
Legal Investment ........................    75
Plan of Distribution ....................    78
Incorporation of Certain Information
 by Reference ...........................    79
Legal Matters ...........................    80
Index of Defined Terms ..................    81

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     Your investment could be materially and adversely affected if any of the following risks are realized.


RISKS OF COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

     Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws may require modifications to properties such as the Americans with Disabilities Act, and rent control laws may limit rent collections in the case of multifamily properties. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS " "-- Certain Laws and Regulations," "-- Type of Mortgaged Property" and "-- Americans With Disabilities Act" in this prospectus.

     It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.


YOUR CERTIFICATES ARE NOT OBLIGATIONS OF ANY OTHER PERSON OR ENTITY.

     Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer only to the extent the prospectus supplement so provides.


LIMITED LIQUIDITY.

     There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that such a market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.


VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

     The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

      o  the prepayment provisions of the related mortgage notes;

      o a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

     In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

     Certain of the mortgage loans may provide for a prepayment premium if prepaid, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See "DESCRIPTION OF THE MORTGAGE POOL" in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. Such prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting prepayment or requiring prepayment premiums has been questioned as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions -- Prepayment Provisions." We cannot assure you as to the effect of such prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

     The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

     Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of such mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of such mortgage loans in connection with workouts. We cannot assure you as to the borrowers' abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in such shortfalls.


CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

     The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and the value of, the mortgaged properties securing the mortgage loans. For example, state law determines:

      o  what proceedings are required for foreclosure;

      o whether the borrower and any foreclosed junior lienors may redeem the property;

      o  whether and to what extent recourse to the borrower is permitted; and

      o what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

     In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable, such as prepayment provisions, due-on-sale and acceleration provisions. Installment contracts and financial leases also may be subject to similar legal requirements. See "CERTAIN LEGAL

ASPECTS OF THE MORTGAGE LOANS" in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of such laws may create delays and shortfalls in payments to certificateholders.


ENVIRONMENTAL LAW CONSIDERATIONS.

     Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental assessment of the mortgaged property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

     Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, the law in certain of these jurisdictions is presently unclear as to whether and under what circumstances such costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for such costs in certain circumstances as the "owner" or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Environmental Risks."


RISK OF EARLY TERMINATION.

     The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of such termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.


                           THE PROSPECTUS SUPPLEMENT

     The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

    o any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

    o whether the trust will be treated for federal income tax purposes as one or more grantor trusts, FASITs or REMICs;

    o  the identity of each class within such series;

    o the initial aggregate principal amount, the interest rate (or the method for determining such rate) and the authorized denominations of each class of offered certificates;

    o certain information concerning the mortgage loans relating to such series, including the principal amount, type and characteristics of such mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

    o  the identity of the master servicer;

    o the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

    o the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

    o the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

    o the final scheduled distribution date of each class of offered certificates;


    o the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

    o the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

    o  the extent of subordination of any subordinate certificates;

    o for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to such series were prepaid at various assumed rates;

    o  the distribution dates for each class of offered certificates;

    o the representations and warranties to be made by us or another entity relating to the mortgage loans;

    o information with respect to the terms of the subordinate certificates or residual certificates, if any;

    o additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding such provider or counterparty;


    o  additional information with respect to the plan of distribution;

    o whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company (the "Depository") or another depository;

    o if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including affiliates, representing 20% or more of the aggregate principal balance of the mortgage loans in such trust fund, financial statements for such mortgaged properties as well as specific information with respect to such mortgage loans, mortgaged properties and, to the extent material, leases and additional information concerning any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such mortgaged properties and the concentration of credit risk thereon;

    o if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including affiliates thereof, representing 10% or more, but less than 20%, of the aggregate principal balance of the mortgage loans in such trust fund, selected financial information with respect to such mortgaged properties as well as, to the extent material, specific information with respect to any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such mortgaged properties and the concentration of credit risk thereon;

    o if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

    o if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region thereof experiencing economic difficulties which may have a material effect on such mortgaged properties;

    o if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in such jurisdiction and the summary of general legal aspects of mortgage loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in this prospectus;

    o the rating assigned to each class of offered certificates by the applicable nationally recognized statistical rating organization or organizations; and

    o whether any class of offered certificates qualifies as "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under "LEGAL INVESTMENT" in this prospectus.


                                  THE SELLER


     GS Mortgage Securities Corporation II (the "Seller") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the trust funds.


     Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for such series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase of the mortgage loans by the Seller, if specifically set forth in such Agreement.


     The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                USE OF PROCEEDS


     The Seller intends to apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the related prospectus supplement to acquire the mortgage loans relating to such series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Seller for mortgage loans.

                       DESCRIPTION OF THE CERTIFICATES*

     The certificates of each series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement")** to be entered into among the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration Statement of which this prospectus is a part or in such other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered thereby and any additional provisions of the related Agreement.

     At the time of issuance, it is anticipated that the offered certificates of each series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of such rating organizations specified in the related prospectus supplement as rating the offered certificates of the related series at the request of the Seller is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.


GENERAL

     The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for such series. The assets in the trust (collectively, the "Trust Fund") for each series will consist of the following, to the extent provided in the Agreement:

       (i) the pool of mortgage loans conveyed to the Trustee pursuant to the Agreement;

     (ii) all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement;

     (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans; and

     (iv) such other assets or rights, such as a Funding Note, as are described in the related prospectus supplement.

     In addition, the Trust Fund for a series may include various forms of credit enhancement, such as, but not limited to, insurance policies on the mortgage loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more reserve funds or other arrangements acceptable to each Rating Agency rating the offered certificates. See "CREDIT ENHANCEMENT " in this prospectus. Such other assets, if any, will be described more fully in the related prospectus supplement.


----------
* Whenever in this Prospectus the terms "certificates," "trust fund" and "mortgage pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

** In the case of a Funding Note (as described below), some or all of the provisions described herein as being part of the Agreement may be found in other contractual documents connected with such Funding Note, such as a collateral indenture or a separate servicing agreement, and the term "Agreement" as used in this Prospectus will include such other contractual documents. The Prospectus Supplement for a series in which a Funding Note is used will describe such other contractual documents and will indicate in which documents various provisions mentioned in this Prospectus are to be found and any modifications to such provisions.

     The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. For example, if so indicated in the prospectus supplement, at the time the mortgage loans are to be acquired from a third party and conveyed to the Trust Fund, the third party may establish a bankruptcy-remote special-purpose entity or a trust, to which the mortgage loans will be conveyed and which in turn will issue to the Trustee a debt instrument collateralized by, having recourse only to, and paying through payments (which may be net of servicing fees and any retained yield) from, the mortgage pool (a "Funding Note"), and such debt instrument may be conveyed to the Trust Fund as the medium for holding the mortgage pool.

     If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of such classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of such series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

     The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

       (i) mortgage principal prepayment effects on the weighted average lives of such classes;

      (ii) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

     (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

     If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in such prospectus supplement.

     If the certificates of a class are transferable only on the books of the Depository, no person acquiring such a certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing such certificate except in the limited circumstances described in the related prospectus supplement. Instead, such certificates will be registered in the name of a nominee of the Depository, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository, as described herein. The Seller has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any such certificates that are in book-entry form.

     If the certificates of a class are transferable only on the books of the Depository, each beneficial owner's ownership of such a certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of such Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to such book-entry certificates, may be limited due to the lack of a physical certificate for such book-entry certificates.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

     If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Seller and the Trustee as the owner of such certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of such record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with such procedures in order to exercise their voting rights through the Depository.

     Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     The information herein concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness thereof.

     In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to such depository and its book-entry facilities in such prospectus supplement.


DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the certificates of each series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related prospectus supplement) on the day (the "Distribution Date") specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such series maintained by the Trustee, by wire transfer or by such other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the

Certificateholders of such final distribution, or in such other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

     With respect to each series of certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect thereof) received by the Trustee after a date specified in the related prospectus supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

     The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which such losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.


ACCOUNTS

     It is expected that the Agreement for each series of certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

     It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

     (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

       (2) all payments on account of interest on the mortgage loans and all Prepayment Premiums;

     (3) all proceeds from any insurance policy relating to a mortgage loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

     (4) all proceeds from the liquidation of a mortgage loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property");

     (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain;

     (6) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

     (7) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established therefor); and

     (8) any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for such expenses.

     The Special Servicer, if any, will be required to remit immediately to the Master Servicer or the Trustee any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment Premium" means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

     As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account to, among other things:

     (i) remit certain amounts for the related Distribution Date into the Distribution Account;

     (ii) to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

     (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

     (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if applicable, the Special Servicer, as described in the Agreement.

     The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

     It is expected that the Agreement for each series of certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

     (i) make remittances to the Collection Account as required by the Agreement;

     (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

     (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

     "Permitted Investments" will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

     As described in the related prospectus supplement for a series of certificates where the underlying mortgage loans are held through a Funding Note, some of the accounts described above may be held by the issuer or collateral trustee of such Funding Note.

AMENDMENT

     The Agreement for each series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders:

     (i) to cure any ambiguity;

     (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein;

     (iii) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

     (iv) for such other reasons specified in the related prospectus supplement.

     To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties thereto with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or such other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may, among other things:

    o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

    o reduce the aforesaid percentage of certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all certificates then outstanding;

    o  alter the servicing standard set forth in the related Agreement.

     Further, the Agreement for each series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"), a "financial asset securitization investment trust" (a "FASIT") or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.


     The Agreement relating to each series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such series to fail to qualify as a REMIC, FASIT or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

     The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.


TERMINATION

     As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

     (i) the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

     (ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

     (iii) the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

     (iv) mutual consent of the parties and all Certificateholders.

     With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.


REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution for each series, the Trustee (or such other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth such information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

     (i) information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

     (ii) updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

     (iii) financial information relating to the underlying Mortgaged
   Properties;

     (iv) information with respect to delinquent mortgage loans;

     (v) information on mortgage loans which have been modified; and

     (vi) information with respect to REO Properties.

     The Master Servicer or the Trustee will be required to mail to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, such reports may be sent to beneficial owners identified to the Master Servicer or the Trustee. Such reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. See "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders" in this prospectus. We will file or cause to be filed with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to each Trust Fund as are required under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports that we have filed with the Commission pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system and, therefore, should be available at the Commission's site on the World Wide Web.


THE TRUSTEE


     The Seller will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

                              THE MORTGAGE POOLS


GENERAL

     Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of or financial leases and other similar arrangements equivalent to such mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Each such mortgage loan, lease or Installment Contract is herein referred to as a mortgage loan.

     Mortgage loans will be of one or more of the following types:

     1. mortgage loans with fixed interest rates;

     2. mortgage loans with adjustable interest rates;

     3. mortgage loans with principal balances that fully amortize over their remaining terms to maturity;

     4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

     5. mortgage loans that provide for recourse against only the Mortgaged Properties;

     6. mortgage loans that provide for recourse against the other assets of the related borrowers; and

     7. any other types of mortgage loans described in the related prospectus supplement.

     Certain mortgage loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

     Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents" in this prospectus.

     Certain mortgage loans may provide for "equity participations" which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of such loans. In such event, the amount of such holdback may be deposited by the Seller into an escrow account held by the Trustee as provided in the related prospectus supplement.

     The mortgage loans generally will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer. Any such insurance or guarantee, if any, will be specifically described in the related prospectus supplement.

     The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

     (i) the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

     (ii) the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

     (iii) the interest rate or range of interest rates of the mortgage loans and the weighted average Mortgage Interest Rate of the mortgage loans;

     (iv) the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

     (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

     (vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

     (vii) the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

     (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

     (ix) the debt service coverage ratios relating to the mortgage loans;

     (x) information with respect to the prepayment provisions, if any, of the mortgage loans;

     (xi) information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

     (xii) payment delinquencies, if any, relating to the mortgage loans. If specified in the related prospectus supplement, the Seller may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In such case, the Seller may disclose the above-specified information by mortgage loan group.

     In the event that the mortgage loans consist of financial leases or Installment Contracts, the related prospectus supplement will provide appropriate specific information analogous to that described above.

     In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Seller will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each series of certificates (each, a "Closing Date"), as specified in the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.


UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

     The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of such mortgage loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to such mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which such mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

     The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of such mortgage loans prior to their inclusion in the mortgage pool.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the certificates of each series, the Seller will cause the mortgage loans (or, in the case of a structure using a Funding Note, the Funding Note) to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to such mortgage loans (or Funding Note), other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

     In addition, the Seller will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:

     (i) the mortgage note, endorsed to the order of the Trustee without recourse;

     (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement;

     (iii) any assumption, modification or substitution agreements relating to the mortgage loan;

     (iv) a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the mortgage loan;

     (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

     (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of such UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

     (vii) such other documents as may be described in the Agreement (such documents, collectively, the "Mortgage Loan File").

     Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording, and the Master Servicer will cause the original of each such document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

     The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related mortgage loan or such other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure such defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in such prospectus supplement at a price specified therein, expected to be generally equal to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or such other party as specified in the related Agreement) in respect of such mortgage loan (the "Repurchase Price"). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

     The related prospectus supplement will describe procedures for the review and holding of mortgage loans in the case of a structure using a Funding Note.


REPRESENTATIONS AND WARRANTIES

     To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of such mortgage loan and such representations and warranties will have been assigned to the Trustee and/or the Seller will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Such representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any such representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure such breach in all material respects within the time period specified in such prospectus supplement, to replace the affected mortgage loan with a Substitute Mortgage Loan or Loans or to repurchase such mortgage loan at a price specified therein, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce such obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Subject to the ability of the Responsible Party or the Seller to cure such breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, such repurchase obligation will constitute the sole remedy available to the Certificateholders of such series for a breach of a representation or warranty by the Responsible Party or the Seller.

     The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

     If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee mortgage loans ("Substitute Mortgage Loans") in substitution for any one or more of the mortgage loans ("Defective Mortgage Loans") initially included in the Trust Fund (or in the mortgage pool underlying a Funding Note) but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will:

     (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

     (ii) have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage Loan;

     (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

     (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

     If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. Such other entity will generally have the same obligations with respect to such representations and warranties as the Responsible Party or the Seller as more fully described in the prospectus supplement.


                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The prospectus supplement related to a series will identify the master servicer (the "Master Servicer") to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Seller and its affiliates.

     If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in such prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

     (a) negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under "--Modifications, Waivers and Amendments" below;

     (b) foreclosing on such Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

     (c) supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

     The Special Servicer may have other business relationships with the Seller and its affiliates.

     If specified in the prospectus supplement for a series of certificates, certain of the duties specified in this prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

     The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. Such sub-servicers may have other business relationships with the Seller and its affiliates.


SERVICING STANDARDS

     The Master Servicer and, except when acting at the direction of any Operating Advisor, the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the classes of the related series of certificates and any conflicts of interest involving it), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers. If so specified in the related prospectus supplement, the Master Servicer and Special Servicer, if any, may also be required to service and administer the mortgage loans in the best interest of an insurer or guarantor or in accordance with the provisions of a related Funding Note.


OPERATING ADVISOR

     If so specified in the related prospectus supplement, an advisor (the "Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.


COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

     It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of such mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer, or such other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.


INSURANCE

     The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing such mortgage loan or the outstanding principal balance owing on such mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

     The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

     The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining any such insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest thereon, as provided by the Agreement.

     Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a "Servicing Fee" (as defined in the related prospectus supplement). The exact amount or method of calculating such Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

     In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts" in this prospectus) and, except to the extent such income is required to be paid to the related borrowers, the escrow account.

     If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

     The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which such fee will be paid will be described in the prospectus supplement for the related series.

     In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the related prospectus supplement.


ADVANCES

     The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any such Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make such an Advance only to the extent that the Master Servicer has determined that such Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

     If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer's Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any such full or partial prepayment received from the date of receipt thereof to the next succeeding scheduled payment date.



MODIFICATIONS, WAIVERS AND AMENDMENTS

     If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without such consent will be specified in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to such additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made such other determination described in the related prospectus supplement. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the prospectus supplement and Agreement for the related series.

     The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.


EVIDENCE OF COMPLIANCE

     The Agreement for each series will provide that the Master Servicer and the Special Servicer, if any, at their own expense, each will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance with the Agreement by the Master Servicer or Special Servicer, as the case may be.

     In addition, the Agreement will provide that the Master Servicer and the Special Servicer, if any, each will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof, and, in the case of a series of certificates as to which a REMIC or FASIT election has been made, whether the Master Servicer or the Special Servicer, as the case may be, has received a challenge from the Internal Revenue Service as to the status of the Trust Fund as a REMIC or FASIT.


CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

     The Agreement for each series will provide that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any such person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

     Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties thereunder is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No such resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No such resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

     The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.


EVENTS OF DEFAULT

     Events of default (each, an "Event of Default") with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

     (i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

     (ii) with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

     (iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of such failure has been given to the applicable party;

     (iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     (v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

     (vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

     As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified therein shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, whereupon the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.


                              CREDIT ENHANCEMENT


GENERAL

     If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes thereof or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of such series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies, the use of cross-support features or another method of credit enhancement described in the related prospectus supplement, or any combination of the foregoing.

     Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest thereon only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of
(a) the amount payable under such credit enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such prospectus supplement. In addition, if the Certificateholders of such series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such provider.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to such rights of the Holders of senior certificates (the "Senior Certificates") to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

     A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

     The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.


CROSS-SUPPORT FEATURES

     If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.


LETTER OF CREDIT

     If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in such prospectus supplement (the "Letter of Credit Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates (the "Letter of Credit Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the certificates of the applicable series.


CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the applicable series.


RESERVE FUNDS

     If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Seller may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of such series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in such amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

     Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Seller or such other person specified in the related prospectus supplement. Any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from


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

such investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.


                                SWAP AGREEMENT

     If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described therein. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to such series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement. In addition, if the Certificateholders of such series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such counterparty. A swap agreement may include one or more of the following types of arrangements, or another arrangement described in the related prospectus supplement.

     Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

     Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

     Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

     Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.



                             YIELD CONSIDERATIONS


GENERAL

     The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which such certificates are purchased, the amount and timing of any delinquencies and losses incurred by such class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in such payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, whereas delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions" in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.


PREPAYMENT AND MATURITY ASSUMPTIONS

     The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities ("Balloon Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions" in this prospectus.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of such series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

     There can be no assurance that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the mortgage loans, the rate of prepayment can be expected to increase.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating thereto.


MORTGAGES AND DEEDS OF TRUST GENERALLY

     The mortgage loans (other than financial leases and Installment Contracts) for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

     Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee's or beneficiary's knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording does not establish priority over certain mechanic's liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "-- Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.


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

INSTALLMENT CONTRACTS

     The mortgage loans for a series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


FINANCIAL LEASES

     The mortgage loans for a series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (hereinafter referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related Agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related prospectus supplement will describe the specific legal incidents of any financial leases that are included in the mortgage loan pool for a series.


RIGHTS OF MORTGAGEES OR BENEFICIARIES

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating such necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and /or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "-- Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in May 1994. The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of such property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "-- Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining such properties at foreclosure. Such taxes could be substantial.

     Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the applicable REMIC provisions.


STATE LAW LIMITATIONS ON LENDERS

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. Such rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "-- Rights of Redemption" below.

     Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting such security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may thereafter be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "-- Anti-Deficiency Legislation; Bankruptcy Laws" below.


ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states, failure to perform any remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states, such lien has priority over the lien of an existing mortgage against such property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of a ... facility, holds indicia of ownership primarily to protect his security interest" (the "secured creditor exemption").

     Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") defines the term "participating in management" to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

     The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. A Phase I assessment generally involves identification of recognized environmental conditions based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "-- Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.


RIGHTS OF REDEMPTION

     In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of such expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.


ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

     Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "-- Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the Trustee for the benefit of Certificateholders.

Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of such partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.


STATUTORY LIABILITIES

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws may impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Prepayment Provisions

     Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "-- Applicability of Usury Laws" below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some mortgage loans do require such fees, such fees may not necessarily deter borrowers from prepaying their mortgage loans.

     Due-on-Sale Provisions

     The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, in situations relating primarily to residential properties, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such mortgage loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Acceleration on Default

     Some of the mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

     Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

     Soldiers' and Sailors' Relief Act

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an individual borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to mortgage loans for a series may be owned by borrowers who are individuals currently in the military. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


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

     Forfeitures in Drug and RICO Proceedings

     Federal law permits the government to seize real property that has been purchased with the proceeds of certain crimes (including drug trafficking, racketeering, money laundering, and fraud affecting financial institutions), and real property that has been used to facilitate certain crimes (including drug trafficking and money laundering). Forfeitures of real property usually are accomplished through criminal or civil judicial proceedings. In a criminal proceeding, forfeiture is imposed as a form of punishment following conviction of the property owner. Under certain circumstances, the government may even seize the defendant's real property before a conviction. In a civil forfeiture, the government brings an action against the real property, rather than the wrongdoer, based on the legal fiction that the property itself has been tainted by crime.

     The government must publish notice of the forfeiture proceeding and may give direct notice to all parties known to have an alleged interest in the property, including holders of mortgage loans. A mortgage lender may avoid forfeiture of its interest in the property if it can establish that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender did not know of or consent to the underlying unlawful conduct. The U.S. Department of Justice has adopted an expedited settlement policy designed to resolve the claims of lienholders holding mortgages against properties that are subject to forfeiture.


APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion as part of the Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.


LEASES AND RENTS

     Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.


SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans for a series may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such mortgage loan is included in a given Trust Fund, the Master Servicer or, if such mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or such other party as indicated in the Agreement), on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:
(i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following represents the opinion of Cadwalader, Wickersham & Taft, special counsel to the Seller, as to the matters discussed herein. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury") on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a certificate.

     This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under "-- Federal Income Tax Consequences for REMIC Certificates" and as a grantor trust under "-- Federal Income Tax Consequences for Certificates as to which No REMIC Election is Made." If an election is made instead to treat a Trust Fund as a FASIT, the applicable federal income tax consequences will be discussed in the related prospectus supplement.


            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


GENERAL

     With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft has advised the Seller that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. This opinion will be filed as an Exhibit to the Form 8-K filed with the Commission relating to such series of certificates. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "-- Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below. For purposes of this discussion, unless otherwise specified, the term "mortgage loans" will be used to refer to mortgage loans and Installment Contracts.


STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care" (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent "qualified mortgages," within the meaning of Code Section 860G(a)(3), for other REMICs and "permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.


QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "-- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either
(i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES


  General

     In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.


  Original Issue Discount

     Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994 (the "OID Regulations"), as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular

Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Seller as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Seller intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to such classes and either an increase or decrease in the daily portions of original issue discount with respect to such classes.

     In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of such certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of such class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such class and by reducing the adjusted issue price of such class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of such class that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.


  Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "-- Election to Treat All Interest Under the Constant Yield Method " below.


  Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more such variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.


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

     Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.


  Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method"
 below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "-- Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

  Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Final Treasury Regulations issued under Code
Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.


SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period. Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers (39.6%) for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a maximum tax rate of 20% for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


  Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all mortgage loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES


  Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such

Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.


  Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "-- Taxation of REMIC Income" , the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "-- Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "-- Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


  Treatment of Certain Items of REMIC Income and Expense

     Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular


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

Certificates as described above under "-- Taxation of Regular Certificates -- Original Issue Discount " and "-- Variable Rate Regular Certificates" , without regard to the de minimis rule described therein, and "-- Taxation of Regular Certificates -- Premium" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "-- Taxation of Regular Certificates -- Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.


  Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined


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

below under "-- Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" ), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "-- Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.


  Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.


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

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "-- Taxation of Certain Foreign Investors" ) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or


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

collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under "-- Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


  Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "-- Taxation of Residual Certificates -- Basis and Losses" ) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


  Mark-to-Market Regulations

     Prospective purchasers of the Residual Certificates should also be aware that on January 3, 1995, the Service issued final regulations (the "Mark-to-Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL


  Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

  Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.


  Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Trustee as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to annual adjustments for post-1991 inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case


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

of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All such expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.


TAXATION OF CERTAIN FOREIGN INVESTORS


  Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of


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tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.


  Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "-- Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "-- Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.


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

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "-- Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "-- Status of REMIC Certificates."


               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

     General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). This opinion will be filed as an Exhibit to the Form 8-K filed with the Commission relating to such series of certificates. Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "-- Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of


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

computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "-- Stripped Certificates" and "-- Recharacterization of Servicing Fees," respectively.


  Tax Status

     In the opinion of Cadwalader, Wickersham & Taft, Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
   Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. A certificate owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of the trust estate consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).


  Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. It is anticipated that no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original


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

issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of such accrual.


  Recharacterization of Servicing Fees

     If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "-- Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "-- Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


  Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the


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

aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


STRIPPED CERTIFICATES


  General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates".

     The certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "-- Standard Certificates -- Recharacterization of Servicing Fees" above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates -- Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "-- Standard Certificates -- General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation


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

or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and
(ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code
Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "-- Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any such market discount would be reportable as described under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.


  Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment. The application of such Code provisions to buy-down mortgage loans is uncertain. See "-- Standard Certificates -- Tax Status" above.


  Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "-- General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and " --Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "-- General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at


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

maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.


     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING


     It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates such reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding" above.


TAXATION OF CERTAIN FOREIGN INVESTORS


     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.



     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates."


                           STATE TAX CONSIDERATIONS


     In addition to the Federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") , imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to such Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the
Code) with respect to Code Plans.

     Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.


PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Seller, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates thereof might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan. If so, the acquisition or holding of certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to such assets, the Seller, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," it is possible that an ERISA Plan's investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor the Code defines the term "plan assets."

     The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans,


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

employee benefit plans not subject to ERISA (for example, governmental plans) and entities whose underlying assets include plan assets by reason of a Plan's investment therein, but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of a Plan's investment in any certificates, such plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to such possibility.



UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

     The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX CONSEQUENCES -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates."

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

     THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


                               LEGAL INVESTMENT


THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT

     The prospectus supplement for each series will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     A class or classes of certificates of a series will constitute "mortgage related securities" for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a series evidencing interests in a Trust Fund consisting


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

of loans secured by first liens on real property and originated by certain types of originators as specified in SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered depository institutions and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of
Section 347 that was made, and shall not acquire the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, investors affected by any such state legislation, when and if enacted, will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include, among other things, certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.


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

     All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") , the Federal Deposit Insurance Corporation (the "FDIC") , the OCC and the Office of Thrift Supervision (the "OTS"), effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth the general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through certificates and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     ACCORDINGLY, INVESTORS WHOSE INVESTMENT ACTIVITIES ARE SUBJECT TO LEGAL INVESTMENT LAWS AND REGULATIONS, REGULATORY CAPITAL REQUIREMENTS OR REVIEW BY REGULATORY AUTHORITIES SHOULD CONSULT WITH THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER, AND TO WHAT EXTENT, THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR SUCH INVESTORS AND, IF APPLICABLE, WHETHER SMMEA HAS BEEN OVERRIDDEN IN ANY JURISDICTION RELEVANT TO SUCH INVESTOR.


THE APPRAISAL REGULATIONS

     Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") , the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. Section Section 225.61-225.67), national banks (12 C.F.R. Section Section 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered hereby, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each such loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

     No assurance can be given that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, such information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of such regulations on their ability to invest in a particular series of certificates.


                             PLAN OF DISTRIBUTION

     The certificates offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each such series of certificates will describe the method of offering of such series of certificates, including the initial public offering or purchase price of each class of certificates or the method by which such price will be determined and the net proceeds to the Seller of such sale.

     The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

     1. By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

     2. By placements by the Seller with investors through dealers; and

     3. By direct placements by the Seller with investors.

     As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment thereof. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in such prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named therein. The Seller is an affiliate of Goldman, Sachs & Co. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of certificates will be obligated to purchase all such certificates if any are purchased. The Seller and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale thereof may offer and sell, pursuant to this prospectus and a related prospectus supplement, such classes directly, through one or more underwriters to be designated at the time of the offering of such certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any such offer and sale of certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to such certificates and the members of the underwriting syndicate, if any, will be named in such prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by such unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in such offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such selling Certificateholder's offering of such certificates may receive compensation in the form of underwriting discounts or commissions from such selling Certificateholder, and such dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     If the certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of such certificates. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to such series.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Goldman, Sachs & Co. in connection with offers and sales of the offered certificates in certain market-making transactions at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from such transactions. Goldman, Sachs & Co. may act as principal or agent in such transactions.


                     INCORPORATION OF CERTAIN INFORMATION
                                 BY REFERENCE

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the offered certificates of a series will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in this prospectus (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, 85 Broad Street, New York, New York 10004 (phone: 212/902-1000).

     This prospectus and the prospectus supplement for each series are parts of our Registration Statement. This prospectus does not contain, and the related prospectus supplement will not contain, all


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

of the information in our Registration Statement. For further information, please see our Registration Statement and the accompanying exhibits which we have filed with the Commission. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the Commission upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 85 Broad Street, SC Level, New York, New York 10004 (phone: 212/902-1171), Attention: prospectus Department.


                                 LEGAL MATTERS


     The validity of the certificates offered hereby and certain federal income tax matters will be passed upon for the Seller by Cadwalader, Wickersham & Taft or by other counsel identified in the related prospectus supplement.

                             INDEX OF DEFINED TERMS




                                                PAGE
                                             -------
1986 Act .................................       50
1998 Policy Statement ....................       77
ADA ......................................       46
Advances .................................       23
Agreement ................................        8
Appraisal Regulations ....................       77
Balloon Payments .........................       30
Bankruptcy Code ..........................       34
CERCLA ...................................       37
Certificateholder ........................       47
Certificateholders .......................       10
Closing Date .............................       17
Code .....................................       47
Code Plans ...............................       74
Collection Account .......................       11
Commission ...............................       14
Cut-Off Date .............................       11
Defective Mortgage Loans .................       19
Department ...............................       74
Depository ...............................        6
Disqualified Organization ................       61
Distribution Account .....................       11
Distribution Date ........................       10
EDGAR ....................................       15
Environmental Condition ..................       36
ERISA ....................................       74
ERISA Plans ..............................       74
Event of Default .........................       25
Exchange Act .............................       15
FASIT ....................................       13
FDIC .....................................       77
Federal Reserve Board ....................       77
Financial Intermediary ...................       10
FIRREA ...................................       77
FIRREA Appraisal .........................       77
Form 8-K .................................       17
Funding Note .............................        9
Garn-St Germain Act ......................       42
Holders ..................................       10
Installment Contracts ....................       16
Insurance Proceeds .......................       11
Interest Rate Caps .......................       29
Interest Rate Collars ....................       29
Interest Rate Floors .....................       29
Interest Rate Swap .......................       29
Lender Liability Act .....................       37
Letter of Credit Bank ....................       27
Letter of Credit Percentage ..............       28


                                                PAGE
                                             -------
Liquidation Proceeds .....................       11
Mark-to-Market Regulations ...............       63
Master Servicer ..........................       20
Master Servicer Remittance Date ..........       12
Mortgage Loan File .......................       18
Mortgage Loan Schedule ...................       18
Mortgaged Property .......................       16
Mortgages ................................       16
NCUA .....................................   45, 76
New Regulations ..........................       65
Non-SMMEA Certificates ...................       75
Non-U.S. Person ..........................       65
OCC ......................................       76
OID Regulations ..........................       50
Operating Advisor ........................       21
OTS ......................................       77
Pass-Through Entity ......................       61
Permitted Investments ....................       13
Plans ....................................       74
Prepayment Assumption ....................       51
Prepayment Premium .......................       12
Property Protection Expenses .............       12
Random Lot Certificates ..................       50
Rating Agency ............................        8
Regular Certificateholder ................       50
Regular Certificates .....................       47
Regulations ..............................       74
Relief Act ...............................       43
REMIC ....................................       13
REMIC Certificates .......................       47
REMIC Pool ...............................       47
REMIC Regulations ........................       47
REO Account ..............................       12
REO Property .............................       11
Repurchase Price .........................       19
Residual Certificateholders ..............       57
Responsible Party ........................       18
SBJPA of 1996 ............................       48
Securities Act ...........................        7
Seller ...................................        7
Senior Certificates ......................       27
Service ..................................       49
Servicing Fee ............................       23
Simple Interest Loans ....................       16
SMMEA ....................................       75
Special Servicer .........................       20
Specially Serviced Mortgage Loans                20
Standard Certificateholder ...............       67

                                        PAGE
                                       -----
Standard Certificates ..............     67
Stripped Certificateholder .........     71
Stripped Certificates ..............     70
Subordinate Certificates ...........     27
Substitute Mortgage Loans ..........     19
Title V ............................     44
Title VIII .........................     45


                                        PAGE
                                       -----
Treasury ...........................     47
Trust Fund .........................      8
Trustee ............................     15
Underwriter's Exemption ............     75
U.S. Person ........................     62
Voting Rights ......................     26

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                     GS MORTGAGE SECURITIES CORPORATION II
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1999-C1


                  IMPORTANT NOTICE TO ALL POTENTIAL INVESTORS


  The file on this diskette contains the 'Certain Characteristics of the Mortgage Loans' and 'Multifamily' Schedule in Microsoft Excel Version 5.0 format. The information contained in this diskette appears elsewhere in paper form in this Prospectus Supplement and must be considered part of, and together with, the information contained elsewhere in the Prospectus Supplement and the Prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this Prospectus and Prospectus Supplement. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. The information contained in this diskette has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. IF THIS DISKETTE WAS NOT RECEIVED IN A SEALED PACKAGE, THERE CAN BE NO ASSURANCES THAT IT REMAINS IN ITS ORIGINAL FORMAT AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE. PROSPECTIVE INVESTORS MAY CONTACT ROLF EDWARDS OF GOLDMAN, SACHS & CO. AT (212) 902-5637 TO RECEIVE AN ADDITIONAL COPY OF THE DISKETTE.

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "GSMSCII.xls". The file "GSMSCII.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.


     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "Characteristics." To view the multifamily schedule data, "click" on the worksheet labeled "Multifamily Schedule."


----------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.


                               TABLE OF CONTENTS



                     PROSPECTUS SUPPLEMENT
                                                           PAGE
                                                          ------
Table of Contents .....................................     S-3
Summary of Prospectus Supplement ......................     S-7
Risk Factors ..........................................    S-18
Description of the Mortgage Pool ......................    S-35
Description of the Offered Certificates ...............    S-42
Yield, Prepayment and Maturity Considerations .........    S-58
The Pooling Agreement .................................    S-71
Use of Proceeds .......................................    S-92
Certain Legal Aspects of the Mortgage Loans ...........    S-92
Federal Income Tax Consequences .......................    S-94
State Tax Considerations ..............................    S-96
ERISA Considerations ..................................    S-96
Legal Investment ......................................    S-97
Underwriting ..........................................    S-98
Legal Matters .........................................    S-98
Ratings ...............................................    S-99
Index of Significant Definitions ......................    S-100
Annex A--Certain Characteristics of the Mortgage
  Loans ...............................................     A-1
Annex B--Representations and Warranties ...............     B-1
Annex C--Form of Statement to Certificateholders ......     C-1
Annex D--Structural and Collateral Term Sheet .........     D-1

                     PROSPECTUS

Table of Contents .....................................    2
Risk Factors ..........................................    3
The Prospectus Supplement .............................    5
The Seller ............................................    7
Use of Proceeds .......................................    7
Description of the Certificates .......................    8
The Mortgage Pools ....................................   16
Servicing of the Mortgage Loans .......................   20
Credit Enhancement ....................................   26
Swap Agreement ........................................   29
Yield Considerations ..................................   29
Certain Legal Aspects of the Mortgage Loans ...........   31
Federal Income Tax Consequences .......................   47
State Tax Considerations ..............................   73
ERISA Considerations ..................................   74
Legal Investment ......................................   75
Plan of Distribution ..................................   78
Incorporation of Certain Information by Reference .....   79
Legal Matters .........................................   80
Index of Defined Terms ................................   81

       Until April 9, 1999, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                                 $779,262,000


                                 (Approximate)



                                  GS MORTGAGE

                           SECURITIES CORPORATION II
                                  (AS SELLER)



                       Commercial Mortgage Pass-Through
                          Certificates Series 1999-C1



 Class A-1 Certificates .........   $165,650,000
 Class A-2 Certificates .........   $455,533,000
 Class X Certificates ...........   $890,585,728
 Class B Certificates ...........   $ 42,303,000
 Class C Certificates ...........   $ 44,529,000
 Class D Certificates ...........   $ 57,888,000
 Class E Certificates ...........   $ 13,359,000

             -----------------------------------------------------
                             PROSPECTUS SUPPLEMENT
             -----------------------------------------------------
                              GOLDMAN, SACHS & CO.



                               NORWEST INVESTMENT

                                SERVICES, INC.